UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒                      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

HIGHPOWER INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Highpower International Inc. common stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies:

15,687,533 shares of common stock (including shares subject to restricted stock units and shares of restricted stock) and 692,080 shares of common stock underlying outstanding employee stock options with an exercise price of less than $4.80 per share

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $9,170.67 was determined by multiplying 0.0001212 by the aggregate merger consideration of $75,665,576.64. The aggregate merger consideration was calculated as the sum of (i) the product of (a) 15,687,533 outstanding shares of common stock (including shares of restricted stock) as of August 13, 2019 to be acquired in the Merger, multiplied by (b) the per share merger consideration of $4.80, plus (ii) the product of (x) 692,080 shares of common stock underlying outstanding employee stock options with an exercise price of $4.80 or less, multiplied by (y) $0.53, representing the difference between the $4.80 per share merger consideration and the $4.27 weighted average exercise price of such options.

(4)	Proposed maximum aggregate value of transaction: $75,665,576.64

(5)	Total fee paid: $9,170.67

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED AUGUST 14, 2019

[            ], 2019

To the Stockholders of Highpower International, Inc.:

You are cordially invited to attend a special meeting of the stockholders of Highpower International, Inc., a Delaware corporation (“Highpower,” the “Company,” “we,” “our” or “us”), which we will hold at the Company’s principal executive offices located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China on [                         ], 2019 at [         ] China Standard Time.

At the special meeting, holders of shares of our common stock, par value $0.0001 per share (“Common Stock”), will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), and the Company. Pursuant to the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, and each share of Common Stock outstanding immediately prior to the effective time of the Merger, other than shares of Common Stock held by (1) Messrs. Dang Yu (George) Pan, Wen Liang Li or Wen Wei Ma or their respective affiliates, (2) Parent, the Company or any of their respective subsidiaries or (3) stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will be canceled and converted into the right to receive $4.80 in cash, without interest, less any applicable withholding taxes (the “Per Share Merger Consideration”).

The board of directors of the Company (the “Board”) formed a committee (the “Special Committee”) consisting solely of two independent and disinterested directors of the Company to evaluate the Merger and other viable alternative transactions available to the Company. The Special Committee unanimously determined that the terms and conditions of the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company’s stockholders, and unanimously recommended that the Board (1) determine that it is in the best interests of the Company and its stockholders, and declare it advisable, for the Company to enter into the Merger Agreement, (2) approve the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (3) recommend that the Company’s stockholders vote for the adoption of the Merger Agreement. Based in part on that recommendation, the Board (excluding Messrs. Pan and Liang Li, who did not participate in the vote due to their respective interests in the Merger) unanimously (a) determined that the terms and conditions of the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and the Company’s stockholders, (b) approved the execution and delivery of the Merger Agreement and approved the consummation of the transactions contemplated therein, including the Merger, and (c) resolved to submit to, and recommend the adoption by, the Company’s stockholders (other than Messrs. Pan, Li or Ma or Essence International Financial Holdings (Hong Kong) Limited or any of their respective affiliates) (the “Public Stockholders”) of the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the Board (excluding Messrs. Pan and Liang Li, who did not participate in the vote due to their respective interests in the Merger) unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement.

In considering the recommendation of the Board, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. As of August 13, 2019, Messrs. Pan, Liang Li and Ma (including, with respect to Mr. Pan, directly or indirectly) owned, in the aggregate, 5,050,257 shares of Common Stock (including 23,750 shares of restricted stock) (the “Rollover Shares”), or approximately 32.4% of the total number of outstanding shares of Common Stock, and have agreed, pursuant to an Equity Contribution and Voting Agreement that they entered into with Parent on June 28, 2019, to (a) vote, or cause to be voted, all of the Rollover Shares in favor of the proposal to adopt the Merger Agreement and (b) contribute to Parent, immediately prior to the consummation of the Merger, all of the Rollover Shares in exchange for direct or indirect equity interests in Parent.

We urge you to, and you should, read the accompanying proxy statement in its entirety, including the appendices, because it describes the Merger Agreement, the Merger and related agreements and provides specific information concerning the special meeting and other important information related to the Merger. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission.

Regardless of the number of shares of Common Stock you own, your vote is very important. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of (i) at least a majority of the outstanding shares of Common Stock entitled to vote thereon and (ii) at least a majority of the outstanding shares of Common Stock entitled to vote thereon held by the Public Stockholders. If you fail to vote or abstain from voting on the Merger Agreement, the effect will be the same as a vote against adoption of the Merger Agreement.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to, or do not desire to, attend the special meeting. Accordingly, we have enclosed a proxy card that will enable your shares to be voted on the matters to be considered at the special meeting even if you are unable or do not desire to attend. If you desire your shares to be voted in accordance with the Board’s recommendation, you need only sign, date and return the proxy card in the enclosed postage-paid envelope. Otherwise, please mark the proxy card to indicate your voting instructions; date and sign the proxy card; and return it in the enclosed postage-paid envelope. You also may submit a proxy card by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy to ensure that your shares will be represented at the special meeting if you are unable to attend.

We look forward to the successful completion of the Merger and thank you for your prompt attention to this important matter.

Sincerely,

Ping (David) Li

Director and Chairman of the Special Committee

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [            ], 2019, and it is first being mailed to stockholders of Highpower on or about [            ], 2019.

HIGHPOWER INTERNATIONAL, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Highpower International, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Highpower International, Inc., a Delaware corporation (“Highpower,” the “Company,” “we,” “our” or “us”), will be held at the Company’s principal executive offices located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China on [                           ], 2019 at [             ] China Standard Time, for the following purposes:

1.	to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2019, as it may be amended from time to time, (the “Merger Agreement”), by and among HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), and the Company, pursuant to which it is contemplated that Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation of the Merger;

2.	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement; and

3.	to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The holders of record of shares of our common stock, par value $0.0001 per share (“Common Stock”), at the close of business on [            ], 2019, are entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof. All stockholders of record are cordially invited to attend the special meeting in person.

As required by Section 262 of the Delaware General Corporation Law (“Section 262”), the Company is notifying all stockholders entitled to vote on the Merger that you are or may be entitled to assert appraisal rights in connection with the proposed Merger. The procedures you are required to follow in order to exercise your appraisal rights are summarized in the accompanying proxy statement in the section entitled “Rights of Appraisal” beginning on page 88, and a copy of Section 262 is included with the accompanying proxy statement as Annex C.

Your vote is important, regardless of the number of shares of Common Stock you own. The adoption of the Merger Agreement by the affirmative vote of the holders of (i) at least a majority of the outstanding shares of Common Stock entitled to vote thereon and (ii) at least a majority of the outstanding shares of Common Stock entitled to vote thereon held by stockholders (other than shares held by Messrs. Dang Yu (George) Pan, Wen Liang Li or Wen Wei Ma or Essence International Financial Holdings (Hong Kong) Limited or any of their respective affiliates) are conditions to the consummation of the Merger. The proposal to approve the adjournment of the special meeting to solicit additional proxies, if necessary or appropriate, requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the special meeting if you are unable to attend. You also may submit your proxy card by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the Merger Agreement and the proposal to approve the adjournment of the special meeting to solicit additional proxies, if necessary or appropriate. If you fail to vote or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the proposal to adopt the Merger Agreement. However, failure to vote or submit your proxy will not affect the vote regarding the proposal to approve the adjournment of the special meeting to solicit additional proxies, if necessary or appropriate, because they are not considered “votes cast” for voting purposes.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record entitled to vote, attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

If you hold your shares in street name, you may vote by following your broker’s instructions.

BY ORDER OF THE BOARD OF DIRECTORS

Shengbin (Sunny) Pan

Chief Financial Officer and

Corporate Secretary

Dated [            ], 2019

Shenzhen, China

i

ii

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SUMMARY TERM SHEET

This Summary Term Sheet discusses the material information contained in this proxy statement, including with respect to the Merger Agreement, as defined below, the Merger and the other agreements entered into in connection with the Merger. We encourage you to read carefully this entire proxy statement, including its annexes and the documents referred to or incorporated by reference in this proxy statement, as this Summary Term Sheet may not contain all of the information that may be important to you. The items in this Summary Term Sheet include page references directing you to a more complete description of that topic in this proxy statement.

All references to “dollars” and “$” in this proxy statement, including in this Summary Term Sheet, are to U.S. dollars.

The Parties Involved in the Merger (page 57)

Highpower International, Inc.

Highpower International, Inc. (“Highpower,” the “Company,” “we,” “our” or “us”) is a Delaware corporation. The Company was founded in 2001 and is an integrated clean energy supplier dedicated to research and development, manufacture and sales of Ni-MH and Li-ion rechargeable batteries, as well as energy storage systems and used battery recycling. With quality products and attentive service, Highpower has been recognized by many international top brands as one of their major suppliers. Highpower’s principal executive offices are located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China, and its telephone number is (86) 755-89686238. See “Important Information Regarding Highpower—Company Background” beginning on page 83. See also “The Parties Involved in the Merger—Highpower International, Inc.” on page 57.

Additional information about Highpower is contained in its public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” on page 102.

The Buyer Group

The Parent Parties

HPJ Parent Limited (“Parent”) is a newly formed exempted company with limited liability incorporated under the laws of the Cayman Islands. HPJ Merger Sub Corp. (“Merger Sub” and, together with Parent, the “Parent Parties”) is a newly formed Delaware corporation and a wholly-owned subsidiary of Parent. Each of the Parent Parties is an affiliate of the entities and individuals referred to as the “Buyer Group” (see “Important Information Regarding the Parent Parties and the Buyer Group” beginning on page 94) and was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”). None of the Parent Parties has engaged in any business except for activities incident to its formation and in connection with the Transactions. Parent’s registered office is at c/o Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Merger Sub’s registered office is at 251 Little Falls Drive, Wilmington, Delaware, 19808. See “Important Information Regarding the Parent Parties and the Buyer Group” beginning on page 94. See also “The Parties Involved in the Merger—The Parent Parties” on page 57.

Essence Parties

Essence International Financial Holdings Limited (“Essence Parent”) is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in securities, investment banking, asset management and venture capital investment and management business. Essence Parent is the parent company of all its subsidiaries involved in the Transactions.

Essence International Financial Holdings (Hong Kong) Limited (“Essence International Financial”) is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in investment holding business. This company is a wholly-owned subsidiary of Essence Parent and is a party to the Buyer Group Agreement (as defined below).

Essence International Advanced Products and Solutions SPC is a segregated portfolio company under the laws of the Cayman Islands and is principally engaged in investment holding business. This company is a wholly-owned subsidiary of Essence International Financial.

Essence International Advanced Products and Solutions SPC – Essence Growth Company Fund SP is a segregated portfolio formed by Essence International Advanced Products and Solutions SPC for the purposes of the Transactions. In accordance with the law of the Cayman Islands, Essence International Advanced Products and Solutions SPC segregates the assets and liabilities of its segregated portfolios from each other and from the general assets of this company. Essence International Advanced Products and Solutions SPC – Essence Growth Company Fund SP is one of the shareholders of Parent.

Essence International Capital Limited (“Essence International Capital”) is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in investment and management business. This company is a wholly-owned subsidiary of Essence Parent. Essence International Capital is participating in the Transactions as the equity sponsor.

Essence Asset Management (Hong Kong) Limited is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in asset management business. This company is a wholly-owned subsidiary of Essence Parent and is the investment advisor to Essence International Advanced Products and Solutions SPC–Essence Growth Company Fund SP.

The above-mentioned entities are collectively referred to in this proxy statement as the “Essence Parties.” None of the Essence Parties owns any shares of Common Stock of the Company. The business address and telephone number for each of the Essence Parties is 39/F., One Exchange Square, Central, Hong Kong, (852) 2213 1000. See “Important Information Regarding the Parent Parties and the Buyer Group” beginning on page 94. See also “The Parties involved in the Merger—The Parent Parties” on page 57.

Other Buyer Group Parties

Messrs. Pan, Liang Li and Ma and Advance Pride International Limited (“Advance Pride”) are also members of the Buyer Group. Mr. Pan is the chairman and chief executive officer of the Company. Mr. Liang Li is a director and stockholder of the Company. Mr. Ma is a stockholder (but not an officer or a director) of the Company. Advance Pride is a British Virgin Islands company 100% owned by Mr. Pan. Mr. Pan is the sole director of Advance Pride. The principal business of Advance Pride is making investments in public and private companies. Messrs. Pan (including indirectly through Advance Pride), Liang Li and Ma will indirectly hold approximately [  ]%, [  ]% and [  ]%, respectively, of the fully diluted equity interests of Parent as a result of the Merger, which, in turn, will own 100% of the equity interests of the Company immediately following the completion of the Merger. See “Important Information Regarding the Parent Parties and the Buyer Group” beginning on page 94. See also “The Parties involved in the Merger—The Parent Parties” on page 57.

The Purpose of the Special Meeting (page 59)

You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among Parent, Merger Sub and the Company. The Merger Agreement provides that, on the date when the certificate of merger with respect to the Merger is accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the certificate of merger (the “Effective Time”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). At the Effective Time, each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (other than the Excluded Shares (as hereinafter defined) and shares held by any of the Company’s stockholders who are entitled to and properly exercise appraisal rights (“Dissenting Shares”) under Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be converted into the right to receive $4.80 in cash, without interest, less any applicable withholding taxes (the “Per Share Merger Consideration”), whereupon all such shares will be automatically canceled upon the conversion thereof and will cease to exist, and the holders of such shares will cease to have any rights with respect thereto other than the right to receive the Per Share Merger Consideration. Shares of Common Stock (a) held by any of Messrs. Dang Yu (George) Pan (held directly and held indirectly through Advance Pride), Wen Liang Li or Wen Wei Ma (which shares will be contributed to Parent immediately prior to the closing of the Transactions) or their respective affiliates or Parent or the Company or any of their respective subsidiaries (the “Excluded Shares”) or (b) that are Dissenting Shares will not be entitled to receive the Per Share Merger Consideration.

Following and as a result of the Merger, the Company will become a privately held company, wholly-owned directly by Parent, which in turn will be owned by the following entities and individuals:

•	Mr. Dang Yu (George) Pan (Chairman of the Board and Chief Executive Officer of the Company since November 2007), Mr. Wen Liang Li (a director of the Company since November 2007 who served in various leadership roles in companies that were ultimately acquired by the Company) and Mr. Wen Wei Ma (a stockholder of the Company but not a director or officer of the Company), who have agreed to transfer, contribute and deliver to Parent, immediately prior to the consummation of the Merger and conditional upon the closing thereof, 5,050,257 shares of Common Stock held thereby (including, with respect to Mr. Pan, shares held indirectly through Advance Pride) (such shares, the “Rollover Shares” and the holders of such shares, the “Rollover Stockholders”), representing approximately 32.4% of the total number of outstanding shares of Common Stock, in exchange for direct or indirect equity interests in Parent; and

•	Essence International Capital and its permitted assignees, if any, which have agreed to provide an aggregate amount of up to $51,136,733 in cash equity financing for the Merger.

The Special Meeting (page 59)

The special meeting will be held at the Company’s principal executive offices located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China on [                     ], 2019 at [            ] China Standard Time.

Record Date and Quorum (page 60)

The holders of record of shares of Common Stock as of the close of business on [            ], 2019, the record date for determination of stockholders entitled to notice of and to vote at the special meeting, are entitled to receive notice of and to vote at the special meeting.

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting.

Required Vote (page 60)

For the Company to consummate the Merger, under Delaware law and under the Merger Agreement, stockholders holding at least a majority of the outstanding shares of Common Stock entitled to vote at the close of business on the record date must vote “FOR” the proposal to adopt the Merger Agreement (the “Majority Stockholder Approval”). In addition, it is a condition to the consummation of the Merger that stockholders holding at least a majority of the outstanding shares of Common Stock entitled to vote at the close of business on the record date, other than shares held by any of Messrs. Pan, Li or Ma, Essence International Capital (the foregoing, collectively, the “Buyer Group “) or any of their respective affiliates (such stockholders, excluding the members of the Buyer Group or any of its members’ affiliates, the “Public Stockholders”), vote “FOR” the proposal to adopt the Merger Agreement (such approval by the Public Stockholders, together with the Majority Stockholder Approval, the “Company Stockholder Approval”).

Pursuant to an Equity Contribution and Voting Agreement that the Rollover Stockholders entered into with Parent on June 28, 2019 (the “Rollover Agreement”), subject to certain conditions, the Rollover Stockholders have agreed to vote, or cause to be voted, all of the Rollover Shares, representing approximately 32.8% of the total number of outstanding shares of Common Stock, in favor of the proposal to adopt the Merger Agreement. See “Special Factors—Rollover Agreement” on page 46.

Conditions to the Merger (page 76)

The obligations of each party to consummate the Transactions, including the Merger, are subject to the satisfaction of the following conditions:

•	the Company Stockholder Approval having been obtained;

•	no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions; and

•	all consents, approvals and other authorizations of any governmental entity required to consummate the Merger and the other transactions contemplated by the Merger Agreement (other than the filing of the certificate of merger with the Secretary of State of the State of Delaware) having been obtained, other than those that would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined).

The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction, or waiver by Parent, of the following conditions:

•	as of the date of the Merger Agreement and as of the closing date of the Merger as if made on such date (except to the extent expressly made as of a specific date, in which case as of such date), (a) representations and warranties of the Company in the Merger Agreement regarding the Company’s capitalization being true and correct in all respects except for de minimis inaccuracies, (b) representations and warranties of the Company in the Merger Agreement regarding the Company’s (i) organization and qualification, (ii) authority relative to Merger Agreement and the vote required to be taken by the Company’s stockholders, (iii) brokers, and (iv) conflicts with organizational documents that (x) are not qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as though made on and as of such date, and (y) that are qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) and (c) all other representations and warranties of the Company in the Merger Agreement being true and correct in all respects (in each case, without giving effect to any Company Material Adverse Effect or other materiality qualification) except where the failure of such representations and warranties to be so true and correct does not constitute a Company Material Adverse Effect;

•	the Company having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

•	since the date of the Merger Agreement, there having not been a Company Material Adverse Effect;

•	the Company having delivered to Parent a certificate, dated the closing date of the Merger, signed by an executive officer of the Company, certifying as to the fulfillment of the above conditions; and

•	the shares of Common Stock held by the Public Stockholders that validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL not having exceeded 10% of the then-outstanding shares of Common Stock.

The obligations of the Company to consummate the Merger are also subject to the satisfaction, or waiver by the Company, of the following conditions:

•	as of the date of the Merger Agreement and as of the closing date of the Merger as if made on such date (except to the extent expressly made as of a specific date, in which case as of such date), the representations and warranties of Parent and Merger Sub in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (in each case interpreted without giving effect to any qualification by “materiality”), except where the failure of such representations and warranties to be true and correct, has not and would not, individually or in the aggregate, prevent or materially delay or affect the ability of Parent or Merger Sub to consummate any of the Transactions;

•	Parent and Merger Sub having performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time; and

•	Parent having delivered to the Company a certificate, dated the closing date of the Merger, signed by an executive officer of Parent, respectively certifying as to the fulfillment of the above conditions.

We currently anticipate completing the Merger during the fourth quarter of 2019, subject to receipt of the Company Stockholder Approval as described herein and the satisfaction of the other closing conditions in the Merger Agreement.

Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger (page 24)

The Board, acting upon the unanimous recommendation of a committee of the Board consisting solely of two independent and disinterested directors of the Company (the “Special Committee”), unanimously (excluding Messrs. Pan and Liang Li, who did not participate in the vote due to their respective interests in the Merger) recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement. For a description of the reasons considered by the Special Committee and the Board in deciding to recommend approval of the proposal to adopt the Merger Agreement, see “Special Factors—Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 24.

Opinion of ROTH Capital Partners (page 30 and Annex B)

On June 26, 2019, ROTH Capital Partners, LLC (“Roth”) rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Roth’s written opinion dated June 26, 2019), that as of such date, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion, the Per Share Merger Consideration to be received by the Public Stockholders was fair, from a financial point of view, to such holders.

Roth’s opinion was directed to the Special Committee and only addressed the fairness from a financial point of view of Per Share Merger Consideration to be received by the Public Stockholders in the Merger and does not address any other aspect or implication of the Merger. The summary of Roth’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion. The opinion did not address the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, nor did it address the underlying business decision of the Special Committee, the Board, the Company, its security holders or any other party or entity to proceed with or effect the Merger or any terms or aspects of any voting or other agreements to be entered into in connection with the Merger, any potential financing for the Merger or the likelihood of consummation of such financing. Roth’s opinion should not be construed as creating any fiduciary duty on Roth’s part to any party or entity. Roth’s opinion was not intended to be, and does not constitute, advice or a recommendation to the Special Committee, the Company’s board of directors (the “Board”) or any Company stockholder as to how to act or vote with respect to the Merger or related matters. For a further discussion of Roth’s opinion, see “Special Factors—Opinion of ROTH Capital Partners” beginning on page 30 and Annex B to this proxy statement.

Each of the members of the Buyer Group believes that the Merger is fair (both substantively and procedurally) to the Public Stockholders. However, none of the members of the Buyer Group has performed or engaged a financial advisor to perform any valuation or other analysis for the purposes of assessing the fairness of the Merger. Their belief is based on the factors discussed under the section titled “Special Factors—Purposes and Reasons of the Buyer Group for the Merger” below.”

Purposes and Reasons of the Company for the Merger (page 42)

The Company’s purpose for engaging in the Merger is to enable its stockholders to receive $4.80 per share in cash, without interest, less any applicable withholding taxes (the “Per Share Merger Consideration”), which represents a premium of approximately 67% over the Company’s closing price of $2.88 per share on June 1, 2018, the last trading day prior to the Company’s initial announcement of its initial receipt of a “going-private” proposal from Mr. Pan. The Company believes that it will be unable to bring similar value to its stockholders by continuing to operate as a public company. For a further description of the Company’s purpose for engaging in the Merger, see “Special Factors—Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 24.

Treatment of Company Stock Options and Company Restricted Shares (page 65)

Company Stock Options. Each option to purchase shares of Common Stock (each, a “Company stock option”), whether vested or unvested and whether with an exercise price per share that is greater or less than or equal to $4.80, that is outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive, on the next regularly scheduled employee payroll date in the jurisdiction of the holder of such Company stock option, an amount in cash equal to the excess, if any, of the Per Share Merger Consideration over the exercise price per share of the Company stock option. If the per share exercise price of any Company stock option is equal to or greater than the Per Share Merger Consideration, then such Company stock option will be cancelled at the closing of the Merger without the right to receive any consideration.

Company Restricted Shares. Each outstanding share of Company restricted stock (other than any restricted stock included in the Rollover Shares), whether or not vested, including those held by the Company’s directors and executive officers, that is outstanding immediately prior to the Effective Time will become fully vested and free of restrictions and be treated in the same manner as an outstanding share of Common Stock of the Company.

Interests of Certain Persons in the Merger (page 47)

In considering the recommendations of the Special Committee and of the Board (without the participation of Messrs. Pan or Liang Li) that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that, aside from their interests as stockholders of the Company, the Company’s directors and executive officers and the members of the Buyer Group have interests in the Merger that are different from, or in addition to, those of other stockholders of the Company generally, including:

•	Mr. Dang Yu (George) Pan, the Company’s Chief Executive Officer and Chairman of the Board, Mr. Wen Liang Li, a director of the Company, Mr. Ma, a stockholder of the Company (who is not a director or an officer of the Company), and Essence International Capital will indirectly hold approximately [ ]%, [ ]%, [ ]% and [ ]%, respectively, of the fully diluted equity interests of Parent as a result of the Merger, which, in turn, will own 100% of the equity interests of the Company immediately following the completion of the Merger;

•	Directors and executive officers will receive, in respect of each Company stock option held by them immediately prior to the Effective Time, whether vested or unvested and whether with an exercise price per share that is greater or less than or equal to $4.80, an amount in cash equal to the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company stock option; and

•	Pursuant to the terms of the Merger Agreement, directors and officers of Highpower will be entitled to certain ongoing indemnification and continued coverage under directors’ and officers’ liability insurance policies following the merger.

The Board and the Special Committee were aware of these additional interests and considered them when they adopted the Merger Agreement. For additional details, see “The Merger—Interests of Certain Persons in the Merger.”

Financing for the Merger (page 44)

The Company and the Buyer Group estimate that the total amount of funds necessary to complete the Merger and related transactions and pay related fees and expenses will be approximately $52 million, assuming no exercise of dissenters’ rights by stockholders of the Company.

The Buyer Group expects to provide this amount through a combination of:

•	cash contributions contemplated by the equity commitment letter, dated as of June 28, 2019, by and between Parent and Essence International Capital (the “Equity Commitment Letter”); and

•	cash on hand of the Company and its subsidiaries.

See “Special Factors—Financing of the Merger” beginning on page 44 for additional information.

Limited Guarantee (page 44)

Concurrently with the execution of the Merger Agreement, Essence International Capital entered into a Limited Guarantee with the Company, pursuant to which Essence International Capital guaranteed to the Company, on the terms and subject to the conditions set forth therein, 100% of Parent’s obligation to (i) pay the Parent Termination Fee if and when required pursuant to the terms of the Merger Agreement, (ii) the reimbursement obligations of Parent in connection with the Company bringing an action to force payment of the Parent Termination Fee, (iii) the indemnification and expense reimbursement obligations of Parent in connection with the Company’s debt financing assistance, (iv) all costs and expenses (including attorney’s fees and expenses) reasonably incurred by the Issuer in connection with the enforcement of its rights to specific performance under the Merger Agreement that results in a judgment against Parent, Merger Sub or Essence International Capital, and (v) the costs of collection and reasonable expenses (including attorneys’ fees) incurred by the Company in connection with the Company’s enforcement of its rights under the Limited Guarantee (collectively, the “Guaranteed Obligation”). However, Essence International Capital will in no event be required to pay more than $5,000,000 under, or in respect of, the Limited Guarantee. See “Special Factors—Limited Guarantee” beginning on page 44 for additional information.

Material U.S. Federal Income Tax Consequences of the Merger (page 50)

If you are a U.S. holder (as defined below), the receipt of cash in exchange for shares of Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. See “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 for a further discussion of the material U.S. federal income tax consequences of Merger to holders of shares of Common Stock. You should consult your tax advisors regarding the particular tax consequences to you of the exchange of shares of Common Stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Material PRC Income Tax Consequences (Page 52)

The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law (the “EIT Law”) or that the gain recognized on the receipt of cash for the shares of Common Stock should be subject to People’s Republic of China (the “PRC”) tax to stockholders that are not PRC residents. If, however, the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for the shares of Common Stock should otherwise be subject to PRC tax, then gain recognized on the receipt of cash for the shares of Common Stock pursuant to the Merger or through the exercise of dissenters’ rights by our stockholders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of 20% in the case of individuals or 10% in the case of corporations (subject to applicable treaty relief). The Company does not believe that it will be required to withhold any amounts from the Per Share Merger Consideration in respect of PRC taxes. You should consult your own tax advisor for a full understanding of the tax consequences of the merger or the exercise of dissenters’ rights to you, including any PRC tax consequences. See “Special Factors—Material PRC Income Tax Consequences” beginning on page 52 for additional information.

Anticipated Accounting Treatment of the Merger (page 53)

The Merger will be accounted for in accordance with U.S. generally accepted accounting principles. Highpower currently is researching whether the Merger constitutes a change of control under U.S. generally accepted accounting principles, which determination would impact whether the purchase method of accounting or historical book values will be used to account for the transaction.

Regulatory Approval (page 53)

Except for compliance with the applicable regulations of the Securities and Exchange Commission (the “SEC”), the NASDAQ Global Market (“NASDAQ”) and the DGCL, we are not required to comply with any U.S. federal or state or PRC regulatory requirements, and no U.S. federal or state or PRC regulatory approvals are required, in connection with the execution of the Merger Agreement and the consummation of the Transactions, including the Merger.

Litigation Related to the Merger (Page 53)

As of August 13, 2019, we are not aware of any lawsuit that challenges the Merger Agreement or any of the Transactions, including the Merger.

Rights of Appraisal (page 88 and Annex C)

Under Delaware law, holders of shares of Common Stock who do not vote in favor of the proposal to adopt the Merger Agreement, who properly demand appraisal of their shares of Common Stock and who otherwise comply with the requirements of Section 262 of the DGCL will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined “fair value” (as defined pursuant to Section 262 of the DGCL) of, their shares of Common Stock in lieu of receiving the Per Share Merger Consideration if the Merger is completed, but only if they comply with all applicable requirements of Delaware law. This appraised value could be more than, the same as, or less than the Per Share Merger Consideration. Any holder of Common Stock intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Highpower prior to the vote on the proposal to adopt the Merger Agreement and must not vote in favor of the proposal to adopt the Merger Agreement and must otherwise comply with all of the procedures required by Delaware law. The relevant provisions of the DGCL are included as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with these provisions may result in loss of the right of appraisal.

Delisting and Deregistration of Our Common Stock (page 54)

If the Merger is completed, the shares of Common Stock will be delisted from, and no longer traded on, NASDAQ and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the closing of the Merger, Highpower will no longer be a public company, and, as such, we will no longer file reports with the SEC.

Fees and Expenses (page 53)

Total fees and expenses incurred or to be incurred by the Company in connection with the Merger are estimated at this time to be $[                    ].

Acquisition Proposals (page 72)

The Merger Agreement restricts the Company’s ability, until the Effective Time, or if earlier, the termination of the Merger Agreement, to solicit or engage in discussions or negotiations with third parties regarding an Acquisition Proposal (as defined in the section entitled “The Merger Agreement—Acquisition Proposals”). See and read carefully “The Merger Agreement—Acquisition Proposals” and “The Merger Agreement—Change of Recommendation” beginning on page 72 and page 73, respectively.

Termination (page 78)

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (except as expressly set forth below):

•	by mutual written consent of Parent and the Company;

•	by either Parent or the Company (as determined by the Special Committee), so long as the terminating party’s failure to fulfill any obligation under the Merger Agreement or other intentional breach has not been the primary cause of, or resulted in, the failure of the applicable condition(s) being satisfied, if:

•	the Merger is not consummated by December 31, 2019 (as may be extended for up to three months to obtain regulatory approvals if all other conditions to closing are satisfied) (the “End Date”);

•	any governmental entity having enacted, issued, promulgated, enforced or entered any law or order which has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions, including the Merger, which shall be in effect and have become final and non-appealable; or

•	the Company Stockholder Approval not having been obtained upon a vote held at the general meeting of stockholders or any adjournment thereof,

•	by Parent:

•	upon a breach by the Company of any representation, warranty, covenant or agreement set forth in the Merger Agreement, or if any representation or warranty of the Company has become untrue, in either case such that the corresponding conditions to closing would not be satisfied and such breach would not be curable or, if curable, has not been cured within the earlier of (a) 30 days following receipt of written notice by the Company from Parent of such breach and (b) any shorter period of time that remains between the date Parent provides written notice of such breach and the End Date (each, a “Company Breach Termination Event”); or

•	if the Board (or the Special Committee) has (a) made a Change in the Company Recommendation (as defined in the section entitled “The Merger Agreement—Change of Recommendation”) or publicly announced its intention to do so, (b) breached, in any material respect, any of its obligations described in the section entitled “The Merger Agreement—Acquisition Proposals” (c) failed to include the Company Recommendation (as defined in the section entitled “The Merger Agreement—Change of Recommendation”) in the proxy statement, or (d) a tender or exchange offer for shares that constitutes an Acquisition Proposal (whether or not a Superior Proposal (as defined in the section entitled “The Merger Agreement—Acquisition Proposals”)) is commenced by a person unaffiliated with Parent and, within ten business days after the public announcement of the commencement of such Acquisition Proposal, the Company has not filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of shares of Common Stock reject such Acquisition Proposal and not tender any shares into such tender or exchange offer; or

•	by the Company (following and based upon the unanimous recommendation of the Special Committee):

•	upon a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in the Merger Agreement, or if any representation or warranty of Parent and Merger Sub has become untrue, in either case such that the corresponding closing conditions would not be satisfied and such breach would not be curable or, if curable has not been cured within the earlier of (i) 30 days following receipt of written notice by Parent from the Company of such breach and (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and the End Date (each of the foregoing, a “Parent Breach Termination Event”); or

•	prior to obtaining the Company Stockholder Approval, (x) in order to enter into an Alternative Acquisition Agreement (as defined in the section entitled “The Merger Agreement—Acquisition Proposals”) with respect to a Superior Proposal that did not result from a breach of the Company’s non-solicitation obligations described in the section entitled “The Merger Agreement—Acquisition Proposals” (an “Alternative Acquisition Agreement Termination Event”) or (y) the Company has effected a Change in the Company Recommendation and Parent has not timely exercised its option to force a vote of the Company’s stockholders (a “Change in the Company Recommendation Termination Event”);

•	if (a) all the conditions to closing for the obligations of Parent and Merger Sub to consummate the Merger have been satisfied or waived by Parent and Merger Sub (other than those conditions that by their nature are only capable of being satisfied at the closing), (b) Parent fails to fund the exchange fund when required, and (c) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions to the obligations of the Company have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) or that the Company is willing to waive any unsatisfied conditions and (y) the Company stands ready, willing and able to consummate the Merger and the Transactions during such period (each a “Parent Failure to Close Termination Event”); or

•	if (a) any time after the special meeting and prior to the Effective Time, the shares held by the Public Stockholders that have validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL exceed 10% of the then outstanding shares or such condition has not been irrevocably waived by Parent and (b) within ten business days following written notice by the Company to Parent in which the Company requests the waiver of such condition, Parent has not irrevocably waived such condition in a written notice delivered to the Company.

Termination Fees (page 79)

The Company is required to pay Parent a termination fee of $2,365,000 if the Merger Agreement is validly terminated:

•	by the Company (a) on or after the End Date, (b) neither Parent or Merger Sub shall have been in material breach of the Merger Agreement that would result in a Parent Breach Termination Event and shall have failed to cure such breach, if capable of being cured, within 30 business days or such shorter period of time available until the End Date, (c) after the date of the Merger Agreement, but prior to the time of the termination of the Merger Agreement, a bona fide Acquisition Proposal has been publicly made (with each reference to “20%” in the definition of “Acquisition Proposal” being replaced with “50%”), and (d) within nine months following the termination of the Merger Agreement, the Company enters into a definitive agreement with respect to any Acquisition Proposal or any Acquisition Proposal is consummated (with each reference to “20%” in the definition of “Acquisition Proposal” being replaced with “50%”);

•	by Parent pursuant to (a) a Company Breach Termination Event or (b) because the Company effected a Change in the Company Recommendation; or

•	by the Company pursuant to (a) an Alternative Acquisition Agreement Termination Event or (b) a Change in the Company Recommendation Termination Event.

Parent is required to pay the Company a termination fee of $4,730,000 if the Merger Agreement is validly terminated:

•	by the Company pursuant to a Parent Breach Termination Event; or

•	by the Company pursuant to a Parent Failure to Close Termination Event.

In addition, in the event that the Company or Parent fails to pay its applicable termination fee in accordance with the Merger Agreement when due, and in order to obtain such payment, Parent or the Company has to commence an action which results in a judgment against the other party for such payment, Parent or the Company, as applicable, will also have to pay the other party its reasonably documented costs and expenses in connection with such action, together with interest on the amount of (i) the applicable termination fee and (ii) such documented costs and expenses, at the annual rate of 5% plus the prime rate established in the U.S. edition of The Wall Street Journal in effect on the date (New York time) such payment was required to be made through the date such payment is actually received (New York time).

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	On June 28, 2019, we entered into the Merger Agreement providing for the Merger of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Merger Sub is a wholly-owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the Merger Agreement and the other matters to be voted on at the special meeting.

Q:	What is the proposed transaction?

A:	The proposed transaction is the Merger of Merger Sub with and into the Company pursuant to the Merger Agreement. Following the Effective Time, the Company will be privately held as a wholly-owned subsidiary of Parent.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	to adopt the Merger Agreement;

•	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement; and

•	to transact such other business that may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Board.

Q:	Where and when is the special meeting?

A:	The special meeting will be held at the Company’s principal executive offices located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China on [ ], 2019 at [ ] China Standard Time.

Q:	Who can attend and vote at the special meeting?

A:

All stockholders of record as of the close of business on [            ], 2019, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any adjournment or postponement thereof. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you wish to attend the special meeting and your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. “Street name” holders who wish to vote at the special meeting will need to obtain a proxy executed in such holder’s favor from the broker, bank or other nominee that holds their shares of Common Stock. Seating will be limited at the special meeting.

A complete list of stockholders entitled to vote at the special meeting, arranged in alphabetical order, showing the address of and number of shares of Common Stock held by each such stockholder, will be made available at the offices of the Company, Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China, for examination by any stockholder, for any purpose germane to the special meeting, during normal business hours, for a period of at least ten days prior to the special meeting.

Q:	What is a quorum?

A:	In order for any matter to be considered at the special meeting, there must be a quorum present. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on such matters as of the record date for the special meeting will constitute a quorum. Shares of Common Stock represented by proxies reflecting abstentions and properly executed broker non-votes (if any) will be counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not present, the stockholders entitled to vote at the meeting who are present or represented by proxy may adjourn the meeting until a quorum is present. See “The Special Meeting—Record Date and Quorum” on page 60.

Q:	What will I receive in the Merger?

A:	If the Merger is completed, you will be entitled to receive $4.80 in cash, without interest, less any applicable withholding taxes, for each share of Common Stock that you own, unless you properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Common Stock, you will be entitled to receive $480 in cash in exchange for your shares of Common Stock, without interest, less any applicable withholding taxes. You will not be entitled to receive shares of the Surviving Corporation or any of the Parent Parties.

Q:	How will Company stock options and restricted shares be treated in the Merger?

A:

Each Company stock option, whether vested or unvested and whether with an exercise price per share that is greater or less than or equal to $4.80, that is outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive, on the next regularly scheduled employee payroll date in the jurisdiction of the holder of such Company stock option, an amount in cash equal to the excess, if any, of the Per Share Merger Consideration over the exercise price per share of the Company stock option. If the per share exercise price of any Company stock option is equal to or greater than the Per Share Merger Consideration, then such Company stock option will be cancelled at the closing of the Merger without the right to receive any consideration.

Each outstanding share of Company restricted stock (other than restricted stock included in the Rollover Shares), whether or not vested, including those held by the Company’s directors and executive officers, that is outstanding immediately prior to the Effective Time will become fully vested and free of restrictions and be treated in the same manner as an outstanding share of Common Stock of the Company.

Q:	Is the Merger expected to be taxable to me?

A:	If you are a U.S. holder (as defined below), the receipt of cash for your shares of Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. If you are a non-U.S. holder (as defined below), the receipt of cash for your shares of Common Stock pursuant to the Merger generally will not be a taxable transaction for U.S. federal income tax purposes, unless you have certain connections to the United States. See “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 for a further discussion of the material U.S. federal income tax consequences of Merger to holders of shares of Common Stock. You should consult your tax advisors regarding the particular tax consequences to you of the exchange of shares of Common Stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:	What vote of our stockholders is required to approve the proposal to adopt the Merger Agreement?

A:

Under Delaware law and as a condition to the consummation of the Merger, stockholders holding at least a majority of the shares of Common Stock outstanding and entitled to vote at the close of business on the record date must vote “FOR” the proposal to adopt the Merger Agreement. In addition, the Merger Agreement requires, as a condition to the consummation of the Merger, that Public Stockholders holding at least a majority of the shares of Common Stock outstanding and entitled to vote at the close of business on the record date, other than the Excluded Shares, must have voted “FOR” the proposal to adopt the Merger Agreement. As of [            ], 2019, which is the record date, there were [            ] shares of Common Stock outstanding.

As of July 31, 2019, Messrs. Pan, Liang Li and Ma owned (including, with respect to Mr. Pan, shares owned directly and indirectly owned by Advance Pride), in the aggregate, 5,050,257 shares of Common Stock (including 23,750 shares of restricted stock) (the “Rollover Shares”), or approximately 32.4% of the total number of outstanding shares of Common Stock, and have agreed, pursuant to Rollover Agreement, to vote, or cause to be voted, all of the Rollover Shares in favor of the proposal to adopt the Merger Agreement. The other directors and current executive officers of the Company have informed the Company that, as of the date of the filing of this proxy statement, they intend to vote in favor of the proposal to adopt the Merger Agreement.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to adopt the Merger Agreement?

A:	A failure to vote your shares of Common Stock or an abstention from voting or broker non-vote will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Abstentions and broker non-votes will be included in the calculation of the number of shares of Common Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. See “The Special Meeting—Required Vote” on page 60.

Q:	How will our directors and executive officers vote on the proposal to adopt the Merger Agreement?

A:

In connection with the Merger Agreement, Parent entered into the Rollover Agreement with the Rollover Stockholders, pursuant to which, among other things, the Rollover Stockholders (including Messrs. Pan and Liang Li) have agreed to vote, or cause to be voted, all of the Rollover Shares in favor of the proposal to adopt the Merger Agreement. As of July 31, 2019, the Rollover Shares represent approximately 32.4% of the total number of outstanding shares of Common Stock.

As of [            ], 2019, the record date, the directors and current executive officers (other than Messrs. Pan and Liang Li) owned, in the aggregate, 81,500 shares of Common Stock entitled to vote at the special meeting.

Q:	What vote of our stockholders is required to approve other matters to be discussed at the special meeting?

A:	The proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies because neither is considered a vote “cast.”

Q:	How does the Board recommend that I vote?

A:	The Board (excluding Messrs. Pan or Liang Li, who did not participate in the vote due to their respective interests in the Merger), acting on the unanimous recommendation of the Special Committee, unanimously recommends that our stockholders vote:

•	“FOR” the proposal to adopt the Merger Agreement; and

•	“FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

You should read “Special Factors—Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 24 for a discussion of the factors that the Special Committee and the Board (without the participation of Messrs. Pan or Liang Li) considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors—Interests of Certain Persons in the Merger” beginning on page 47.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Per Share Merger Consideration for my shares of Common Stock?

A:	Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement are entitled to statutory appraisal rights under Delaware law in connection with the Merger. This means that if you comply with the requirements of Section 262 of the DGCL, you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL) of your shares of Common Stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the Per Share Merger Consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL. See “Rights of Appraisal” beginning on page 88 and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement.

Q:	What effects will the Merger have on Highpower?

A:	The Common Stock is currently registered under the Exchange Act and is quoted on NASDAQ under the symbol “HPJ.” As a result of the Merger, the Company will cease to have publicly traded equity securities and will be wholly-owned by Parent. Following the consummation of the Merger, the registration of Common Stock and our reporting obligations under the Exchange Act with respect to such registration will be terminated upon application to the SEC. In addition, upon the consummation of the Merger, the Common Stock will no longer be listed on NASDAQ or any other stock exchange.

Q:	Who will own the Company immediately after the Merger?

A:	As a result of the Merger, Mr. Pan, the Company’s Chief Executive Officer and Chairman of the Board, Mr. Liang Li, a director of the Company, Mr. Ma and Essence International Capital will indirectly hold approximately [ ]%, [ ]%, [ ]% and [ ]%, respectively, of the fully diluted equity interests of Parent, which will, in turn, own 100% of the equity interests of the Company immediately following the completion of the Merger.

Q:	When is the Merger expected to be completed?

A:	The parties to the Merger Agreement are working to complete the Merger as quickly as possible. In order to complete the Merger, the Company must obtain the Company Stockholder Approval described in this proxy statement, the other closing conditions under the Merger Agreement must be satisfied or, to the extent permitted, waived. See “The Merger Agreement—Conditions to the Merger” beginning on page 76. The Company currently expects to complete the Merger during the fourth quarter of 2019. The Company, however, cannot assure completion of the Merger by any particular date, if at all. Because consummation of the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:	What happens if the Merger is not consummated?

A:	If the proposal to adopt the Merger Agreement is not approved by the Company’s stockholders, or if the Merger is not consummated for any other reason, the Company’s stockholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain a public company and shares of Common Stock will continue to be listed and traded on NASDAQ. Under specified circumstances, the Company may be required to pay Parent (or one or more of its designees) a termination fee. See “The Merger Agreement—Termination Fees” beginning on page 79.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, and to consider how the Merger affects you. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via:

•	mail, using the enclosed postage-paid envelope;

•	telephone, using the toll-free number listed on each proxy card; or

•	the Internet, at the address provided on each proxy card.

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the proposal to adopt the Merger Agreement.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the Per Share Merger Consideration. If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Per Share Merger Consideration. Do not send in your certificates now.

Q:	What happens if I sell my shares of Common Stock before completion of the Merger?

A:	If you transfer your shares of Common Stock, you will have transferred your right to receive the Per Share Merger Consideration in the Merger. In order to receive the Per Share Merger Consideration, you must hold your shares of Common Stock through completion of the Merger.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing to Corporate Secretary, Highpower International, Inc., Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person, although simply attending the special meeting will not cause your proxy to be revoked. If you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the options described above for revoking your proxy do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your proxy or submit new voting instructions.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:	If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Common Stock held through brokerage firms. If your family has multiple accounts holding Common Stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Okapi Partners, LLC, which is acting as the Company’s proxy solicitation agent and information agent in connection with the Merger.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (877) 629-6357 (Toll-Free)

Email: info@okapipartners.com

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS

Background of the Merger

The Board, together with senior management, regularly evaluates the Company’s business strategy, strategic alternatives, prospects for growth and opportunities to maximize value for the Company’s stockholders.

On June 2, 2018, Mr. Dang Yu (George) Pan submitted a preliminary non-binding proposal letter (the “Proposal Letter”). In the Proposal Letter, Mr. Pan proposed to acquire, through an acquisition vehicle to be formed by Mr. Pan, all of the outstanding shares of Common Stock that were not already directly or indirectly beneficially owned by Mr. Pan for cash consideration equal to $4.80 per share of Common Stock to be funded by a combination of debt and equity capital arranged by Mr. Pan (the “Proposal”). In the Proposal Letter, Mr. Pan indicated he would roll over his equity interests in the Company to such acquisition vehicle. The Proposal Letter stated that Mr. Pan expected commitments for the debt financing, subject to terms and conditions set forth therein, to be in place when the definitive agreements for the proposed transaction were to be executed. Furthermore, the Proposal Letter specified that Mr. Pan’s proposal constituted only a non-binding preliminary indication of interest, and was subject to negotiation and execution of definitive agreements relating to the Proposal. Mr. Pan also stated in the Proposal Letter that he was only interested in pursuing the Proposal and did not intend to sell his stake in the Company to a third party. Mr. Pan indicated he would recuse himself from any deliberations by the Board related to, and let the independent members consider, the Proposal. On June 4, 2018, the Company issued a press release and filed a Current Report on Form 8-K that included the Proposal Letter as an exhibit thereto.

On June 6, 2018, the Board established and designated the Special Committee, consisting of Ping (David) Li (Chairman) and T. Joseph Fisher III, each of whom was determined by the Board to be independent and disinterested in the Proposal, to, among other things, evaluate and review the Proposal and any other viable alternative transactions, to negotiate the price and terms of any potential transaction and to recommend action to the full Board with respect to any potential transaction (including, if deemed appropriate by the Special Committee, a recommendation to reject any and all potential transactions), all on behalf, and in furtherance of the best interests, of the stockholders of the Company. The Board agreed not to recommend a transaction for approval by the stockholders of the Company without a prior favorable recommendation from the Special Committee.

The Board granted the Special Committee the authority to engage independent legal counsel and other advisors it deemed necessary in order for the Special Committee to discharge its duties. On or about June 12, 2018, the Special Committee engaged Katten Muchin Rosenman LLP (“Katten”), as its legal counsel, and Roth, as its financial advisor to assist the Special Committee with respect to the negotiation and evaluation of the fairness, both procedurally and financially, of the Proposal and any other potential transactions, among other responsibilities. Neither Roth nor Katten had been previously engaged by any of the Board, the Special Committee or the Buyer Group.

On June 26, 2018, at the Special Committee’s request and authorization, Katten sent a draft confidentiality agreement between the Company and Mr. Pan to Orrick, Herrington & Sutcliffe LLP (“Orrick”), Mr. Pan’s U.S. legal counsel in connection with the proposed transaction.

Between June 26, 2018 and July 10, 2018, Katten and Orrick engaged in negotiations on the terms of the confidentiality agreement, following which, the Special Committee, on behalf of the Company, entered into the confidentiality agreement with Mr. Pan on July 10, 2018 (the “Confidentiality Agreement”).

On July 17, 2018, the Special Committee held a telephonic meeting that representatives of Katten attended. Representatives of Katten reviewed the Proposal and the mandate of the Special Committee. The members of the Special Committee and representatives of Katten discussed that Mr. Pan did not have committed financing and that the Proposal would be expected to be funded with a combination of debt and equity capital to be arranged by Mr. Pan. Representatives of Katten provided an overview of the directors’ fiduciary duties in general and in the context of the Proposal Letter. The Special Committee authorized Katten to explore indemnification agreements and a forum selection bylaw amendment with Company counsel, Manatt, Phelps & Phillips, LLP (“Manatt”). The Special Committee did not authorize any other actions and planned to wait until Mr. Pan provided further information on the financing for the Proposal.

On July 20, 2018, representatives of Katten had a call with Manatt to discuss the Company entering into indemnification agreements with the Company’s directors, and the Company adopting an exclusive forum bylaw provision. Manatt agreed to prepare drafts of a form indemnification agreement and forum selection bylaw amendment for the Special Committee to consider.

On August 6, 2018, representatives of Katten and Orrick, had a call and the representatives of Orrick indicated Mr. Pan was pursuing sources of financing to complete the proposed transaction. As a result, neither the Special Committee, nor representatives of Katten or Roth, initiated, or held, any discussions or negotiations with Mr. Pan or his advisors.

On October 19, 2018, Mr. Pan had a meeting with the representatives of Essence International Financial Holdings Limited about a possible transaction to acquire the Company, and Mr. Pan suggested that Essence Parent join him as a new Buyer Group (as defined below) member, but those discussions were brief and no meaningful progress towards a transaction was made and no agreement or understanding was reached.

On October 30, 2018, representatives of Essence Parent were granted access to the financial and legal documents of the Company and commenced a due diligence review of the Company.

In November 2018, Mr. Pan and Essence Parent engaged in discussions with Mr. Wen Liang Li, a director and stockholder of the Company, and Mr. Wen Wei Ma, a stockholder of the Company, with respect to their joining Mr. Pan and Essence Parent as Buyer Group members. No agreement or understanding was reached in this regard.

On December 13, 2018, Essence Parent and its advisors completed their due diligence review of the Company.

On February 12, 2019, Essence Parent held its board meeting to internally approve, subject to contractual restrictions and procedures applicable to the Buyer Group, to join the Buyer Group and participate in the proposed Merger with other members of the Buyer Group.

On February 19, 2019, Orrick circulated to O’Melveny & Myers (“OMM”), U.S. legal counsel to Essence Parent and its subsidiaries and affiliates, a proposed consortium agreement in connection with the Proposal Letter whereby Essence Parent or one of its affiliates, Mr. Li and Mr. Ma would participate and work together with Mr. Pan on an exclusive basis with respect to the going-private transaction.

From February 19, 2019 to March 13, 2019, Mr. Pan and the representatives of Essence Parent had several meetings to discuss the detailed equity funding structure, the Buyer Group’s interest in pursuing the Merger and possible formulation of a new proposal in connection with the Merger and to negotiate the possible terms of the proposed consortium agreement.

On March 13, 2019, the Board held a telephonic meeting during which Mr. Pan informed the Board of his desire to enter into a consortium agreement with Mr. Li, Mr. Ma and Essence Parent or one of its affiliates in furtherance of the going private transaction described in his Proposal Letter. Even though Mr. Pan already owned more than 15% of the Company’s outstanding voting stock, the Board unanimously adopted a resolution authorizing the proposed consortium’s, and its members as a group, direct and indirect ownership of the of 15% or more of the outstanding voting stock of the Company that would occur upon execution of the proposed consortium agreement. The purpose of this action was to exclude the proposed consortium agreement and contemplated transaction from the restrictions on business combinations set forth in Section 203 of the Delaware General Corporation Law, which the Company had not opted out of. The Board’s rationale was such exclusion would facilitate the negotiation and consummation of a potential acquisition by the proposed consortium, but at such point, the Board had not yet determined to enter into such a transaction. In addition, no determination was made by the Board that the statute was applicable to the execution of the consortium agreement.

Subsequently, on March 13, 2019, Essence International Financial Holdings (Hong Kong) Limited, a wholly-owned subsidiary of Essence Parent, entered into that certain consortium agreement with Messrs. Pan, Li and Ma (the “Buyer Group Agreement”) and agreed that Mr. Pan would notify the Company of this development and affirm his preliminary non-binding proposal for an acquisition of the Company at an offer price of $4.80 per share.

Thereafter, on March 13, 2019, Mr. Pan so notified the Company, including the Special Committee, that he had entered into the Buyer Group Agreement and formed a consortium with Mr. Li, Mr. Ma, and Essence International Financial (together with their affiliates, collectively, the “Buyer Group “) to work together on his proposed transaction to acquire the Company on the terms set forth in the Proposal Letter. Subsequently, the Company issued a press release and filed a Current Report on Form 8-K explaining that Mr. Pan had formed the Buyer Group.

On April 2, 2019, representatives from Orrick provided to Katten, as counsel to the Special Committee, a draft of the Merger Agreement.

On April 10, 2019, the Special Committee held a telephonic meeting that representatives of Katten and Roth attended. The members of the Special Committee discussed Essence International Financial’s role and its ability to make the equity contribution in U.S. dollar denominated funds. Representatives of Katten confirmed receipt of a draft Merger Agreement, and the Special Committee authorized representatives of Katten to begin reviewing the Merger Agreement.

On April 18, 2019, Mr. Pan delivered a letter to the Special Committee (i) confirming that the Proposal was conditioned on the approval of the Special Committee and (ii) indicating that the Buyer Group committed to a non-waivable condition, requiring the approval by holders of a majority of the outstanding shares of common stock of the Company not owned by the Buyer Group, as part of the Proposal. On April 26, 2019, the Company issued a press release and filed a Current Report on Form 8-K explaining the non-waivable condition and attaching the letter as an exhibit thereto.

On April 19, 2019, representatives from Orrick provided to Katten a draft Equity Commitment Letter (“Equity Commitment Letter”) prepared by OMM.

On April 23, 2019, representatives from Katten and Manatt had a call to discuss the indemnification agreements and a draft of the press release subsequently issued on April 26, 2019 relating to the letter from the Buyer Group.

On April 28, 2019, the Special Committee held a telephonic meeting that representatives of Katten and Roth attended. Representatives of Roth reviewed the financial performance of the Company and informed the Special Committee that they received projections from management of the Company. The Special Committee noted the improved operating results from the time of the Proposal, but also noted (i) the pending capital needs of the Company to grow its business, (ii) the global trade headwinds facing PRC based manufacturers and (iii) the extended period required for Mr. Pan to secure financing for the Proposal. In addition, representatives of Roth also noted the decreased market valuations in take-private transactions involving PRC-based companies. In light of the foregoing, the Special Committee recognized the challenges to obtaining an increase in the offer price. Nevertheless, the members of the Special Committee and representatives of Roth and Katten discussed and authorized (i) Roth’s conducting a market check to solicit other potential offers to acquire the Company and (ii) Mr. David Li’s seeking an increase in the offer price above $4.80. Mr. David Li subsequently sought with the Company’s Chief Financial Officer an increase in price above $4.80.

At the April 28th meeting, the members of the Special Committee and representatives of Katten also discussed certain provisions in the draft Merger Agreement and Equity Commitment Letter, including (i) the no-shop provision and the limited exceptions for a superior proposal; (ii) the requirements as to when the Board could change its recommendation to the stockholders to approve the Merger Agreement with the Buyer Group; (iii) the inclusion of a force-the-vote provision; (iv) the Company Termination Fee and the Parent Termination Fee (each as defined in the section entitled “The Merger Agreement—Termination Fees” below); and (v) the Buyer Group’s proposed financing arrangements. In addition to other changes to the Merger Agreement and Equity Commitment Letter representatives of Katten proposed to make, the Special Committee approved a response to the Buyer Group that would (a) permit the Company to terminate the Merger Agreement and enter into an alternative transaction agreement without the Buyer Group having the ability to force a vote of the Company’s stockholders; (b) delete the Parent Termination Fee and give the Company the ability to sue for uncapped damages (including the lost premium) in addition to full specific performance rights; (c) require third party beneficiary rights for the Company under the Equity Commitment Letter; (d) loosen the bring-down of the representations and warranties at closing; and (e) delete the condition that the holders of no more than 5% of the outstanding stock had exercised their appraisal rights.

After the April 28th meeting, in preparation of conducting the market check, representatives of Roth worked with the members of the Special Committee to identity the most probable acquirers of the Company. The Special Committee and Roth agreed to include only strategic acquirers because (i) Roth was confident a financial buyer would not be able to offer as competitive a price as strategic buyers could offer (or a price higher than the Proposal) and (ii) financial buyers would not likely have interest in a business with operations centralized in the PRC. The final list of strategic buyers for Roth to contact consisted of 32 parties that ranged from large multinational companies with operations in multiple industries, but with some focus on batteries or energy storage, to smaller companies focused primarily on production of nickel-metal hydride or lithium ion batteries based in the PRC. The members of the Special Committee and representatives of Roth also prepared an executive summary (or “teaser”) to distribute to the identified strategic buyers to solicit interest and/or offers. Given the Proposal was public, the executive summary identified the Company and the terms of the proposal, as well as historical financial information of the Company.

On April 29, 2019, representatives of Katten delivered markups of the Merger Agreement and Equity Commitment Letter to Orrick, subject to the Special Committee’s continued review and comment.

On May 2, 2019, Roth began contacting the 32 potential strategic buyers by distributing an executive summary.

On May 5, 2019, Orrick provided a revised draft of the Equity Commitment Letter to Katten, which included comments from OMM, Essence International Financial’s counsel. Essence International Financial agreed to provide third party beneficiary rights to the Company under the Equity Commitment Letter, enabling the Company to enforce funding of the commitment under the Equity Commitment Letter if the conditions to closing the Merger Agreement were satisfied or waived. The revised Equity Commitment Letter also provided for funding by an entity established under the laws of the Cayman Islands, with the Equity Commitment Letter governed by Cayman law.

On May 7, 2019, representatives from Orrick and Katten discussed the revised Merger Agreement, and Orrick stated that the Buyer Group was unwilling to accept potentially uncapped damages if it failed to consummate the Merger.

On May 15, 2019, Orrick provided a draft of the Limited Guarantee to Katten, which was also governed by the laws of the Cayman Islands.

On May 19, 2019, Orrick provided a revised draft of the Merger Agreement to Katten.

On May 20, 2019, the Special Committee held a telephonic meeting that representatives of Katten and Roth attended. Representatives of Roth provided an update on the market check, including that, despite persistent outreach, no party had yet expressed interest or sought to enter into a non-disclosure agreement with the Company. Mr. David Li indicated that in speaking with the Chief Financial Officer of the Company, Mr. Li was informed that the Buyer Group believed the offer price of $4.80 was fair and that the Buyer Group was unwilling to increase the offer price. The Chief Financial Officer further indicated that the Buyer Group might consider requesting a reduced price. Nevertheless, Mr. Li stated he would pursue Mr. Pan to increase the offer price. Representatives from Katten provided an update on legal documentation, including the Buyer Group’s desire to have an entity organized in the Cayman Islands provide the Equity Commitment Letter and Limited Guarantee and have laws of the Cayman Islands govern those ancillary agreements. The Special Committee authorized Katten to consult with Cayman Islands counsel and ask Orrick to have those agreements governed by Delaware law. The Special Committee also authorized Katten to request that Essence International Financial deposit the amount of the Parent Termination Fee into an escrow account to avoid any risk of collection.

On or about May 20, 2019, Essence International Financial internally decided that Essence International Capital, its affiliate under common control of Essence Parent, would participate in the Merger as the sponsor and would be the signing party to the definitive transaction documents in respect of the Merger.

On May 23, 2019, representatives of Katten, including its Cayman Islands counsel, Orrick and OMM had a call to discuss the financing arrangements, Equity Commitment Letter and Limited Guarantee. OMM indicated that Essence International Capital, a Hong Kong entity affiliated with Essence International Financial, would likely deliver the Equity Commitment Letter and Limited Guarantee and, in that case, it would be acceptable to have Delaware law govern those agreements. Representatives of Katten also asked OMM for Essence International Capital to fund the amount of the Parent Termination Fee to be deposited in an escrow account. OMM indicated this would likely not be acceptable, but would they would discuss the request with Essence International Capital. Finally, representatives of Katten indicated to Orrick and OMM that Mr. David Li, on behalf of the Special Committee, would be contacting Mr. Pan to seek an increase in the offer price and that the Special Committee would in no event not accept a lower price.

On May 28, 2019, the Chief Financial Officer of the Company called Mr. Li to indicate that Essence International Capital was unwilling to deposit the Parent Termination Fee into an escrow account.

On May 28, 2019, the Special Committee held a telephonic meeting that representatives of Katten and Roth attended. Representatives of Roth indicated that more than half of the parties contacted as part of the market check had affirmatively passed on the opportunity and the remainder had not returned calls or emails despite persistent outreach. Roth informed the Special Committee that it would continue push to make contact with the remaining parties by the end of May. Representatives of Roth informed the Special Committee it was likely the market check would not result in another proposal given the Proposal had been publicly outstanding for a lengthy period without any interest from another party. Mr. Li informed attendees that he had sought a price increase with Mr. Pan, and Mr. Pan indicated that a request for a price reduction from the Buyer Group would be more likely than a price increase given the Buyer Group’s belief that the price was fair. Nevertheless, Mr. Pan indicated that the Buyer Group remained committed to $4.80, and it was the highest price the Buyer Group was willing to pay. The Special Committee authorized the continued negotiation of the definitive agreements based on the $4.80 price and asked Roth to continue the market check.

At the May 28th meeting, representatives of Katten also updated the Special Committee on the negotiations of the definitive agreements. Representatives of Katten and Mr. Li discussed Essence International Capital’s unwillingness to deposit all or a portion of the Parent Termination Fee. The Special Committee indicated a willingness to forgo the deposit based on creditworthiness of Essence International Capital. Katten suggested requesting additional due diligence information on Essence International Capital, and the Special Committee agreed. Representatives of Katten and the Special Committee also discussed the Company Termination Fee and Parent Termination Fee, and the Special Committee authorized Katten to propose a Company Termination Fee of 3% and a Parent Termination Fee of 10%, in each case as determined based on the Company’s total equity value.

On May 29, 2019, representatives of Orrick provided a draft of the Equity Contribution and Voting Agreement (the “Rollover Agreement”) to Katten.

On May 31, 2019, representatives of Katten provided a revised draft of the Merger Agreement to Orrick.

On June 3, 2019, representatives of OMM provided a revised Equity Commitment Letter to Katten, as well as financial due diligence information for Essence International Capital.

On June 5, 2019, representatives of Katten and Orrick discussed any potential regulatory filings. On June 5, 2019, representatives of Katten also distributed revised drafts of the Equity Commitment Letter and Limited Guarantee to Orrick, which provided, among other things, for Delaware law to govern, and Essence International Capital to be the sole party providing, the Equity Commitment Letter and Limited Guarantee. In the revised draft of the Limited Guarantee, Katten provided that, in addition to the amount of the Parent Termination Fee, Essence International Capital would guarantee the reimbursement obligations of Parent and Merger Sub under the Merger Agreement for indemnification and expenses incurred by the Company in providing any financing assistance and costs and expenses incurred by the Company in connection with enforcing its rights under the Merger Agreement and Limited Guarantee.

On June 6, 2019, representatives of Orrick provided a revised draft of the Merger Agreement to Katten.

On June 7, 2019, the Special Committee held a telephonic meeting that representatives of Katten and Roth attended. Representatives of Roth stated that it had contacted, or attempted to contact on numerous occasions, all of the parties it had determined might be interested in pursuing a transaction with the Company and that no party expressed an interest in making an alternative proposal. Over half of the parties affirmatively passed on the opportunity and the remainder were unresponsive after numerous attempts to contact them. Roth noted that no party pursued entering into a non-disclosure agreement with the Company in order to obtain confidential information related to the Company. The Special Committee and representatives concluded that continuing the market check was unlikely to result in an alternative proposal. Also, Mr. Li described another conversation he had with Mr. Pan in which he sought an increased price and Mr. Pan informed him that the $4.80 was the Buyer Group’s best and final price.

At the June 7th meeting, representatives of Katten updated the Special Committee on recent discussions with Orrick regarding any potential regulatory filings. Katten also reviewed the open issues in the Merger Agreement, including (i) the timing for the “end date” thereunder, (ii) the treatment of unvested options and restricted shares, (iii) Orrick’s request that in the event of an Acquisition Proposal in order for the Special Committee to have discussions with the party making the Acquisition Proposal that the Special Committee determine that the failure to engage in such discussions would be inconsistent with its applicable fiduciary duties and (iv) the amount of the Parent Termination Fee. Following discussion on each of the open issues, the Special Committee authorized Katten to revise the Merger Agreement to reflect (i) an end date of December 31, 2019; (ii) full acceleration of the unvested options and unvested restricted shares upon the closing of the transaction, such that all options and restricted shares would be vested at closing; (iii) acceptance of Orrick’s request, but with a “reasonably likely to be inconsistent” with applicable fiduciary duties standard; and (iv) inclusion of a Parent Termination Fee equal to 6% of the total equity value implied in the transaction. Also, on June 7, 2019, representatives of Katten provided to Orrick a revised draft of the Rollover Agreement.

On June 11, 2019, representatives of Orrick contacted representatives of Katten to inform them that Essence International Capital insisted on a closing condition that the holders of no more than 10% of the outstanding stock had exercised their appraisal rights. Katten circulated a revised draft of the Merger Agreement including this condition, among other changes, to the Special Committee, and the Special Committee authorized distribution to Orrick.

On June 19, 2019, Manatt distributed a draft of the Company Disclosure Schedules to Katten, which reviewed and distributed them to Orrick. Also, Orrick provided revised drafts of the Equity Commitment Letter and Limited Guarantee. Orrick stated that Essence International Capital was unwilling to accept a Limited Guarantee without a fixed liability cap that included the Parent Termination Fee and all costs and expenses reimbursable to the Company under the Merger Agreement and Limited Guarantee (the “Maximum Amount”). On June 20, 2019, Orrick also provided a revised draft of the Merger Agreement to Katten, which provided for the Maximum Amount concept, but not a proposed dollar amount.

On June 21, 2019, Katten conveyed that it had no further comments on the most recent draft of the Equity Commitment Letter and provided revised drafts of the Limited Guarantee and Merger Agreement to Orrick. In addition, Katten asked Orrick for the Buyer Group’s proposal on the dollar amount for the Maximum Amount in order to consider such concept with the Special Committee.

On June 24, 2019, representatives of Katten, Orrick and OMM joined a conference call to resolve the remaining issues on the Limited Guarantee. OMM agreed to the most recent draft of the Limited Guarantee provided by Katten, and agreed to make a proposal for the Maximum Amount once the dollar amounts for the Company Termination Fee and Parent Termination Fee were finalized.

On June 25, 2019 representatives of Orrick provided a revised draft of the Rollover Agreement, including comments from OMM, to which Katten, on behalf of the Special Committee, had no further comments. Also, representatives of Manatt circulated to Orrick and Katten proposed final forms of the Indemnification Agreement and forum selection bylaw amendment. As the parties continued to finalize the definitive agreements, and disclosure schedules, the Special Committee scheduled a telephonic meeting for the evening on June 26, 2019 and the Company scheduled a full Board meeting for the morning of June 27, 2019.

On June 26, 2019, the Special Committee held a telephonic meeting that representatives of Katten and Roth attended. Representatives of Katten provided an overview of the Board’s fiduciary duties, both generally and in the context of taking action with respect to the proposed transaction. The representatives of Katten then reviewed the structure and terms of the proposed transaction, the Merger Agreement and the ancillary documents, including the Equity Commitment Letter and Limited Guarantee that were circulated prior to the meeting. On the remaining open item in the Merger Agreement, Katten updated the Special Committee that the Buyer Group proposed a Maximum Amount of $5 million, and following discussions and consideration, the Special Committee agreed to such amount in light of the financial viability of Essence International Capital (confirmed by diligence). Representatives from Katten then also discussed certain items related to the proposed transaction with the Buyer Group, including indemnification agreements and the forum selection bylaw amendment, press release and a Current Report on Form 8-K.

At the June 26th meeting, representatives of Roth summarized the market check, including the 32 most likely strategic acquirers it contacted, or attempted to contact, and reviewed the content of the executive summary distributed to such potential acquirers. Representatives of Roth further stated for the Special Committee that, despite persistent outreach, no party (i) had expressed any interest in submitting an acquisition proposal or (ii) sought to enter into a non-disclosure agreement with the Company. Representatives of Roth confirmed that the fact that the Buyer Group indicated it would not support an alternative acquisition proposal did not in any way impact the market check. Representatives of Roth then presented Roth’s financial analyses of the Per Share Merger Consideration offered by the Buyer Group and discussed the methodologies in its analyses. In particular, Roth noted that the resulting multiples for the Company at the Per Share Merger Consideration were above the median of a majority of the various selected publicly traded comparable company multiples, although below the low end of the ranges of the EV to LTM EBITDA, price to LTM earnings and estimated 2019 earnings multiples, as described more fully under “—Opinion of ROTH Capital Partners” beginning on page 30. Roth then delivered its oral opinion (which was subsequently confirmed in writing) to the effect that as of the such date and subject to the qualification, limitations and assumptions to be set forth in its written opinion, the $4.80 Per Share Merger Consideration was fair to the Company’s Public Stockholders. Following consideration of various matters and discussion, including the fairness opinion delivered by Roth, the Special Committee unanimously adopted resolutions (a) finding that the terms and conditions of the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the stockholders of the Company, (b) approving the Merger Agreement and (c) recommending the Board (i) determine that it is in the best interests of the Company and its stockholders, and declare it advisable, to enter into the Merger Agreement; (ii) approve the Merger Agreement and consummation of the transactions contemplated thereby; and (iii) resolve to recommend that the stockholders of the Company adopt the Merger Agreement, including with the vote of at least a majority of all outstanding shares of Common Stock held by the Public Stockholders. Representatives of Katten noted that the Special Committee had the flexibility to accept a superior proposal and terminate the Merger, subject to customary conditions.

On June 27, 2019, the Board held a telephonic meeting that representatives of Manatt and Katten attended, as well as members of senior management of the Company. Mr. Pan reviewed the terms and background of the Proposals. Then, Mr. David Li, on behalf of the Special Committee, reviewed the Special Committee’s process, and its recommendation to the Board. Prior to the meeting, representatives of Manatt had circulated the Merger Agreement and ancillary documents to the Board, as well as proposed resolutions. Representatives of Manatt reviewed with the Board the principal terms of the Merger Agreement and ancillary agreements, as well as proposed resolutions to approve the Merger. After discussion, the Board (excluding Mr. Pan and Mr. Liang Li who did not participate in the vote) unanimously adopted the resolutions, including approval of the form of Indemnification Agreement and forum selection bylaw amendment.

Following the adjournment of such meeting, overnight into June 28, 2019, the Company and the Parent Parties entered into the Merger Agreement, and the ancillary agreements were finalized and executed. Prior to the opening of the financial markets in the United States on June 28, 2019, the Company issued a press release announcing the execution of the Merger Agreement. Following the closing of the Financial Markets on June 28, 2019, the Company filed a Current Report on Form 8-K, including copies of the Merger Agreement and the press release as exhibits.

Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger

Determinations of the Special Committee

On June 26, 2019, the Special Committee, after careful consideration, including detailed discussions with its legal and financial advisors, unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company’s stockholders, (ii) recommended that the Board approve and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger and (iii) recommended that the Company’s stockholders vote for the adoption of the Merger Agreement. The Special Committee further believes that the Merger is fair to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act.

In the course of making the determinations described above, the Special Committee considered the following factors relating to the Company, its business and prospects, and the risks and challenges facing it, and to the Merger Agreement and the transactions contemplated thereby, including the Merger (all of which factors tended to support the recommendation and consummation of such agreement and transactions, but which factors are not intended to be exhaustive and are not presented in any relative order of importance):

•	the Special Committee’s review, with the assistance of Roth, of the Company’s business, operations, financial condition, earnings, prospects and strategy, including:

•	the extensive capital requirements of the Company to operate and grow the business, and the limited sources of cost-effective financing to satisfy such requirements;

•	the uncertain outlook for global trade relations;

•	the low trading volume for the shares of Common Stock on NASDAQ;

•	the decreased valuations in take-private transactions involving PRC-based companies; and

•	the prospects of the Company as an independent public company;

•	the Special Committee’s review, with the assistance of Roth, of financial projections prepared by management of the Company, which is discussed under “—Certain Financial Projections” beginning on page 43, including:

•	its concerns about the sales growth assumptions and whether they are achievable; and

•	the increasing costs and reduction in gross profit margin;

•	the Special Committee’s review, with the assistance of Roth, of the strategic alternatives available to the Company, including seeking to continue to execute the Company’s existing business plan; and a sale to, or merger with, another buyer, including the following factors:

•	that the offer from the Buyer Group had been outstanding for a lengthy period of time and no alternative transaction emerged;

•	that on more than one occasion the Buyer Group indicated that it might seek to lower the offer price below $4.80;

•	the extended period it took for Mr. Pan to secure financing to support his offer; and

•	that the pre-signing market check conducted by Roth yielded no alternative proposals or any inquiries from approximately 32 potential strategic buyers identified by Roth in consultation with the Special Committee;

•	the Special Committee’s belief that, as a result of the negotiations between the parties, the Per Share Merger Consideration of $4.80 was the highest price per share of Common Stock that the Buyer Group was willing to pay at the time of those negotiations, and that the combination of the Buyer Group’s agreement to pay that price and pre-signing market check conducted by Roth resulted in a sale of the Company at the highest price per share of Common Stock that was reasonably attainable;

•	the terms of the Merger Agreement, including the fact that the Merger Agreement contains exceptions to the no-shop provisions (as are more fully described under “The Merger Agreement—Acquisition Proposals” beginning on page 72) that are intended to help ensure that the Company’s stockholders receive the highest price per share of Common stock reasonably attainable, including:

•	the Company’s right, subject to certain conditions, to respond to and negotiate with respect to certain unsolicited acquisition proposals made after the date of the agreement and prior to the time the Company’s stockholders approve the proposal to adopt the Merger Agreement;

•

the Company’s right to terminate the Merger Agreement and accept a “superior proposal” prior to the Company’s stockholders’ approval of the proposal to adopt the Merger Agreement, subject to the Company paying to Parent (or one or more of its designees) a termination fee of $2,365,000, which amount the Special Committee believed was reasonable in light of, among other matters, the benefit of the Merger to the Company’s stockholders, the typical size of such termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals, as more fully described under “The Merger Agreement—Termination Fees” beginning on page 79; and

•	the Board’s ability to withdraw or change its recommendation that the Company’s stockholders approve the proposal to adopt the Merger Agreement under the circumstances described in the Merger Agreement and under “The Merger Agreement—Termination Fees” beginning on page 79;

•	the current and historical market prices of the shares of Common Stock, including the market performance of the shares of Common Stock relative to the common stock of other participants in the industries in which the Company operates and general market indices, and the fact that the Per Share Merger Consideration of $4.80 represents a premium of approximately 67% above the closing price of the shares of Common Stock on June 1, 2018, the last trading day before the announcement of the offer by the Buyer Group, and a premium of approximately 37% above the closing price of the shares of Common Stock for the date one month prior to the announcement of the offer by the Buyer Group;

•	the fact that the Per Share Merger Consideration is to be paid in cash, which will allow the Company’s stockholders to realize a fair value, in cash, from their investment upon the closing and which will provide them with certainty of value and liquidity, especially when viewed against the low trading volume in the shares of Common Stock on NASDAQ;

•	the financial analyses of Roth, financial advisor to the Special Committee, and the opinion of Roth, dated June 26, 2019, to the Special Committee with respect to the fairness, from a financial point of view, of the consideration to be paid to the Public Stockholders in the Merger, which opinion was based on and subject to the factors and assumptions set forth in the opinion, as more fully described under “—Opinion of ROTH Capital Partners” beginning on page 30;

•	the fact that Roth will receive 5% of the amount by which the aggregate consideration received in any alternative transaction exceeds the aggregate consideration to be received in the Merger, and the Special Committee’s belief that this fee appropriately incentivized Roth to conduct the pre-signing market check in a manner to enhance the likelihood of obtaining a “superior proposal;”

•	the likelihood of the Merger being completed, based on, among other matters:

•	the Buyer Group having obtained committed equity financing for the transaction to cover the full amount of the aggregate merger consideration such that no debt financing is required, the limited number and nature of the conditions to the equity financing and the reputation and financial condition of the Essence Parties;

•	the absence of a financing condition in the Merger Agreement;

•	the Company’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Parent’s obligation to cause, and, pursuant to the Equity Commitment Letter described under “—Financing for the Merger and Limited Guarantee” beginning on page 44, to seek specific performance to directly cause, Essence International Capital under the Equity Commitment Letter to fund its commitment thereunder; and

•	the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent pay the Company a termination fee of $4,730,000 (if the Buyer Group fails to complete the Merger when otherwise required pursuant to the Merger Agreement or otherwise materially breach their obligations under the Merger Agreement such that the conditions to the consummation of the Merger cannot be satisfied), and the guarantee of such payment obligation by the Essence International Capital pursuant to the Limited Guarantee as more fully described under “—Financing for the Merger and Limited Guarantee” beginning on page 44;

•	the availability of appraisal rights under Delaware law to holders of shares of Common Stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have the Delaware Court of Chancery determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement; and

•	the Special Committee’s belief that it was fully informed about the extent to which the interests of each of Mr. Pan and Mr. Liang Li in the Merger differed from those of the Company’s other stockholders.

In the course of reaching the determinations and decisions and making the recommendation described above, the Special Committee also considered the following factors relating to the procedural safeguards that it believed would ensure the fairness of the Merger and permit the Special Committee to represent effectively the interests of the Company’s unaffiliated stockholders:

•	the fact that the Special Committee consists solely of independent and disinterested directors of the Company who are not affiliated with any member of the Buyer Group, are not employees of the Company or any of its affiliates and have no financial interest in the Merger different from, or in addition to the interests of the Company’s unaffiliated stockholders other than their interests described under “—Interests of Certain Persons in the Merger” beginning on page 47;

•	the fact that the Special Committee was advised by Roth, as financial advisor, and by Katten, as legal advisor, each a nationally recognized firm selected by the Special Committee and neither of whom had been previously engaged by the Company or any member of the Buyer Group;

•	the fact that, as part of its review of the Company’s alternatives, the Special Committee considered the possibility of strategic alternatives to the Merger;

•	the fact that the Special Committee conducted deliberations, in more than six formal meetings, during a period of approximately three months regarding the Merger and alternatives to the Merger;

•	the fact that, with the assistance of its financial and legal advisors, the Special Committee conducted arm’s-length negotiations with the Buyer Group;

•	the fact that each of the Special Committee and the Board was aware that it had no obligation to recommend any transaction and that the Special Committee had the authority to “say no” to any proposals made by the Buyer Group or other potential acquirors;

•	the fact that the Special Committee made its evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement and with the full knowledge of the interests of the Buyer Group in the Merger; and

•	the conditions that (i) Mr. Pan’s proposal was conditioned on the approval of the Special Committee and (ii) the Merger Agreement be adopted not only by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon, but also by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock held by stockholders entitled to vote thereon other than the Buyer Group and its affiliates that beneficially own shares of Common Stock (i.e., a “majority-of-the-minority vote”);.

In the course of reaching the determinations and decisions and making the recommendation described above, the Special Committee considered the following risks and potentially negative factors relating to the Merger Agreement, the Merger and the other transactions contemplated thereby:

•	that the Company’s unaffiliated stockholders will have no ongoing equity participation in the Company following the Merger, and that such stockholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the shares of Common Stock, and will not participate in any potential future sale of the Company to a third party;

•	the fact that there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and, as a result, that the Merger may not be completed even if the Merger Agreement is adopted by the Company’s stockholders;

•	the risks and costs to the Company if the Merger does not close, including:

•	the pending capital needs of the Company to operate, and grow, the business;

•	uncertainty about the effect of the proposed Merger on the Company’s employees, customers and other parties, which may impair the Company’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers, financial counterparties and others to seek to change existing business relationships with the Company; and

•	restrictions under the Merger Agreement on the Company’s ability, without the consent of the Parent, to make acquisitions and investments, access the debt and capital markets, and take other specified actions until the proposed Merger occurs or the Merger Agreement terminates, which may prevent the Company from pursuing otherwise attractive business opportunities and taking other actions with respect to its business that it may consider advantageous;

•	the possibility that, under certain circumstances under the Merger Agreement, the Company may be required to pay Parent (or its designee) a termination fee of $2,365,000, as more fully described under “The Merger Agreement—Termination Fees” beginning on page 79, which could discourage other third parties from making an alternative acquisition proposal with respect to the Company, but which the Special Committee believes would not be a meaningful deterrent;

•	the fact that the Parent and Merger Sub are newly formed entities with essentially no assets and that the Company’s remedy in the event of breach of the Merger Agreement by the Parent or Merger Sub, if specific performance is not pursued or obtained, may be limited to receipt of a $4,730,000 termination fee payable by Parent and that, under certain circumstances, the Company may not be entitled to receive such a fee; and

•	the terms of the Buyer Group’s participation in the Merger and the fact that the Company’s executive officers may have interests in the transaction that are different from, or in addition to, those of the Company’s unaffiliated stockholders, as more fully described under “—Interests of Certain Persons in the Merger” beginning on page 47.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the Special Committee may have given different weights to different factors. The Special Committee recommended to the Board that the Merger Agreement and the Merger be approved based upon the totality of the information it considered.

In its analysis of the fairness of the Merger, the Special Committee did not consider the Company’s net book value as a factor or undertake an appraisal of the Company’s assets to determine the Company’s liquidation value for the unaffiliated security holders. The Special Committee believes that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Special Committee also believes that it is impracticable to determine the Company’s liquidation value in light of the execution risk involved in any breakup. In addition, the Special Committee considers the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations.

Recommendation of the Board of Directors

On June 27, 2019, the Board, acting upon the unanimous recommendation of the Special Committee, unanimously (excluding Messrs. Pan and Liang Li, who did not participate in the vote due to their respective interests in the Merger) (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and the Company’s stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated therein, including the Merger, and (iii) resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement.

In the course of making such determinations, the Board considered the following factors (which factors are not intended to be exhaustive and are not in any relative order of importance):

•	the Special Committee’s analyses, conclusions and unanimous determination, which the Board adopted, that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and the Company’s stockholders and the Special Committee’s unanimous recommendation that the Board approve and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger, and that the Company’s stockholders vote for the adoption of the Merger Agreement;

•	the fact that the Special Committee consists of two independent and disinterested directors of the Company who are not affiliated with any member of the Buyer Group or Parent or Merger Sub, are not employees of the Company or any of its affiliates and have no financial interest in the Merger different from, or in addition to the Company’s unaffiliated stockholders other than their interests described under “—Interests of Certain Persons in the Merger” beginning on page 47; and

•	the financial analyses of Roth, financial advisor to the Special Committee, and the opinion of Roth, dated June 26, 2019, to the Special Committee with respect to the fairness, from a financial point of view, of the consideration to be paid to the Public Stockholders, in the Merger, which opinion was based on and subject to the factors and assumptions set forth in the opinion, as more fully described under “—Opinion of ROTH Capital Partners” beginning on page 30.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board made its recommendation based upon the totality of the information it considered.

The Board (excluding Mr. Pan or Mr. Liang Li, who did not participate in the vote due to their respective interests in the Merger) unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement.

Opinion of ROTH Capital Partners

On June 26, 2019, ROTH Capital Partners, LLC (“Roth”) rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Roth’s written opinion dated June 26, 2019), that as of such date, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion, the Per Share Merger Consideration to be received by the Public Stockholders was fair, from a financial point of view, to such holders.

Roth’s opinion was directed to the Special Committee and only addressed the fairness from a financial point of view of the Per Share Merger Consideration to be received by the Public Stockholders in the Merger and does not address any other aspect or implication of the Merger. The summary of Roth’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion. The opinion did not address the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, nor did it address the underlying business decision of the Special Committee, the Board, the Company, its security holders or any other party or entity to proceed with or effect the Merger or any terms or aspects of any voting or other agreements to be entered into in connection with the Merger, any potential financing for the Merger or the likelihood of consummation of such financing. Roth’s opinion should not be construed as creating any fiduciary duty on Roth’s part to any party or entity. Roth’s opinion was not intended to be, and does not constitute, advice or a recommendation to the Special Committee, the Board or any Company stockholder as to how to act or vote with respect to the Merger or related matters.

In arriving at its opinion, Roth:

•	reviewed certain publicly available financial statements and other business and financial information of the Company;

•	reviewed certain financial projections concerning the Company prepared by the management of the Company and conducted discussions with management concerning such financial projections;

•	discussed the past and current operations, financial condition and the prospects of the Company with senior executives of the Company;

•	reviewed the reported prices and trading activity for the share of Common Stock;

•	reviewed the financial terms, to the extent publicly available, of certain comparable Acquisition Transactions deemed comparable with the Merger and compared such financial terms with those of the Merger;

•	compared the financial performance of the Company and the prices and trading activity of the shares of Common Stock with that of certain other publicly-traded companies deemed comparable with the Company and its securities;

•	participated in certain discussions with representatives of the Special Committee and its legal advisors;

•	reviewed a draft of the Merger Agreement dated June 26, 2019; and

•	performed such other analyses, including detailed financial analyses and modeling, and reviewed such other information and considered such other factors as Roth deemed appropriate for purposes of evaluating the proposed Merger and arriving at its opinion.

For its opinion, Roth assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or was furnished, or otherwise made available, to it or discussed with or reviewed by or for it. With respect to the financial projections, Roth was advised by management of the Company and assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company, and Roth expressed no view as to the assumptions on which they were based. In addition, Roth assumed that the final executed Merger Agreement would not differ in any material respect from the draft Merger Agreement reviewed by Roth, and that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Roth also assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions would be imposed that would have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger.

Roth is not a legal, tax, accounting or regulatory advisor. Roth is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters. Roth expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Per Share Merger Consideration to be received by the holders of shares of Common Stock in the Merger. Roth’s opinion did not address the fairness of any consideration to be received by anyone other than the Public Stockholders pursuant to the Merger Agreement, including the Rollover Stockholders or the holders of any other class of securities, creditors or other constituencies of the Company. Roth’s opinion did not address the underlying business decision of the Company to enter into the Merger or the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or were available. Roth did not make any independent valuation or appraisal of the assets or liabilities (fixed, contingent or otherwise) of the Company, nor was Roth furnished with any such valuations or appraisals, nor did Roth assume any obligation to conduct, nor did Roth conduct, any physical inspection of the properties, facilities or other assets of the Company. Roth did not evaluate the solvency of the Company under any law of any jurisdiction relating to bankruptcy, insolvency or similar matters. Roth is not a legal expert, and, for purposes of its analyses, Roth did not make any assessment of the status of any outstanding litigation involving the Company and excluded the effects of any such litigation in its analyses. Roth’s opinion was based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date Roth’s opinion may affect the opinion and the assumptions used in preparing it, and Roth did not assume any obligation to update, revise or reaffirm its opinion.

Roth’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, of the Per Share Merger Consideration to be received by the Public Stockholders in the proposed Merger. The issuance of Roth’s opinion was approved by a fairness opinion committee of Roth.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses performed by Roth and reviewed by the Special Committee in connection with Roth’s opinion relating to the Merger and does not purport to be a complete description of the financial analyses performed by Roth. The rendering of an opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Roth or of its presentation to the Special Committee on June 26, 2019. The order of analyses described below does not represent the relative importance or weight given to those analyses by Roth. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Roth’s financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Roth’s financial analyses.

In performing its analyses, Roth made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Merger Agreement. Roth does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

Selected Publicly Traded Comparable Companies. In order to assess how the public market values shares of publicly traded companies similar to the Company, Roth reviewed and compared certain financial information relating to the Company with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, Roth deemed relevant to the Company. Although none of the selected companies was identical to the Company, Roth selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business, size, financial performance, geographic concentration and listing jurisdiction. The selected comparable companies were:

Company	Ticker
Golden Power	HK:3919

CBAK Energy	CBAT

Ultralife	ULBI

Coslight	SEHK: 1043

Gold Peak	SEHK: 40

Leoch	842

Maxell	TSE: 6810

GS Yuasa	TSE: 6674

EnerSys	ENS

For the Company and each of the selected companies, Roth calculated and compared various financial multiples and ratios of the Company and the selected comparable companies based on each respective company’s public filings for historical information and third-party research estimates for forecasted information.

In its review of the selected companies, Roth considered, among other things, (i) market capitalizations (computed using closing stock prices as of June 26, 2019), (ii) enterprise values (“EV”), (iii) EV as a multiple of EBITDA for the latest twelve-month period (“LTM”) as of June 26, 2019, and estimated EBITDA for calendar years 2019, 2020 and 2021, (iv) price to LTM and estimated calendar year 2019, 2020 and 2021 earnings, (v) projected growth rates for calendar years 2018 to 2019 and 2019 to 2020, and (vi) LTM gross margins, EBITDA margins and net income margins. This information and the results of these analyses are summarized in the following table:

		Diluted	Share Price	Mkt. Cap	TEV	EV/EBITDA								P/Earnings								Proj. Growth		LTM Margins (%)
Company	Ticker	Shares	06/26/19	06/26/19	06/26/19	LTM		CY 2019		CY 2020		CY 2021		LTM		CY 2019		CY 2020		CY 2021		18-19	19-20	Gross	EBITDA	Net
Golden Power	HK:3919	240.0	$0.07	$16.0	$35.2	15.5	x	NA		NA		NA		NM		NA		NA		NA		NA	NA	20.2	5.5	1.9
CBAK Energy	CBAT	31.7	$0.98	$31.1	$69.9	NM		NA		NA		NA		NM		NA		NA		NA		NA	NA	(12.1)	(38.8)	(8.2)
Ultralife	ULBI	16.1	$8.15	$131.0	$110.6	15.6	x	NA		NA		NA		44.0	x	NA		NA		NA		NA	NA	28.2	8.5	28.0
Coslight	SEHK: 1043	379.0	$0.22	$84.9	$326.1	8.7	x	NA		NA		NA		6.1	x	NA		NA		NA		NA	NA	18.7	8.1	6.2
Gold Peak	SEHK: 40	784.7	$0.10	$80.4	$332.7	10.5	x	NA		NA		NA		9.9	x	NA		NA		NA		NA	NA	25.0	3.7	0.9
Leoch	842	1,357.7	$0.07	$100.8	$417.3	5.1	x	4.8	x	4.0	x	3.3	x	12.8	x	6.4	x	3.9	x	1.6	x	2.7%	15.5%	11.1	5.9	1.1
Maxell	TSE: 6810	52.8	$13.62	$719.5	$745.5	7.6	x	7.9	x	6.1	x	5.2	x	19.8	x	NA		NA		NA		8.1%	5.6%	20.6	7.3	3.5
GS Yuasa	TSE: 6674	81.8	$19.09	$1,562.1	$1,973.5	5.2	x	5.0	x	4.8	x	4.6	x	14.6	x	NA		NA		NA		(0.6)%	2.1%	23.0	10.2	3.3
EnerSys	ENS	42.9	$65.78	$2,820.3	$3,557.7	10.6	x	8.3	x	7.8	x	7.0	x	18.5	x	11.5	x	10.4	x	9.0	x	24.0%	NA	25.0	12.0	5.7

	Min	16.1	$0.07	$16.0	$35.2	5.1	x	4.8	x	4.0	x	3.3	x	6.1	x	6.4	x	3.9	x	1.6	x	(0.6)%	2.1%	(12.1)	(38.8)	(8.2)
	25th PCTL	42.9	$0.10	$80.4	$110.6	7.0	x	5.0	x	4.6	x	4.3	x	11.4	x	7.7	x	5.5	x	3.5	x	1.9%	3.9%	18.7	5.5	1.1
	Median	81.8	$0.98	$100.8	$332.7	9.6	x	6.4	x	5.4	x	4.9	x	14.6	x	8.9	x	7.1	x	5.3	x	5.4%	5.6%	20.6	7.3	3.3
	75th PCTL	379.0	$13.62	$719.5	$745.5	11.8	x	8.0	x	6.5	x	5.7	x	19.1	x	10.2	x	8.8	x	7.2	x	12.0%	10.6%	25.0	8.5	5.7
	Max	1,357.7	$65.78	$2,820.3	$3,557.7	15.6	x	8.3	x	7.8	x	7.0	x	44.0	x	11.5	x	10.4	x	9.0	x	24.0%	15.5%	28.2	12.0	28.0

Highpower	HPJ	16.4	$4.80	$78.9	$161.2	6.7	x	6.9	x	6.4	x	6.6	x	7.1	x	7.5	x	8.0	x	9.3	x	9.1%	10.0%	20.5	7.9	4.8

Notes to the Table:

1.	Source: Capital IQ. Projected financials based on median analysist estimates.
2.	Enterprise value = Market Cap + Debt – Cash
3.	All Ev/EBITDA multiples less than 0 or greater than 35 are considered “NM”
4.	All P/E Multiples less than 0 or greater than 50 as considered “NM”

Roth noted that, although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business. Accordingly, Roth’s comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

Roth noted that the resulting multiples for the Company at the Per Share Merger Consideration were above the median of a majority of the various selected publicly traded comparable company multiples, but below the low end of the ranges of the EV to LTM EBITDA, price to LTM earnings and estimated 2019 earnings multiples, which the Special Committee discussed at length, as described more fully in “—Background of the Merger” beginning on page 18.

Selected Comparable Transaction Analysis. Roth reviewed and compared the purchase prices and financial multiples paid in selected other transactions primarily in the battery and battery applications space from January 1, 2010 to present that had publicly available data and that Roth, in the exercise of its professional judgment, determined to be relevant. For each of the selected transactions, Roth calculated and compared the resulting enterprise value in the transaction as a multiple of LTM EBITDA and the price in the transaction to LTM earnings. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The selected transactions analyzed are set out in the following table:

Closed Date	Target	Buyers	Implied Enterprise Value ($M)	EV/LTM EBITDA		P/LTM E		Business Description
05/01/19	Southwest Electronic	Ultralife	$25.0	-		-		Lithium ion & lead acid batteries
12/29/18	Zuhai Power	Zhuhai Battery	$34.4	-		-		Manufactures lead acid batteries
10/17/18	Kokam	SolarEdge Technologies	$134.0	-		-		Batteries and battery solutions
09/19/18	Zhejiang Youchuang Solar	Zhejiang Youchuang VC	$84.6	-		-		Solar cell batteries
07/31/17	Zhuhai Coslight Battery	Beijing Yi Kehui	$169.1	-		9.7	x	Lithium-polymer batteries
04/28/17	Nesscap Energy	Maxwell Technologies	$23.0	-		-		Comprises energy storage and power delivery solutions design and manufacturing
02/22/17	Hunan Shinzoom Technology	Hunan Zhongke Electric	$74.9	-		33.8	x	Develops and manufactures cathode material lithium batteries
08/15/16	Saft Groupe	TOTAL S.A.	$1,192.7	7.1	x	-		Designs, develops, manufactures rechargeable batteries
07/21/16	Shenzhen Optimum Nano Energy	Shaanxi J&R Optimum Energy	$793.7	-		18.8	x	Lithium iron phosphate batteries
01/13/16	Accutronics	Ultralife Batteries	$11.0	-		-		Designs, develops, and manufactures rechargeable batteries
02/11/15	Yokohama Industries	Fordington Pte	$51.6	NM		19.1	x	Manufactures and markets batteries
11/24/14	Ener-tek International	Vectra Co.	$24.0	8.0	x	-		Manufactures storage batteries
10/25/12	SB LiMotive	Samsung SDI	$209.4	-		-		Researches and develops, manufactures, and sells lithium-ion batteries
10/19/12	Axeon Holdings	Johnson Matthey	$65.1	-		-		Design, development, manufacture, and supply of lithium-ion batteries
10/26/10	Zhejiang GBS Energy	Hybrid Kinetic Group	$24.6	NM		NM		Developing, manufacturing, and selling lithium-ion power battery
01/29/10	EaglePicher Technologies	Vectra Co.	$171.9	-		-		Designs, manufactures, and supplies lithium ion batteries
01/12/10	Shenzhen NewPower Technology	Shenzhen E'Jenie Technology	$14.3	11.8	x	12.3	x	Manufactures lithium ion batteries

		Min	$11.0	7.1	x	9.7	x
		25th PCTL	$24.6	7.6	x	12.3	x
		Median	$65.1	8.0	x	18.8	x
		75th PCTL	$169.1	9.9	x	19.1	x
		Max	$1,192.7	11.8	x	33.8	x

		HPJ	$158.0	6.6	x	6.8	x

Notes to the Table:

1.	Transactions from 01/01/10 – Present in battery and battery applications space
2.	All transactions include sale of majority stake of target
3.	Transactions with EV/LTM EBITDA multiples greater than 20x are listed as “NM”
4.	Transactions with P/LTM greater than 50x are listed as “NM”
5.	Transactions less than $10M in EV and without publicly available data were excluded from analysis

Roth noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business. Accordingly, Roth’s comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial, technological and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

Roth noted that the EV to LTM EBITDA multiple for the Merger at the Per Share Merger Consideration was below the low end of the range of the EV to LTM EBITDA multiples for the comparable transactions. Roth also noted that the price to LTM earnings multiple for the Merger at the Per Share Merger Consideration was below the low end of the range of the price to LTM EBITDA multiples for the comparable transactions. Roth noted that it conducted a market check at the direction of the Special Committee, and no party contacted by Roth expressed an interest in pursuing an acquisition of the Company.

Analyses of Implied Premiums. Roth reviewed and compared the offer price to certain closing prices in selected other transactions primarily in the basic materials, industrials, and non-cyclical consumer goods/services space from January 1, 2010 to present that had publicly available data and that Roth, in the exercise of its professional judgment, determined to be relevant. For each of the transactions, Roth calculated and compared the premium of the offer price to (i) the closing price on the last trading day prior to the public announcement of the offer, (ii) the closing price one week prior to the public announcement of the offer, and (iii) the closing price one month prior to the public announcement of the offer. The selected transactions analyzed are set out in the following table:

Effective Date	Target	Buyer	Transaction Value ($M)	Premium - 1 Day Prior (%)	Premium- 1 Week Prior (%)	Premium -1 Month Prior to (%)
05/21/19	Sierra Monitor	MSA Safety	$36.7	54.8	72.9	58.5
05/16/19	Maxwell Technologies	Tesla	$277.2	96.3	110.7	142.0
05/15/19	MPM Holdiing	MOM Holding	$1,582.7	(2.6)	(2.3)	2.1
04/03/19	Pershing Gold Corp	Americas Silver Corp	$73.3	80.3	101.9	66.5
03/14/19	Esterline Technologies Corp	Transdigm Group Inc	$3,610.1	62.4	63.0	67.1
03/08/19	NutriSystem Inc	Tivity Health Inc	$1,443.4	38.7	29.3	29.9
03/01/19	Livent Corp	Shareholders	$1,586.8	1.8	2.5	(8.3)
02/28/19	Nexeo Solutions Inc	Univar Inc	$1,969.8	13.3	13.7	13.9
02/22/19	Tahoe Resources Inc	Pan American Silver Corp	$1,287.7	54.6	37.7	16.8
02/21/19	Command Security Corp	Prosegur SIS USA Inc	$29.8	56.6	52.4	62.9
02/08/19	Dun & Bradstreet Corp	Investor Group	$6,881.4	15.2	16.2	13.3
02/01/19	Electro Scientific Industries Inc	MKS Instruments Inc	$1,024.1	100.9	98.5	76.4
01/31/19	Essendant Inc	Staples Inc	$428.0	17.2	31.7	33.8
01/14/19	Engility Holdings Inc	Science Applications Intl Corp	$2,394.9	11.6	16.5	19.2
12/19/18	Corporate Capital Trust Inc	FS Investment Corp	$1,590.4	(23.4)	(21.8)	(21.0)
12/06/18	JetPay Corp	NCR Corp	$90.4	146.3	153.8	197.1
12/05/18	American Railcar Industries Inc	STL Parent Corp	$1,335.9	51.2	52.5	48.7
11/26/18	Rockwell Collins Inc	United Technologies Corp	$23,329.9	19.7	24.6	33.3
11/15/18	KMG Chemicals Inc	Cabot Microelectronics Corp	$1,239.5	19.6	16.5	5.1
11/07/18	WSI Industries Inc	Polaris Industries Inc	$21.6	35.9	30.8	26.7
11/02/18	Kapstone Paper & Packaging Corp	WestRock Co	$3,495.7	31.9	35.4	54.3
10/31/18	RLJ Entertainment Inc	AMC Networks Inc	$43.6	9.8	9.3	8.4
10/26/18	Pinnacle Foods Inc	Conagra Brands Inc	$8,150.2	12.0	11.6	17.0
10/22/18	SuperValu Inc	United Natural Foods Inc	$1,255.3	94.0	113.4	114.0
10/01/18	Xcerra Corp	Cohu Inc	$764.7	8.5	15.7	16.6
08/27/18	Cotiviti Holdings Inc	Verscend Tech Inc	$4,282.4	12.2	13.1	33.9
08/21/18	A Schulman Inc	LyondellBasell Industries NV	$2,043.3	8.7	18.1	9.8
08/20/18	Mattersight Corp	NICE Ltd	$102.7	25.6	17.4	28.6
08/01/18	Capella Education Co	Strayer Educ Inc	$861.7	22.5	18.8	12.0
07/13/18	HRG Group Inc	Spectrum Brands Holdings Inc	$3,623.4	6.7	7.3	(8.2)
07/09/18	Dr Pepper Snapple Group Inc	Keurig Green Mountain Inc	$22,250.2	8.5	7.2	6.9
07/06/18	Azarga Uranium Corp	Urz Energy Corp	$10.5	136.7	136.7	134.1
06/22/18	Analogic Corp	Altaris Capital Partners LLC	$1,050.1	(11.5)	(11.3)	(10.5)
06/19/18	RPX Corp	HGGC LLC	$524.3	(24.6)	(20.8)	(23.6)
06/14/18	Layne Christensen Co	Granite Construction Inc	$325.0	28.5	27.1	22.3
06/07/18	ELXSI Corp	SPX Corp	$174.7	39.0	35.5	30.8
06/07/18	Monsanto Co	Bayer AG	$56,598.0	41.7	42.8	43.9
06/06/18	Orbital ATK Inc	Northrop Grumman Corp	$9,170.8	22.2	24.7	28.0

Effective Date	Target	Buyer	Transaction Value ($M)	Premium - 1 Day Prior (%)	Premium- 1 Week Prior (%)	Premium -1 Month Prior to (%)
05/29/18	Hardinge Inc	Investor Group	$215.0	12.1	15.4	21.1
05/10/18	Chicago Bridge & Iron Co NV	McDermott International Inc	$1,862.9	3.1	2.1	18.5
04/24/18	Blue Buffalo Pet Products Inc	General Mills Inc	$7,926.9	17.2	14.0	20.2
04/16/18	Ply Gem Holdings Inc	Clayton Dubilier & Rice LLC	$1,501.6	19.6	17.9	19.2
03/26/18	Snyder's-Lance Inc	Campbell Soup Co	$4,964.3	12.6	30.1	37.8
03/23/18	Crystal Rock Holdings Inc	Cott Corp	$20.7	22.8	24.4	18.3
03/22/18	Key Technology Inc	Duravant LLC	$173.3	50.6	46.9	40.1
03/09/18	Calgon Carbon Corp	Kuraray Co Ltd	$1,113.6	62.9	62.9	77.7
02/28/18	Straight Path Communications Inc	Verizon Communications Inc	$2,311.8	404.4	411.5	457.6
02/20/18	Deltic Timber Corp	Potlatch Corp	$1,165.1	7.1	6.2	9.0
02/12/18	CalAtlantic Group Inc	Lennar Corp	$5,790.2	26.9	31.4	39.2
01/31/18	Amplify Snack Brands Inc	Hershey Co	$921.0	71.4	86.1	114.7
12/19/17	Omega Protein Corp	Cooke Inc	$501.0	32.5	32.1	37.9
12/14/17	Inventure Foods Inc	Utz Quality Foods Inc	$79.1	(10.3)	(9.3)	(14.7)
12/11/17	Detrex Corp	Italmatch Chemicals SpA	$45.9	8.0	8.0	10.2
12/07/17	Numerex Corp	Sierra Wireless Inc	$104.3	11.2	6.5	8.0
11/17/17	The Advisory Board Co	Optum Inc	$2,155.0	5.6	1.9	(4.8)
11/17/17	Brocade Communications Systems Inc	Broadcom Ltd	$5,535.8	13.4	44.9	34.2
11/08/17	Bankrate Inc	Red Ventures LLC	$1,253.2	9.0	12.5	30.2
10/19/17	Landauer Inc	Fortive Corp	$648.2	9.6	8.6	10.0
10/10/17	West Corp	Apollo Global Management LLC	$1,988.2	(7.1)	(5.4)	(3.3)
10/05/17	Forestar Group Inc	DR Horton Inc	$558.3	26.3	25.9	36.5
10/02/17	Neff Corp	United Rentals Inc	$606.6	26.9	31.2	47.1
09/29/17	PAREXEL International Corp	Pamplona Capital Management	$4,629.2	27.9	36.4	43.7
09/28/17	Sevcon Inc	BorgWarner Inc	$125.7	60.8	59.7	38.4
09/13/17	CDI Corp	AE Industrial Partners LLC	$155.0	33.1	32.0	38.7
09/10/17	Swift Transportation Co	Knight Transportation Inc	$2,959.1	10.2	8.2	6.3
08/31/17	EI du Pont de Nemours & Co {DuPont}	The Dow Chemical Co	$62,141.1	5.7	4.7	5.1
08/28/17	Whole Foods Market Inc	Amazon.com Inc	$13,561.4	35.2	41.1	45.1
07/31/17	Intrawest Resorts Holdings Inc	Hawk Holding Co LLC	$944.7	(6.1)	(5.3)	5.4
07/28/17	Rightside Group Ltd	Donuts Inc	$205.9	8.7	9.3	18.0
07/25/17	Reynolds American Inc	British American Tobacco PLC	$49,053.7	26.2	26.0	22.6
07/20/17	Electrical Geodesics Inc	Koninklijke Philips NV	$36.7	36.0	35.1	33.1
07/19/17	Sajan Inc	AMPLEXOR International SA	$28.0	46.1	61.1	53.8
06/27/17	LMI Aerospace Inc	Sonaca SA	$190.9	51.4	57.1	55.5

Effective Date	Target	Buyer	Transaction Value ($M)	Premium - 1 Day Prior (%)	Premium- 1 Week Prior (%)	Premium -1 Month Prior to (%)
06/22/17	MOCON Inc	AMETEK Inc	$187.4	38.6	33.9	36.1
06/21/17	TRC Cos Inc	New Mountain Partners IV LP	$554.5	46.9	61.8	63.3
06/15/17	Mead Johnson Nutrition Co	Reckitt Benckiser Group PLC	$16,650.6	27.7	20.1	25.4
06/07/17	AdvancePierre Foods Holdings Inc	Tyson Foods Inc	$4,264.4	9.8	18.6	27.6
06/06/17	Multi Packaging Solutions International Ltd	WestRock Co	$1,398.5	25.1	26.9	23.6
06/01/17	Valspar Corp	Sherwin-Williams Co	$9,308.7	34.8	38.1	46.7
05/26/17	Ultratech Inc	Veeco Instruments Inc	$769.5	10.4	10.1	18.1
05/04/17	Stillwater Mining Co	Sibanye Gold Ltd	$2,179.6	22.6	18.7	21.4
04/21/17	Air Methods Corp	American Securities LLC	$1,568.1	20.5	18.5	23.2
04/21/17	Chemtura Corp	Lanxess AG	$2,109.7	18.9	23.0	12.8
04/13/17	B/E Aerospace Inc	Rockwell Collins Inc	$8,200.8	(30.3)	(27.7)	(27.7)
04/12/17	The WhiteWave Foods Co	Danone SA	$10,355.6	18.6	19.8	22.4
04/05/17	CEB Inc	Gartner Inc	$2,492.4	24.8	27.2	30.2
04/05/17	Joy Global Inc	Komatsu America Corp	$2,777.6	20.2	21.0	24.3
03/21/17	G&K Services Inc	Cintas Corp	$1,960.2	18.7	21.8	23.7
03/10/17	Linear Technology Corp	Analog Devices Inc	$14,375.6	23.9	24.2	33.3
02/06/17	Team Health Holdings Inc	Blackstone Group LP	$3,312.9	32.6	36.8	25.4
02/01/17	Apollo Education Group Inc	AP VIII Queso Holding LP	$1,086.4	51.8	32.1	38.7
01/20/17	AEP Industries Inc	Berry Plastics Grp Inc	$566.5	42.9	41.4	31.5

		Min	$10.5	(30.3)	(27.7)	(27.7)
		25th PCTL	$313.1	10.1	12.2	13.1
		Median	$1,311.8	22.6	24.5	26.1
		75th PCTL	$3,524.3	38.8	37.8	39.5
		Max	$62,141.1	404.4	411.5	457.6

		HPJ	$158.0	67.0	62.7	37.1

Notes to the Table:

1.	Source: Thomson Eikon. U.S. listed, majority transactions from 01/01/17 – Present in Basic Materials, Industrials and Non-Cyclical Consumer Goods/Services space
2.	Excludes transactions less than $10M

Roth compared the Per Share Merger Consideration to closing price of the Company’s on the day prior to the public announcement of the offer represented by the Proposal Letter dated June 2, 2018, to the closing price of the Company’s shares one week prior to the public announcement of such offer, and to the closing price of the Company’s shares one month prior to the public announcement of such offer. Roth noted that the implied premiums of the Per Share Merger Consideration were above the high end of the range of premiums for comparable transactions for the day prior to an offer and one week prior to an offer and at the high end of the range for one month prior to an offer.

Discounted Cash Flow Analysis. Roth performed a discounted cash flow analysis of the Company by calculating ranges of the estimated net present value of the unlevered, after-tax free cash flows attributable to stockholders of the Company that the Company forecasted to generate from 2019 through 2021. All of the information used in Roth’s analysis was based on publicly available sources and the Company Financial Projections (as defined below) provided by the Company’s management, which internal projections can be found under the caption “—Certain Financial Projections.” The following table sets forth are the free cash flows and implied price per share calculations used in Roth’s analysis:

	FY	FY	FY
Cash Flow Projections	2019E	2020E	2021E

Revenue	$329.7	$362.7	$399.0
EBITDA	$23.5	$25.2	$24.3

EBIT	$15.7	$15.6	$14.1
NOPAT[2]	$13.4	$13.2	$12.0
D&A	$6.9	$9.6	$10.2

Capex	$(26.8)	$(22.1)	$(8.8)

(Increase)/Decrease in NWC	$(10.1)	$(15.2)	$(12.4)

Unlevered Free Cash Flow	$(16.7)	$(14.5)	$0.9
PV of Free Cash Flow	$(8.1)	$(13.1)	$0.7

End of Year Discount Period:	0.5	1.5	2.5
Mid-Year Discount Period:	0.3	0.8	1.8

DCF Assumptions & Output

Discount Rate:	14.6%

Exit EBITDA Multiple[3]	8.0	x
Terminal EBITDA	$24.3
Terminal Value	$194.3
PV of Terminal Value	$138.2
Sum of PV of Cash Flows	$(20.4)

Implied EV	$117.8
Subtract Debt	$107.2
Add Cash	$24.9
Implied Equity Value	$35.5
Diluted Shares Outstanding	16.4
Implied Price/Share	$2.16

Notes to the Table:

1.	Assumes a valuation date of 07/01/19 and a mid-year discount period. Projections provided by management.
2.	Net operating profit after tax (NOPAT) = EBIT x (1-Tax Rate), where Tax Rate = 15%
3.	Taken from median of precedents

In performing its discounted cash flow analysis, Roth calculated ranges of the estimated present values of the Company’s unlevered, after-tax free cash flows attributable to stockholders of the Company that the Company forecasted for fiscal years 2019 to 2021 by applying a discount rate of 14.6%, reflecting Roth’s estimates of the Company’s weighted-average cost of capital. The weighted-average cost of capital was calculated using the Capital Asset Pricing Model, which took into account the Company’s beta, betas of comparable companies, the risk-free rate, a historical equity market risk premium, a historical small capitalization risk premium, which risk premiums were generally sourced from www.costofcapital.duffandphelps.com.

Roth calculated an implied price per share for the Company’s common stock based on the terminal value for the Company using a multiple of terminal EBITDA (using the management’s estimate of EBITDA for 2021) of 8.0x. The estimated present value of this estimated terminal value amount was then calculated by applying a discount rate of 14.6%. Combining the total present value of the estimated unlevered free cash flows and the present value of the terminal value resulted in an implied enterprise value for the Company of $35.5 million. Roth then divided this implied enterprise value by 16.4 million shares of common stock outstanding to derive an implied price of $2.16 per share. Roth noted the Per Share Merger Consideration was above the implied price per share calculated based on the discounted cash flow analysis.

Other Analysis. Roth considered the 52-week high and low of the Company’s stock price between June 2, 2017 and June 2, 2018. Roth noted that the 52-week high was $5.75 per share of Common Stock and that the 52-week low was $2.75 per share of Common Stock. Roth noted that the Per Share Merger Consideration was at the higher end of the range, but that the Company’s stock price had dropped below the Per Share Merger Consideration in December 2017 and had stayed below the Per Share Merger Consideration for the time period since December 2017.

General

The summary set forth above does not contain a complete description of the analyses performed by Roth, but does summarize the material analyses performed by Roth in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Roth believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Roth opinion. In arriving at its opinion, Roth considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Roth made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Roth’s view of the actual value of the Company. As described above, Roth’s opinion was only one of many factors considered by the Special Committee and the Board in making its determination to approve the Merger.

Roth is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. The Special Committee selected Roth to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement on the basis of such experience and its familiarity with the market. Roth has had no relationship with any party in the Merger in the past two years, except that in the ordinary course of business Roth and its affiliates may acquire, hold or sell, for it and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the Merger, and, accordingly, may at any time hold a long or a short position in such securities. Roth and its affiliates may in the future provide investment banking and other financial services to the parties in the Merger and their respective affiliates for which Roth would expect to receive compensation.

Roth is acting as financial advisor to the Special Committee in connection with the Merger. Pursuant to its engagement letter with Roth, the Company (a) has paid to Roth $200,000 fee upon the delivery of a fairness opinion, which fee was not contingent upon the closing of the Merger, and (b) has agreed to pay Roth a $150,000 advisory fee upon the closing of the Merger or any similar transaction involving alternate bidders (an “Alternative Transaction”); provided that in the case of any Alternative Transaction, Roth is entitled to receive in addition to the foregoing advisory fee, 5% of the amount by which the aggregate consideration received in the Alternative Transaction exceeds the aggregate consideration to be received in the Merger. No portion of the fees payable to Roth were contingent on the conclusions reached by Roth in Roth’s fairness opinion. In addition, the Company has agreed to indemnify Roth for certain liabilities that may arise out of its engagement by the Special Committee and the rendering of Roth’s opinion and to reimburse certain of Roth’s reasonable, actual out-of-pocket expenses, including fees and disbursements of Roth’s legal counsel not to exceed $10,000.

Position of the Buyer Group as to Fairness of the Merger

Under SEC rules governing going-private transactions, each member of the Buyer Group may be deemed to be an affiliate of the Company and therefore, required to express its belief as to the fairness of the Merger to the Company’s “unaffiliated security holders” (as defined under Rule 13e-3 of the Exchange Act). Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Buyer Group as to the fairness of the Merger are not intended to be, and should not be construed as, a recommendation to any holder of shares of Common Stock as to how to vote on the proposal to adopt the Merger Agreement. The Buyer Group has interests in the Merger that are different from, and in addition to, those of the unaffiliated security holders by virtue of their continuing interests in the Surviving Company after the consummation of the Merger. See “Special Factors—Interests of Certain Persons in the Merger” beginning on page 47 for additional information.

The Buyer Group believes the interests of the unaffiliated security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Buyer Group attempted to negotiate a transaction that would be most favorable to them, rather than to the unaffiliated security holders and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were substantively and procedurally fair to such holders. No member of the Buyer Group participated in the deliberations of the Special Committee regarding, and did not receive any advice from the Special Committee’s legal or financial advisors as to, the fairness of the Merger to the unaffiliated security holders. Furthermore, the members of the Buyer Group did not engage a financial advisor for the purpose of performing any independent valuation or other analysis to assist them in assessing the fairness of the Per Share Merger Consideration, as applicable, to the Company’s unaffiliated security holders.

Based on their knowledge and analysis of available information regarding the Company, as well as the factors considered by, and the analysis and resulting conclusions of, the Special Committee and the Board discussed in “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Board” beginning on page 24, the Buyer Group believes the Merger is substantively and procedurally fair to the unaffiliated security holders. In particular, the Buyer Group’s belief is based on the consideration of the following factors, which are not listed in any relative order of importance:

•	the Per Share Merger Consideration of $4.80 represents a premium of approximately 67% above the closing price of $2.88 of the Common Stock per share on June 1, 2018, the last trading day prior to the Company’s initial announcement on June 4, 2018 of its initial receipt of a “going-private” proposal from Mr. Pan., and a premium of approximately 37% above the closing price of the shares of Common Stock for the date one month prior to the above announcement;

•	the Common Stock traded as low as $2.07 per share during the 52-week period prior to the announcement of the execution of the Merger Agreement;

•	the recognition of the potential disadvantages that the Company would continue to face as an SEC-reporting public company, including continuing to be subject to the (i) increased costs of regulatory compliance; (ii) requirement to disclose a considerable amount of business information to the public, some of which would otherwise be considered competitively sensitive and would not be disclosed by a non-reporting company and which potentially may help the Company’s actual or potential competitors, customers, lenders and vendors compete against the Company or make it more difficult for the Company to negotiate favorable terms with them, as the case may be and (iii) the limited trading volume of the Common Stock on NASDAQ;

•	the Special Committee consists solely of directors who are unaffiliated with any member of the Buyer Group or any officer or employee of the Company and do not have any interests in the Merger different from, or in addition to, those of the unaffiliated security holders, other than (i) the directors’ receipt of Board compensation in the ordinary course, (ii) Special Committee members’ compensation in connection with its evaluation of the Merger (which is not contingent upon the consummation of the Merger or the Special Committee’s or Board’s recommendation of the Merger) and (iii) the directors’ indemnification and liability insurance rights under the Merger Agreement;

•	the Special Committee was established and given authority to, among other things, review, evaluate and negotiate the terms of the Merger and to recommend to the Board what action should be taken by the Company, including not to engage in the transactions contemplated by the Merger Agreement, including the Merger;

•	the Special Committee and, acting upon the unanimous recommendation of the Special Committee, the Board (excluding Mr. Pan and Mr. Li, , who did not participate in the vote due to their respective interests in the Merger) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the unaffiliated security holders;

•	the Buyer Group did not participate in or seek to influence the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

•	the Special Committee and the Board had no obligation to recommend the authorization and the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger;

•	the Special Committee retained and was advised by an independent legal counsel and independent financial advisor, each of whom are experienced in advising committees such as the Special Committee in similar transactions;

•	the Per Share Merger Consideration, and other terms and conditions of the Merger Agreement and the transactions contemplated thereby were the result of robust negotiations between the Buyer Group and the Special Committee and their respective legal and financial advisors;

•	under the terms of the Merger Agreement, in certain circumstances relating to an unsolicited bona fide Acquisition Proposal (as defined in the section entitled “The Merger Agreement—Acquisition Proposals”), prior to obtaining the Company Stockholder Approval, the Company is permitted (subject to certain limitations and restrictions set forth in the Merger Agreement) to furnish information to and participate (through the Special Committee) in discussions or negotiations with persons making such Acquisition Proposals and the Board is permitted to withhold, withdraw, amend or modify its recommendation of the Merger Agreement if the failure to make a change in the Company’s recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties (subject to certain other conditions, limitations and restrictions set forth in the Merger Agreement);

•	the ability of the Company to terminate the Merger Agreement under the terms of the Merger Agreement to enter into a Superior Proposal (as defined in the section entitled “The Merger Agreement—Acquisition Proposals”) or upon a Change in the Company Recommendation (as defined in the section entitled “The Merger Agreement—Change of Recommendation”), subject to compliance with the terms and conditions of the Merger Agreement;

•	the termination fee payable by the Company to Parent if the Merger Agreement is terminated under certain circumstances is $2,365,000, or approximately 3% of the Company’s total equity value implied by the Per Share Merger Consideration, while the termination fee payable by Parent to the Company if the Merger Agreement is terminated under certain circumstances is $4,730,000, or approximately 6% of the Company’s total equity value implied by the Per Share Merger Consideration, which is twice the amount of the termination fee payable by the Company to Parent if the Merger Agreement is terminated under certain circumstances;

•	the Guarantor has agreed to guarantee the obligations of Parent under the Merger Agreement to pay the Parent Termination Fee to the Company and reimburse or pay certain costs and expenses, or liabilities, of the Company if the Merger Agreement is terminated under certain circumstances;

•	the Company has the ability to specifically enforce the terms of the Merger Agreement and the Rollover Agreement under certain circumstances;

•	notwithstanding that the Buyer Group may not rely upon the opinion provided by the financial advisor to the Special Committee, the Special Committee received from its financial advisor an opinion, dated June 26, 2019, stating that, as of such date, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by such financial advisor in preparing its opinion, the $4.80 Per Share Merger Consideration to be received by the holders of shares of Common Stock (other than holders of the Excluded Shares and/or the Dissenting Shares) in the Merger was fair, from a financial point of view, to the Public Stockholders;

•	the availability of appraisal rights under Delaware law to holders of shares of Common Stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have the Delaware Court of Chancery determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement;

•	the consideration to be paid to the unaffiliated security holders in the Merger is all cash, allowing the unaffiliated security holders to immediately realize certainty of value and liquidity for all of their shares of Common Stock, without incurring brokerage and other costs typically associated with market sales;

•	the conditions that (i) the Proposal was conditioned on the approval of the Special Committee and (ii) the Proposal included a non-waivable condition requiring the approval of the Proposal by the Public Stockholders (i.e., a “majority-of-the-minority vote”); and

•	the Board was fully informed about the extent to which the interests of the Rollover Shareholders in the Merger differed from those of the unaffiliated security holders.

The Buyer Group did not consider the Company’s net book value, which is an accounting concept based on historical costs, as a factor because it believed that net book value is not a material indicator of the Company’s value as a going concern but rather is indicative of historical costs.

In its consideration of the fairness of the Merger, the Buyer Group did not undertake an appraisal of the assets of the Company to determine the Company’s liquidation value for the unaffiliated security holders due to the impracticability of determining a liquidation value given the significant execution risk involved in any breakup. In addition, the Buyer Group did not consider the Company’s liquidation value to be a relevant valuation method because they consider the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations, and because the Company will continue to operate its business following the Merger.

The Buyer Group did not seek to establish a pre-Merger going concern value for shares of the Company’s Common Stock to determine the fairness of the merger consideration to the unaffiliated security holders because following the Merger the Company will have a significantly different capital structure. However, to the extent the pre-Merger going concern value was reflected in the pre-announcement price of shares of the Common Stock, the merger consideration represented a premium to the going concern value of the Company.

Members of the Buyer Group were not aware of, and thus did not consider in their fairness determination, any offers or proposals made by any unaffiliated third parties during the past two years with respect to (a) a merger or consolidation of the Company with or into another company, (b) a sale of all or a substantial part of the Company’s assets or (c) the purchase of the Company’s voting securities that would enable the holder to exercise control over the Company.

No member of the Buyer Group purchased any shares of Common Stock during the past two years.

The foregoing discussion of the information and factors considered and given weight by the Buyer Group in connection with its evaluation of the substantive and procedural fairness of the Merger to the unaffiliated security holders is not intended to be exhaustive, but is believed to include all material factors considered. The Buyer Group found it impracticable to assign, and did not assign, relative weights to the foregoing factors considered in reaching its conclusions as to the substantive and procedural fairness of the Merger to the unaffiliated security holders. Rather, the Buyer Group made the fairness determinations after considering all of the foregoing factors as a whole.

The Buyer Group believes these factors provide a reasonable basis for its belief that the Merger is both substantively and procedurally fair to the unaffiliated security holders. This belief, however, is not intended to be and should not be construed as a recommendation by the Buyer Group to any shareholder of the Company to authorize and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The Buyer Group does not make any recommendation as to how such shareholders should vote relating to the proposal to adopt the Merger Agreement at the special general meeting.

Purposes and Reasons of the Company for the Merger

The Company’s purpose for engaging in the Merger is to enable its stockholders to receive $4.80 per share of Common Stock in cash, without interest, less any applicable withholding taxes, which Per Share Merger Consideration represents a premium of approximately 67% above the closing price of shares of the Common Stock on June 1, 2018, the last trading day before the announcement of the offer by the Buyer Group, and a premium of approximately 37% above the closing price of shares of the Common Stock for the date one month prior to the announcement of the offer by the Buyer Group. The Company believes its long-term objectives can best be pursued as a private company. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Board described in detail above under “—Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 24.

Purposes and Reasons of the Buyer Group for the Merger

Under a possible interpretation of the SEC rules governing going-private transactions, each member of the Buyer Group may be deemed to be engaged in a going-private transaction and, therefore, required to express his or its reasons for the Merger to the Company’s Public Stockholders. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Buyer Group, the purpose of the Merger is to enable Parent to acquire 100% ownership and control of the Company in a transaction in which the Company’s Public Stockholders (other than the Excluded Shares and the Dissenting Shares) will be cashed out in exchange for the Per Share Consideration, so that Parent will bear the rewards and risks of the sole ownership of the Company after the Merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses. In addition, the Merger will allow some members of the Buyer Group which are currently shareholders of the Company to maintain a significant portion of their investment in the Company through their respective indirect ownership in Parent as described under “Special Factors—Interests of Certain Persons in the Merger—Interests of the Buyer Group” below and at the same time enable the Rollover Shareholders to maintain their leadership role with the Company.

The Buyer Group believes the operating environment has become more challenging due to recent operating conditions, industry trends and macroeconomic factors. There is greater competition against both domestic and multinational companies in many of the product lines of the Company. These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, the Buyer Group is of the view that there is potential for considerably greater short- and medium-term volatility in the Company’s earnings. Furthermore, to stay competitive, devote efforts to enhancing quality of the Company’s products as well as expand manufacturing capacity to keep cost effectiveness, the Company may need to continue investing in its operation and manufacturing facilities. Responding to current market challenges will require tolerance for volatility in the performance of the Company’s business, commitment and ability to make capital expenditure and a willingness to make business decisions focused on improving the Company’s long-term profitability. The Buyer Group believes that these strategies would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company’s management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the public market’s valuation of the Company and its emphasis on short-term period-to-period performance.

Further, as a privately held company, the Company will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002.

The Buyer Group decided to undertake the going-private transaction at this time because it wants to take advantage of the benefits of the Company being a privately held company as described above. In the course of considering the going-private transaction, the Buyer Group did not consider alternative transaction structures, because the Buyer Group believed the Merger was the most direct and effective way to enable the Buyer Group to acquire ownership and control of the Company.

Plans for the Company After the Merger

Following the consummation of the Merger, Parent will own 100% of the equity interests in the Surviving Corporation. The Buyer Group anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that it will cease to be a publicly-traded company and will instead be a wholly-owned subsidiary of Parent and, through Parent, beneficially owned by the Buyer Group.

Subsequent to the consummation of the Merger, the Company will no longer be subject to the Exchange Act and NASDAQ compliance and reporting requirements and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.

The Buyer Group has advised the Company that, except as set forth in this proxy statement and the transactions already under consideration by the Company, the Buyer Group does not have any current plans, proposals or negotiations that relate to or would result in an extraordinary corporate transaction involving the Company’s corporate structure, business, or management, such as a merger, reorganization, liquidation, relocation of any material operations, or sale or transfer of a material amount of the Company’s assets. However, subsequent to the consummation of the Merger, the Surviving Corporation’s management and Board will continuously evaluate and review the Surviving Corporation’s entire business and operations from time to time, and may propose or develop plans and proposals, including (i) any of the foregoing actions and any actions to address the challenges referred to in “Special Factors—Purposes of and Reasons for the Merger” above, and (ii) the disposition or acquisition of material assets or other extraordinary transactions, including the possibility of relisting the Company or a substantial part of its business on another internationally recognized stock exchange, in each case, which they consider to be in the best interests of the surviving company and its shareholders. The Buyer Group expressly reserves the right to make any changes they deem appropriate to the operation of the Surviving Corporation in light of such evaluation and review as well as any future developments.

Certain Financial Projections

The Company does not as a matter of general practice publicly disclose financial projections due to, among other reasons, the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. However, in connection with the proposed Merger, Highpower is including in this proxy statement certain prospective financial information (the “Company Financial Projections”) that Highpower’s management prepared and made available to the Special Committee and Roth, in its capacity as the Special Committee’s financial advisor, for purposes of performing the financial analyses and opinion summarized under “—Opinion of ROTH Capital Partners.” The Company has included the material portions of the Company Financial Projections below in order to give its stockholders access to this information as well. The summary of the Company Financial Projections set forth below is also being included in this proxy statement because such information was part of the information considered by the Special Committee in evaluating the Merger.

The Company Financial Projections reflect numerous assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the Company Financial Projections were prepared. However, this information is not factual and should not be relied upon as being indicative of actual future results. In addition, factors, such as industry performance, the market for our existing and new products, the competitive environment, expectations regarding future acquisitions or any other transaction, general business, economic, regulatory, market and financial conditions, and other factors described under “Cautionary Note Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of the Company’s management, may cause the Company Financial Projections or the underlying assumptions not to be reflective of actual future results. In addition, the Company Financial Projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented or that were not anticipated after the time the Company Financial Projections were prepared, or to the completion of the Merger or the impact of any failure to complete the Merger. Except as may be required in order to comply with applicable securities laws, the Company does not intend to update, or otherwise revise, the Company Financial Projections, or the specific portions disclosed in this proxy statement, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Since the Company Financial Projections cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, the Company Financial Projections may not be realized, and actual results may be materially different than those contained in the Company Financial Projections.

The financial projections and forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither Marcum Bernstein & Pinchuk LLP, the Company’s independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the accompanying financial projections and forecasts, and, accordingly, neither Marcum Bernstein & Pinchuk LLP nor any other public accounting firm expresses an opinion or any other form of assurance with respect to such projections and forecasts.

For the foregoing reasons, as well as the bases and assumptions on which the Company Financial Projections were compiled, the inclusion of specific portions of the Company Financial Projections in this proxy statement should not be regarded as an indication that the Company considers such Company Financial Projections to be necessarily predictive of actual future events, and the Company Financial Projections should not be relied on as such an indication. No one has made any representation to any stockholder of the Company regarding the information included in the Company Financial Projections, and the Company’s stockholders are cautioned not to place undue reliance, if any, on the Company Financial Projections included in this proxy statement.

Financial Projections Summary (1)

(in thousands)

Income Statement

	Year ending December 31,
	2019E	2020E	2021E
Net Sales	$329,747	$362,722	$398,994
Gross Profit	$64,706	$68,046	$71,443
Income from Operations	$15,742	$15,557	$14,136
Income before Taxes	$13,326	$11,623	$10,008
Net income	$10,539	$9,880	$8,507
EBITDA (2)	$23,454	$25,179	$24,286

(1) In preparing these projections, the Company’s management necessarily made certain assumptions about future financial factors affecting our business, including, primarily, that (1) revenue for 2019 will increase 15% from 2018 revenue, and revenue for 2020 and 2021 will increase 10% year over year with a 5% decrease in selling price year over year; (2) material costs will decline 5% and manufacturing cost will grow 5%, in each case, year over year, while labor cost will grow 5% for 2020 and 2021, year over year; (3) research and development will continue to account for 4.5% of revenue for each of the years for which projections are presented; (4) labor cost will consist 30% of each of selling and distribution expenses and general and administrative expenses, which will each increase 8% year over year, and 70% of other expenses, which will increase 5% year over year; and (5) the exchange rate will be $6.80 U.S. Dollar to 1 RMB during each of the years for which projections are presented.

(2) EBITDA is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization.

Financing for the Merger and Limited Guarantee

The Company and the Buyer Group estimate that the total amount of funds necessary to complete the Merger and related transactions and pay related fees and expenses is anticipated to be approximately $52 million, assuming no exercise of dissenters’ rights by stockholders of the Company. This amount includes cash to be paid (i) to holders of shares of Common Stock (other than Excluded Shares and Dissenting Shares) and (ii) to holders of Company stock options and restricted shares of Common Stock, as well as the related costs and expenses in connection with the Transactions, including the Merger. It does not include the value of the Rollover Shares (which would be contributed to the Parent in exchange for its ordinary shares) and the other Excluded Shares (which will be cancelled for no consideration in the Merger).

The Buyer Group expects to provide this amount through a combination of (a) the proceeds from cash contributions contemplated by the Equity Commitment Letter, dated as of June 28, 2019, by and between Essence International Capital and Parent and (b) cash on hand in the Company and its subsidiaries.

Equity Financing

Pursuant to the Equity Commitment Letter, Essence International Capital committed, on the terms and subject to the conditions set forth therein, to contribute, or cause to be contributed, as an equity contribution to Parent, an aggregate amount equal to approximately $51.1 million, which, to the extent necessary, will be used to (i) fund a portion of the Exchange Fund and any other amounts required to be paid by Parent or Merger Sub pursuant to the Merger Agreement and (ii) pay related fees and expenses or reimbursements of expenses (subject to certain exclusions). If Essence International Advanced Products and Solutions SPC – Essence Growth Company Fund SP or any affiliate of Essence International Capital delivers an irrevocable equity contribution to the Parent to fund the transactions as contemplated under the Merger Agreement, Essence International Capital’s equity contribution will be reduced on a dollar-for-dollar basis.

Essence International Capital’s commitment and obligation to make the above contribution under the Equity Commitment Letter is conditioned upon:

•	the satisfaction or waiver of the conditions to Parent and Merger Sub’s obligations to complete the Merger under the Merger Agreement; and

•	the substantially contemporaneous closing of the Merger.

The obligation of Essence International Capital to fund its equity commitment under its Equity Commitment Letter will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the closing of the Merger, at which time such obligation will be discharged and (c) the making of the equity contributions by Essence International Capital or its permitted assigns, (d) following the termination of the Merger Agreement, the Company or any of its affiliates, directly or indirectly, asserting a claim against (i) Essence International Capital under the Limited Guarantee or (ii) Essence International Capital or its affiliates and other related persons in connection with the Merger Agreement or any of the transactions contemplated thereby, and (e) the end date under the Merger Agreement.

The Company is an express third-party beneficiary of the Equity Commitment Letter to the extent that the Company has obtained an order of specific performance, pursuant to the terms and subject to the conditions in the Merger Agreement, to cause Essence International Capital to perform its obligations under the Equity Commitment Letter.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, Essence International Capital entered into a Limited Guarantee with the Company, pursuant to which Essence International Capital guaranteed to the Company, on the terms and subject to the conditions set forth therein, 100% of Parent’s obligation to (i) pay the Parent Termination Fee if and when required pursuant to the terms of the Merger Agreement, (ii) the reimbursement obligations of Parent in connection with the Company bringing an action to force payment of the Parent Termination Fee, (iii) the indemnification and expense reimbursement obligations of Parent in connection with the Company’s debt financing assistance, (iv) all costs and expenses (including attorney’s fees and expenses) reasonably incurred by the Issuer in connection with the enforcement of its rights to specific performance under the Merger Agreement that results in a judgment against Parent, Merger Sub or Essence International Capital, and (v) the costs of collection and reasonable expenses (including attorneys’ fees) incurred by the Company in connection with the Company’s enforcement of its rights under the Limited Guarantee (collectively, the “Guaranteed Obligation”). However, Essence International Capital will in no event be required to pay more than $5,000,000 under, or in respect of, the Limited Guarantee.

The Limited Guarantee will terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the payment in full of the Guaranteed Obligation, (iii) the date that is six (6) months from the date of termination of the Merger Agreement under circumstances in which any portion of the Guaranteed Obligation is payable (unless the Company has made a claim under the Limited Guarantee prior to such date, in which case the relevant date shall be the date that such claim is finally settled or otherwise resolved either in a final judicial determination or by agreement of the Company and Essence International Capital and the Guaranteed Obligation finally determined or agreed to be owed by Essence International Capital is satisfied in full) and (iv) the termination of the Merger Agreement under circumstances in which no portion of the Guaranteed Obligation is payable.

Rollover Agreement

Concurrently with the execution of the Merger Agreement, the Rollover Stockholders and Parent entered into the Equity Contribution and Voting Agreement (the “Rollover Agreement”), pursuant to which each of the Rollover Stockholders agreed, on a several and not joint basis, immediately prior to the closing of the Merger, to contribute and transfer, directly or indirectly, the Rollover Shares to Parent in exchange for newly issued ordinary shares of Parent, par value $0.0001 per share.

In addition, pursuant to the Rollover Agreement, each of the Rollover Stockholders also agreed with Parent that (i) when a meeting of the stockholders of the Company is held, to appear at such meeting or otherwise cause its shares of Common Stock to be counted as present for purposes of calculating a quorum and ensure any vote at such meeting will be a poll vote and (ii) to vote or otherwise cause to be voted at such meeting all Rollover Shares (A) in favor of the adoption of the Merger Agreement and any related action reasonably required in furtherance thereof, (B) against any other Acquisition Proposal, (C) against any other action, agreement or transaction that would impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Rollover Agreement or the performance by such Rollover Stockholder of its obligations under the Rollover Agreement, (D) against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Rollover Stockholder contained in the Rollover Agreement, (E) in favor of any adjournment of any stockholders’ meeting as may be requested by Parent and (F) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement.

The Company is an express third-party beneficiary of the Rollover Agreement, and will be entitled to specific performance of the terms thereof (in addition to any other available remedy at law or in equity). The consummation of the contribution and transfer by the Rollover Stockholders of the Rollover Shares is subject to the satisfaction in full (or waiver) of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the Transactions. Subject to the foregoing, the closing of the contribution and transfer will take place immediately prior to the closing of the Merger. The Rollover Agreement will terminate immediately upon the valid termination of the Merger Agreement pursuant to its terms.

Interim Investors Agreement

Concurrently with the execution of the Merger Agreement, the Rollover Stockholders and Essence International Capital entered into an interim investors agreement (the “Interim Investors Agreement”) with Parent and Merger Sub, which provides for certain terms and conditions that will govern the actions of Parent and Merger Sub and the relationship among the Rollover Stockholders and Essence International Capital respect to the Merger Agreement, the Equity Commitment Letter, the Equity Contribution and Voting Agreement and the Limited Guarantee, and the transactions contemplated by each.

Among others, the Interim Investors Agreement provides that, subject to certain conditions and restrictions, (i) each of Mr. Dang Yu (George) Pan and Essence International Capital (the “Requisite Investors”) acting jointly will have the sole power, authority and discretion to cause Parent and Merger Sub to take any action or refrain from taking any action in order for Parent and Merger Sub to comply with its obligations, satisfy its closing conditions or exercise its rights under the Merger Agreement, (ii) Parent will, at the direction of the Requisite Investors, enforce the provisions of the Equity Commitment Letter and the Rollover Agreement in accordance with the terms of the Merger Agreement, the Equity Commitment Letter and the Rollover, and (iii) the members of the Buyer Group will share certain fees and expenses.

Interests of Certain Persons in the Merger

In considering the recommendations of the Special Committee and of the Board (without the participation of Messrs. Pan or Liang Li) that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that, aside from their interests as stockholders of the Company, certain directors and executive officers of Highpower and the members of the Buyer Group have agreements or arrangements that provide them with interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of the other stockholders of Highpower. The Board and the Special Committee were aware of these interests during their respective deliberations of the merits of the Merger and in determining to recommend that Highpower stockholders vote in favor of the proposal to adopt the Merger Agreement. These interests are described in more detail below, and certain of them are quantified in the narrative below.

Interests of the Buyer Group

As a result of the Merger, Mr. Pan, the Company’s Chief Executive Officer and Chairman of the Board, Mr. Liang Li, a director of the Company, Mr. Ma, a stockholder of the Company (who is not a director or officer of the Company), and Essence International Capital will indirectly hold approximately [  ]%, [  ]%, [  ]% and [  ]%, respectively, of the fully diluted equity interests of Parent, which will, in turn, own 100% of the equity interests of the Company immediately following the completion of the Merger. Because of the equity ownership of the Buyer Group in Parent, each of the members of the Buyer Group will enjoy the benefits from any future earnings, growth or increases in the value of the Company after the Merger which, could result in the value of the Company that exceeds the amount paid by Parent as the Per Share Merger Consideration to the Public Stockholders. The Buyer Group will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company and will have no certainty of any future opportunity to sell shares in Parent at an attractive price (or any price), or that any dividends paid by Parent will be sufficient to recover the Buyer Group’s investment.

The Merger may provide additional means to enhance stockholder value for the Buyer Group, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance requirements, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to them, such as through dividends or other distributions.

The Company’s Net Book Value and Net Earnings

The table below sets out the indirect interest in the Company’s net book value and net earnings for each member of the Buyer Group before and after the Merger, based on the historical net book value and net earnings of the Company as of [       ], 2019. The Company’s net earnings for the [       ]-month period ended [      ], 2019 were approximately $[       ], and its net book value as of [       ], 2019 was approximately $[       ].

	Ownership Interest Prior to the Merger				Ownership Interest After the Merger
	Net Book Value		Net Earnings		Net Book Value	Net Earnings
Name	$’000	%(1)	$’000	%(1)	$’000%	$’000%
Dang Yu (George) Pan
Wen Liang Li
Ma Wen Wei
Essence International Capital	-	-	-	-
Essence International Advanced Products and Solutions SPC - Essence Growth Company Fund SP	-	-	-	-

(1)	Ownership interest percentages are based on [ ] shares of Common Stock issued and outstanding as of the date of this proxy statement.

Prior to the closing of the Merger, each of our directors and officers has an interest in our net book value and net earnings in proportion to his or her ownership interest in the Company (as described in “Special Factors—Interests of Certain Persons in the Merger—Treatment of Company Stock Options and Company Restricted Shares Held by Directors and Executive Officers” and “Important Information Regarding Highpower—Security Ownership of Certain Beneficial Owners and Management”). Immediately after the closing of the Merger, none of our directors and officers (other than [           ]) will have any direct or indirect interest in the Company’s net book value and net earnings.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board (excluding the participation of Messrs. Pan or Liang Li) that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that, aside from their interests as stockholders of the Company, the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of other stockholders of the Company generally, including, among others:

•	directors and executive officers will receive, in respect of each Company stock option held by them immediately prior to the Effective Time, whether vested or unvested and whether with an exercise price per share that is greater or less than or equal to $4.80, an amount in cash equal to the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company stock option;

•	the expected indirect ownership of equity interests in Merger Sub and Parent by the Rollover Stockholders;

•	Messrs. Pan and Liang Li will remain directors, and Mr. Pan will remain an officer, of the Surviving Corporation following the Merger;

•	beginning June 2018, members of the Special Committee received compensation in the amount of $13,000 per month for Mr. Li and $10,000 per month for Mr. Fisher for their service in evaluating and negotiating the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, which was not contingent upon the Special Committee’s recommendation of the Merger and is not contingent on the completion of the Merger; and

•	continued indemnification and liability insurance for directors and officers following completion of the merger.

Stock Ownership

As of July 31, 2019, Highpower’s directors and executive officers beneficially owned, in the aggregate, 5,300,957 shares of Common Stock (including all shares that such directors and executive officers could acquire within 60 days of July 31, 2019 through the exercise of any stock options or other rights), representing approximately 33.7% of the outstanding shares of Common Stock. For more information, see “Security Ownership of Certain Beneficial Owners and Management.”

Treatment of Company Stock Options and Company Restricted Shares Held by Directors and Executive Officers

Each outstanding and unexercised option to purchase shares of Common Stock (each, a “Company stock option”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, including those held by the Company’s directors and executive officers, will be cancelled and will entitle the former holder thereof to receive an amount equal to the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company stock option. If the per share exercise price of any Company stock option, however, is equal to or greater than the Per Share Merger Consideration, then that Company stock option will be cancelled at the closing of the Merger without any payment therefor. Any cash amount payable to any holder of a Company stock option in respect of such Company stock option, as contemplated in the Merger Agreement, will be paid on the next regularly scheduled employee payroll date in the jurisdiction of such holder (whether or not such holder is then an employee of the Company).

Each outstanding share of Company restricted stock (other than restricted stock included in the Rollover Shares), whether or not vested, including those held by the Company’s directors and executive officers, that is outstanding immediately prior to the Effective Time will become fully vested and free of restrictions and be treated in the same manner as an outstanding share of Common Stock of the Company.

The following table sets forth, for each of our directors and executive officers (other than the Rollover Stockholders) holding equity interests in the Company as of the date of this proxy statement, (a) the number of shares of Common Stock owned by such person, (b) the cash payment that will be made in respect of such shares at the effective time of the Merger, (c) the aggregate number of shares of Common Stock subject to the Company stock options owned by such person, (d) the cash payment that will be made in respect of such Company stock options at the effective time of the Merger, and (e) the total cash payment such person may receive in respect of all payments described in this table if the Merger is consummated (in all cases before applicable withholding taxes).

	Shares		Company Options
Name of Directors and Executive Officers	Shares Beneficially Owned	Cash Payment at the Closing	Shares Underlying	Case Payment at the Closing	Total Cash Payments
Shengbin (Sunny) Pan	20,00	$96,000	80,000	$48,750	$164,750
Leo (Xing Qun) Liao	—	$—	65,00	$9,750	$9,750
Ping (David) Li	15,000	$72,000	—	$—	$72,000
T. Joseph Fisher	36,000	$172,00	15,000	$45,150	$253,950
Jie Wang	—	$—	—	$—	$—

Potential Payments to the Company’s Named Executive Officers in Connection with the Transactions

This section sets forth the information required by Item 402(t) of Regulation S-K, which requires disclosure of information regarding the compensation for each of our “named executive officers” (meaning the Company’s Chief Executive Officer, its Chief Financial Officer and each of the Company’s three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers at the end of the Company’s most recent fiscal year) that is based on or otherwise relates to the Merger.

To the extent that any of our named executive officers’ compensation arrangements are described in “Summary Term Sheet,” elsewhere in this section entitled “Special Factors—Interests of Certain Persons in the Merger” or “Special Factors—Treatment of Company Stock Options and Company Restricted Shares Held by Directors and Executive Officers” of this proxy statement, they are incorporated herein by reference. Pursuant to the terms of the Merger Agreement, each share of Common Stock outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) will be converted into the right to receive the Per Share Merger Consideration and each Company stock option that is outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive an amount in cash equal to the excess, if any, of the Per Share Merger Consideration over the exercise price per share of the Company stock option. If the per share exercise price of any Company stock option is equal to or greater than the Per Share Merger Consideration, then such Company stock option will be cancelled at the closing of the Merger without the right to receive any consideration.

The amounts in the table below assume the Company stock options are outstanding immediately prior to the Effective Time.

Name	Shares of Common Stock	Company Stock Options (1)	Equity ($) (2)	Total ($) (3)
Named Executive Officers
Dang Yu Pan	-	84,500	12,675	12,675
Shengbin (Sunny) Pan	20,000	80,000	48,750	144,750
Leo (Xing Qun) Liao	-	65,000	9,750	9,750

(1)	The options were granted on September 22, 2017, pursuant to the Company’s 2008 Omnibus Incentive Plan, and vest over a three-year period on the anniversary date of the grant at 30%, 30% and 40%, respectively. On September 22, 2018, 30% of the options vested. Beginning September 22, 2019, the options vest at the applicable percentage in 12 equal monthly installments per year. Each option will be converted into the right to receive the Per Share Merger Consideration.
(2)	The dollar value of the number of Company stock options held by the named executive officer is equal to excess of the Per Share Merger Consideration over the exercise price per share of the Company stock option.
(3)	This column identifies the total consideration each of the named executive officers is receiving in exchange for their Company common stock and Company stock options.

Indemnification and Insurance

Under the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the Surviving Corporation. For more information regarding such indemnification and insurance coverage, see “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 75.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to holders of shares of Common Stock whose shares of Common Stock are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of Common Stock, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of Common Stock, you should consult your tax advisor.

This discussion applies only to beneficial owners of shares of Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders liable for the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships or other pass-through entities or investors in partnerships or such other entities, holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, holders who will hold, directly or indirectly, an equity interest in the Surviving Corporation, and holders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements).

Holders of shares of Common Stock should consult their tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.

Consequences to U.S. Holders

The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares. If a U.S. holder’s holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, such gain or loss generally will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.

In addition to regular U.S. federal income tax, a U.S. holder that is an individual, estate or trust and whose income exceeds certain thresholds is subject to a 3.8% Medicare tax on all or a portion of such U.S. holder’s “net investment income,” which may include all or a portion of such U.S. holder’s gain from the disposition of shares of Common Stock. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to gain from the disposition of shares of Common Stock pursuant to the Merger.

Consequences to Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income taxation upon the receipt of cash in exchange for shares of Common Stock pursuant to the Merger unless:

•	gain resulting from the Merger is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the individual’s taxable year in which the Merger occurs and certain other conditions are satisfied; or

•	the Company is or has been a U.S. real property holding corporation (“USRPHC”), as defined in Section 897 of the Code, at any time within the five-year period preceding effective date of the Merger, the non-U.S. holder owned more than five percent of the Company’s Common Stock at any time within that five-year period, and certain other conditions are satisfied. We believe that, as of the effective date of the Merger, we will not have been a USRPHC at any time within the five-year period ending on the date thereof. However, the determination of whether a corporation is a USRPHC is primarily factual in nature and the can be no assurance that the IRS or a court will agree with our determination.

Any gain recognized by a non-U.S. holder described in the first or third bullet above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a “United States person” (as defined under Section 7701(a)(30) of the Code). A non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the U.S. business.

Gain described in the second bullet above generally will be subject to U.S. federal income tax at a flat 30% rate, but may be offset by certain U.S. source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

Payments made to holders in exchange for shares of Common Stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. holder is a United States person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A U.S. holder that does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. In general, a non-U.S. holder will not be subject to U.S. federal backup withholding and information reporting with respect to cash payments to the non-U.S. holder pursuant to the Merger if the non-U.S. holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the non-U.S. holder’s gain is effectively connected with the conduct of a U.S. trade or business).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Material PRC Income Tax Consequences

Under the EIT Law, which took effect on January 1, 2008, enterprises established outside of the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council of the PRC adopted the Regulation on the Implementation of EIT Tax Law, which defines the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. The State Administration of Taxation of the PRC (the “SAT”) issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore incorporated enterprise is located in the PRC. Under the EIT Law and its implementation regulations, the PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of consideration by a “non-resident enterprise” from transfer of its equity in a PRC resident enterprise, to the extent such gain is derived from sources within the PRC, provided that the “non-resident enterprise” does not have a de facto management body in the PRC and also (a) does not have an establishment or place of business in the PRC or (b) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business. Under the Individual Income Tax Law of the PRC, an individual who disposes a capital asset in the PRC is subject to PRC individual income tax at the rate of 20% if the gain is from sources within the PRC. Relief from these taxes may be sought under applicable Income Tax Treaties with the PRC.

As there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company cannot confirm whether it would be considered a PRC resident enterprise under the EIT Law or whether the gain recognized on the receipt of the Per Share Merger Consideration for each share of Common Stock would otherwise be subject to PRC tax to holders of such shares of Common Stock that are not PRC tax residents.

In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises’ Equity Transfer Income (“Circular 698”) issued by the SAT, which became effective as of January 1, 2008, the Circular Concerning Various Questions on the Administration of Enterprises Income Tax on Non-resident Enterprises (“Bulletin 24”) issued by the SAT, which became effective as of April 1, 2011, if any non–resident enterprise indirectly transfers equity of a resident enterprise, the non–resident enterprise may be subject to a 10% PRC income tax on the gain from such equity transfer, unless the amount of the equity interest to be transferred and the transfer price are determined pursuant to standard trading rules of a public security market and not by the purchaser and the seller by mutual agreement prior to such transactions. On February 3, 2015, the SAT further promulgated the Public Notice of State Administration of Taxation on Certain Enterprise Income Tax Matters on Indirect Transfer of Properties by Non-resident Enterprises (“Circular 7”), effective from February 3, 2015, to replace certain provisions under Circular 698 and Bulletin 24 and to further strengthen the regulation over enterprise income tax applicable to indirect transfer of properties by non-resident enterprises. According to Circular 7, where a non-resident enterprise indirectly transfers equity interests in a PRC resident enterprise, properties of an establishment or place in the PRC or immovable properties in the PRC (collectively, the “PRC Taxable Properties”), through the implementation of a scheme, including transfer of equity interests and other similar rights of an overseas enterprise (an “Overseas Enterprise”), without a reasonable commercial purpose and resulting in the avoidance of the enterprise income tax liability, upon review and examination of the documents submitted, such indirect transfer may be re-characterized as a direct transfer of the PRC Taxable Properties by the in-charge tax authorities in accordance with the EIT Law. Circular 698 or Circular 7 may be determined by the tax authorities to be applicable to the Merger where non-PRC resident corporate stockholders were involved, if the Merger is determined by the PRC tax authorities to lack reasonable commercial purpose. As a result, if PRC tax authorities were to invoke Circular 698 or Circular 7 and impose tax on the receipt of consideration for shares of Common Stock, then any gain recognized on the receipt of consideration for such shares of Common Stock pursuant to the Merger by the Company’s stockholders who are not PRC residents could be treated as PRC-source income and thus be subject to PRC income tax at a rate of 10% (subject to applicable treaty relief).

However, the Company does not believe that it will be required to withhold any amounts from the Per Share Merger Consideration in respect of PRC taxes.

This summary of certain material U.S. federal income tax consequences and material PRC income tax consequences is for general information only and is not, and shall not be construed as, tax advice, especially to any member of the Buyer Group. Holders of shares of Common Stock should consult their tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax and the effect of any U.S. federal, state and local, PRC and other tax laws.

Fees and Expenses

Whether or not the Merger is completed, in general, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses. Total fees and expenses incurred or to be incurred by the Company in connection with the Merger are estimated at this time to be as follows:

Amount to be Paid
(in thousands)
Financial advisory fee and expenses	$	[	]
Legal, accounting and other professional fees	$	[	]
SEC filing fees		$9,171
Proxy solicitation, printing and mailing costs	$	[	]
Miscellaneous	$	[	]

Total	$	[	]

These expenses will not reduce the Per Share Merger Consideration to be received by our stockholders.

Anticipated Accounting Treatment of the Merger

The Merger will be accounted for in accordance with U.S. generally accepted accounting principles. Highpower is currently researching whether the Merger constitutes a change of control under U.S. generally accepted accounting principles, which determination would impact whether the purchase method of accounting or historical book values will be used to account for the transaction.

Regulatory Approval

Except for compliance with the applicable regulations of the SEC, NASDAQ and the DGCL, we are not required to comply with any U.S. federal or state or PRC regulatory requirements, and no U.S. federal or state or PRC regulatory approvals are required, in connection with the execution of the Merger Agreement and the consummation of the Transactions, including the Merger.

Litigation Related to the Merger

As of August 13, 2019, we are not aware of any lawsuit that challenges the Merger Agreement or any of the Transactions, including the Merger.

Effective Time of Merger

The Merger will be completed and become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or any later time as the Company and Parent agree upon in writing and specify in the certificate of merger. The parties intend to complete the Merger as soon as practicable following the receipt of the Company Stockholder Approval and satisfaction or waiver of the conditions to closing of the Merger set forth in the Merger Agreement. The parties to the Merger Agreement currently expect to complete the Merger during the fourth quarter of 2019. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined, if it is completed at all.

Delisting and Deregistration of Our Common Stock

If the Merger is completed, shares of Common Stock will be delisted from, and no longer traded on, NASDAQ and will be deregistered under the Exchange Act. Following the closing of the Merger, Highpower will no longer be a public company, and, as such, we will no longer file reports with the SEC.

Payment of the Per Share Merger Consideration and Surrender of Stock Certificates

At the Effective Time, each share of Common Stock outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) will be converted into the right to receive the Per Share Merger Consideration, whereupon all such shares will be automatically canceled upon the conversion thereof and will cease to exist, and the holders of such shares will cease to have any rights with respect thereto other than the right to receive the Per Share Merger Consideration. Parent will designate a U.S. bank or trust company as paying agent (the “paying agent”) to make the cash payments contemplated by the Merger Agreement. At the Effective Time, Parent will deposit with the paying agent, for the benefit of the holders of shares of Common Stock, sufficient cash to pay to the holders of shares of Common Stock (other than the holders of the Excluded Shares and the holders of the Dissenting Shares) the Per Share Merger Consideration. The paying agent will deliver the Per Share Merger Consideration according to the procedure summarized below.

Within three business days following the closing of the Merger, the paying agent is required to mail to each holder of record of shares of Common Stock that were canceled and converted into the Per Share Merger Consideration, a letter of transmittal and instructions advising the holder of record how to surrender its stock certificates or non-certificated shares represented by book-entry in exchange for the Per Share Merger Consideration.

The paying agent will promptly pay each holder of record the Per Share Merger Consideration after the holder of record has (i) surrendered its stock certificates to the paying agent, together with a properly completed letter of transmittal and any other documents required by the paying agent and (ii) provided to the paying agent any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of any cash payments of the Per Share Merger Consideration. The paying agent will reduce the amount of any merger consideration paid by any applicable withholding taxes.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

If you are the registered holder of Common Stock and any certificate has been lost, stolen or destroyed, you will be required to provide an affidavit to that fact in form and substance reasonably satisfactory to the Surviving Corporation and the paying agent, and, if required by the paying agent or the Surviving Corporation, post a bond in customary amount as an indemnity against any claim that may be made against it with respect to such certificate. The letter of transmittal instructions will tell you what to do in these circumstances.

After the completion of the Merger, you will cease to have any rights as a stockholder of the Company.

Upon the Surviving Corporation’s demand, the paying agent will return to the Surviving Corporation all funds in its possession one year after the Merger occurs. After that time, if you have not received payment of the Per Share Merger Consideration, you may look only to the Surviving Corporation for payment of the Per Share Merger Consideration, without interest, less any applicable withholding taxes, subject to applicable abandoned property, escheat and similar laws. Any merger consideration remaining unclaimed by former holders of shares of Common Stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the fullest extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

Effects on the Company if the Merger is not Completed

If our stockholders do not approve the Merger Agreement or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Common Stock provided by the Merger Agreement. Instead, unless the Company is sold to another third party, the Company will remain a publicly-traded company, and management would expect to operate the business in a manner similar to that in which it is being operated today. The shares of the Common Stock will continue to be listed and traded on NASDAQ, provided that the Company continues to meet the NASDAQ listing requirements. In addition, the Company will remain subject to SEC reporting obligations. Therefore, if the Merger is not completed, our stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of shares of Common Stock. If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of the shares of Common Stock, including the risk that the market price of shares of Common Stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. From time to time, the Board will evaluate and review the business operations, properties and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize stockholder value. If our stockholders do not approve the Merger Agreement or the Merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Also, under specified circumstances in which the Merger Agreement is terminated, the Company may be required to pay Parent a termination fee, or Parent may be required to pay the Company a termination fee, in each case, as described in the section entitled “The Merger Agreement—Termination Fees” beginning on page 79.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents incorporated by reference into this proxy statement, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the Merger and other information relating to the Merger. All forward-looking statements included in this document are based on information available to the Company on the date hereof. These statements are identifiable because they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet,” “Questions and Answers About the Special Meeting and the Merger,” “The Special Meeting,” “Special Factors” and “Important Information Regarding Highpower,” and in statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “could,” “should,” “will,” and “may” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date as of which the statements were made. We cannot guarantee any future results, levels of activity, performance or achievements. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the inability to complete the proposed merger due to the failure to obtain the required stockholder approvals for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger;

•	the risk that the financing under the Equity Commitment Letter delivered pursuant to the Merger Agreement is not provided as required, or the failure of the Merger to close for any other reason;

•	risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against the Company and others relating to the Merger Agreement;

•	the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger;

•	the effect of the announcement of the proposed merger on the Company’s relationships with its customers, suppliers, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger; and

•	additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, which are discussed under “Risk Factors” and elsewhere in reports we have filed with the SEC, including our most recent filings on Forms 10-Q and 10-K. See “Where You Can Find Additional Information” on page 102.

Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this proxy statement, to reflect the occurrence of unanticipated events or for any other reason.

THE PARTIES INVOLVED IN THE MERGER

Highpower International, Inc.

Highpower International, Inc. is a Delaware corporation. The Company was founded in 2001 as an integrated clean energy supplier dedicated to research and development, manufacture and sales of Ni-MH and Li-ion rechargeable batteries, as well as energy storage systems and used battery recycling. With quality products and attentive service, Highpower has been recognized by many international top brands as one of their major suppliers. See “Important Information Regarding Highpower—Company Background” beginning on page 83.

Additional information about the Company is contained in our Annual Report on Form 10-K for the year ended December 31 2018 (the “2018 Form 10-K”) and Quarterly Report on Form 10-Q for the period ended March 31, 2019 (the “Form 10-Q”), both of which are attached to this proxy statement as Annexes E and F, respectively, and which are incorporated by reference herein. See “Where You Can Find Additional Information” on page 102.

The Parent Parties

HPJ Parent Limited (“Parent”) is a newly formed exempted company with limited liability incorporated under the laws of the Cayman Islands. HPJ Merger Sub Corp. (“Merger Sub” and, together with Parent, the “Parent Parties”) is a newly formed Delaware corporation and a wholly-owned subsidiary of Parent. Each of the Parent Parties is an affiliate of the entities and individuals referred to as the “Buyer Group” (see “Important Information Regarding the Parent Parties and the Buyer Group” beginning on page 94) and was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”). As of the date of this proxy statement, Parent is owned 51% by Mr. Pan and 49% by Essence Growth Company Fund SP, a segregated portfolio formed by Essence International Advanced Products and Solutions SPC for the purposes of the Transactions. Merger Sub is a newly formed Delaware corporation and a wholly-owned subsidiary of Parent. None of the Parent Parties has engaged in any business except for activities incident to its formation and in connection with the Transactions. Parent’s registered office is at c/o Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Merger Sub’s registered office is at 251 Little Falls Drive, Wilmington, Delaware, 19808. See “Important Information Regarding the Parent Parties and the Buyer Group” beginning on page 94.

Essence Parties

Essence International Financial Holdings Limited is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in securities, investment banking, asset management and venture capital investment and management business. Essence Parent is the parent company of all its subsidiaries involved in the Transactions.

Essence International Financial Holdings (Hong Kong) Limited is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in investment holding business. This company is a wholly-owned subsidiary of Essence International Financial Holdings Limited. Essence International Financial is a party to the Buyer Group Agreement.

Essence International Advanced Products and Solutions SPC is a segregated portfolio company under the laws of the Cayman Islands and is principally engaged in investment holding business. This company is a wholly-owned subsidiary of Essence International Financial.

Essence International Advanced Products and Solutions SPC - Essence Growth Company Fund SP is a segregated portfolio formed by Essence International Advanced Products and Solutions SPC for the purposes of the Transactions. In accordance with the law of the Cayman Islands, Essence International Advanced Products and Solutions SPC segregates the assets and liabilities of its segregated portfolios from each other and from the general assets of this company. Essence International Advanced Products and Solutions SPC - Essence Growth Company Fund SP is one of the shareholders of Parent.

Essence International Capital Limited is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in investment and management business. This company is a wholly-owned subsidiary of Essence Parent and is participating in the Transactions as the equity sponsor.

Essence Asset Management (Hong Kong) Limited is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in asset management business. This company is a wholly-owned subsidiary of Essence International Financial Holdings Limited. It is the investment advisor to Essence International Advanced Products and Solutions SPC - Essence Growth Company Fund SP.

None of the Essence Parties owns any shares of Common Stock of the Company.

The business address and telephone number for each of the Essence Parties is 39/F., One Exchange Square, Central, Hong Kong, (852) 2213 1000.

For additional information regarding the Essence Parties, see “Important Information Regarding the Parent Parties and the Buyer Group” beginning on page 94.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board for use at the special meeting.

Date, Time and Place

We will hold the special meeting at the Company’s principal executive offices located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China on [                     ], 2019 at [             ] China Standard Time, or at any adjournment or postponement thereof.

Purpose of the Special Meeting

The special meeting is for the following purposes:

•	to consider and vote on a proposal to adopt the Merger Agreement; and

•	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

The vote on the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies are separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, a stockholder may vote in favor of the proposal to approve the adjournment of the special meeting and vote not to approve the proposal to adopt the Merger Agreement (and vice versa).

A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [            ].

Recommendations of the Board and the Special Committee

The Special Committee unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, and unanimously recommended that the Board approve and declare advisable the Merger Agreement and the Transactions, including the Merger, and that the Company’s stockholders vote for the adoption of the Merger Agreement.

Based on the recommendations of the Special Committee, and with the assistance of its independent legal advisor, the Board, on June 27, 2019, unanimously (excluding Messrs. Pan and Liang Li, who did not participate in the vote due to their respective interests in the Merger) (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated therein, including the Merger, and (iii) resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement.

Accordingly, the Board (excluding Messrs. Pan or Liang Li, who did not participate in the vote due to their respective interests in the Merger), acting upon the unanimous recommendations of the Special Committee, unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement.

The Board (excluding Messrs. Pan or Liang Li, who did not participate in the vote due to their respective interests in the Merger) unanimously recommends that the stockholders of the Company vote “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Record Date and Quorum

The holders of record of Common Stock as of the close of business on [            ], the record date, are entitled to receive notice of and to vote at the special meeting. On the record date, [            ] shares of Common Stock were issued and outstanding and held by [            ] holders of record.

No matter may be considered at the special meeting unless a quorum is present. For any matter to be considered, the presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the record date for the meeting will constitute a quorum. Shares of Common Stock represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the proposal to adopt the Merger Agreement. If a quorum is not present, the stockholders who are present or represented by proxy may adjourn the meeting until a quorum is present.

Required Vote

Each share of Common Stock outstanding as of the record date is entitled to one vote at the special meeting.

Proposal to Adopt the Merger Agreement

For the Company to consummate the Merger, under Delaware law and under the Merger Agreement, stockholders holding at least a majority of the shares of Common Stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the Merger Agreement. In addition, the Merger Agreement requires, as a condition to the consummation of the Merger, that Public Stockholders holding at least a majority of the shares of Common Stock outstanding at the close of business on the record date, other than the Excluded Shares, vote “FOR” the proposal to adopt the Merger Agreement.

Proposal to Approve the Adjournment of the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies

Approval of the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

In connection with the Merger Agreement, Parent entered into the Rollover Agreement with the members of the Buyer Group, pursuant to which the members of the Buyer Group agreed, subject to certain conditions, to vote all of the shares of Common Stock they beneficially own in favor of the approval of the proposal to adopt the Merger Agreement. See “Special Factors—Interests of the Company’s Executive Officers and Directors in the Merger—Rollover Agreement” on page 46.

Voting; Proxies; Revocation

Attendance

All holders of shares of Common Stock as of the close of business on [            ], the record date, including stockholders of record and beneficial owners of Common Stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

To ensure that your shares are represented at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

If you are a stockholder of record, you may provide voting instructions by proxy by completing, signing, dating and returning the enclosed proxy card. You may alternatively follow the instructions on the enclosed proxy card for Internet or telephone submissions. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies and in accordance with the recommendation of the Board on any other matters properly brought before the stockholders at the special meeting for a vote. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Failure to return your proxy card will not affect the vote regarding the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

If your shares are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

In accordance with the rules of the New York Stock Exchange (“NYSE”) applicable to its members, banks, brokers and other nominees who hold shares of Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the approval of the Merger Agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares they may not vote such shares with respect to the approval of the Merger Agreement. Under such circumstances, a broker non-vote would arise. Broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the special meeting, but will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Broker non-votes, if any, will not affect the vote regarding the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Revocation of Proxies

Your proxy is revocable. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

•	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described in the proxy card, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the special meeting and voting in person; or

•	sending written notice of revocation to the Company’s Corporate Secretary addressed to Corporate Secretary, Highpower International, Inc., Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China.

Attending the special meeting in person without taking one of the actions described above will not in itself revoke a previously submitted proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the day of the special meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

Abstentions will be included in the calculation of the number of shares of Common Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. An abstention will have no effect on the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies because it is not considered a vote “cast.”

Appraisal Rights

Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the Merger. This means that if you comply with the requirements of Section 262 of the DGCL, you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL) of your shares of Common Stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the Per Share Merger Consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the Merger Agreement, you must NOT vote in favor of the proposal to adopt the Merger Agreement and you must otherwise comply with the requirements of Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Delaware law could result in the loss of your appraisal rights. See “Rights of Appraisal” beginning on page 88 and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to approve the proposal to adopt the Merger Agreement, the Company does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that such adjournment or postponement is necessary under applicable law to allow additional time for any disclosure. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given, unless the adjournment is for more than 30 days. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

The Company will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone, or by facsimile or by electronic means by officers, directors and regular employees of the Company. In addition, the Company will utilize the services of Okapi Partners, LLC, an independent proxy solicitation firm, and will pay approximately $7,500 plus reasonable expenses as compensation for those services. The Company may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners.

Additional Assistance

If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Okapi Partners, LLC, which is acting as the Company’s proxy solicitation agent and information agent in connection with the Merger.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (877) 629-6357 (Toll-Free)

Email: info@okapipartners.com

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. This summary may not include all of the information about the Merger Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A, and incorporated by reference into this section of this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document governing the Merger.

The Merger Agreement and this summary of its terms have been included in this proxy statement to provide you with information regarding the terms and conditions of the Merger Agreement and the Transactions, including the Merger, and is not intended to modify or supplement any factual disclosures about (a) the Company in the Company’s public reports filed with the SEC or (b) Parent, Merger Sub (or any other members of the Buyer Group), any other party or their respective businesses. The representations, warranties and covenants of the Merger Agreement have been negotiated only for the purpose of the Merger Agreement and are intended solely for the benefit of the parties thereto. In many cases, the representations, warranties and covenants are subject to limitations agreed upon by the parties thereto and are qualified by certain supplemental disclosures provided by the parties to one another in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Parent, Merger Sub, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and those changes may not have been fully reflected in this proxy statement. Accordingly, the summary of the Merger Agreement provided in this section should not be read alone but, instead, should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find Additional Information” beginning on page 102.

Structure and Consummation of the Merger

The Merger Agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement, with the Company as the Surviving Corporation of the Merger. If the Merger is consummated, the Company will cease to be a publicly-traded company. The closing of the Merger will occur on the tenth business day after all of the conditions to the Merger have been satisfied or waived. At the closing, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger will become effective at the Effective Time—the date when the certificate of merger is accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the certificate of merger.

We expect that the Merger will be consummated promptly following the special meeting, and no later than the tenth business day after all conditions to the Merger have been satisfied or waived.

Certificate of Incorporation and Bylaws; Directors and Officers of the Surviving Corporation

At the Effective Time, the certificate of incorporation and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws. The directors of Merger Sub, and the officers of the Company, immediately prior to the Effective Time will become the initial directors and officers of the Surviving Corporation upon consummation of the Merger, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

Per Share Merger Consideration

At the Effective Time, each issued and outstanding share of Common Stock of the Company (other than the Excluded Shares and the Dissenting Shares) will be cancelled and cease to exist, in exchange for the right to receive $4.80 in cash, without interest, less any applicable withholding taxes. Each of the Excluded Shares will be cancelled and cease to exist and no payment or distribution will be made with respect thereto. Each Dissenting Share will be cancelled and cease to exist in accordance with the procedures set out in Section 262 of the DGCL.

At the Effective Time, each share common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock the Surviving Corporation, and such shares of common stock will be the only issued and outstanding shares of the Surviving Corporation at the Effective Time.

Treatment of Company Stock Options and Company Restricted Shares

Each outstanding and unexercised Company stock option that is outstanding immediately prior to the Effective Time, whether vested or exercisable, will be cancelled and will entitle the former holder thereof to receive an amount equal to the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company stock option. If the per share exercise price of any Company stock option, however, is equal to or greater than the Per Share Merger Consideration, then that Company stock option will be cancelled at the closing of the Merger without any payment therefor. Any cash amount payable to any holder of a Company stock option in respect of such Company stock option, as contemplated in the Merger Agreement, will be paid on the next regularly scheduled employee payroll date in the jurisdiction of such holder (whether or not such holder is then an employee of the Company).

Each outstanding share of Company restricted stock (other than any restricted stock included in the Rollover Shares), whether or not vested, that is outstanding immediately prior to the Effective Time will become fully vested and free of restrictions and be treated in the same manner as an outstanding share of Common Stock.

The Company will take all action necessary to terminate the Company 2008 Incentive Plan and the Company 2017 Omnibus Incentive Plan, in accordance with the termination provisions set forth therein, and cause the Company stock options and shares of Company restricted stock to be treated as set forth above.

Exchange Procedures

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, in an exchange fund (the “exchange fund”) with a bank or trust company satisfactory to the Company acting as paying agent an amount in cash sufficient to make payments for the benefit of the holders of shares of Common Stock, Company stock options and restricted stock. As promptly as practicable after the Effective Time, but in any event no later than three business days following the Effective Time, Parent will cause the paying agent to mail to each registered holder of shares of Common Stock entitled to receive the Per Share Merger Consideration (a) a letter of transmittal specifying the manner in which the delivery of the exchange fund to registered holders of shares of Common Stock (other than Excluded Shares and Dissenting Shares) will be effected and (b) instructions for effecting the surrender of the shares pursuant to such letter of transmittal. Upon surrender to the paying agent of (i) a share certificate for cancellation or an “agent’s message” in the case of uncertificated shares, (ii) such other documents as may be required by the paying agent and (iii) such duly completed and validly executed letter of transmittal, each registered holder of the shares will receive an amount of cash equal to the aggregate Per Share Merger Consideration which such holder has the right to receive.

If you have lost a certificate, or if it has been stolen or destroyed, then, before you will be entitled to receive the Per Share Merger Consideration, you must (i) make an affidavit of the loss, theft or destruction and (ii) if required by the Surviving Corporation, post a bond in a reasonable amount as directed by the Surviving Corporation as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to stockholders, may have been made for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risks between the parties to the Merger Agreement rather than establishing matters as facts. Moreover, the representations and warranties made by the Company were qualified by its public disclosure and filings, in each case, including all exhibits and schedules thereto and all amendments to any of the foregoing, with the SEC since December 31, 2017 and prior to the date of the Merger Agreement. It should also be noted that information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement.

The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, existence, good standing and authority to carry on the Company’s business;

•	the Company’s certificate of incorporation and bylaws or equivalent organizational documents;

•	the Company’s capitalization, the absence of voting trusts or other agreements, to which the Company is a party, restricting the transfer of, relating to the voting of, or requiring the registration under any securities law for sale of shares or any other share capital of, or other equity interests in, the Company and the absence of encumbrances on the Company’s ownership of the equity interests of its subsidiaries;

•	the Company’s corporate power and authority to execute, deliver, and perform its obligations under and to consummate the Transactions, and the enforceability of the Merger Agreement against the Company;

•	the determination by the Board (acting upon the unanimous recommendation of the Special Committee) that the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders and the authorization and approval of the Merger Agreement and the consummation of the Transactions, including the Merger, by the Board;

•	the vote of the Company’s stockholders required to approve the Merger Agreement;

•	(a) the absence of any conflict with the governing documents of the Company and (b) the absence of any conflict with, or breach or violation of, any laws applicable to the Company or its subsidiaries or certain agreements and permits of the Company or its subsidiaries, in each case as a result of the Company entering into and performing under the Merger Agreement and consummating the Transactions, except for such conflicts, breaches or violations that would not have a Company Material Adverse Effect (as defined below in this section of the proxy statement);

•	governmental consents and approvals in connection with the Transactions;

•	compliance with applicable laws and licenses since December 31, 2017, except for any non-compliance that would not have a Company Material Adverse Effect, and the possession and compliance with permits applicable to the Company, except for any non-compliance that would not have a Company Material Adverse Effect;

•	compliance with rules and regulations of the State Administration of Foreign Exchange of the PRC or its local counterparts;

•	the Company’s SEC filings since December 31, 2017 and the financial statements included or incorporated by reference in such SEC filings;

•	compliance with the applicable provisions of the United States Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of NASDAQ;

•	the Company’s disclosure controls and procedures and internal control over financial reporting;

•	the absence of any Company Material Adverse Effect since December 31, 2018;

•	the absence of any legal proceedings and governmental orders against the Company or its subsidiaries;

•	employee benefit plans and labor matters;

•	real property;

•	intellectual property;

•	tax matters;

•	material contracts and the absence of any default under, or breach or violation of, any material contract;

•	insurance matters;

•	environmental matters;

•	the absence of violations of anti-corruption laws;

•	the absence of a stockholder rights plan and the inapplicability of certain anti-takeover law to the Merger;

•	the receipt of a fairness opinion from ROTH Capital Partners, as the financial advisor to the Special Committee; and

•	the absence of any broker’s or finder’s fees, other than with respect to the Company’s financial advisor.

Many of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any circumstance, event, change, inaccuracy, effect or development that, individually or in the aggregate together with all other effects, (a) has had a material adverse effect on the condition (financial or otherwise), results of operations, business, assets or properties of the Company and its subsidiaries, taken as a whole; provided, however, that no such circumstance, event, change, effect or development (by itself or when aggregated or taken together with any and all other effects) arising out of or resulting from any of the following shall be (i) deemed to be or constitute a “Company Material Adverse Effect,” or (ii) taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:

•	changes or modifications in United States generally accepted accounting requirements or changes in laws (or interpretations thereof) applicable to the Company or any of its subsidiaries after the date of the Merger Agreement;

•	changes, effects or circumstances in the industries or markets in which the Company or any of its subsidiaries operates;

•	changes in general business, economic, political or financial market conditions;

•	changes in the financial, credit or securities markets in the United States, the PRC or any other country or region in which the Company or any of its subsidiaries has material business operations, including changes in interest rates, foreign exchange rates and sovereign credit ratings;

•	the public disclosure or pendency of the Merger Agreement or the Transactions or the consummation of the Transactions or the announcement of the execution of the Merger Agreement, including initiation of stockholder litigation relating to the Merger Agreement or the Transactions;

•	any change in the price of the shares or trading volume as quoted on NASDAQ or any other securities market (it being understood that the underlying cause of such change in share price or trading volume may, except as otherwise provided in the exceptions to the definition of “Company Material Adverse Effect,” be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur);

•	any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, acts of God or natural disasters or epidemics;

•	actions or failure to take action by Parent or any of its affiliates or to which Parent has approved, consented to or requested in writing; or compliance with the terms of, or the taking of any action required or contemplated by the Merger Agreement or the failure to take any action prohibited by the Merger Agreement;

•	the failure by the Company or any of its subsidiaries to meet any internal, industry or public estimates, expectations, forecasts, projections or budgets for any period (it being understood that the underlying cause of such failure may, except as otherwise provided in the exceptions to the definition of “Company Material Adverse Effect,” be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur);

•	any change or prospective change in the Company’s credit ratings;

•	any change resulting or arising from the identity of Parent, Merger Sub or any of their respective affiliates; or

•	any loss of, or change in, the relationship of the Company or any of its subsidiaries, contractual or otherwise, with its brokers, customers, suppliers, vendors, lenders, employees, investors, or joint venture partners arising out of the execution, delivery or performance of the Merger Agreement, the consummation of the Transactions or the announcement or pendency any of the foregoing;

except, in the case of the first, second, third, fourth and seventh foregoing bullet points to the extent the impact of such effect has a materially disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, as compared to other companies in the industries and jurisdictions in which the Company and its subsidiaries operate or (b) has materially delayed or materially impeded the performance by the Company of its obligations under the Merger Agreement of the consummation of the Transactions.

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, existence and good standing, except where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions by Parent or Merger Sub or otherwise materially adversely affect the ability of Parent or Merger to consummate the Transactions or perform their material obligations under the Merger Agreement;

•	their organizational documents being in full force and effect;

•	the capitalization of Parent and Merger Sub and Parent’s ownership of Merger Sub;

•	their corporate power and authority to execute, deliver and perform their obligations under and to consummate the Transactions, and the enforceability of the Merger Agreement against them;

•	the approval and authorization by boards of directors of the Parent and Merger Sub, and by Parent as the sole stockholder of Merger Sub, of the Merger Agreement and the consummation of the Transactions;

•	(a) the absence of violations of, or conflicts with, the governing documents of Parent or Merger Sub and (b) the absence of violations of, or conflicts with, any laws applicable to Parent or Merger Sub and certain agreements of Parent or Merger Sub (other than violations or conflicts that would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions, including the Merger, or otherwise materially adversely affect the ability of Parent or Merger Sub to consummate the Transactions), in each case as a result of the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions by Parent and Merger Sub;

•	governmental consents and approvals in connection with the Transactions;

•	the operations of Parent and Merger Sub;

•	the absence of legal proceedings against Parent or Rollover Stockholders;

•	the delivery of the Equity Commitment Letter and the Rollover Agreement and the absence of any breach or default under such financing documents;

•	sufficiency of funds in the financing contemplated by the Equity Commitment Letter and Rollover Agreement to consummate the Merger and the other Transactions;

•	the Limited Guarantee being in full force and effect and the absence of any breach or default thereunder;

•	the absence of any broker’s or finder’s fees, other than as specifically disclosed in the Merger Agreement;

•	the solvency of the Surviving Corporation after giving effect to all of the Transactions;

•	Parent’s and Merger Sub’s ownership of the shares or any other securities or other economic rights of the Company;

•	the independent investigation of the Company and its subsidiaries by Parent and Merger Sub;

•	the absence of undisclosed agreements or arrangements (other than the Rollover Agreement and Buyer Group Agreement (as hereinafter described) and any other documents with respect to the stockholder arrangements of Parent (or any equity holder of Parent)) involving Parent, Merger Sub, the Rollover Stockholders, Essence International Capital or any of their respective affiliates, in each case relating to the Transactions; and

•	non-reliance by Parent or Merger Sub on any estimates, forecasts, projections, plans and budget information provided by the Company and its subsidiaries; and

•	the lack of knowledge of any breaches by the Company of its representations and warranties in the Merger Agreement.

Conduct of Business Prior to Closing

The Company has agreed that, except as contemplated or permitted by the Merger Agreement or required by applicable law or with Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed, and if Parent fails to respond in the negative to any consent requested in writing within five business days of receipt of such request, Parent shall be deemed to have granted such consent), the Company and its subsidiaries will (i) carry on the businesses of the Company and its subsidiaries in the ordinary course and in a manner consistent with past practice in all material respects and (ii) use their commercially reasonably efforts, consistent with past practice, to preserve substantially intact their business organization, maintain in effect all material Company permits and their current relationships and goodwill with key customers and suppliers with which the Company or any of its subsidiaries has material business relations as of the date of the Merger Agreement, and keep available the service of its directors, officers and employees. The Company also agreed, subject to certain exceptions, not to without the prior written consent of Parent do any of the following:

•	amend or otherwise change its certificate of incorporation, bylaws or equivalent organizational documents;

•	issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant, or encumbrance of, or redeem, purchase or otherwise acquire, any shares of capital stock (or shares of any subsidiaries), or securities convertible or exchangeable into or exercisable for such shares, or any options, warrants or other rights of any kind to acquire any shares or such convertible or exchangeable securities (including share appreciation rights, phantom stock or similar instruments), subject to certain exceptions;

•	sell, transfer, lease, pledge or otherwise dispose of, or grant an encumbrance on or permit an encumbrance to exist on, or authorize the sale, transfer, lease, pledge or other disposition of, or grant an encumbrance on, any material assets of the Company or any of its subsidiaries having a current value in excess of $500,000 in the aggregate, subject to certain exceptions;

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, shares of capital stock, property or otherwise, with respect to any of its shares of capital stock, except for dividends by any of the Company’s direct or indirect wholly-owned subsidiaries to the Company or any of its other wholly-owned subsidiaries;

•	reclassify, combine, split, subdivide or amend the terms of any of its shares of capital stock or any share capital or other ownership interests of any of the Company’s subsidiaries, subject to certain exceptions;

•	directly or indirectly acquire (including by merger, consolidation or acquisition of shares or any other business combination) any corporation, partnership, other business organization or any division thereof or all or substantially all of the assets of any corporation, partnership, other business organization, except any such acquisition with a value or purchase price (including the value of assumed liabilities) not in excess of $500,000 in any transaction or a related series of transactions or acquisitions;

•	incur, issue, renew, prepay, syndicate, redeem, acquire, refinance or modify any indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances or capital contributions to, or investments in, any person which are in excess of $100,000 individually or $500,000 in the aggregate other than indebtedness incurred under the Company’s or any Company subsidiary’s existing credit facilities as in effect on the date of the Merger Agreement;

•	other than expenditures necessary to maintain existing assets in good repair or pursuant to the Company’s capital expenditure plan, authorize or make any commitment with respect to, any single capital expenditure which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $1.0 million;

•	make any material changes with respect to accounting policies or procedures, except as required by changes in applicable GAAP or applicable law;

•	except as required by applicable law, make or change any material tax election, materially amend any tax return, enter into any material closing agreement with respect to taxes or request any ruling with respect to taxes, assign or surrender any right to claim a material refund of taxes, settle or finally resolve any material controversy with respect to taxes, extend or waive any statute of limitation with respect to material tax, or materially change any method of tax accounting or tax accounting period;

•	waive, release or assign any material rights or claims under any Material Contract (as defined in the Merger Agreement), subject to certain exceptions;

•	(a) transfer, sell, assign, mortgage, surrender, encumber, grant any security interest in, divest, cancel, disclaim, abandon, allow to lapse or expire (including by failure to pay required fees), dedicate to the public, or otherwise dispose of, any material intellectual property owned or licensed by the Company or any of its subsidiaries, other than cancellation, abandonment, allowing to lapse or expire such intellectual property that is no longer used or useful in any of the Company’s or its subsidiaries’ respective businesses or pursuant to contracts in effect prior to the date of the Merger Agreement; (b) grant any material licenses or other material contracts to any third party or enter into any covenant not to sue with respect to any intellectual property owned by the Company or any of its subsidiaries except non-exclusive licenses in the ordinary course of business; or (c) disclose to or allow to be disclosed to or discovered by any person any material trade secrets except pursuant to valid and appropriate non-disclosure or license agreements or pursuant to obligations to maintain the security and confidentiality thereof arising by operation of law;

•	except as required by any Company benefit plan in effect on the date of the Merger Agreement or as required by applicable law and other than in the ordinary course of business or consistent with past practice: (a) increase the compensation or fringe benefits of any of its directors, officers, employees or independent contractors; (b) grant any severance or termination pay, or any retention pay; (c) waive or amend in any respect any performance, or vesting criteria or accelerate vesting, exercisability or funding under any Company benefit plan; (d) enter into or amend any employment, consulting or severance agreement or arrangement with any of its present directors or officers; (e) establish, adopt, enter into or amend or terminate any Company benefit plan; (f) hire any new employees; or (g) terminate the employment or services, as applicable, of any of its present directors or officers, other than a termination for cause;

•	pay, discharge, settle or satisfy any claim, action, liability or obligation, other than the payment, discharge, settlement or satisfaction of liabilities or obligations (a) as they become due in the ordinary course of business, or (b) not in excess of $100,000 million in the aggregate;

•	engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole; or

•	knowingly authorize, agree or commit to do any of the foregoing.

Stockholders’ Meeting

The Company will, subject to certain exceptions, take all action necessary to call, give notice of, set a record date for and convene a general meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 (and this proxy statement) filed in connection with the Transactions.

The Company may, and Parent may request the Company to (and the Company shall not unreasonably refuse, delay or condition granting such request), adjourn or postpone the special meeting for up to ten business days (but in any event no later than five business days prior to December 31, 2019 (as may be extended for up to three months to obtain regulatory approvals if all other conditions to closing are satisfied) (the “End Date”), (i) if there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business at the special meeting or voting in favor of approval of the Merger Agreement and the Transactions to obtain the Company Stockholder Approval, (ii) in order to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure, (iii) to the extent required by law or any court of competent jurisdiction or (iv) if the Company has provided a written notice to Parent that it intends to make a Change in the Company Recommendation or enter into an Alternative Acquisition Agreement in connection with a Superior Proposal and the applicable notice period has not yet expired.

Unless there has been a Change in the Company Recommendation (as defined below in this section of the proxy statement), the Board will (i) make the Company Recommendation and include such Company Recommendation in the proxy statement for the special meeting and (ii) take all actions reasonably necessary in accordance with applicable law and the certificate of incorporation and bylaws of the Company to solicit proxies to obtain the Company Stockholder Approval. In the event that the Board effects a Change in the Company Recommendation and Parent elects to force a vote of the Company’ stockholders in accordance with the terms of the Merger Agreement, then the Company shall nevertheless submit the Merger Agreement to its stockholders for adoption at the special meeting in accordance with the terms of the Merger Agreement until and unless the Merger Agreement shall have been terminated in accordance with its terms.

Acquisition Proposals; Change of Recommendation

Until the Effective Time (or if earlier, the termination of the Merger Agreement in accordance with its terms), the Company and its subsidiaries will not, and will not authorize or permit any of their respective representatives to, directly or indirectly, (a) solicit, initiate or take any other action to knowingly facilitate or encourage any Acquisition Proposal (as defined below) or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning, the Company or any of its subsidiaries to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal, (c) approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement, other than an acceptable confidentiality agreement, providing for, relating to, or reasonably be expected to result in any Acquisition Proposal, or (d) enter into any agreement requiring the Company to abandon, terminate or fail to consummate the Transactions. The Company agreed, and the Board would direct, that the Company and its subsidiaries and its and their representatives will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal.

Notwithstanding the foregoing restrictions set forth above in this section entitled “The Merger Agreement—Acquisition Proposals,” at any time prior to the Company Stockholder Approval, if the Company or any of its subsidiaries or representatives receives an unsolicited bona fide written Acquisition Proposal from any person that did not result from a breach by the Company of its obligations set forth in the above paragraph, the Company, its subsidiaries and their representatives may (a) contact the person who has made such proposal to clarify and understand the terms and conditions of the proposal so as to determine whether such proposal constitutes or could reasonably be expected to result in a Superior Proposal (as defined below), (b) provide information with respect to the Company or its subsidiaries in response to the request of the person who made such proposal if prior to providing such information, the Company has received from the person or group of persons requesting such information an acceptable confidentiality agreement and makes available to Parent any non-public information concerning the Company and its subsidiaries that it has provided to any such person making such Acquisition Proposal and that was not previously made available to Parent or its representatives, and/or (c) engage or participate through the Special Committee in any discussions or negotiations with the person who has made such proposal. In order to take any action described in items (b) or (c) above, the Board (or the Special Committee) must have determined in good faith (after consultation with its independent financial advisor and outside legal counsel) that such proposal either constitutes or could reasonably be expected to result in a Superior Proposal and that, in light of such Superior Proposal, failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

The Company will promptly (and, in any event, within one business day) notify Parent if it or any of its representatives becomes aware that any Acquisition Proposal (or any inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal) is received by the Company, the Board (or any committee thereof) or any representative of the Company. The Company will also indicate, in connection with such notice, the identity of the person making such offer or proposal and the material terms and conditions of any proposals or offers and will keep Parent reasonably informed (including on a reasonably current basis) of the status and terms of any such proposals or offers (including providing to Parent copies of all relevant documents relating to such Acquisition Proposal, inquiry offer or proposal and any amendments thereto that are material in any respect). None of the Company and the Board (or any committee thereof) will enter into any binding agreement or contract with any person to limit the Company’s ability to give prior notice to Parent of its intention to effect a Change in the Company Recommendation (as defined below in this section of the proxy statement) or to terminate the Merger Agreement in light of a Superior Proposal. If a Change in the Company Recommendation is effected, Parent shall have the option, exercisable by providing written notice within ten business days of such Change in the Company Recommendation to the Company of Parent’s election to exercise such option, to cause the Company to convene the special meeting and submit the Merger Agreement to its stockholders as contemplated by the terms of the Merger Agreement notwithstanding such Change in the Company Recommendation. In addition, prior to the termination of the Merger Agreement in accordance with its terms, the Company will not submit to the vote of its stockholders any Acquisition Proposal or enter into any Alternative Acquisition Agreement (as defined below in this section of the proxy statement) or propose to do so.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) relating to (a) any merger, consolidation, business combination, reorganization, recapitalization or other similar transaction involving the Company which would result in any person or “group,” within the meaning of Section 13(d) of the Exchange Act, directly or indirectly, holding 20% or more of the voting equity interests in the surviving or resulting entity of such transaction or the parent of such surviving or resulting entity; (b) any direct or indirect sale, lease, license, exchange, transfer or other disposition of assets or businesses (including by sale, lease, license, exchange, transfer or other disposition of any equity securities of any subsidiary of the Company) that constitute or represent more than 20% of the fair market value of the assets of the Company and its subsidiaries, taken as a whole; or (c) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any person or “group,” within the meaning of Section 13(d) of the Exchange Act, becoming the beneficial owner of more than 20% of the shares of Common Stock outstanding as of the consummation of such purchase, acquisition, tender or exchange offer.

For an “Acquisition Proposal” to be a “Superior Proposal,” all references to 20% in the definition of “Acquisition Proposal” will instead be to “50%” and the Board (acting through the Special Committee) will have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the Acquisition Proposal is more favorable to the Public Stockholders from a financial point of view than the Merger taking into account all of the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory, likelihood and timing of consummation and other aspects of such Acquisition Proposal as the Board (acting through the Special Committee) deems relevant.

The Board will not (subject to the exceptions set forth below):

•	(a) withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent, its recommendation that the stockholders approve the Merger Agreement and the Transactions, including the Merger (the “Company Recommendation”), (b) fail to include the Company Recommendation in this proxy statement, or (c) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal (any of such actions described above in items (a) through (c) being a “Change in the Company Recommendation”); or

•	cause or permit the Company or any of its subsidiaries to enter into any letter of intent, agreement in principle, executed term sheet, merger agreement, option agreement or other contract, commitment or agreement, other than an acceptable confidentiality agreement, with respect to any Acquisition Proposal (each, an “Alternative Acquisition Agreement”).

Nothing in the Merger Agreement prohibits a “stop, look and listen” communication by the Board (or the Special Committee) pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication with respect to an Acquisition Proposal.

However, prior to obtaining the required Company Stockholder Approval, the Board (or the Special Committee) may make a Change in the Company Recommendation and/or authorize the Company to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, if:

•	(a) with respect to a Change in the Company Recommendation, the Board (or the Special Committee) determines in good faith, after consultation with its outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary duties or (b) with respect to a termination of the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to an unsolicited bona fide written Acquisition Proposal that did not result from a breach of the Company’s non-solicitation obligations described above, the Board (or the Special Committee) determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and that failure to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal would be inconsistent with the directors’ fiduciary duties under applicable laws;

•	prior to making a Change in the Company Recommendation or terminating the Merger Agreement to enter into an Alternative Acquisition Agreement, (a) the Company must provide prior written notice to Parent that the Board (or the Special Committee) has resolved to effect a Change in the Company Recommendation or to terminate the Merger Agreement, describing in reasonable detail the reasons for such Change in the Company Recommendation or termination (which notice will also specify, if related to an Acquisition Proposal, the identity of the party making the Acquisition Proposal and the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal (other than redacted terms of financing documents), and (b) the Company, during the period four business days following delivery of such notice causes its financial and legal advisors to negotiate with Parent and its representatives in good faith, to the extent Parent desires to negotiate, any proposed modifications to the terms and conditions of the Merger Agreement and/or the Equity Commitment Letter so that such Acquisition Proposal no longer constitutes a Superior Proposal or so that the failure to make a Change in the Company Recommendation would no longer be inconsistent with the directors’ fiduciary duties;

•	with respect to a Change in the Company Recommendation made in connection with an Acquisition Proposal or a termination of the Merger Agreement to enter into an Alternative Acquisition Agreement, in the event of any material revisions to such Acquisition Proposal, the Company will deliver a new written notice to Parent and comply again with the above requirements with respect to the new written notice (however, the notice period shall be deemed to be a two business day period rather than the four business day period first described above);

•	following the end of the four business day period described above and any relevant renewal period, the Board (or the Special Committee) determines in good faith (after consultation with its independent financial advisor and outside legal counsel), after considering the terms of any proposed amendment or modification of the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and/or the Rollover Agreement, that (a) with respect to a Change in the Company Recommendation, failure to make a Change in the Company Recommendation would still be inconsistent with the directors’ fiduciary duties under applicable law, or (b) with respect to a termination of the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal, such Acquisition Proposal continues to constitute a Superior Proposal and failure to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal would be inconsistent with the directors’ fiduciary duties under applicable laws; and

•	in the case of the Company terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company has paid the Company Termination Fee (as defined below in this section of the proxy statement) to Parent (as described in the section below entitled “The Merger Agreement—Termination Fees”).

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the Merger Agreement, Parent has agreed that:

•	The Surviving Corporation and its subsidiaries will fulfill all obligations of the Company and its subsidiaries under (a) any indemnification, advancement of expenses and exculpation provision set forth in any certificate of incorporation, bylaws or comparable organizational documents of the Company or any of its subsidiaries in effect on the date of the Merger Agreement and (b) all indemnification agreements between the Company or any of its subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of its subsidiaries prior to the Effective Time.

•	During the six year period following the Effective Time, the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its subsidiaries will contain provisions with respect to exculpation, advancement of expenses and indemnification that are at least as favorable to the indemnified parties as those contained in the certificate of incorporation and bylaws (or other similar organizational documents) of the Company and its subsidiaries as in effect on the date of the Merger Agreement, and during such six year period, such provisions will not be amended, repealed, or otherwise modified unless such modification is required by applicable law.

•	Prior to the Effective Time, notwithstanding anything to the contrary set forth in the Merger Agreement, the Company may purchase a six year “tail” prepaid policy on its current directors’ and officers’ liability insurance policy. In the event that the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation will maintain such “tail” policy in full force and effect and continue to honor its respective obligations thereunder for so long as such “tail” policy is maintained in full force and effect. In the event that the Company does not elect to purchase such a “tail” policy prior to the Effective Time, during the six year period following the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Company to) maintain in effect the Company’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by the directors’ and officers’ insurance of the Company, on terms with respect to the coverage and amounts that are equivalent to those of the current directors’ and officers’ insurance of the Company (however, in satisfying its obligations, Parent and the Surviving Corporation will not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by the Company).

Financing Assistance

The Company and its subsidiaries will use their commercially reasonable efforts prior to the closing to provide such cooperation as may be reasonably requested by Parent in connection with the arrangement of any debt financing, provided that, any requested cooperation does not unreasonably interfere with the operations of the Company and its subsidiaries or cause any delay in the consummation of the transactions contemplated by the Merger Agreement). Despite the Company’s agreement to provide such efforts, pursuant to the Equity Commitment Letter, Essence International Capital has agreed to provide to Parent and Merger Sub all funds necessary to consummate the Transactions subject to the deduction as agreed under the Equity Commitment Letter, and the Transactions are not conditioned on the receipt of any such debt financing.

Parent will promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs (including reasonably attorneys’ fees) incurred by the Company or its subsidiaries in connection with any cooperation provided pursuant to the above and will, on a joint and several basis, indemnify and hold harmless the Company, its subsidiaries and their representatives against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of any debt financing and any information used in connection therewith (other than historical information relating to the Company or any of its subsidiaries approved by the Company in writing specifically for use in the debt financing offering documents). The satisfaction of the Company’s obligations as set forth above in this section entitled “The Merger Agreement—Financing Assistance” will be deemed satisfied unless the debt financing (or any alternative financing) has not been obtained primarily as a result of the Company’s or its subsidiaries’ willful and material breach of their obligations under this section.

Other Covenants

The Merger Agreement contains additional agreements between the Company and Parent and/or Merger Sub relating to, among other things:

•	the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);

•	reasonable access by Parent and Parent’s authorized representatives to the officers, employees, agents, properties, offices, books and records (including tax records and tax and accounting working papers) and other facilities of the Company and its subsidiaries between the date of the Merger Agreement and the Effective Time (subject to certain exceptions including applicable law, any contractual obligations and restrictions of the Company and information constituting trade secrets of the Company);

•	notification of certain events;

•	commercially reasonable efforts of each party to consummate the Transactions;

•	Parent’s obligation to cause Merger Sub to perform its obligations under the Merger Agreement;

•	coordination of press releases and other public announcements or filings relating to the Merger prior to a Change in Company Recommendation;

•	delisting and deregistration of the shares;

•	matters relating to takeover statutes;

•	resignation of the directors of the Company and its subsidiaries pursuant to Parent’s request; and

•	participation in litigation relating to the Merger.

Conditions to the Merger

The obligations of each party to consummate the Transactions, including the Merger, are subject to the satisfaction of the following conditions:

•	the Company Stockholder Approval having been obtained;

•	no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions; and

•	all consents, approvals and other authorizations of any governmental entity required to consummate the Merger and the other transactions contemplated by the Merger Agreement (other than the filing of the certificate of merger with the Secretary of State of the State of Delaware) having been obtained, other than those that would not reasonably be expected to have a Company Material Adverse Effect.

The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction, or waiver by Parent, of the following conditions:

•	as of the date of the Merger Agreement and as of the closing date of the Merger as if made on such date (except to the extent expressly made as of a specific date, in which case as of such date), (a) representations and warranties of the Company in the Merger Agreement regarding the Company’s capitalization being true and correct in all respects except for de minimis inaccuracies, (b) representations and warranties of the Company in the Merger Agreement regarding the Company’s (i) organization and qualification, (ii) authority relative to Merger Agreement and the vote required to be taken by the Company’s stockholders, (iii) brokers, and (iv) conflicts with organizational documents that (x) are not qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as though made on and as of such date, and (y) that are qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) and (c) all other representations and warranties of the Company in the Merger Agreement being true and correct in all respect (without giving effect to any Company Material Adverse Effect or other materiality qualification) except where the failure of such representations and warranties to be so true and correct does not constitute a Company Material Adverse Effect;

•	the Company having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

•	since the date of the Merger Agreement, there having not been a Company Material Adverse Effect;

•	the Company having delivered to Parent a certificate, dated the closing date of the Merger, signed by an executive officer of the Company, certifying as to the fulfillment of the above conditions; and

•	the shares of Common Stock held by the Public Stockholders that validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL not having exceeded 10% of the then-outstanding shares.

The obligations of the Company to consummate the Merger are also subject to the satisfaction, or waiver by the Company, of the following conditions:

•	as of the date of the Merger Agreement and as of the closing date of the Merger as if made on such date (except to the extent expressly made as of a specific date, in which case as of such date), the representations and warranties of Parent and Merger Sub in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (in each case interpreted without giving effect to any qualification by “materiality”), except where the failure of such representations and warranties to be true and correct, has not and would not, individually or in the aggregate, prevent or materially delay or affect the ability of Parent or Merger Sub to consummate any of the Transactions;

•	Parent and Merger Sub having performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time; and

•	Parent having delivered to the Company a certificate, dated the closing date of the Merger, signed by an executive officer of Parent, respectively certifying as to the fulfillment of the above conditions.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (except as expressly set forth below):

•	by mutual written consent of Parent and the Company;

•	by either Parent or the Company (as determined by the Special Committee), so long as the terminating party’s failure to fulfill any obligation under the Merger Agreement or other intentional breach has not been the primary cause of, or resulted in, the failure of the applicable condition(s) being satisfied, if:

•	the Merger is not consummated by the End Date;

•	any governmental entity having enacted, issued, promulgated, enforced or entered any law or order which has or would have the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions, including the Merger, which shall be in effect and have become final and non-appealable; or

•	the Company Stockholder Approval not having been obtained upon a vote held at the general meeting of stockholders or any adjournment thereof,

•	by Parent:

•	upon a breach by the Company of any representation, warranty, covenant or agreement set forth in the Merger Agreement, or if any representation or warranty of the Company has become untrue, in either case such that the corresponding conditions to closing would not be satisfied and such breach would not be curable or, if curable, has not been cured within the earlier of (a) 30 days following receipt of written notice by the Company from Parent of such breach and (b) any shorter period of time that remains between the date Parent provides written notice of such breach and the End Date (each, a “Company Breach Termination Event”); or

•	if the Board (or the Special Committee) has (a) made a Change in the Company Recommendation or publicly announced its intention to do so, (b) breached, in any material respect, any of its obligations set forth above in the section entitled “The Merger Agreement—Acquisition Proposals” (c) failed to include the Company Recommendation in the proxy statement, or (d) a tender or exchange offer for shares that constitutes an Acquisition Proposal (whether or not a Superior Proposal) is commenced by a person unaffiliated with Parent and, within ten business days after the public announcement of the commencement of such Acquisition Proposal, the Company has not filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of shares of Common Stock reject such Acquisition Proposal and not tender any shares into such tender or exchange offer; or

•	by the Company (following and based upon the unanimous recommendation of the Special Committee):

•	upon a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in the Merger Agreement, or if any representation or warranty of Parent and Merger Sub has become untrue, in either case such that the corresponding closing conditions would not be satisfied and such breach would not be curable or, if curable has not been cured within the earlier of (i) 30 days following receipt of written notice by Parent from the Company of such breach and (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and the End Date (each of the foregoing, a “Parent Breach Termination Event”); or

•	prior to obtaining the Company Stockholder Approval, (x) in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal that did not result from a breach of the Company’s non-solicitation obligations described above in the section entitled “The Merger Agreement—Acquisition Proposals” (an “Alternative Acquisition Agreement Termination Event”) or (y) the Company has effected a Change in the Company Recommendation and Parent has not timely exercised its option to force a vote of the Company’s stockholders (a “Change in the Company Recommendation Termination Event”);

•	if (a) all the conditions to closing for the obligations of Parent and Merger Sub to consummate the Merger have been satisfied or waived by Parent and Merger Sub (other than those conditions that by their nature are only capable of being satisfied at the closing), (b) Parent fails to fund the exchange fund when required, and (c) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions to the obligations of the Company have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) or that the Company is willing to waive any unsatisfied conditions and (y) the Company stands ready, willing and able to consummate the Merger and the Transactions during such period (each a “Parent Failure to Close Termination Event”); or

•	if (a) any time after the special meeting and prior to the Effective Time, the shares held by the Public Stockholders that have validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL exceed 10% of the then outstanding shares or such condition has not been irrevocably waived by Parent and (b) within ten business days following written notice by the Company to Parent in which the Company requests the waiver of such condition, Parent has not irrevocably waived such condition in a written notice delivered to the Company.

Termination Fees

The Company is required to pay Parent a termination fee of $2,365,000 (the “Company Termination Fee”) if the Merger Agreement is validly terminated:

•	by the Company (a) on or after the end date, (b) neither Parent or Merger Sub shall have been in material breach of the Merger Agreement that would result in a Parent Breach Termination Event and shall have failed to cure such breach, if capable of being cured, within 30 business days or such shorter period of time available until the End Date, (c) after the date of the Merger Agreement, but prior to the time of the termination of the Merger Agreement, a bona fide Acquisition Proposal has been publicly made (with each reference to “20%” in the definition of “Acquisition Proposal” being replaced with “50%”), and (d) within nine months following the termination of the Merger Agreement, the Company enters into a definitive agreement with respect to any Acquisition Proposal or any Acquisition Proposal is consummated (with each reference to “20%” in the definition of “Acquisition Proposal” being replaced with “50%”);

•	by Parent pursuant to a (a) Company Breach Termination Event or (b) because the Company effected a Change in the Company Recommendation; or

•	by the Company pursuant to (a) an Alternative Acquisition Agreement Termination Event or (b) a Change in the Company Recommendation Termination Event.

Parent is required to pay the Company a termination fee of $4,730,000 (the “Parent Termination Fee”) if the Merger Agreement is validly terminated:

•	by the Company pursuant to a Parent Breach Termination Event; or

•	by the Company pursuant to a Parent Failure to Close Termination Event.

In addition, in the event that the Company or Parent fails to pay its applicable termination fee in accordance with the Merger Agreement when due, and in order to obtain such payment, Parent or the Company has to commence an action which results in a judgment against the other party for such payment, Parent or the Company, as applicable, will also have to pay the other party its reasonably documented costs and expenses in connection with such action, together with interest on the amount of (i) the applicable termination fee and (ii) such documented costs and expenses, at the annual rate of 5% plus the prime rate established in the U.S. edition of The Wall Street Journal in effect on the date (New York time) such payment was required to be made through the date such payment is actually received (New York time).

Remedies and Limitations on Liability

Each of the Company, Parent and Merger Sub is entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement and the Equity Commitment Letter, which remedies are in addition to any other remedy to which they are entitled at law or in equity.

Until such time as the Company pays the Company Termination Fee to Parent or Parent pays the Parent Termination Fee to the Company, as the case may be pursuant to the terms of the Merger Agreement, the remedies available to each party will be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit Parent or Merger Sub from, in the alternative, seeking to terminate the Merger Agreement and collect the Company Termination Fee from the Company or the Company from, in the alternative, seeking to terminate the Merger Agreement and collect the Parent Termination Fee from the Parent.

Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief, except that, although the Company, in its sole discretion, may determine its choice of remedies, under no circumstances will the Company be permitted or entitled to receive both specific performance and any monetary damages.

Without limiting rights to specific performance, the collective monetary damages payable by Parent, Merger Sub, Essence International Capital or any of their respective former, current or future officers, directors, partners, equity holders, the Financing Sources (as defined in the Merger Agreement), managers, members, Affiliates, employees, representatives, agents or successors (the “Parent Related Parties”) for breaches under the Merger Agreement, the Limited Guarantee, the Rollover Agreement or the Equity Commitment Letter will not exceed an amount equal to the lesser of (x) $5 million and (y) the Parent Termination Fee, plus any reimbursement obligation related to (i) debt financing assistance or (ii) reasonably documented costs and expenses in connection with seeking the Parent Termination Fee, and the costs of collection and reasonable expenses (including attorneys’ fees) incurred by the Company in connection with the Company’s enforcement of its rights that results in a judgment against Parent or Merger Sub. The monetary damages payable by the Company, any of its subsidiaries and any of their respective former, current or future officers, directors, partners, equity holders, managers, members, affiliates, employees representatives, agents or successors (the “Company Related Parties”) for breaches under the Merger Agreement will not exceed an amount equal to the Company Termination Fee, plus any reimbursement obligation related to the reasonably documented costs and expenses in connection with seeking the Company Termination Fee.

In no event will any of the Company, its subsidiaries or the Company Related Parties seek or obtain any monetary recovery or award of any kind, including consequential, special, indirect or punitive damages, in excess of the lesser of (x) $5 million and (y) the Parent Termination Fee, plus any reimbursement obligation pursuant to (i) debt financing assistance or (ii) reasonably documented costs and expenses in connection with seeking the Parent Termination Fee, plus the costs of collection and reasonable expenses (including attorneys’ fees) incurred by the Company in connection with the Company’s enforcement of its rights that results in a judgment against Parent or Merger Sub, against Parent, Merger Sub, Essence International Capital, any of their affiliates or any of the Parent Related Parties for, or with respect to, the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee, the Rollover Agreement or the Transactions, the breach thereof, the termination of the Merger Agreement, the failure to consummate the Transactions or any claims or actions under applicable law arising out of any the foregoing. In no event will Parent, Merger Sub, Essence International Capital, any of their affiliates or any of the Parent Related Parties be entitled to seek or obtain any monetary damages or award of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Termination Fee, plus any reimbursement obligation pursuant to the reasonably documented costs and expenses in connection with seeking the Company Termination Fee against the Company, its subsidiaries or the Company Related Parties for, or with respect to, the Merger Agreement or the Transactions, the breach thereof, the termination of the Merger Agreement, the failure to consummate the Transactions or any claims or actions under applicable law arising out of any the foregoing.

Amendment

The Merger Agreement may be amended by the parties to the Merger Agreement by action taken by or on behalf of each of their respective boards of directors (and, in the case of the Company, the Special Committee) at any time prior to the Effective Time, provided, that after the Company Stockholder Approval has been obtained, no amendment may be made that under applicable law requires further approval by the stockholders of the Company without such approval having been obtained.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

No provision has been made (i) to grant the Company’s unaffiliated stockholders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

IMPORTANT INFORMATION REGARDING HIGHPOWER

Company Background

Highpower International, Inc. is a Delaware corporation. The Company was founded in 2001 as an integrated clean energy supplier dedicated to research and development, manufacture and sales of Ni-MH and Li-ion rechargeable batteries, as well as energy storage systems and used battery recycling. With quality products and attentive service, Highpower has been recognized by many international top brands as one of their major suppliers.

If (a) the proposal to adopt the Merger Agreement is adopted by the affirmative vote of the holders of (i) at least a majority of the outstanding shares of Common Stock entitled to vote thereon and (ii) at least a majority of the outstanding shares of Common Stock entitled to vote thereon held by the Public Stockholders and (b) the Merger is completed as contemplated, the Company will continue as a private company and a wholly-owned subsidiary of Parent.

During the past five years, neither the Company nor any of the Company directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, except as set forth below, neither the Company nor any of the Company directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Directors and Executive Officers

The Board presently consists of five members. The persons listed below are the directors and executive officers of Highpower as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the Board or until the earlier of his or her resignation or removal. The business address and telephone number of each executive officer is: Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China, telephone number (86) 755-89686238. Except as noted below, each of the individuals listed below is a citizen of the United States.

Directors

Dang Yu (George) Pan has been the Chairman of the Board and Chief Executive officer of the Company and Hong Kong Highpower Technology Company Limited (“HK Highpower”), a wholly-owned subsidiary of the Company, since November 2007 and July 2003, respectively. Mr. Pan is the founder of Shenzhen Highpower Technology Company Limited (“SZ Highpower”), a wholly-owned subsidiary of HK Highpower, and has served as the Chairman of the Board and Chief Executive Officer of SZ Highpower since October 2002. Mr. Pan has served as a director of Icon Energy System Company Limited, a wholly-owned subsidiary of HK Highpower, since February 2011; as a director and Chief Executive Officer of Springpower Technology (Shenzhen) Company Limited (“SZ Springpower”), an indirect subsidiary of the Company that is jointly owned by HK Highpower and SZ Highpower, since June 2008; and as a director of Huizhou Highpower Technology Co., Ltd. (“HZ Highpower”), a wholly-owned subsidiary of SZ Highpower, since March 2012. From May 2001 to October 2002, Mr. Pan was the General Manager and Chairman of the Board of Guangzhou Haopeng Technology Co., Ltd. From January 1997 to July 2000, Mr. Pan was the Vice General Manager of NanhaiShida Battery Co., Ltd. From January 1995 to December 1996, Mr. Pan served as a director of the Huangpu Aluminum Factory. Additionally, from August 1990 to December 1994, Mr. Pan worked in the sales department of the Guangzhou Aluminum Products Factory. Mr. Pan is a citizen of the PRC. Mr. Pan received a bachelor’s degree in metallurgical engineering from Central South University in China in 1990.

Wen Liang Li has been a director of the Company since November 2007 and a director of HK Highpower since July 2003. Mr. Liang Li continues working with the Company as Senior New Energy Scientist. From November 2007 to June 2017, Mr. Liang Li was Vice President, Chief Technology Officer of the Company and has served as a director and as Vice General Manager and Chief Technology Officer of SZ Highpower since January 2003, a director of SZ Springpower since June 2008, a director of HZ Highpower since March 2012, and as a director of SZ Highpower’s 70%-owned subsidiary, Ganzhou Highpower Technology Co., Ltd, since September 2010. From January 1996 to December 2002, Mr. Liang Li served as Vice General Manager of Zhuhai Taiyi Battery Co., Ltd., a battery manufacturer. Mr. Liang Li is a citizen of the PRC. Mr. Liang Li received a master’s degree in Electrochemistry from the Harbin Institute of Technology in China in 1991.

T. Joseph Fisher III has served as a director of the Company since April 2011. Mr. Fisher currently is, and has been since July 2014, Vice President — Global Commercial Sales for A123 Systems, LLC, a provider of lithium-ion energy storage solutions products. He previously served as the CEO and President of Valence Technology, Inc. from November 2012 until June 2014, and since July 2012 has been a director of Valence, which exited a chapter 11 bankruptcy in November 2013, and went private in December 2013. Prior to joining Valence, Mr. Fisher was the CEO and President of Contour Energy Systems, a spin out from Caltech, specializing in the development and commercialization of customizable battery technologies, from February 2008 to January 2012. He also is President and Founder of JCF International, LLC, an advisory and consulting firm for portable power companies. Mr. Fisher was employed for 33 years at the Energizer battery group, where he had held numerous senior management positions including Vice President — Global Rechargeable Battery Business Unit from April 2001 to May 2007, Vice President and General Manager — Energizer Power Systems, Vice President — Business Development, General Manager — Miniature Batteries, as well as holding several international management assignments in Europe, Argentina and South Africa. He also worked for Xerox, General Electric and Union Carbide earlier in his career. Mr. Fisher received a B.S. in Industrial Management from the University of Cincinnati in 1975, and an MBA in 1977 from the West Virginia College of Graduate Studies, now a part of Marshall University. Mr. Fisher is a member of the Special Committee.

Ping (David) Li has served as a director of the Company since January 2008. Since November 2008, Mr. Li has served as director at Intel Capital (a division of Intel Corporation that manages corporate venture capital, global investment, and mergers and acquisitions), where Mr. Li focuses on Intel Capital’s investment activities in the PRC. From July 2003 to October 2008, Mr. Li served as the Managing Director of Investment at China Vest, a venture capital firm. From February 2002 to July 2003, Mr. Li served as Chief Financial Officer of Great Wall Technology Co., Ltd., an investment technology company. Mr. Li received a master’s degree in biology from Columbia University in 1989 and an MBA in finance in 1994 from the Wharton School of the University of Pennsylvania. Mr. Li is a member of the Special Committee.

Jie Wang joined the Board in October 2017. Dr. Wang is a member of the faculty of Stanford University where he has been Executive Director of the Stanford Center for Sustainable Development and Global Competitiveness since 2008, and Consulting Professor, Department of Civil and Environmental Engineering, since 2013. In addition, since 2003, Dr. Wang has been Director of the Stanford Sustainable Development and Environmental Informatics Group. Dr. Wang has held numerous positions with Stanford University including as Consulting Associate Professor and Consulting Assistant Professor, Department of Civil and Environmental Engineering from 2005 – 2013 and 2003 – 2005, respectively, Executive Director, Stanford-China Executive Leadership Program from 2005-2010, Senior Architect of E-commerce, ITSS from 1998 – 2000, and Architect of Distributed Computing Environment, ITSS, from 1995 – 1998. From 2002 to 2005, Dr. Wang was Senior System Architect at Collation, Inc., an IT management software provider, which is now a subsidiary of IBM (NYSE: IBM), and from 2000 to 2002, he was Senior Architect of Loudcloud Inc. one of the first cloud computing service providers, which is now a subsidiary Hewlett-Packard (NYSE: HPQ) and known as Opsware Inc. In collaboration with colleagues, Dr. Wang has published extensively on computational reasoning and learning models for smart infrastructures/smart manufacturing and their optimized services, management and engineering informatics and knowledge integration for intelligent social services, social and service computing, sustainable development and environmental informatics, decision making and knowledge management for research and educational collaborations, E-commerce and E-government, IT as a modern tool for business competitive strategy, smart manufacturing, and strategy and implementation of smart city and smart region. Dr. Wang is a citizen of the PRC. Dr. Wang holds Ph.D. and M.S. degrees in Civil and Environmental Engineering from Stanford University, an M.S. in Meteorology and Physical Oceanography from the University of Miami, FL, and a B.S. in Naval Architecture and Ocean Engineering from Shanghai Jiao Tong University, China.

Executive Officers

Other than those directors who also serve as executive officers of the Company as of the date of this proxy statement, the Company’s executive officers are listed below.

Xing Qun (Leo) Liao has served as the Company’s Chief Technology Officer since June 2017. Since October 2017, Mr. Liao has been General Manager of HZ Highpower. From June 2003 to September 2017, Mr. Liao served as an engineer, R&D Manager, Chief Engineer and Deputy General Manager and General Manager of SZ Highpower. Mr. Liao is a citizen of the PRC. Mr. Liao received his Masters and Bachelor’s degrees at Central South University.

Shengbin (Sunny) Pan has served as the Chief Financial Officer of the Company since February 2017 and, previously, from August 2016 until February 2017, was the Company’s Interim Chief Financial Officer. From January 2016 to September 2017, Mr. Pan was General Manager of HZ Highpower. He joined the Company in January 2015 as the Company’s Finance Controller. Mr. Pan has over 20 years’ experience in finance and IT management positions with several multi-national companies. Prior to joining the Company, Mr. Pan held positions with subsidiaries of Philips in the PRC. From December 2013 to December 2014, Mr. Pan was Finance Controller and a director at Philips Luminaire Manufacturing (Shenzhen) Co., Ltd., and Finance Controller, managing director and legal representative at Philips Luminaire Manufacturing (Ningbo) Co., Ltd. From January 2011 to December 2013 he was Finance Controller at Philips Domestic Appliance & Personal Care Co., Ltd., Zhuhai. Mr. Pan has ACCA (UK) and CICPA (China) qualifications and has extensive experience in OX IFRS/China GAAP/US GAAP. Mr. Pan is a citizen of the PRC. Mr. Pan received a B.S. in International Accounting from Shanxi Financial & Economical Institution in China in 1996, and an MBA from New York Institute of Technology.

Market Price of the Common Stock and Dividend Information

Shares of the Company’s Common Stock are currently traded on the NASDAQ Global Market under the symbol “HPJ.” As of the close of business on August 12, 2019, there were 15,690,533 shares of the Company’s Common Stock issued and outstanding held by approximately 18 record holders.

On June 27, 2019, the last trading day before the public announcement of the execution of the Merger Agreement, the reported closing sales price of our Common Stock on NASDAQ was $3.05. On August 13, 2019, the last full trading day before the filing of this proxy statement, the reported closing sales price of our Common Stock on NASDAQ was $4.47. The Per Share Merger Consideration represents a premium of approximately 7.4% to the August 13, 2019 closing price of our Common Stock.

We did not pay cash dividends in the years ended December 31, 2018 or 2017, and we do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by the Board, at its discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the Board considers significant. Additionally, the Merger Agreement provides that, from the date of the Merger Agreement to the Effective Time, without the prior written consent of Parent, neither the Company nor any of its subsidiaries will declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of, any shares of capital stock, except for dividends by any of the Company’s direct or indirect wholly-owned subsidiaries to the Company or any of its other wholly-owned subsidiaries

Security Ownership of Certain Beneficial Owners and Management

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of July 31, 2019, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth as of July 31, 2019 certain information with respect to beneficial ownership of our common stock based on 15,567,953 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of the company;

•	Each of the Company’s named executive officers;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

5% Stockholders
Renaissance Technologies LLC 800 Third Avenue, New York, NY 10022	1,047,299	(1)	6.7%

Wen Wei Ma	5,127,932	(2)	32.8%

Directors and Executive Officers
Dang Yu (George) Pan	5,127,932	(2)	32.8%

Wen Liang Li	5,127,932	(2)	32.8%

Shengbin (Sunny) Pan	69,000	(3)	*

T. Joseph Fisher III	51,000	(3)	*

Ping (David) Li	15,000		*

Jie Wang	-		*

Xing Qun Liao	39,000	(3)	*

Officers and Directors as a Group (total of 7 persons)	5,301,932	(2)(3)	33.7%

* Indicates beneficial ownership of less than 1.0%.

(1)	According to a Schedule 13G/A filed with the SEC on February 13, 2019, Renaissance Technologies LLC (“RTC”) is majority owned by Renaissance Technology Holdings Corporation (“RTHC”). Each of RTC and RTHC has sole voting and dispositive power over all 1,047,299 shares of Common Stock.

(2)	Beneficial ownership information is based on a Schedule 13D/A filed with the SEC on July 2, 2019. These shares consist of (i) an aggregate of 3,143,473 shares of Common Stock beneficially owned by Dang Yu (George) Pan, which includes (x) 269,959 shares of Common Stock held by Advance Pride International Limited, which is 100% owned by Mr. Pan, and (y) options to purchase 50,700 shares of Common Stock, (ii) an aggregate of 1,520,617 shares of Common Stock beneficially owned by Wen Liang Li, which includes options to purchase 19,500 shares of Common Stock, and (iii) 463,842 shares of Common Stock owned by Wen Wei Ma, which includes options to purchase 7,475 shares of Common Stock. On March 13, 2019, Mr. Pan, Mr. Li, and Mr. Ma, a stockholder and former officer of the Company (collectively, the “Founders”), and Essence International Financial entered into the Buyer Group Agreement, pursuant to which the members of the Buyer Group agreed, among other things, to participate and cooperate with each other in a transaction to acquire the Company (the “Transaction”) and to vote, or cause to be voted, at every stockholder meeting all securities beneficially owned by such party to the Buyer Group Agreement and which have voting rights in favor of the Transaction and against any competing proposal or matter that would facilitate a competing proposal. Pursuant to the Schedule 13D/A, the Founders may be deemed, by reason of the proposal letter and the Buyer Group Agreement as described therein, to beneficially own the shares of Common Stock beneficially owned by all such persons, as a “group.”
(3)	For Shengbin (Sunny) Pan, includes 49,000 shares of Common Stock underlying options. For T. Joseph Fisher III, includes 15,000 shares of Common Stock underlying options. For Xing Qun Liao, includes 39,000 shares of Common Stock underlying options.

Transactions in Common Stock; Related Party Transactions

Except for (a) the transactions described under Part III, Item 13 of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018 and Part II, Item 5 of the Company’s quarterly reports for the fiscal quarters ended March 31, 2019 and June 30, 2019, which are attached as Annexes D and E to this proxy statement, and (b) the arrangements in connection with the Merger discussed elsewhere in this proxy statement, during the past two years: (i) there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and any member of the Buyer Group, on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company’s securities; election of the Company’s directors or sale or other transfer of a material amount of assets of the Company; (ii) the Company and its affiliates did not enter into any other transaction with an aggregate value exceeding 1% of the Company’s consolidated revenues with any member of the Buyer Group; and (iii) none of the Company’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any member of the Buyer Group.

RIGHTS OF APPRAISAL

Holders of shares of Common Stock who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares and who otherwise comply with the requirements of Section 262 of the DGCL (“Section 262”) will be entitled to appraisal rights under Section 262 in connection with the Merger. In order to exercise and perfect appraisal rights, the holder of shares must properly and in a timely manner follow the steps summarized below.

The following summary is a description of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated by reference herein. To the extent there are any inconsistencies between the foregoing summary and Section 262, the DGCL will govern. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Under Section 262, holders of shares of Common Stock who do not vote in favor of the proposal to adopt the Merger Agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have the “fair value” (as defined pursuant to Section 262) of their shares determined by the Delaware Court of Chancery and to receive payment in cash of the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.

Any holder of shares of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holders’ right to do so, should carefully review the following discussion and Annex C because failure to timely and properly comply with the procedures specified could result in the stockholder’s forfeiture or waiver of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, if a stockholder considers exercising such rights, such stockholder should consider seeking the advice of legal counsel.

Filing Written Demand

Any holder of shares of Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the proposal to adopt the Merger Agreement at the special meeting, a written demand for the appraisal of the stockholder’s shares. A holder of Common Stock wishing to exercise appraisal rights must be the holder of record of the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. Appraisal rights will be lost if the shares are transferred prior to the Effective Time. The holder must not vote in favor of the proposal to adopt the Merger Agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and such voting of the proxy will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement.

Neither voting against the proposal to adopt the Merger Agreement, nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement, will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement. The demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the holder and the intention of the holder to demand an appraisal of the fair value of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of Common Stock, or a person duly authorized and explicitly purporting to act on such holder’s behalf, will be entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record by a person other than the beneficial owner, such as by a broker, fiduciary, depository or other nominee, execution of the demand should be made in that capacity and must identify the record owner(s), and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A record holder, such as a broker, dealer, commercial bank, trust company, fiduciary or other nominee who holds shares as the nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of Common Stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in an account with a broker, dealer, commercial bank, trust company, fiduciary or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, dealer, commercial bank, trust company, fiduciary or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to Highpower at:

Highpower International, Inc.

Building A1,

68 Xinxia Road,

Pinghu, Longgang, Shenzhen, Guangdong, 518111,

People’s Republic of China

Attn: Corporate Secretary

At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Highpower, as the Surviving Corporation of the Merger, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of Highpower, as the Surviving Corporation. If Highpower, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who properly withdraws or ceases such stockholder’s right to appraisal in accordance with the first sentence of this paragraph, if the Delaware Court of Chancery does not approve the dismissal of the stockholder to an appraisal proceeding, or if rights to appraisal otherwise cease, the stockholder will be entitled to receive only the appraised fair value determined in any such appraisal proceeding plus interest, which fair value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, provided however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days.

Notice by the Surviving Corporation

Within ten days after the Effective Time, Highpower, as the Surviving Corporation, must notify each holder of Common Stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the Merger Agreement, of the date that the Merger became effective.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, Highpower, as the Surviving Corporation, or any holder of Common Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares of Common Stock who had previously demanded appraisal of their shares. Highpower, as the Surviving Corporation, is under no obligation, and has no present intention, to file such a petition, and Common Stock holders should not assume that Highpower will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, it is the obligation of the holders of shares of Common Stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Common Stock within the period prescribed in Section 262.

Within 120 days after the Effective Time, any holder of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Highpower, as the Surviving Corporation, a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after the later of (a) the date on which a written request for such statement has been received by Highpower or (b) ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing requirement that a demand for appraisal must be made by or on behalf of the record owner of the shares, a person who is the beneficial owner of shares of Common Stock held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from Highpower, as the Surviving Corporation, the statement described in this paragraph.

Upon the filing of such petition by any such holder of shares of Common Stock, service of a copy thereof shall be made upon Highpower, which, as the Surviving Corporation, will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to Highpower and all of the stockholders shown on the Verified List. Such notice also shall be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the Delaware Court of Chancery. The costs any such notices would borne by Highpower.

After notice to the stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. The Delaware Court of Chancery must dismiss an appraisal proceeding as to all Highpower stockholders who assert appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (ii) the value of the consideration provided in the merger for such total number of shares seeking appraisal exceeds $1 million, or (iii) the merger was approved pursuant to Section 253 or Section 267 of the DGCL. Where proceedings are not dismissed, the appraisal proceeding will be conducted, as to the shares of Highpower Common Stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.

Determination of Fair Value

After the Delaware Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, and except as provided in subsection (h) of Section 262 of the DGCL, interest from the Effective Time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger[.]” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value” but, rather, applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262. Although Highpower believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of any appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither any of the Parent Parties nor Highpower anticipates offering more than the applicable merger consideration to any stockholder of Highpower exercising appraisal rights, and Highpower reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of Common Stock is less than the applicable merger consideration. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Upon application by Highpower or by any Highpower stockholder entitled to participate in an appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any Highpower stockholder whose name appears on the Verified List and who has submitted such stockholder’s certificates of stock to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he or she is not entitled to appraisal rights. The Delaware Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by Highpower to the stockholders entitled thereto. Payment shall be so made to each such stockholder upon the surrender to Highpower of his or her certificates in the case of a holder of certificated shares. Payment shall be made forthwith in the case of holders of uncertificated shares. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.

If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expense.

Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Common Stock as of a date prior to the Effective Time.

If any stockholder who demands appraisal of shares of Common Stock under Section 262 fails to perfect, successfully withdraws or loses such holder’s right to appraisal, such stockholder’s shares of Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to the Merger Agreement. A stockholder will fail to perfect, or effectively lose, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Per Share Merger Consideration offered pursuant to the Merger Agreement.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

If the Merger is completed, we may not hold an annual meeting of stockholders in 2019. If the Merger is not completed, we will hold a 2019 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2019 annual meeting will be held. If the 2019 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2019 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, as described below.

Proposals to Be Included in Proxy Statement

Any proposal that a stockholder wishes to include in proxy materials for our 2019 annual meeting of stockholders pursuant to SEC Rule 14a-8 must have been received no later than the close of business on June 26, 2019 (unless the meeting date is changed by more than 30 days from the anniversary of the 2018 annual meeting, in which case a proposal must be received a reasonable time before we print and mail proxy materials). Proposals must also comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to Be Submitted for the Annual Meeting

A stockholder may wish to have a proposal presented at the 2019 annual meeting but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at its principal executive offices on or before September 10, 2019 (45 calendar days prior to the anniversary of the mailing date of the proxy statement for the Company’s 2018 annual meeting), then such proposal will be deemed “untimely” for purposes of Securities and Exchange Commission Rule 14a-4(c).

If the date of our 2019 annual meeting changes by more than 30 days from the date of our 2019 annual meeting, stockholders’ written notices must be received by us a reasonable time before we begin to print and mail proxy materials for our 2019 annual meeting.

Mailing Instructions

Proposals should be delivered to Highpower International, Inc., Building A1, 68 Xinxia Road, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China, Attention: Dang Yu (George) Pan. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

IMPORTANT INFORMATION REGARDING THE PARENT PARTIES AND THE BUYER GROUP

The Parent Parties

Parent is a newly formed exempted company with limited liability incorporated under the laws of the Cayman Islands. As of the date of this proxy statement, Parent is owned by Mr. Pan and Essence International Advanced Products and Solutions SPC – Essence Growth Company Fund SP, a segregated portfolio formed by Essence International Advanced Products and Solutions SPC for the purposes of the Transactions, as to 51% and 49%, respectively. High Power Asset Management Inc., an exempted company incorporated under the laws of the Cayman Islands, which is wholly owned by Mr. Dang Yu (George) Pan, serves as the investment manager of Essence Growth Company Fund SP and Essence Asset Management (Hong Kong) Limited, the wholly-owned subsidiary of Essence Parent, serves as the investment advisor to Essence Growth Company Fund SP. Merger Sub is a newly formed Delaware corporation and a wholly-owned subsidiary of Parent. Each Parent Party was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, including the Merger. None of the Parent Parties has engaged in any business except for activities incident to its formation and in connection with the Transactions. Parent’s registered office is at c/o Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Merger Sub’s registered office is at 251 Little Falls Drive, Wilmington, Delaware, 19808.

The following table sets forth information regarding the directors of Parent and Merger Sub, as of the date of this proxy statement. Mr. Haoyi Yang and Mr. Dang Yu (George) Pan are the directors of Parent and Merger Sub. Parent has no executive officers. The president, chief executive officer, treasurer and secretary of Merger Sub is Mr. Dang Yu (George) Pan. For the business and background of Dang Yu (George) Pan, please refer to “Important Information Regarding Highpower—Directors and Executive Officers.” For the business and background of Haoyi Yang, please refer to “Important Information Regarding the Parent Parties and the Buyer Group—Essence Parties” below.

Name	Present Principal Employment	Business Address	Citizenship
Dang Yu (George) Pan	Director and Chairman and CEO, Company	Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China	People’s Republic of China
Haoyi Yang	Director and Deputy Chief Executive Officer, Essence Parent	39/F., One Exchange Square, Central, Hong Kong	Hong Kong

During the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Essence Parties

Essence International Financial Holdings Limited is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in securities, investment banking, asset management and venture capital investment and management business. Essence Parent is the parent company of all of its subsidiaries involved in the Transactions.

Essence International Financial Holdings (Hong Kong) Limited is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in investment holding business. This company is a wholly-owned subsidiary of Essence International Financial Holdings Limited and is a party to the Buyer Group Agreement.

Essence International Advanced Products and Solutions SPC is a segregated portfolio company under the laws of the Cayman Islands and is principally engaged in investment holding business. This company is a wholly-owned subsidiary of Essence International Financial Holdings (Hong Kong) Limited. Essence International Advanced Products and Solutions SPC – Essence Growth Company Fund SP is a segregated portfolio formed by Essence International Advanced Products and Solutions SPC for the purposes of the Transactions. In accordance with the law of the Cayman Islands, Essence International Advanced Products and Solutions SPC segregates the assets and liabilities of its segregated portfolios from each other and from the general assets of this company.

Essence International Advanced Products and Solutions SPC – Essence Growth Company Fund SP is a segregated portfolio formed by Essence International Advanced Products and Solutions SPC for the purposes of the Transactions. In accordance with the law of the Cayman Islands, Essence International Advanced Products and Solutions SPC segregates the assets and liabilities of its segregated portfolios from each other and from the general assets of this company. Essence International Advanced Products and Solutions SPC – Essence Growth Company Fund SP is one of the shareholders of Parent.

Essence International Capital Limited is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in investment and management business. This company is a wholly-owned subsidiary of Essence Parent and is participating in the Transactions as the equity sponsor.

Essence Asset Management (Hong Kong) Limited is a company incorporated with limited liability under the laws of Hong Kong and is principally engaged in asset management business. This company is a wholly-owned subsidiary of Essence International Financial Holdings Limited. It is the investment advisor to Essence International Advanced Products and Solutions SPC – Essence Growth Company Fund SP.

None of the Essence Parties owns any shares of Common Stock of the Company.

The business address and telephone number for each of the Essence Parties is 39/F., One Exchange Square, Central, Hong Kong, (852) 2213 1000.

The following table sets forth information regarding the directors and executive officers of Essence International Financial Holdings Limited, as of the date of this proxy statement.

Name	Present Principal Employment	Business Address	Citizenship
Lianzhi Wang	Chairman of the Board, Essence International Financial Holdings Limited	39/F., One Exchange Square, Central, Hong Kong	PRC
Chunliang Liu	Director, Essence International Financial Holdings Limited	39/F., One Exchange Square, Central, Hong Kong	PRC
Yong Li	Director, Essence International Financial Holdings Limited	39/F., One Exchange Square, Central, Hong Kong	PRC
Chong Qin	Chief Executive Officer, Essence International Financial Holdings Limited	39/F., One Exchange Square, Central, Hong Kong	PRC
Jingbo Li	Director, Deputy Chief Executive Officer and Chief Operation Officer, Essence International Financial Holdings Limited	39/F., One Exchange Square, Central, Hong Kong	Hong Kong
Hui Han	Director and Deputy Chief Executive Officer, Essence International Financial Holdings Limited	39/F., One Exchange Square, Central, Hong Kong	PRC
Haoyi Yang	Director and Deputy Chief Executive Officer, Essence International Financial Holdings Limited	39/F., One Exchange Square, Central, Hong Kong	Hong Kong
Xiaochuan Wang	Director, Essence International Financial Holdings Limited	39/F., One Exchange Square, Central, Hong Kong	Hong Kong

The following table sets forth information regarding the directors and executive officers of Essence Asset Management (Hong Kong) Limited, as of the date of this proxy statement.

Name	Present Principal Employment	Business Address	Citizenship
Ka Yan Andrea Lai	Director and Head of Fund Management and Investment Advisory Services, Asset Management Department, Essence Asset Management (Hong Kong) Limited	39/F., One Exchange Square, Central, Hong Kong	Hong Kong
Chong Qin	Chief Executive Officer, Essence Asset Management (Hong Kong) Limited	39/F., One Exchange Square, Central, Hong Kong	PRC
Jingbo Li	Director, Deputy Chief Executive Officer and Chief Operation Officer, Essence Asset Management (Hong Kong) Limited	39/F., One Exchange Square, Central, Hong Kong	Hong Kong

The following table sets forth information regarding the directors and executive officers of Essence International Advanced Products and Solutions SPC, as of the date of this proxy statement.

Name	Present Principal Employment	Business Address	Citizenship
Hui Han	Director and Deputy Chief Executive Officer, Essence International Advanced Products and Solutions SPC	39/F., One Exchange Square, Central, Hong Kong	PRC
Haoyi Yang	Director and Deputy Chief Executive Officer, Essence International Advanced Products and Solutions SPC	39/F., One Exchange Square, Central, Hong Kong	Hong Kong
Jiang Zhu	Director and Head of Strategy Products, Essence International Advanced Products and Solutions SPC	39/F., One Exchange Square, Central, Hong Kong	PRC

The following table sets forth information regarding the directors and executive officers of Essence International Financial Holdings (Hong Kong) Limited, as of the date of this proxy statement:

Name	Present Principal Employment	Business Address	Citizenship
Chong Qin	Chief Executive Officer, Essence International Financial Holdings (Hong Kong) Limited	39/F., One Exchange Square, Central, Hong Kong	PRC
Jingbo Li	Director, Deputy Chief Executive Officer and Chief Operation Officer, Essence International Financial Holdings (Hong Kong) Limited	39/F., One Exchange Square, Central, Hong Kong	Hong Kong
Hui Han	Director and Deputy Chief Executive Officer, Essence International Financial Holdings (Hong Kong) Limited	39/F., One Exchange Square, Central, Hong Kong	PRC
Haoyi Yang	Director and Deputy Chief Executive Officer, Essence International Financial Holdings (Hong Kong) Limited	39/F., One Exchange Square, Central, Hong Kong	Hong Kong
Bing Song	Director and Deputy Chief Executive Officer, Essence International Financial Holdings (Hong Kong) Limited	39/F., One Exchange Square, Central, Hong Kong	Hong Kong

The following table sets forth information regarding the directors and executive officers of Essence International Capital Limited, as of the date of this proxy statement:

Name	Present Principal Employment	Business Address	Citizenship
Chong Qin	Chief Executive Officer, Essence International Capital Limited	39/F., One Exchange Square, Central, Hong Kong	PRC
Haoyi Yang	Director and Deputy Chief Executive Officer, Essence International Capital Limited	39/F., One Exchange Square, Central, Hong Kong	Hong Kong

Mr. Lianzhi Wang serves as Chairman of the Board of Essence International Financial Holdings Limited. Mr. Lianzhi Wang has previously held various management positions in investment banking industry. Mr. Lianzhi Wang has served as Chief Executive Officer of Essence Securities Co., Ltd. and Chairman of the Board of Essence International Financial Holdings Limited and has held that position for the past five years.

Mr. Chunliang Liu currently serves as a director of Essence International Financial Holdings Limited and has held that position for the past five years. Mr. Liu is also the deputy CEO and secretary of the Board of Essence Securities Co., Ltd.

Mr. Yong Li currently serves as a director of Essence International Financial Holdings Limited and has held that position for the past five years. Mr. Yong Li has also served as Deputy Chief Executive Officer and Secretary of the Board of Essence Securities Co., Ltd since 2016.

Mr. Chong Qin serves as Chief Executive Officer of Essence International Financial Holdings Limited, Essence Asset Management (Hong Kong) Limited, Essence International Capital Limited and Essence International Financial Holdings (Hong Kong) Limited and has held that position for the past five years. Mr. Chong Qin has over 10 years of experience in the securities industry, overseeing and managing investment banking business in both Hong Kong and China.

Mr. Jingbo Li serves as director, Deputy Chief Executive Officer and Chief Operation Officer of Essence International Financial Holdings Limited, Essence Asset Management (Hong Kong) Limited and Essence International Financial Holdings (Hong Kong) Limited and has held that position for the past five years. With more than 10 years of experience in the financial industry in China, Mr. Jingbo Li possesses strong capabilities in administration management and business development.

Mr. Hui Han serves as director and Deputy Chief Executive Officer of Essence International Financial Holdings Limited, Essence International Advanced Products and Solutions SPC and Essence International Financial Holdings (Hong Kong) Limited and has held that position for the past five years. Mr. Hui Han has worked for several securities companies and has extensive experience in sales of securities in both the PRC and Hong Kong.

Mr. Haoyi Yang serves as director and Deputy Chief Executive Officer of Essence International Financial Holdings Limited, Essence International Capital Limited, Essence International Advanced Products and Solutions SPC and Essence International Financial Holdings (Hong Kong) Limited and has held that position for the past five years. With more than 10 years of experience in the financial industry, he possesses a strong mix of financing and M&A expertise.

Mr. Xiaochuan Wang serves as a director of Essence International Financial Holdings Limited and has held that position for the past five years. Mr. Xiaochuan Wang has over 10 years’ experience in securities industry since 2000.

Mr. Ka Yan Andrea Lai serves as director and Head of Fund Management and Investment Advisory Services in Asset Management Department of Essence Asset Management (Hong Kong) Limited and has held that position for the past five years.

Mr. Jiang Zhu serves as director and Head of Strategy Products of Essence International Advanced Products and Solutions SPC and has held that position for the past five years. With more than 10 years of experience in the financial industry, he has extensive working knowledge and strong administration capability across sales and research.

Mr. Bing Song serves as a director of Essence International Financial Holdings (Hong Kong) Limited. Mr. Bing Song currently serves as Deputy Chief Executive Officer of Essence International Financial Holdings (Hong Kong) Limited and has held that position for the past five years.

During the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Other Buyer Group Parties

Mr. Dang Yu (George) Pan is the Company’s chairman and chief executive officer. He has served as our chairman of the Board and chief executive officer since November 2007. Mr. Pan is a citizen of the PRC. The business address of Mr. Pan is Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen Guangdong 518111, People’s Republic of China. The telephone number at this address is +86-755-89686238. Mr. Pan beneficially owns an aggregate of 3,141,361 shares of Common Stock, comprising (i) 2,871,402 shares of Common Stock, including 48,588 shares of Common Stock issuable within 60 days after the date hereof upon exercise of certain options of the Company, directly held by Mr. Pan, and (ii) 269,959 shares of Common Stock indirectly held by Mr. Pan through Advance Pride, which Common Stock in (i) and (ii) collectively represent approximately 20.1% of the outstanding shares of Common Stock.

Advance Pride International Limited is a British Virgin Islands company 100% owned by Mr. Pan. Mr. Pan is the sole director of Advance Pride. The principal business of Advance Pride is making investments in public and private companies. The address of the principal office of Advance Pride is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Advance Pride directly holds 269,959 shares of Common Stock, which represent approximately 1.7% of the outstanding shares of Common Stock.

Mr. Wen Liang Li serves on the Board as a director and is the senior new energy scientist at the Company. Mr. Liang Li has served as a director of the Company since November 2007. Mr. Liang Li continues working with the Company as Senior New Energy Scientist. From November 2007 to June 2017, Mr. Liang Li was our Vice President and Chief Technology Officer. Mr. Liang Li is a citizen of the PRC. The business address of Mr. Liang Li is Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen Guangdong 518111, People’s Republic of China. The telephone number at this address is +86-755-89686238. Mr. Liang Li beneficially owns 1,519,805 shares of Common Stock, including 18,688 shares of Common Stock issuable within 60 days after the date hereof upon exercise of certain options of the Company and representing approximately 9.8% of the outstanding shares of Common Stock.

Mr. Wen Wei Ma is our senior manufacturing equipment specialist. Mr. Ma has served with the Company’s manufacturing department since November 2007 and began working with the Company as Senior Manufacturing Specialist since June 2017. From November 2007 to June 2017, Mr. Ma was our Vice President of Manufacturing. Mr. Ma is a citizen of the PRC. The business address of Mr. Ma is Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen Guangdong 518111, People’s Republic of China. The telephone number at this address is +86-755-89686238. Mr. Ma beneficially owns 463,842 shares of Common Stock, including 7,475 shares of Common Stock issuable within 60 days after the date hereof upon exercise of certain options of the Company and representing approximately 3.0% of the outstanding shares of Common Stock.

During the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more of the company’s stockholders reside. If you and other residents at your mailing address own shares of our common stock in “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that it will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account.

OTHER MATTERS

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Pursuant to our bylaws, business transacted at the special meeting will be limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting by or at the direction of the Board, we intend that shares of Common Stock represented by properly submitted proxies will be voted in accordance with the recommendations of the Board.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or by telephone.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s public filings are available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov. You can also obtain copies of the reports, proxy statements and other information the Company files with the SEC, as well as copies of Highpower’s governing documents, on our website at www.highpowertech.com.

The Company will make available a copy of its public reports through the “Investment Relations” section of its website at www.ir.highpowertech.com, free of charge, as soon as reasonably practicable after the Company files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, upon written request to the address listed below. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Common Stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made at least five business days before the special meeting. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to the address listed below.

Highpower International, Inc.

Building Al, 68 Xinxia Road

Pinghu Longgang, Shenzhen Guangdong.518111

People’s Republic of China

Attn: Corporate Secretary

Because the Merger is a “going private” transaction, the Company has filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

This proxy statement includes as annexes documents that the Company has previously filed with the SEC under Section 13(a), 13(c), 31(a), or 15(d) of the Exchange Act as set forth below. Any statement contained in such a document shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or in an annex hereto consisting of a document filed with the SEC subsequently to such document modifies or replaces such statement. The information included in the annexes hereto is incorporated into this proxy statement except to the extent so modified or superseded.

Set forth below is a list of the documents the Company previously filed with the SEC under the Exchange Act that are included as annexes to this proxy statement.

•	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018;

•	The Company’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019; and

•	The Company’s current reports on Form 8-K, filed April 26, 2019 and June 28, 2019.

We will amend the Schedule 13E-3 to incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting to the extent required to fulfill our obligations under the Exchange Act.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [            ], 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A

Exhibit 2.1

Execution Copy

AGREEMENT AND PLAN OF MERGER

among

HPJ PARENT LIMITED,

HPJ MERGER SUB CORP.

and

HIGHPOWER INTERNATIONAL, INC.

Dated as of June 28, 2019

Company Disclosure Schedule

Execution Copy

AGREEMENT AND PLAN OF MERGER, dated as of June 28, 2019 (this “Agreement”), among HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Highpower International, Inc., a Delaware corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (as amended) (the “DGCL”), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the Surviving Corporation and a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the recommendation of a committee of independent directors established by the Company Board (the “Special Committee”), has (a) determined that this Agreement and the consummation of the transactions contemplated hereby, including the Merger (collectively, the “Transactions”), are fair to, and in the best interests of, the Company and the Public Stockholders (as defined below), (b) approved the execution, delivery and performance by the Company of this Agreement and declared this Agreement advisable, and subject to Section 7.03, resolved to recommend the adoption of this Agreement and approval of the Transactions, including the Merger, by the Company Stockholders and (c) directed that this Agreement be submitted to the Company Stockholders for their adoption at the Company Stockholders’ Meeting (the “Company Recommendation”);

WHEREAS, the Parent Board and the board of directors of Merger Sub, have, respectively, approved the execution, delivery and performance by Parent and Merger Sub, as the case may be, of this Agreement, and the board of directors of Merger Sub has declared this Agreement advisable and resolved to recommend the adoption of this Agreement by Parent;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, each of the Rollover Stockholders (as defined below) has executed and delivered to Parent a rollover agreement, dated as of the date hereof, among the Rollover Stockholders and Parent which provides, and will continue to provide, that the Company is a third party beneficiary with respect to the provisions therein (together with the schedules and exhibits attached thereto, the “Rollover Agreement”), pursuant to which, among other things each of the Rollover Stockholders has agreed to (a) contribute to Parent, upon the terms and subject to the conditions therein, the Rollover Shares (as defined below) and (b) vote such Rollover Stockholder’s Shares (as defined below) in favor of the adoption of this Agreement and approval of the Transactions;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the Company’s willingness to enter into this Agreement, Parent has delivered to the Company a limited guarantee executed by the Sponsor (the “Guarantor”), dated as of the date hereof, in favor of the Company with respect to certain obligations of Parent and Merger Sub under this Agreement (the “Limited Guarantee”); and

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NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01         Certain Defined Terms. For purposes of this Agreement:

“2018 Balance Sheet” means the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2018, including the notes thereto.

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement, which does not include any provision calling for any exclusive right to negotiate or restrict the Company from satisfying its obligations under this Agreement.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) relating to (a) any merger, consolidation, business combination, reorganization, recapitalization or other similar transaction involving the Company which would result in any Person or “group,” within the meaning of Section 13(d) of the Exchange Act, directly or indirectly, holding 20% or more of the voting equity interests in the surviving or resulting entity of such transaction or the parent of such surviving or resulting entity; (b) any direct or indirect sale, lease, license, exchange, transfer or other disposition of assets or businesses (including by sale, lease, license, exchange, transfer or other disposition of any equity securities of any Subsidiary of the Company) that constitute or represent more than 20% of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole; or (c) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any Person or “group,” within the meaning of Section 13(d) of the Exchange Act, becoming the beneficial owner of more than 20% of the Shares outstanding as of the consummation of such purchase, acquisition, tender or exchange offer.

“Action” means any litigation, suit, claim, action, proceeding, hearing, arbitration, mediation, investigation, demand letter or any other judicial or administrative proceeding, in Law or equity.

“Affiliate” of a Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

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“Alternative Acquisition Agreement” means a letter of intent, agreement in principle, executed term sheet, merger agreement, acquisition agreement, option agreement or other contract, commitment or agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement).

“Anti-Corruption Laws” means any anti-corruption, anti-bribery or similar Laws of any jurisdiction in which the Company performs business, or of the United States, of the United Kingdom, or of the PRC, including the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, PRC Laws on anti-corruption, anti-bribery and anti-commercial bribery, and where applicable, legislation enacted by member states and signatories implementing the OECD Convention Combating Bribery of Foreign Officials.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banks are not required or authorized to close in Shenzhen, Hong Kong or New York, New York.

“Buyer Group Contracts” means (a) the Interim Investors Agreement, (b) the Equity Commitment Letter, (c) the Limited Guarantee and (d) the Rollover Agreement, including all amendments thereto or modifications thereof.

“Buyer Group Parties” means, collectively, the Sponsor, the Guarantor, the parties to any of the Buyer Group Contracts, or any of their respective Affiliates, officers and directors, in each case other than Parent and Merger Sub.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Disclosure Schedule” means the disclosure schedule dated as of the date of this Agreement and delivered by the Company to Parent and Merger Sub simultaneously with the signing of this Agreement (it being understood that (i) any matter disclosed in any section of the Company Disclosure Schedule shall be deemed to be disclosed in any other section of the Company Disclosure Schedule to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other section, and (ii) the disclosure of any matter or item in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms “material,” “materially,” “materiality” or “Company Material Adverse Effect” or any word or phrase of similar import and does not mean that such matter or item would, alone or together with any other matter or item, have a Company Material Adverse Effect).

“Company Incentive Plans” means the Company 2008 Incentive Plan and the Company 2017 Omnibus Incentive Plan, each as amended and supplemented as of the date hereof.

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“Company Material Adverse Effect” means any circumstance, event, change, inaccuracy, effect or development (any such item, an “Effect”) that, individually or in the aggregate together with all other Effects, (i) has had a material adverse effect on the condition (financial or otherwise), results of operations, business, tangible or intangible assets or properties of the Company and its Subsidiaries, taken as a whole; provided, however, that no Effect (by itself or when aggregated or taken together with any and all other Effects) arising out of or resulting from any of the following shall be (a) deemed to be or constitute a “Company Material Adverse Effect,” or (b) taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (A) changes or modifications in GAAP or regulatory accounting requirements or changes in Laws (or interpretations thereof) applicable to the Company or any of its Subsidiaries after the date of this Agreement; (B) changes, effects or circumstances in the industries or markets in which the Company or any of its Subsidiaries operates; (C) changes in general business, economic, political or financial market conditions in the PRC, United States or any foreign jurisdiction in which the Company or any of its Subsidiaries operate, including any changes in currency exchange rates, interest rates, trade relations, tariff policy, monetary policy or inflation; (D) changes in the financial, credit or securities markets in the U.S., the PRC or any other country or region in which the Company or any of its Subsidiaries has material business operations, including changes in interest rates, foreign exchange rates or sovereign credit ratings; (E) the public disclosure or pendency of this Agreement or the Transactions or the consummation of the Transactions or the announcement of the execution of this Agreement, including any stockholder litigation relating to this Agreement; (F) any change in the price of the Shares or trading volume as quoted on NASDAQ or any other securities market (it being understood that the underlying cause of such change in share price or trading volume may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, acts of God or epidemics, pandemics, earthquakes, tsunamis, hurricanes, tornadoes, floods, mudslides, wild fires or other natural disasters, or weather conditions; (H) actions taken or failure to take action, in each case, by Parent or any of its Affiliates, or to which Parent has approved, consented to or requested in writing; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement; (I) the failure by the Company or any of its Subsidiaries to meet any internal, industry or public estimates, expectations, forecasts, projections or budgets for any period (it being understood that the underlying cause of such failure may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); (J) any change or prospective change in the Company’s credit ratings; (K) any change resulting or arising from the identity of Parent, Merger Sub or any of their respective Affiliates; or (L) any loss of, or change in, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with its brokers, customers, suppliers, vendors, lenders, employees, investors, or joint venture partners arising out of the execution, delivery or performance of this Agreement, the consummation of the Transactions or the announcement or pendency of any of the foregoing; except, in the case of the foregoing subclauses (A), (B), (C), (D) and (G), to the extent the impact of such Effect has a materially disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries and jurisdictions in which the Company and its Subsidiaries operate (and in any such case, only such materially disproportionate adverse impact shall be taken into account for purposes of determining if a Company Material Adverse Effect has occurred); or (ii) has materially delayed or materially impeded the performance by the Company of its obligations under this Agreement or the consummation of the Transactions.

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“Company Option” means an option to purchase Shares granted under a Company Incentive Plan.

“Company Permits” means franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, concessions, registrations, clearances, exemptions, certificates, approvals and orders of any Governmental Authority necessary for each of the Company and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective businesses as they are now being conducted.

“Company Related Parties” means the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, equity holders, managers, members, Affiliates, employees, representatives, agents or successors.

“Company Restricted Share” means a restricted share granted under a Company Incentive Plan.

“Company Share Awards” means Company Options, Company Restricted Shares and other rights granted pursuant to the Company Incentive Plans.

“Company Stockholder Approval” means the adoption of this Agreement by the affirmative vote of (i) at least a majority of all outstanding Shares and (ii) at least a majority of all outstanding Shares held by the Public Stockholders, in each case, entitled to vote on such matter at a meeting of stockholders duly called and held for such purpose.

“Company Stockholders” means the holders of Shares.

“Company Stockholders’ Meeting” means a meeting of the holders of Shares, including any adjournments or postponements thereof, to be held to consider the adoption of this Agreement by such holders.

“Confidentiality Agreement” means the confidentiality agreement, dated July 10, 2018, between Advanced Pride International and the Company.

“Contract” shall mean any note, bond, mortgage, indenture, Lease, license, permit, concession, franchise, contract, agreement, arrangement, plan or other instrument, right or obligation.

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“Encumbrances” means mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, licenses, outstanding Orders, charges or other claims of third parties or restrictions of any kind, including any easement, reversion interest, right of way or other encumbrance to title, limitations on voting rights, or any option, right of first refusal or right of first offer.

“End Date” means December 31, 2019, which date shall be automatically extended to the date that is three months after such date, to the extent necessary to satisfy the condition set forth in Section 8.01(c) and so long as all other conditions set forth in Sections 8.01, 8.02 or 8.02 have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974 or any successor statute, as amended and as in effect as of the date hereof.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expenses” means, with respect to any party hereto, all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial institutions, experts and consultants to such party and its Affiliates) actually incurred or accrued by such party or its Affiliates or on its or their behalf or for which it or they are liable in connection with or related to the authorization, preparation, negotiation, execution and performance of the Transactions, the preparation, printing, filing and distribution of the Schedule 13E-3 and the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under applicable Laws and all other matters related to the closing of the Merger and the other Transactions.

“Financing Sources” means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any portion of the Financing, and the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory, administrative or self-regulatory authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

“Government Officials” means all officers or employees of a government department, agency or instrumentality; permitting agencies; custom officials; political party officials; candidates for political office; officials of public international organizations; or employees or affiliates of an enterprise, institute, organization, association or other entity that is owned, sponsored or controlled by any government.

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“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person, whether or not contingent, for borrowed money, including all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (b) all obligations of such Person for the deferred purchase of property or services (including any earn-outs and other contingent consideration payable in connection with the acquisition of any Person or the assets or business of any Person) (other than current unsecured trade accounts payable which arise in the ordinary course of business); (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such Person as lessee under Leases that have been or should be, in accordance with GAAP, recorded as capital leases; (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (f) all Indebtedness of others referred to in clauses (a) through (e) above guaranteed (or in effect guaranteed) directly or indirectly in any manner by such Person; and (g) all Indebtedness of others referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Intellectual Property” means all rights, title and interests in and to all proprietary rights of every kind and nature however denominated, throughout the world, whether registered or unregistered, including: (a) patents (including all reissues, divisions, continuations and continuations-in-part, re-examinations, renewals and extensions thereof), patent applications, patent disclosures or other patent rights, copyrights, design, design registration, and all registrations, applications for registration, and renewals for any of the foregoing, and any “moral” rights, mask work rights, confidential information, trade secrets, database rights, and all other proprietary rights in inventions, works, discoveries, innovations, know-how, and other forms of technology, (b) trademarks, trade names, service marks, service names, brands, trade dress and logos, and the goodwill and activities associated therewith, (c) domain names, rights of privacy and publicity, and moral rights, (d) copyrights, software registrations, software designs, source codes, and copyright registration applications, (e) any and all registrations, applications, recordings, licenses, common law rights, statutory rights, and contractual rights relating to any of the foregoing, and (f) Actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.

“Interim Investors Agreement” means the Interim Investors Agreement, dated as of the date hereof, among the Sponsor, Parent, Merger Sub, and the Rollover Stockholders.

“Knowledge of the Company” or “Company’s Knowledge” means the actual knowledge, after reasonable inquiry, of any of the Persons set forth on Section 1.01 of the Company Disclosure Schedule.

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“Knowledge of Parent” or “Parent’s Knowledge” means the actual knowledge, after reasonable inquiry, of any of the directors or officers of Parent or Merger Sub.

“Law” means any federal, national, foreign, supranational, state, local, administrative or other law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.

“Lease” means any and all leases, subleases, licenses or other occupancy agreements, sale/leaseback arrangements or similar arrangements.

“Leased Real Property” means the real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries as tenant, sublessee, licensee or occupier, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems and equipment affixed thereto and all easements, licenses, rights, hereditaments and appurtenances relating to the foregoing.

“Maximum Amount” means $5,000,000.

“Money Laundering Laws” means applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, and all money laundering-related laws of other jurisdictions where the Company and its Subsidiaries conduct business or own assets, and any related or similar Law issued, administered or enforced by any Governmental Authority.

“NASDAQ” means the NASDAQ Global Market.

“Order” means any order, judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Authority.

“Owned Real Property” means the real property in which the Company or any of its Subsidiaries has fee title (or equivalent) interest, together with, to the extent owned by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems and equipment affixed thereto and all easements, licenses, rights, hereditaments and appurtenances relating to the foregoing.

“Parent Board” means the board of directors of Parent.

“Parent Permits” means franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, concessions, registrations, clearances, exemptions, certificates, approvals and orders of any Governmental Authority necessary for Parent and each of its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective businesses as they are now being conducted.

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“Permitted Encumbrances” means: (a) liens for Taxes, assessments and charges or levies by Governmental Authorities (x) not yet due and payable or (y) that are being contested in good faith by appropriate proceedings, and for which adequate reserves have been reflected on the books of the Company or its Subsidiaries in accordance with GAAP; (b) materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries or that secure a liquidated amount, in each case, that are being contested in good faith by appropriate proceedings; (c) leases and subleases(other than capital leases and leases underlying sale and leaseback transactions); (d) Encumbrances imposed by applicable Law other than as a result of violation of Law; (e) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (f) pledges or deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case, in the ordinary course of business; (g) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case, that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (h) Encumbrances securing indebtedness or liabilities that are reflected in the Company SEC Reports filed or furnished prior to the date hereof; (i) matters which would be disclosed by an accurate survey or inspection of the real property which do not materially impair the occupancy or current use of such real estate which they encumber; and (j) outbound non-exclusive license agreements and non-disclosure agreements entered into in the ordinary course of business; and (k) standard survey and title exceptions.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Authority.

“PRC” means the People’s Republic of China, but solely for purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Public Stockholders” means all of the holders of outstanding Shares, excluding the Buyer Group Parties and their Affiliates who beneficially own Shares.

“Real Property” means the Leased Real Property and the Owned Real Property.

“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“Rights Agreement” means the rights agreement, dated as of September 12, 2017, by and between the Company and Corporate Stock Transfer, Inc.

“Rollover Shares” means the total number of Shares, including Company Restricted Shares, set forth in Column B to Schedule A to the Rollover Agreement.

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“Rollover Stockholders” means each of the Persons set forth in Column A to Schedule A to the Rollover Agreement.

“SAFE” means State Administration of Foreign Exchange of the PRC or its local counterparts.

“Schedule 13E-3” means the transaction statement on Schedule 13E-3 under the Exchange Act to be filed pursuant to Section 13(e) of the Exchange Act relating to the approval of this Agreement by the stockholders of the Company (together with any amendments thereof or supplements thereto and including any document incorporated by reference therein).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Service Provider” means each of the officers, employees, directors and independent contractors of the Company and each of its Subsidiaries.

“Solvent” means, with respect to any Person (for purposes of this definition, together with its Subsidiaries) as of any date of determination, that (i) the amount of the fair saleable value of the assets of such Person, as of such date, exceeds the sum of (A) the value of all liabilities of such Person, including a reasonable estimate of contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (B) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person does not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged, (iii) such Person has the ability to pay its liabilities, as of such date, including a reasonable estimate of contingent and other liabilities, as they mature and (iv) such Person is not insolvent as defined in Section 101 of Title 11 of the United States Code. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “ability to pay its liabilities, as of such date, including a reasonable estimate of contingent and other liabilities, as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

“Sponsor” means Essence International Capital Limited, a company incorporated in Hong Kong.

“Subsidiary” or “Subsidiaries” of any specified Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors (or other governing body performing similar functions as a Board of Directors) is directly or indirectly owned by such first Person.

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“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal (provided that each reference to “20%” in the definition of “Acquisition Proposal” shall be replaced with “50%”) on terms that the Company Board (acting through the Special Committee) shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) is more favorable to the Public Stockholders from a financial point of view than the Merger taking into account all of the terms and conditions of such Acquisition Proposal, including all legal, financial, regulatory, likelihood and timing of consummation and other aspects of such Acquisition Proposal as the Company Board (acting through the Special Committee) deems relevant, including all adjustments to the terms thereof which may be offered by Parent in writing (including pursuant to Section 7.03(d)(ii)).

“Taxes” means any and all U.S. federal, state, local or non-U.S. taxes, imposts, levies or other similar assessments imposed by any Governmental Authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, environmental, stamp, occupation, premium, property (real or personal) and estimated taxes, customs duties and other taxes of any kind whatsoever, including any and all interest, penalties, and additional amounts imposed with respect thereto.

“Tax Return” shall mean any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“U.S.” means the United States of America.

Section 1.02         Other Defined Terms. The following terms have the meanings set forth in the Sections set forth below:

Defined Term	Location of Definition

Agreement	Preamble
Bankruptcy and Equity Exception	Section 4.04(a)
Benefit Plans	Section 4.10(b)
Certificate of Merger	Section 2.02
Certificated Shares	Section 3.01(a)
Change in the Company Recommendation	Section 7.03(c)(i)
Change or Termination Notice	Section 7.03(d)(ii)
Chosen Courts	Section 10.07
Closing	Section 2.03
Closing Date	Section 2.03
Company	Preamble
Company Board	Recitals
Company Financial Advisor	Section 4.20
Company Group	Section 9.03(f)

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Defined Term	Location of Definition

Company Preferred Stock	Section 4.03(a)
Company Recommendation	Recitals
Company SEC Reports	Section 4.07(a)
Company Termination Fee	Section 9.03(a)
D&O Insurance	Section 7.05(b)
Debt Financing	Section 7.14
Debt Financing Sources	Section 7.14
DGCL	Recitals
Dissenting Shares	Section 3.04(a)
Effective Time	Section 2.02
Environmental Laws	Section 4.16(b)(i)
Environmental Laws	Section 4.16(b)(ii)
Equity Commitment Letter	Section 5.08(b)
Equity Financing	Section 5.08(b)
Exchange Fund	Section 3.02(a)
Excluded Shares	Section 3.01(b)
Financing	Section 5.08(b)
Guarantor	Recitals
Hazardous Substances	Section 4.16(b)(iii)
Indemnified Parties	Section 7.05(a)(ii)
Limited Guarantee	Recitals
Material Contract	Section 4.14(a)
Material IP	Section 4.12(a)
Maximum Annual Premium	Section 7.05(b)
Merger	Recitals
Merger Sub	Preamble
Notice Period	Section 7.03(d)(ii)
Parent	Preamble
Parent Related Parties	Section 9.03(f)
Parent Termination Fee	Section 9.03(c)
Paying Agent	Section 3.02(a)
Payment	Section 4.18(a)
Per Share Merger Consideration	Section 3.01(a)
Preliminary Proxy Statement	Section 7.01(a)
Proxy Statement	Section 7.01(a)
Release	Section 4.16(b)(iv)
Restraint	Section 8.01(b)
Rollover Agreement	Preamble
SAFE Rules and Regulations	Section 4.06(c)(i)
Share	Section 3.01(a)
Share Certificates	Section 3.01(a)
Software	Section 4.12(a)
Special Committee	Recitals
Stockholder Vote Option	Section 7.03(g)

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Defined Term	Location of Definition

Surviving Corporation	Section 2.01
Takeover Statute	Section 4.19
Transactions	Recitals
Uncertificated Shares	Section 3.01(a)
U.S. Economic Sanctions	Section 4.18(b)

Section 1.03         Interpretation; Headings. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. When reference is made to an Annex, Article, Section or Exhibit, such reference is to an Article or Section of, or Exhibit to, this Agreement unless otherwise indicated. References to sums of money are expressed in lawful currency of the U.S. and “$” refers to U.S. dollars. A reference to any Law in this Agreement means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated hereunder. All accounting terms used and not defined herein have the respective meanings given to them under GAAP. The table of contents and descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. The phrase “made available” or any like phrase means that the document, information or Contract in question has been posted to the “data room” managed by or on behalf of the Company prior to 5:00 p.m. Eastern time on the Business Day before the date hereof or is available through EDGAR prior to 5:00 p.m. Eastern time on the Business Day before the date hereof.

ARTICLE II

THE MERGER

Section 2.01         The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in this Article II. The Merger shall have the effects provided in this Agreement or as otherwise specified in the DGCL. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation”.

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Section 2.02         Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

Section 2.03         Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at 9:00 a.m. (Pacific time) at the offices of Orrick, Herrington & Sutcliffe LLP, The Orrick Building, 405 Howard Street, San Francisco, CA 94105 on the tenth (10th) Business Day after the satisfaction or written waiver (where permissible) of the conditions set forth in ARTICLE VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver (where permissible) of those conditions at the Closing), unless another date, time or place is agreed to in writing by the Company and Parent (the day on which the Closing takes place being the “Closing Date”).

Section 2.04         Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Section 2.05         Certificate of Incorporation and Bylaws.

(a)          At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws, subject to Section 7.05(a).

(b)          At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws, subject to Section 7.05(a).

Section 2.06         Directors and Officers.

(a)          Directors. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation upon consummation of the Merger, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

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(b)          Officers. The officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation upon consummation of the Merger, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

Section 2.07         Necessary Further Actions. If, at any time after the Effective Time, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

CANCELLATION AND CONVERSION OF SECURITIES; MERGER CONSIDERATION

Section 3.01         Cancellation and Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any security of the Company, the following shall occur:

(a)          Merger Consideration; Conversion of Shares. Each share of common stock, par value $0.0001 per share, of the Company (a “Share”) issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) shall be cancelled and cease to exist, in exchange for the right of the holder of such Share to receive $4.80 in cash without interest (the “Per Share Merger Consideration”), and each holder of such Shares (including Shares which are represented by a certificate or certificates (“Share Certificates”) immediately prior to the Effective Time (“Certificated Shares”) and each uncertificated Share or book-entry Share which is not represented by any Share Certificate immediately prior to the Effective Time (“Uncertificated Shares”)) shall thereafter cease to have any rights with respect thereto except (i) the right to receive the Per Share Merger Consideration in consideration therefor, subject to surrender of the relevant Share Certificate in the case of Certificated Shares in accordance with Section 3.02(b) (or in the case of a lost, stolen or destroyed Share Certificate, Section 3.02(f)) or (ii) as provided by Law.

(b)          Excluded Shares. Each of (i) the Rollover Shares and (ii) Shares held by Parent or the Company (including treasury Shares) or any of their Subsidiaries (the “Excluded Shares”) shall be cancelled and cease to exist and no payment or distribution shall be made with respect thereto.

(c)          Rollover Shares. Immediately prior to the Effective Time, the Rollover Stockholders shall contribute the Rollover Shares to Parent pursuant to the Rollover Agreement. Subsequent to the receipt by Parent of the Rollover Shares from the Rollover Stockholders, such Rollover Shares shall automatically be canceled, by virtue of the Merger, in accordance with Section 3.01(b).

(d)          Merger Sub Shares. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

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(e)          Adjustments to Merger Consideration. The Per Share Merger Consideration will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Shares), reorganization, recapitalization, reclassification, combination, exchange of shares, issuance of securities pursuant to the Rights Agreement or the Rights issued pursuant thereto or other similar change with respect to the Shares with a record date occurring on or after the date hereof and prior to the Effective Time.

Section 3.02         Exchange of Certificated Shares and Uncertificated Shares.

(a)          Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company which shall be reasonably satisfactory to the Company (which consent shall not be unreasonably withheld, conditioned or delayed) to act as agent (the “Paying Agent”) for the benefit of the holders of Shares. At the Effective Time (or in the case of Section 3.04, when ascertained), Parent shall deposit, or shall cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares, Company Options and Company Restricted Shares, a cash amount in immediately available funds sufficient for the Paying Agent to make payments under Section 3.01(a), Section 3.03(b), Section 3.03(c) and Section 3.04 (in the case of payments under Section 3.04, an amount equal to the number of Dissenting Shares multiplied by the Per Share Merger Consideration) (such aggregate cash amount being hereafter referred to as the “Exchange Fund”). The Exchange Fund may be invested by the Paying Agent as directed by Parent; provided, however, that, if Parent directs the Paying Agent to invest the Exchange Fund, such investments shall be in obligations of or guaranteed by the U.S. or any agency or instrumentality thereof and backed by the full faith and credit of the U.S., in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1.0 billion (based on the most recent financial statements of such bank which are then publicly available). If for any reason following the Effective Time (including investment losses or as a result of any holder of Dissenting Shares effectively waiving, withdrawing or losing such Company Stockholder’s right to seek appraisal of its Dissenting Shares under the DGCL or if a court of competent jurisdiction shall determine that such Company Stockholder is not entitled to the relief provided by Section 262 of the DGCL) the cash in the Exchange Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Parent or the Surviving Corporation shall promptly deposit or cause to be deposited cash in immediately available funds into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Any interest or other income from such investments shall be paid to and become the income of Parent and any Taxes resulting therefrom shall be paid by Parent. Except as contemplated by Section 3.02(d), the Exchange Fund shall not be used for any purpose other than as specified in this Section 3.02(a).

(b)          Payment Procedures.

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(i)          As promptly as practicable after the Effective Time, but in no event later than three (3) Business Days following the Effective Time, Parent shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Per Share Merger Consideration pursuant to Section 3.01(a): (A) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon proper delivery of the Shares to the Paying Agent) and (B) instructions for effecting the surrender of the Shares pursuant to such letter of transmittal. At the Effective Time, Parent shall also cause the Paying Agent to deliver to the Surviving Corporation a cash amount in immediately available funds sufficient to make the payments described under Section 3.03(b) and Section 3.03(c) and the Surviving Corporation shall make such payments to the Persons entitled to receive such amounts through its payroll, subject to all applicable income and employment Taxes and other authorized deductions (including pursuant to Section 3.05).

(ii)         Upon (A) surrender to the Paying Agent of a Share Certificate for cancellation, together with such letter of transmittal, properly completed and validly executed in accordance with the instructions thereto, or (B) receipt by the Paying Agent of an “agent’s message” in the case of Uncertificated Shares, the holder of such Shares shall be entitled to receive in exchange therefor an amount of cash equal to the aggregate Per Share Merger Consideration which such holder has the right to receive pursuant to Section 3.01(a) in respect of the Shares formerly represented by such holder’s Share Certificates or Uncertificated Shares, and the Share Certificates or Uncertificated Shares so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, an amount of cash equal to the aggregate Per Share Merger Consideration for such Shares may be issued to a transferee if the Share Certificates or Uncertificated Shares representing such Shares are presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the Paying Agent that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by Section 3.01(a) and this Section 3.02, each Share Certificate or Uncertificated Share not representing an Excluded Share or Dissenting Share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender, without interest, the Per Share Merger Consideration.

(iii)        No interest shall be paid or will accrue on any amount payable in respect of the Shares pursuant to the provisions of this ARTICLE III.

(iv)        No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Share Certificates or Uncertificated Shares.

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(c)          No Further Rights in Common Stock. The Per Share Merger Consideration paid in respect of the Shares upon the surrender for exchange of a Share Certificate or transfer of an Uncertificated Share in accordance with the terms of this Article III will be deemed to have been paid in full satisfaction of all rights pertaining to such Shares previously represented by such Share Certificate or Uncertificated Share. From and after the Effective Time, the holders of Share Certificates or Uncertificated Shares that evidenced ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. From and after the Effective Time, the stock transfer books of the Company shall be closed and there will be no further registration of transfers on the records of the Surviving Corporation of Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Share Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 3.02(b)) be cancelled and exchanged for the Per Share Merger Consideration as provided in this Article III.

(d)          Termination of Exchange Fund. Any portion of the Exchange Fund (including proceeds of any investment thereof) that remains undistributed to the holders of Shares on the date that is one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Shares who have not theretofore complied with this ARTICLE III shall thereafter look only to the Surviving Corporation for the Per Share Merger Consideration to which they are entitled pursuant to ARTICLE III, without any interest thereon. Any amounts remaining unclaimed by such holders which are immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(e)          No Liability. None of the Paying Agent, Parent or the Surviving Corporation shall be liable to any holder of Shares for any Per Share Merger Consideration from the Exchange Fund or other cash properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(f)          Lost Share Certificates. If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate an amount equal to the Per Share Merger Consideration multiplied by the number of Shares formerly represented by such Share Certificate to which the holder thereof is entitled pursuant to Section 3.01(a).

Section 3.03         Share Incentive Plans and Company Share Awards .

(a)          Effective as of the Effective Time, the Company, acting through the Company Board or the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions which are reasonably necessary to (i) terminate the Company Incentive Plans, and any relevant award agreements applicable to the Company Incentive Plans, and (ii) cause the Company Options and Company Restricted Shares to be treated as set forth in Section 3.03(b) and Section 3.03(c) below.

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(b)          At the Effective Time and following the contribution of the Rollover Shares to Parent, each vested and unvested Company Option that remains outstanding as of immediately prior to the Effective Time shall be cancelled and shall entitle the former holder thereof to receive a cash amount equal to the product of the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Option, payable on the next regularly scheduled employee payroll date in the jurisdiction of such Company Share Award holder (whether or not such Company Share Award holder is then an employee of the Company); provided that if the per share exercise price of any such Company Option is equal to or greater than the Per Share Merger Consideration, such Company Option, as the case may be, shall be cancelled at Closing without any payment therefor;

(c)          At the Effective Time and following the contribution of the Rollover Shares to Parent, each then unvested Company Restricted Share shall vest effective as of, and contingent upon, the Closing and shall be treated in the same manner as an outstanding Share under Section 3.01; and

(d)          The Company shall take all reasonable actions necessary to ensure that from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to issue Shares or other equity securities of the Company to any Person pursuant to or in settlement of a Company Share Award, except as provided herein.

Section 3.04         Dissenting Shares.

(a)          Notwithstanding anything to the contrary set forth in this Agreement, all Shares that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into, or represent the right to receive, the Per Share Merger Consideration pursuant to this Section 3.01. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without interest thereon, upon surrender of the Share Certificates or Uncertificated Shares that formerly evidenced such Shares in the manner provided in Section 3.02. At the Effective Time, the Dissenting Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except such rights provided in this Section 3.04(a).

(b)          The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Shares prior to the Effective Time; and (B) the opportunity to participate in all negotiations and Actions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Shares. The Company may not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal of Dissenting Shares, settle or offer to settle any such demands or approve any withdrawal of any such demands, or agree to do or commit to do any of the foregoing.

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Section 3.05         Withholding. Each of Parent, Merger Sub, the Company, the Surviving Corporation and any of its Subsidiaries, and the Paying Agent (without duplication) shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement any amounts required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Parent, Merger Sub, the Surviving Corporation and any of its Subsidiaries, and the Paying Agent shall not be entitled to deduct and withhold from any amounts payable under this Agreement any amounts in respect of Taxes other than those described in the preceding sentence without the prior written consent of the Company. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent and Merger Sub to enter into this Agreement, except as (a) set forth in the corresponding section of the Company Disclosure Schedule or (b) disclosed in the Company SEC Reports filed after December 31, 2016 and prior to the date of this Agreement (excluding any risk factor disclosures contained under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements to the extent they are general, nonspecific, forward-looking or cautionary in nature, in each case, other than specific factual information contained therein), the Company hereby represents and warrants to Parent and Merger Sub that:

Section 4.01         Organization and Qualification; Subsidiaries.

(a)          The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Law of the jurisdiction of its organization and has the requisite corporate or similar power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize the concept of good standing), in each jurisdiction where the character of the properties or assets owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Company Material Adverse Effect.

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(b)          A true and complete list of all the Subsidiaries of the Company as of the date hereof, identifying the jurisdiction of incorporation or organization of each such Subsidiary, and the percentage of the outstanding share capital or other equity or similar interests of each such Subsidiary owned by the Company and each of its other Subsidiaries, is set forth in Section 4.01(b) of the Company Disclosure Schedule.

Section 4.02         Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent a complete and correct copy of the certificate of incorporation and bylaws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. Such certificate of incorporation and bylaws or equivalent organizational documents are in full force and effect, have been duly filed with by applicable Governmental Authorities (as applicable). Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation and bylaws or equivalent organizational documents or equivalent organizational documents in any material respect.

Section 4.03         Capitalization.

(a)          The authorized capital stock of the Company consists of (i) 100,000,000 Shares and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”), of which 500,000 shares of Company Preferred Stock were designated by the Company Board as Series A Junior Participating Preferred Stock and are issuable upon exercise of the Rights issued pursuant to the Rights Agreement. As of June 27, 2019, 15,520,453 Shares were issued and outstanding (which excludes the Shares relating to the Company Share Awards referred to in Section 4.03(b)); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no Shares were held by the Company. Except as set forth in Section 4.03(a) and Section 4.03(a) of the Company Disclosure Schedule and the Rights Agreement, there are no shares of capital stock or other equity interests in the Company, options, warrants, convertible debt, other convertible instruments, stock appreciation rights, performance units, restricted stock units, contingent value rights, “phantom” stock units or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other equity interests in, the Company or any of its Subsidiaries or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party relating to the issued or unissued shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock, or other equity interests in, the Company or any of its Subsidiaries. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or other equity interests in any Subsidiary of the Company.

(b)          Section 4.03(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of all holders of Company Share Awards, and with respect to each Company Share Award, the date of grant, the number of Shares subject to each such award, the vesting provisions thereof (if any), the date on which such Company Share Award expires and, if applicable, the price per Share at which such Company Share Award may be exercised. All outstanding Company Share Awards have been issued in compliance with all applicable Laws in all material respects, and all requirements set forth in the applicable Company Incentive Plan, and the per share exercise price of each Company Option requiring exercise was equal to or greater than the fair market value (within the meaning of Section 422 of the Code, in the case of each Company Option intended to qualify as an “incentive stock option”, and within the meaning of Section 409A of the Code, in the case of each other Company Option awarded to a U.S. person).

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(c)          Except as set forth in Section 4.03(a) of the Company Disclosure Schedule, the outstanding capitalization of, or other equity interests in, each Subsidiary owned directly or indirectly by the Company is (i) duly authorized, validly issued, fully paid and non-assessable, and (ii) free and clear of all Encumbrances. Except for its Subsidiaries set forth in Section 4.01(b) of the Company Disclosure Schedule, the Company does not own or control, directly or indirectly, any shares of share capital of, or other equity interest in, or any interest convertible into or exercisable or exchangeable for any shares of share capital of, or other equity interest in, any other Person.

(d)          No bonds, debentures, notes or other Indebtedness of the Company the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters with the stockholders of the Company are outstanding.

(e)          Except as set forth in Section 4.03(e) of the Company Disclosure Schedule or the Rollover Agreement, there are no voting trusts or other agreements to which the Company or any of its Subsidiaries is a party (i) restricting the transfer of, (ii) relating to the voting of, or (iii) requiring the registration under any securities Law for sale of, any Shares or any other shares of capital stock of, or other equity interests in, the Company.

Section 4.04         Authority Relative to This Agreement; Vote Required. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, obtaining the Company Stockholder Approval and the filing of the Certificate of Merger and related documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the accuracy of the representations and warranties of Parent and Merger Sub in Article V of this Agreement and the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

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(b)          The Company Board, acting upon the unanimous recommendation of the Special Committee, has (i) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Public Stockholders, (ii) approved the execution, delivery and performance by the Company of this Agreement and declared this Agreement advisable, and resolved to recommend the adoption of this Agreement by the Company Stockholders and (iii) directed that this Agreement and the Transactions, including the Merger, be submitted to the Company Stockholders for their adoption and approval. The only vote of the holders of any class or series of shares of capital stock of the Company required to adopt this Agreement and approve the Transactions, including the Merger, is the Company Stockholder Approval.

Section 4.05         No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company, and the consummation by the Company of the Transactions, including the Merger, will not, (i) conflict with or violate the certificate of incorporation and bylaws or other equivalent organizational documents of the Company or any of its Subsidiaries, (ii) assuming all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained or taken and all filings and obligations described in Section 4.05(b) have been made or satisfied and any waiting periods or approvals thereunder will have terminated, expired or been obtained prior to the Effective Time, and assuming receipt of the Company Stockholder Approval, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii)  except as set forth in Section 4.05(a) of the Company Disclosure Schedule, violate, conflict with, require consent under, result in any breach of, result in loss of benefit under, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance (other than Permitted Encumbrances) on any property or asset of the Company or any of its Subsidiaries pursuant to any Material Contract or Company Permit, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect.

(b)          The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company, and the consummation by the Company of the Transactions, including the Merger, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements, if any, of the Securities Act, the Exchange Act, and the rules and regulations thereunder (including the filing of a Schedule 13E-3 and the Proxy Statement, and the filing of one or more amendments to the Schedule 13E-3 and the Proxy Statement to respond to comments of the SEC, if any, on such documents), (ii) for compliance with the rules and regulations of NASDAQ, (iii) for the filing of the Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL, and (iv) where the failure to obtain such consents, approvals, clearance, authorizations or permits, or to make such filings or notifications, would not have a Company Material Adverse Effect.

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Section 4.06         Permits; Compliance. (a) Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries are in possession of all Company Permits, except where the failure to possess, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to possess, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is or has been in conflict with, or in default, breach or violation of, any Law or Company Permit applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for any such conflicts, defaults, breaches or violations that would not have a Company Material Adverse Effect. Without limiting the generality of the foregoing, all material permits and licenses by, or approvals, filings and registrations with, the PRC Governmental Authorities required to be obtained or made in respect of the PRC Subsidiaries and their operations have been duly obtained or completed in accordance with applicable Laws, except for where any such failure to obtain or complete that would not have a Company Material Adverse Effect.

(b)          Each of the Company and its Subsidiaries is, and since December 31, 2017, has been, in compliance with all Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, except for any such non-compliance that would not have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation, charge, assertion or review by any Governmental Authority with respect to the Company or any Subsidiary is pending or, threatened, nor has any Governmental Authority alleged any violation of any such Laws or initiated any such investigation or review of the Company or any of its Subsidiaries, except, in each case, as would not have a Company Material Adverse Effect.

(c)          (i)          To the Knowledge of the Company, each holder or beneficial owner of Shares and/or Company Share Awards who is subject to any of the registration or reporting requirements of any applicable SAFE rules and regulations (collectively and including any successor PRC Law, the “SAFE Rules and Regulations”), has complied with such reporting and/or registration requirements under the SAFE Rules and Regulations with respect to its investment in the Company, (ii) none of the Company, its Subsidiaries and any such holder has received any oral or written inquiries, notifications, orders or any other forms of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations, and (iii) each of the Company, its relevant Subsidiaries and such holder has made all oral or written filings, registrations, reports or any other communications required by SAFE applicable thereto.

Section 4.07         SEC Filings; Financial Statements. Except as set forth in Section 4.07 of the Company Disclosure Schedule:

(a)          The Company has timely filed all forms, reports, statements, information, schedules and other documents (together with all exhibits and schedules thereto) required to be filed by it with the SEC since December 31, 2017 (the forms, reports, statements, information, schedules and other documents filed since December 31, 2017 and those filed subsequent to the date hereof, including any amendments thereto and all exhibits and schedules thereto and documents incorporated by reference therein, collectively, the “Company SEC Reports”). The Company SEC Reports (i) at the time they were filed and, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, and, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is or has been subject to the reporting requirement of Sections 13(a) or 15(d) of the Exchange Act. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries not any of the Company SEC Reports is the subject of ongoing SEC review or investigation or outstanding SEC comment.

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(b)          Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained (or incorporated by reference) in the Company SEC Reports was prepared in accordance with Regulation S-X under the Securities Act and the rules and standards of the Public Company Accounting Oversight Board and with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments, and the exclusion of certain notes in accordance with the published rules promulgated by the SEC relating to unaudited financial statements).

(c)          Neither the Company nor any of its Subsidiaries has any outstanding liability or obligation of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise and whether due or to become due), whether or not required to be reflected or reserved against in a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP, except for liabilities and obligations (i) that are reflected, or for which reserves were established, on the 2018 Balance Sheet, (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2018, (iii) that would not have a Company Material Adverse Effect, (iv) that are disclosed prior to the date of this Agreement in the Company SEC Reports, or (v) incurred in connection with the Transactions or otherwise as contemplated by this Agreement.

(d)          The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report. The Company has been and is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable listing and corporate governance rules and regulations of the NASDAQ in all materials respects. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act reasonably designed and maintained to ensure that information relating to the Company, including its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company maintains internal control over financial reporting (as such term is defined in the Exchange Act) that are designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since December 31, 2017, neither the Company nor, to the Knowledge of the Company, the Company’s outside auditors have identified “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of internal controls over financial reporting (as defined in the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, or any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act, and based on such evaluation, the Company’s certifying officer concluded that such disclosure controls and procedures were effective as of such date.

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(e)          There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company that violates Section 402 of the Sarbanes-Oxley Act of 2002.

Section 4.08         Absence of Certain Changes or Events. Except as set forth in Section 4.03(c) of the Company Disclosure Schedule, since December 31, 2018, (a)  the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice (except for actions taken or not taken in connection with the Transactions), and (b) there has not been any change in the financial condition, business or results of their operations or any circumstance, occurrence or development which has had a Company Material Adverse Effect.

Section 4.09         Absence of Litigation. There is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, before any Governmental Authority that has, or would be reasonably expected to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any material property or asset of the Company or any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Authority or any Order of any Governmental Authority, except as would not have a Company Material Adverse Effect.

Section 4.10         Labor; Employment and Benefits Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or similar agreement or understanding with any labor organization, works council, or other representative applicable to persons employed by the Company or any of its Subsidiaries, nor is any such agreement presently being negotiated by the Company or any of its Subsidiaries. There are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries before any Governmental Authority and there are no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, except as would not have a Company Material Adverse Effect. No executive or key employee of the Company or any of its Subsidiaries has given notice that he or she plans to terminate employment with the Company or the applicable Subsidiary and no significant number of employees of the Company or any of its Subsidiaries have given notice that they plan to terminate employment with the Company or the applicable Subsidiary, except as would not have a Company Material Adverse Effect.

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(a)          Except (i) as set forth in Section 4.10(a) of the Company Disclosure Schedule or (ii) as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are currently in compliance in all respects with all Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes.

(b)          Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, and each other employment, incentive compensation, bonus, severance, retention, change of control, deferred compensation, equity or equity-based award, vacation or sick pay, fringe benefit, retirement, post-retirement, life insurance, medical, hospital, disability, welfare, pension, supplemental housing provident fund or other employee benefit plan, program, arrangement or agreement of any kind providing for compensation or benefits, whether or not reduced to writing, in each case maintained by the Company or any of its Subsidiaries for the benefit of any current or former Service Provider or with respect to which the Company or any of its Subsidiaries has any liability (the “Benefit Plans”) is listed on Section 4.10(b) of the Company Disclosure Schedule. True and complete copies of (i) each Benefit Plan, including all amendments thereto, or with respect to any unwritten Benefit Plan, a true and complete summary of the material terms of such plan, (ii) the most recent written plan summary, (iii) the most recent government approval or certification with respect to each Benefit Plan requiring such approval, and (iv) the most recent annual tax filings have been made available to Parent and Merger Sub.

(c)          Except (i) as set forth in Section 4.10(c) of the Company Disclosure Schedule, and (ii) as otherwise specifically provided in this Agreement regarding the Company Share Awards, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with another event, such as a termination of employment) will (A) result in any payment becoming due to any current or former director or current or former Service Provider under any of the Benefit Plans or otherwise; (B) increase any benefits otherwise payable under any of the Benefit Plans; (C) result in any acceleration of the time of payment or vesting of any such benefits; or (D) limit or restrict the right to amend, terminate or transfer the assets of any Benefit Plan on or following the Effective Time. Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with another event, such as a termination of employment) will (x) result in any “parachute payment” that would not be deductible by reason of the application of Section 280G of the Code or (y) entitle any Person to any tax gross-up payment.

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(d)          There is no outstanding Order or pending or, to the Knowledge of the Company, threatened claim against the Benefit Plans that would have a Company Material Adverse Effect. Except as could not have a Company Material Adverse Effect: (i) each document prepared in connection with a Benefit Plan complies with applicable Law, (ii) each Benefit Plan has been operated in accordance with its terms, applicable Law, and, to the extent applicable, in accordance with generally accepted accounting principles in the applicable jurisdiction applied to such matters, (iii) to the Knowledge of the Company, no circumstance, fact or event exists that could result in any default under or violation of any Benefit Plan, and no Action is pending or, to the Knowledge of the Company, threatened with respect to any Benefit Plan; (iv) each Benefit Plan that is subject to approval or qualification under applicable Law has received a favorable determination or opinion of such status from the applicable Governmental Authority, and nothing has occurred that would reasonably be expected to result in the loss of such approval or qualification, and (v) all contributions and premium payments required to be made by the Company or its Subsidiaries to any Benefit Plan prior to the Effective Time have been timely made. Each Benefit Plan may be terminated by the Company or its Subsidiaries at any time without material liability to the Company, other than the payment of benefits under such plan. Neither the Company nor any of its Subsidiaries has any obligations under any Benefit Plan to provide health or other welfare benefits to former Service Providers of the Company or any of its Subsidiaries, except as specifically required by applicable Law.

(e)          The Company does not have any liability (contingent or otherwise) with respect to any defined benefit plans or multiemployer plans under Title IV of ERISA.

Section 4.11         Real Property; Title to Assets.

(a)          Section 4.11(a) of the Company Disclosure Schedule sets forth all of the Owned Real Property of the Company and its Subsidiaries, each of which is material to the business of the Company and its Subsidiaries, taken as a whole. Except as would not have a Company Material Adverse Effect, each of the Company and its Subsidiaries has good title to each parcel of Owned Real Property, free and clear of all Encumbrances, except Permitted Encumbrances.

(b)          Section 4.11(b) of the Company Disclosure Schedule sets forth all of the Leases of the Company and its Subsidiaries, that is material to the business of the Company and its Subsidiaries taken as a whole. Except as would not have a Company Material Adverse Effect, each of the Company and its Subsidiaries has a good and valid leasehold interest in each parcel of the Leased Real Property, free and clear of all Encumbrances, except Permitted Encumbrances. Each such Lease is valid, binding and enforceable and has been registered with the competent Governmental Authority (to the extent legally required), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its applicable Subsidiaries is in breach or violation of, or default under any such Lease, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No party to any such Lease has given written notice to the Company or any of its Subsidiaries of or made a written claim against the Company or any of its Subsidiaries with respect to any material breach or default thereunder.

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Section 4.12         Intellectual Property.

(a)          Except as set forth in Section 4.12(a) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries own or have a valid and enforceable right or license to use (in the manner in which the same is being used on the date hereof), all Intellectual Property (the “Material IP”) that is owned by or is licensed to the Company or any of its Subsidiaries (except for Software (defined below), which is contemplated in Section 4.12(a)(ii) below), and in the case of such Intellectual Property owned by the Company or its Subsidiaries, free and clear of all Encumbrances, except Permitted Encumbrances; (ii) the Company and its Subsidiaries own or have a valid right or license to use, sell, transfer and otherwise exploit all material software and copyrights used in connection with the businesses of the Company and its Subsidiaries as currently conducted (the “Software”), and in the case of such Software owned by the Company or its Subsidiaries, free and clear of all Encumbrances, except Permitted Encumbrances,; (iii) all of the Intellectual Property disclosed as owned by the Company or its Subsidiaries belong to the Company or its Subsidiaries and are not the property of a third party such as a customer; (iv) there are no pending or, to the Knowledge of the Company, threatened Actions by any Person alleging infringement, dilution, unauthorized disclosure, or misappropriation by the Company or any of its Subsidiaries of the Intellectual Property rights of such Person, demands or unsolicited offers to license any Intellectual Property, or challenges to the validity, enforceability or ownership of, or the right to use, any Intellectual Property owned by the Company or any of its Subsidiaries; (v) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, disclosed without authorization, misused, misappropriated or otherwise violated any Intellectual Property rights of any third party; (vi) the conduct of the businesses of the Company and its Subsidiaries as currently conducted does not infringe, dilute, or misappropriate any Intellectual Property rights of any Person; and (vii) the consummation of the Transactions will not result in loss or impairment in any rights in or the restriction on direct or indirect transfer of any Intellectual Property licensed to or owned by the Company or any of its Subsidiaries.

Section 4.13         Taxes.

(a)          All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all material respects.

(b)          All material Taxes of the Company and its Subsidiaries that are due and payable (whether or not shown on any Tax Return) have been timely paid, other than Taxes that are being contested in good faith by appropriate proceedings or for which adequate reserves have been established on the books of the Company or its Subsidiaries in accordance with GAAP. Each of the Company and its Subsidiaries have adequate accruals and reserves, in accordance with GAAP, on most recent financial statements for all material Taxes payable by the Company or its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. There are no material Tax liens on the assets of the Company or any of its Subsidiaries other than for (x) Taxes not yet due and payable and (y) Taxes that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been reflected on the books of the Company or its Subsidiaries in accordance with GAAP.

(c)          Each of the Company and its Subsidiaries has timely paid and withheld all material Taxes required to be paid or withheld with respect to their employees, independent contractors, creditors and other third parties (and timely paid over such Taxes to the appropriate Governmental Authority) and have otherwise materially complied with all Tax payments, withholding and reporting requirements.

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(d)          Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations currently in effect or agreed to any extension of any period currently in effect for the assessment or collection of any material Tax. No audit or other examination or administrative, judicial or other proceeding of, or with respect to, any material Tax Return or material Taxes of the Company or any of its Subsidiaries is currently in progress or to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries. No material deficiency for any amount of Tax has been asserted or assessed, in each case, in writing, by a Governmental Authority against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn. or for which adequate reserves have not been established on the books of the Company or its Subsidiaries in accordance with GAAP.

(e)          No written claim has ever been made by any taxing authority in a jurisdiction where the Company or a Subsidiary of the Company does not file Tax Returns that the Company or such Subsidiary is or may be subject to Tax in that jurisdiction.

(f)          Neither the Company nor any of its Subsidiaries is a party to or is bound by any written Tax allocation, indemnification, sharing or similar agreement (other than (x) such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or (y) pursuant to leases, credit agreements, employment agreements, purchase agreements or supply or other commercial agreements or other contracts, agreements or arrangements not primarily relating to Taxes). No power of attorney currently in effect has been granted to any Person with respect to any matter relating to Taxes that could materially affect the Company, any of its Subsidiaries or the Surviving Corporation.

(g)          Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the income tax regulations promulgated under the Code or under any comparable provisions of non-U.S. law.

(h)          Neither the Company nor any of its Subsidiaries will be required to include any material amount in, or exclude any material item of deduction from, taxable income for any Tax period ending after the Effective Time as a result of (i) any adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period on or before the Effective Time, (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Effective Time, (iii) installment sale, intercompany transaction or open transaction disposition made on or prior to the Effective Time, (iv) prepaid amount received on or prior to the Effective Time, or (v) election by the Company or any of its Subsidiaries under Section 108(i) of the Code (or any similar provision of state, local or foreign Law).

Section 4.14         Material Contracts.

(a)          Except for this Agreement and except for Contracts filed as exhibits to the Company SEC Reports that are made available to Parent or set forth in Section 4.14 of the Company Disclosure Schedule and made available to Parent, none of the Company or its Subsidiaries is a party to or bound by any Contract that:

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(i)          would be required to be filed by the Company with SEC as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a current report on Form 8-K;

(ii)         would, individually or in the aggregate, prevent, materially delay or materially impair the Company’s ability to consummate the Transactions;

(iii)        is (A) an indenture, credit agreement, loan agreement, security agreement, guarantee, note, or mortgage or (B) a Contract relating to Indebtedness or Encumbrance having an outstanding amount in excess of $2,000,000 individually or $5,000,000 in the aggregate, in each case, other than intercompany agreements (except for intercompany agreements with any Subsidiary of the Company organized or operating in the PRC);

(iv)        involves the acquisition from another Person or disposition to another Person, directly or indirectly (by merger, license, Contract or otherwise), of assets, shares of capital stock, other equity interests or control of another Person for aggregate consideration under such Contract (or series of related Contracts) in excess of $1,000,000;

(v)         prohibits the payment of dividends or distributions in respect of the shares of capital stock of the Company or any of its wholly owned Subsidiaries, prohibits the pledging of the shares of capital stock of the Company or any of its wholly owned Subsidiaries or prohibits the issuance of any guaranty by the Company or any of its wholly owned Subsidiaries;

(vi)        is a license agreement that is material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries licenses in Intellectual Property or licenses out Intellectual Property owned by the Company or its Subsidiaries (other than license agreements for commercially available software on standard terms);

(vii)       contains provisions that prohibit the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company from competing in any material line of business, grant a right of exclusivity to any Person which prevents the Company or its Subsidiaries from entering any territory, market or field anywhere in the world, subject the Company or any of its Subsidiaries to “most favored nation,” “benchmarking” or “price downward adjustment” obligations, or could require the Company or any of its Subsidiaries to transfer any of its assets or operations to a third party;

(viii)      is between the Company or any of its Subsidiaries, on the one hand, and a Governmental Authority, on the other hand; or

(ix)         any other Contracts, whether or not made in the ordinary course of business, the absence of which would reasonably be expected to have a Company Material Adverse Effect.

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Each such Contract described in clauses (i) through (xvi) above is referred to herein as a “Material Contract”; provided that Material Contracts shall not include any (i) Benefit Plans and (ii) any management, employment, severance, change in control, transaction bonus, consulting, repatriation or expatriation agreement or other Contract between the Company or one of its Subsidiaries and any Service Provider with respect to which the Company or one of its Subsidiaries has or may have any material liability or obligation, which Contracts are dealt with exclusively in Section 4.10.

(b)          Section 4.14(b) Except as would not have a Company Material Adverse Effect, (i) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiaries party thereto and, to the Company’s Knowledge, the other parties thereto, in each case subject to the Bankruptcy and Equity Exception; (ii) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in breach or violation of, or default under, any Material Contract and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Company’s Knowledge, the action or inaction of any third party, that with notice or lapse of time or both would constitute a breach or violation of, or default under, any Material Contract; and (iii) to the Company’s Knowledge, the Company and its Subsidiaries have not received any written claim or notice of default, termination or cancellation under any such Material Contract.

Section 4.15         Insurance. Except as would not have a Company Material Adverse Effect, (a) all insurance policies relating to the business, assets, liabilities and operations of the Company and its Subsidiaries are in full force and effect, and (b) the Company has no reason to believe that it or any of its Subsidiaries will not be able to (i) renew its existing insurance policies as and when such policies expire or (ii) obtain comparable coverage from comparable insurers as may be necessary to continue its business without a significant increase in cost.

Section 4.16         Environmental Matters. (a)  Except as would not have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are now and have been since December 31, 2017 in compliance with all applicable Environmental Laws, and possess and are now and have been since December 31, 2017 in compliance with all applicable Environmental Permits necessary to operate the business as presently operated, (ii) since December 31, 2017, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries is in violation of or liable under any Environmental Law and (iii) neither the Company nor any of its Subsidiaries is subject to any Order with any Governmental Authority or agreement with any third party concerning liability under any Environmental Law or relating to Hazardous Substances.

(b)          For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)          “Environmental Laws” means any applicable Law of the PRC and any other jurisdiction in which the Company or any of its Subsidiaries has a presence relating to: (A) the required environmental impact assessment and approval, and completion inspection on environment protection facility in respect of any construction project, (B) Releases or threatened Releases of Hazardous Substance, (C) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substance, (D) the environment, or (E) the protection of human health and safety (including radioisotope safety, bio safety and fire protection).

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(ii)         “Environmental Permits” means all assessments, permits, licenses, registrations, approvals, and other authorizations required under applicable Environmental Laws.

(iii)        “Hazardous Substance” means any substance or waste defined and regulated as hazardous, acutely hazardous, or toxic under applicable Environmental Laws.

(iv)        “Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

Section 4.17         Interested Party Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company, on the one hand, and any Affiliate (including any director or officer) thereof, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that has not been so disclosed.

Section 4.18         Compliance With Anti-Corruption Laws.

(a)          Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor to the Knowledge of the Company, any of their respective directors, officers or agents, has in any material respect taken any action, failed to take any action or has been alleged to have taken any action that, directly or indirectly, would constitute a violation by such Persons of Anti-Corruption Laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value (“Payment”) (i) to or for the use of any Government Official, (ii) to any other Person either for an advance or reimbursement, if it knows that any part of such Payment will be directly or indirectly given or paid by such other Person, or will reimburse such other Person for Payments previously made, to any Government Official; or (iii) to any other Person or entity, to obtain or keep business or to secure some other improper advantage, the payment of which would violate applicable Anti-Corruption Laws. Without limiting the generality of the foregoing, in the jurisdiction of the PRC, none of the Company, any of its Subsidiaries and their respective directors, officers, employees or, to the Company’s Knowledge, agents has directly or indirectly, in the jurisdiction of the PRC, (x) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any Person in the PRC, in violation of any applicable Anti-Corruption Laws: (1) to obtain favorable treatment in securing business for the Company or its Subsidiaries, (2) to pay for favorable treatment for business that is already secured, or (3) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or its Subsidiaries; or (y) established or maintained any fund or assets in which a PRC Subsidiary has proprietary rights and which have not been recorded in the books and records of the relevant PRC Subsidiaries.

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(b)          Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor to the Knowledge of the Company, any of their respective directors, officers or agents is subject to any sanction administered by the Office of Foreign Assets Control of the United States Treasury Department (“U.S. Economic Sanctions”) and, except as would not have a Company Material Adverse Effect, none of them have made any sales to or engage in business activities with or for the benefit of any Persons and countries that are subject to U.S. Economic Sanctions, including any “Specially Designated Nationals and Blocked Persons”.

(c)          Except as would not have a Company Material Adverse Effect, the operations of the Company and each of its Subsidiaries have been conducted at all times in compliance with Money Laundering Laws.

Section 4.19         Takeover Statutes. Except for the Rights Agreement, the Company is not a party to a stockholder rights agreement, “poison pill” or similar agreement or plan. The Company has taken all actions necessary to (i) render the Rights (as defined in the Rights Agreement) issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement, and the Transactions; (ii) ensure that (A) none of the Rollover Stockholders, Sponsor, Parent, Merger Sub and any of their Affiliates is an Acquiring Person (as defined in the Rights Agreement), (B) none of a Separation Time, Share Acquisition Date, Flip-over Transaction or Event (each as defined in the Rights Agreement) shall occur by reason of the approval or execution of this Agreement, the announcement or consummation of the Merger or other Transactions and (C) the Rights shall expire immediately prior to the Effective Time. No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any similar anti-takeover provision in the Company’s certificate of incorporation or bylaws (each, a “Takeover Statute”) is applicable to the Company, the Shares, the Merger or the other Transactions.

Section 4.20         Opinion of Financial Advisor. The Special Committee has received the written opinion of Roth Capital Partners (the “Company Financial Advisor”), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Per Share Merger Consideration is fair, from a financial point of view, to the Public Stockholders, and a signed copy of such opinion has been delivered to Parent, solely for informational purposes, following receipt thereof by the Special Committee.

Section 4.21         Brokers. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

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Section 4.22         No Additional Representations. Except for the representations and warranties made by the Company in this ARTICLE IV, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Parent, Merger Sub or any of their Affiliates or Representatives, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information in connection with the Transactions, and each of Parent and Merger Sub acknowledges the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

Section 5.01         Corporate Organization. Parent is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially adversely affect the ability of Parent or Merger Sub to consummate the Transactions.

Section 5.02         Organizational Documents. Parent has heretofore furnished to the Company a complete and correct copy of the organizational documents of Parent and the certificate of incorporation and bylaws of Merger Sub, each as amended to date. Such organizational documents are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its organizational documents.

Section 5.03         Capitalization.

(a)          The authorized shares of capital stock of Parent consist solely of 500,000,000 common shares, par value $0.0001 per share. As of the date of this Agreement, 100 common shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the Rollover Agreement, there are no options, warrants, convertible debt or other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares of capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub. All common shares of Parent subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

(b)          The authorized capitalization of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. All outstanding shares of capital stock Merger Sub are owned by Parent free and clear of all Encumbrances.

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Section 5.04         Authority Relative to This Agreement.

(a)          Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by Parent in accordance with Section 7.07(d), to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval of this Agreement by Parent, as the sole stockholder of Merger Sub, in accordance with Section 7.07(d) and the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)          The Parent Board and the board of directors of Merger Sub, have, respectively, approved the execution, delivery and performance by Parent and Merger Sub, as the case may be, of this Agreement. The board of directors of Merger Sub has declared this Agreement advisable and resolved to recommend the adoption of this Agreement by Parent.

Section 5.05         No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub, and the consummation of the Merger, will not, (i) conflict with or violate the organizational documents of Parent or Merger Sub, (ii) assuming all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained or taken and all filings and obligations described in Section 5.05(b) have been made or satisfied, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) violate, conflict with, require consent under, result in any breach of, result in any loss of any benefit under, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Parent or Merger Sub pursuant to, any Contract, Parent Permit or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of Parent or Merger Sub is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially adversely affect the ability of Parent or Merger Sub to consummate the Transactions.

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(b)          The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub, and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, and the rules and regulations thereunder (including the filing of one or more amendments to the Schedule 13D of the Buyer Group Parties, a Schedule 13E-3 and the Proxy Statement, the filing of one or more amendments to the Schedule 13E-3 and the Proxy Statement to respond to comments of the SEC, if any, on such documents and the filing or reports pursuant to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company), (ii) for compliance with the rules and regulations of NASDAQ in connection with the delisting of the Company as promptly as practicable after the Effective Time, (iii) for the filing of the Certificate of Merger with the Delaware Secretary of State pursuant to Section 251 of the DGCL, and (iv) where the failure to obtain such consents, approvals, clearance, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially adversely affect the ability of Parent or Merger Sub to consummate the Transactions .

Section 5.06         Operations of Parent and Merger Sub. Parent and Merger Sub were formed solely for the purpose of engaging in the Transactions (including the contribution of the Rollover Shares). Except for obligations or liabilities incurred in connection with its formation and related to the Transactions, each of Parent and Merger Sub has not incurred and will not, prior to the Effective Time, incur, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities, and has not engaged and will not prior to the Effective Time, engage in any business activities of any type or kind whatsoever or enter into any agreements or arrangements with any Person other than this Agreement and the other documents contemplated hereby.

Section 5.07         Absence of Litigation. There is no Action pending or, to the Knowledge of Parent, threatened against Parent or the Rollover Stockholders or any of their respective Subsidiaries, or any property or asset of Parent or the Rollover Stockholders or any of their respective Subsidiaries, before any Governmental Authority that, individually or in the aggregate, prevents or has prevented or materially adversely affects or has materially adversely affected the ability of Parent or Merger Sub to consummate the Transactions. Neither Parent, the Rollover Stockholders, nor any of their respective Subsidiaries nor any material property or asset of Parent, the Rollover Stockholders or any of their Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Parent, continuing investigation by, any Governmental Authority or any Order of any Governmental Authority that would, individually or in the aggregate, prevent or materially adversely affect the ability of Parent or Merger Sub to consummate the Transactions.

Section 5.08         Available Funds and Financing.

(a)          Assuming (i) the Financing is funded in accordance with the Equity Commitment Letter, (ii) the contributions contemplated by the Rollover Agreement are made in accordance with the terms of the Rollover Agreement and (iii) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Section 8.01 and Section 8.02 or the waiver of such conditions by Parent, Parent and Merger Sub will have available to them, as of or immediately after the Effective Time, all funds necessary at the Effective Time for the payment to the Paying Agent of the aggregate amount of the Exchange Fund and any other amounts required to be paid in connection with the consummation of the Merger, the Financing and the other Transactions and to pay all related Expenses.

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(b)          Parent has on or before the date hereof delivered to the Company true, correct and complete copies of (i) the executed equity commitment letter from the Sponsor (the “Equity Commitment Letter”), which provides, and will continue to provide, that the Company is a third party beneficiary with respect to the provisions therein, pursuant to which the Sponsor has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, equity securities of Parent up to the aggregate amount set forth therein (the “Equity Financing” or the “Financing”), the proceeds of which shall be used to finance the consummation of the Merger and the other Transactions, subject to the terms and conditions therein, and (ii) the Rollover Agreement. As of the date hereof, the Equity Commitment Letter, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent, Merger Sub and the other parties thereto, in each case, subject to the Bankruptcy and Equity Exception. As of the date hereof, the Equity Commitment Letter has not been amended or modified, no such amendment or modification is contemplated, the obligations and commitments contained in the Equity Commitment Letter has not been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or restriction is contemplated. As of the date hereof, the Rollover Agreement, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of the parties thereto (including the Rollover Stockholders), subject to the Bankruptcy and Equity Exception. As of the date hereof, the Rollover Agreement has not been amended or modified, no such amendment or modification is contemplated, no obligations or commitments contained in the Rollover Agreement have been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or restriction is contemplated.

(c)          As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub or any other parties thereto, under the Equity Commitment Letter; provided, however, that Parent is not making any representation or warranty regarding the effect of the inaccuracy of the representations and warranties in Article IV, or compliance by the Company with its obligations hereunder. As of the date hereof, Parent and Merger Sub do not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub at the Effective Time; provided, however, that Parent is not making any representation or warranty regarding the effect of the inaccuracy of the representations and warranties in Article IV, or compliance by the Company with its obligations hereunder.

(d)          The Equity Commitment Letter contains all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent on the terms therein. The parties hereto agree that it shall not be a condition to the Closing for Parent or Merger Sub to obtain the Financing.

(e)          There are no side letters or other oral or written Contracts containing any conditions to the funding of the full amount of the Financing other than as expressly set forth in the Equity Commitment Letter. Parent and Merger Sub, as applicable, have fully paid, or caused to be fully paid, any and all commitment or other fees which are due and payable on or prior to the date hereof pursuant to the terms of the Equity Commitment Letter.

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Section 5.09         Limited Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company a duly executed Limited Guarantee with respect to certain matters on the terms specified therein. The Limited Guarantee is in full force and effect and constitutes legal, valid, binding and enforceable obligations of the Sponsor, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Sponsor under the Limited Guarantee.

Section 5.10         Brokers. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.11         Solvency. Neither Parent nor Merger Sub is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors. Assuming the satisfaction of the conditions of Parent and Merger Sub to consummate the Merger as set forth in Section 8.01 and Section 8.02, immediately after giving effect to all of the Transactions, the payment of the Per Share Merger Consideration and the aggregate amount of consideration payable in respect of Company Share Awards in accordance with Section 3.03, the payment of all other amounts required to be paid in connection with the consummation of the Transactions, and the payment of all related Expenses, the Surviving Corporation will be Solvent as of the Effective Time and immediately after the Effective Time.

Section 5.12         Ownership of Shares. The Rollover Shares consist of 5,050,257 Shares. As of the date hereof, other than the Rollover Shares (and as a result of this Agreement and the Rollover Agreement), neither Parent nor Merger Sub or any of the Buyer Group Parties, beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or other securities or any other economic interest (through derivative securities or otherwise) of the Company or any options, warrants or other rights to acquire any Shares or other securities of, or any other economic interest (through derivatives securities or otherwise) in the Company.

Section 5.13         Independent Investigation. Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, which investigation, review and analysis was performed by Parent, Merger Sub, their respective Affiliates and Representatives. Each of Parent and Merger Sub acknowledges that as of the date hereof, it, its Affiliates and their respective Representatives have been provided adequate access to the personnel, properties, facilities and records of the Company and its Subsidiaries for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except the representations, warranties, covenants and agreements of the Company set forth in this Agreement and in any certificate delivered pursuant to this Agreement). Except for the representations and warranties set forth in Article IV (as qualified by the information provided in or incorporated into the Company Disclosure Schedule), Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations.

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Section 5.14         Buyer Group Contracts. Parent has delivered to the Company a true, correct and complete copy of each of the Buyer Group Contracts. As of the date hereof, other than the Buyer Group Contracts, there are no Contracts (whether oral or written) (i) between Parent, Merger Sub or any of their Affiliates (excluding the Company and its Subsidiaries), on the one hand, and any of the Company’s or its Subsidiaries’ directors, officers, employees or stockholders, on the other hand, that relate in any way to the Transactions, or (ii) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or (iii) pursuant to which any stockholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal. Except for the Rollover Agreement, none of Parent, Merger Sub and any of their respective Affiliates has entered into any arrangements with any member of the Company’s management or any other Company employee that (i) contain any terms that prohibit or restrict such member of management or such employee from taking any action that the Company is permitted to take pursuant to Section 6.4 or (ii) relate to the transactions contemplated hereby or the operations of the Surviving Corporation after the Effective Time.

Section 5.15         Non-Reliance on Company Estimates. The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such Person liable with respect thereto.

Section 5.16         No Breaches. As of the date hereof, none of the Buyer Group Parties has actual knowledge of any inaccuracy in, or breach of, any of the representations and warranties of the Company contained in Article IV.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01         Conduct of Business by the Company Pending the Merger.

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(a)          The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except (i) as contemplated or permitted by this Agreement, (ii) as required by applicable Law or (iii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, and if Parent fails to respond in the negative to any consent requested in writing within five (5) Business Days of receipt of such request, Parent shall be deemed to have granted such consent), the Company and each of its Subsidiaries shall use their commercially reasonable efforts to carry on the businesses of the Company and its Subsidiaries in the ordinary course and in a manner consistent with past practice in all material respects and the Company shall use their commercially reasonable efforts, consistent with past practice, to preserve substantially intact their business organization, maintain in effect all material Company Permits, keep available the service of its directors, officers and employees and maintain in all material respects the current material relationships and goodwill with key customers and suppliers with which the Company or any of its Subsidiaries has material business relations as of the date hereof.

(b)          By way of amplification and not limitation, except as (i) set forth in Section 6.01(b) of the Company Disclosure Schedule, (ii) as required by applicable Law, (iii) as contemplated or permitted by any other provision of this Agreement or (iv) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed (and if Parent fails to respond in the negative to any consent requested in writing within five (5) Business Days of receipt of such request, Parent shall be deemed to have granted such consent), neither the Company nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections, such action shall be expressly permitted under Section 6.01(a)):

(i)          amend or otherwise change its certificate of incorporation, bylaws or equivalent organizational documents;

(ii)         issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant, or encumbrance of, or redeem, purchase or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries, or securities convertible or exchangeable into or exercisable for such shares, or any options, warrants or other rights of any kind to acquire any such shares or such convertible or exchangeable securities (including share appreciation rights, phantom stock or similar instruments), other than in connection with (A) the exercise of Company Share Awards outstanding on the date hereof, in accordance with their terms on the date hereof, (B) the acquisition by the Company of its securities in connection with the forfeiture of Company Share Awards outstanding on the date hereof, in accordance with their terms on the date hereof, (C) the acquisition by the Company of its securities in connection with the net exercise of Company Share Awards outstanding on the date hereof, in accordance with their terms on the date hereof, (D) the issuance of Company securities as required to comply with any Company Incentive Plan or Benefit Plan in effect on the date of this Agreement, or pursuant to previously granted bonus or award or grants made in the ordinary course of business or (E) the transfer or other disposition of securities between or among the Company and its direct or indirect wholly-owned Subsidiaries;

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(iii)        (A) sell, transfer, lease, pledge or otherwise dispose of, (B) grant an Encumbrance on or permit an Encumbrance (in each case, other than any Permitted Encumbrance) to exist on, (C) authorize the sale, transfer, lease, pledge or other disposition of, or granting or placing of an Encumbrance on, any material assets of the Company or any of its Subsidiaries having a current value in excess of $500,000 in the aggregate, except (x) in the ordinary course of business and in a manner consistent with past practice or (y) any sale, transfer, lease, pledge or other disposition of securities between or among the Company and its direct or indirect wholly-owned Subsidiaries in the ordinary course of business and in a manner consistent with past practice, or (D) adopt, pass any resolution to approve or make any petition or similar proceeding or order in relation to, a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization;

(iv)        declare, set aside, make or pay any dividend or other distribution, payable in cash, shares of capital stock, property or otherwise, with respect to any of its shares of capital stock, except for dividends by any of the Company’s direct or indirect wholly-owned Subsidiaries to the Company or any of its other wholly-owned Subsidiaries;

(v)         reclassify, combine, split, subdivide or amend the terms of any of its shares of capital stock or any share capital or other ownership interests of any of the Company’s Subsidiaries, in each case other than in connection with the settlement of any Company Share Awards pursuant to the Company Incentive Plans;

(vi)        directly or indirectly acquire (including by merger, consolidation or acquisition of shares or any other business combination) any corporation, partnership, other business organization or any division thereof or all or substantially all of the assets of any corporation, partnership, other business organization, except any such acquisition with a value or purchase price (including the value of assumed liabilities) not in excess of $500,000 in any transaction or a related series of transactions or acquisitions;

(vii)       incur, issue, renew, prepay, syndicate, redeem, acquire, refinance or modify any Indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances or capital contributions to, or investments in, any Person which are in excess of $100,000 individually or $500,000 in the aggregate other than Indebtedness incurred under the Company’s or any Company Subsidiary’s existing credit facilities as in effect on the date hereof;

(viii)      other than expenditures necessary to maintain existing assets in good repair or pursuant to the Company’s capital expenditure plan, authorize or make any commitment with respect to, any single capital expenditure which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $1,000,000;

(ix)         make any material changes with respect to accounting policies or procedures, except as required by changes in applicable GAAP or applicable Law;

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(x)          except as required by applicable Law, make or change any material Tax election, materially amend any Tax Return, enter into any material closing agreement with respect to Taxes or request any ruling with respect to Taxes, assign or surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to Taxes, extend or waive any statute of limitation with respect to material Tax, or materially change any method of Tax accounting or Tax accounting period;

(xi)         (A) except in the ordinary course of business consistent with past practice, modify or amend in any material respect any Material Contract or (B) except in the ordinary course of business consistent with past practice, waive, release or assign any material rights or claims under any Material Contract;

(xii)         (A) transfer, sell, assign, mortgage, surrender, encumber, grant any security interest in, divest, cancel, disclaim, abandon, allow to lapse or expire (including by failure to pay required fees), dedicate to the public, or otherwise dispose of, any Material IP owned or licensed by the Company or any of its Subsidiaries, other than cancellation, abandonment, allowing to lapse or expire such Intellectual Property that is no longer used or useful in any of the Company’s or its Subsidiaries’ respective businesses or pursuant to Contracts in effect prior to the date hereof; (B) grant any material licenses or other material Contracts to any third party or enter into any covenant not to sue with respect to any Intellectual Property owned by the Company or any of its Subsidiaries except non-exclusive licenses in the ordinary course of business; or (C) disclose to or allow to be disclosed to or discovered by any Person any material trade secrets except pursuant to valid and appropriate non-disclosure or license agreements or pursuant to obligations to maintain the security and confidentiality thereof arising by operation of Law;

(xiii)       except as required by any Benefit Plan in effect on the date hereof or as required by applicable Law and other than in the ordinary course of business or consistent with past practice: (A) increase the compensation or fringe benefits of any of its directors, officers, employees or independent contractors; (B) grant any severance or termination pay, or any retention pay; (C) waive or amend in any respect any performance, or vesting criteria or accelerate vesting, exercisability or funding under any Benefit Plan; (D) enter into or amend any employment, consulting or severance agreement or arrangement with any of its present directors or officers; (E) establish, adopt, enter into or amend or terminate any Benefit Plan; (F) hire any new employees,; or (G) terminate the employment or services, as applicable, of any of its present directors or officers, other than a termination for cause;

(xiv)      pay, discharge, settle or satisfy any claim, Action, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction of liabilities or obligations (A) as they become due in the ordinary course of business, or (B) not in excess of $100,000 in the aggregate;

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(xv)       engage in the conduct of any new line of business material to the Company and its Subsidiaries, taken as a whole;

(xvi)      knowingly authorize, agree or commit to do any of the foregoing.

Section 6.02         Conduct of Business by Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub agrees that, from the date hereof to the Effective Time, it shall not: (a) take any action that is intended to or would reasonably be likely to result in any of the conditions to effecting the Merger becoming incapable of being satisfied; or (b) take any action or fail to take any action, the taking or failure to take, as applicable, would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other Transactions.

Section 6.03         No Control of Other Party’s Business. Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or Merger Sub’s operations. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01         Proxy Statement and Schedule 13E-3.

(a)          As soon as reasonably practicable following the date of this Agreement, (i) the Company, in cooperation with, and subject to the approval of, the Special Committee, shall prepare and file with the SEC a preliminary proxy statement on Schedule 14A relating to the adoption of this Agreement and the approval of the Transactions by the Company Stockholders at the Company Stockholders’ Meeting (including all exhibits thereto, the “Preliminary Proxy Statement”); and (ii) the Company, in cooperation with, and subject to the approval of, the Special Committee, and Parent shall jointly prepare and file with the SEC the Schedule 13E-3. The Company, in cooperation with, and subject to the approval of, the Special Committee, shall (A) cause a definitive proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the holders of Shares in connection with the solicitation of proxies for use at the Company Stockholders’ Meeting (collectively, as amended or supplemented, the “Proxy Statement”) to be mailed to the holders of Shares at the earliest reasonably practicable date after the date that the SEC confirms it has no further comments thereto and (B) otherwise use commercially reasonable efforts to comply with all requirements of Law applicable to the Company Stockholders’ Meeting and the Transactions; provided, however, that no filing of the Preliminary Proxy Statement, the Proxy Statement, any amendments or supplements thereto, or any response to the SEC will be made by the Company unless the Parent and its counsel have had a reasonable opportunity to review and propose reasonable comments which the Company shall consider in good faith; provided, further, however, that nothing in this Section 7.01(a) shall limit or preclude the ability of the Company Board (or the Special Committee) to effect a Change in the Company Recommendation. Each of the Company and Parent shall cooperate to: (x) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and use commercially reasonable efforts to have the SEC confirm that it has no further comments thereto; (y) prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law; and (z) file and distribute to the stockholders of the Company any supplement or amendment to the Proxy Statement or Schedule 13E-3 if any event shall occur or any information be discovered which requires such action at any time prior to the Company Stockholders’ Meeting. Each of the Company and Parent will use its commercially reasonable efforts to cause the information related to such party included in the Schedule 13E-3, the Preliminary Proxy Statement and the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(b)          Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Preliminary Proxy Statement and the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Preliminary Proxy Statement and the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Schedule 13E-3, the Preliminary Proxy Statement and the Proxy Statement promptly following request therefor from the Company.

(c)          Each of the Company and Parent shall promptly correct any information provided by it for use in the Schedule 13E-3, the Preliminary Proxy Statement and the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and (x) the Company and Parent shall each take all steps necessary to amend or supplement the Schedule 13E-3 and to cause the Schedule 13E-3, as so amended or supplemented, to be filed with the SEC, in each case as and to the extent required by applicable Law and (y) the Company shall take all steps necessary to amend or supplement the Preliminary Proxy Statement and the Proxy Statement and to cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and mailed to its stockholders, in each case as and to the extent required by applicable Law. The Company shall (i) as promptly as reasonably practicable after receipt thereof, provide Parent or its counsel with copies of any written comments, and advise Parent or its counsel of any oral comments, with respect to the Preliminary Proxy Statement, the Proxy Statement (or any amendment or supplement thereto) or the Schedule 13E-3 received from the SEC or its staff, (ii) provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments and (iii) consider in good faith any comments reasonably proposed by Parent and its counsel. Parent shall (i) as promptly as reasonably practicable after receipt thereof, provide Company or its counsel with copies of any written comments, and advise Company or its counsel of any oral comments, with respect to the Schedule 13E-3 received from the SEC or its staff, (ii) provide the Company and its counsel a reasonable opportunity to review Parent’s proposed response to such comments and (iii) consider in good faith any comments reasonably proposed by the Company and its counsel.

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(d)          Notwithstanding the foregoing or anything else herein to the contrary, and subject to compliance with the terms of Section 7.03, in connection with any disclosure regarding a Change in the Company Recommendation, the Company shall not be required to provide Parent or Merger Sub the opportunity to review or comment on (or include comments proposed by Parent or Merger Sub in) the Proxy Statement, or any amendment or supplement thereto, or any comments thereon or any other filing by the Company with the SEC, with respect to such disclosure.

Section 7.02         Company Stockholders’ Meeting.

(a)          Unless terminated in accordance with Article IX, as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 and Proxy Statement, the Company shall (i) take, in accordance with applicable Law and its certificate of incorporation and bylaws and the rules of NASDAQ, all action necessary to call, give notice of, set a record date for, convene and hold the Company Stockholders’ Meeting which shall be no later than 45 days after the notice of the Company Stockholders’ Meeting is first sent, given or mailed to the Company Stockholders) for the purpose of obtaining the Company Stockholder Approval and (ii) mail or cause to be mailed a letter to stockholders, notice of the Company Stockholders’ Meeting and form of proxy accompanying the Proxy Statement that will be provided to the holders of Shares in connection with the solicitation of proxies for use at the Company Stockholders’ Meeting.

(b)          The Company may, and Parent may request the Company to (and the Company shall not unreasonably refuse, delay or condition granting such request), adjourn or postpone the Company Stockholders’ Meeting for up to ten (10) Business Days (but in any event no later than five (5) Business Days prior to the End Date), (i) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or (B) voting in favor of approval of this Agreement and the Transactions to obtain the Company Stockholder Approval, (ii) in order to allow reasonable additional time for (1) the filing and mailing of, at the reasonable request of any party hereto, any supplemental or amended disclosure and (2) such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Stockholders’ Meeting, in which event the Company shall, in each case, cause the Company Stockholders’ Meeting to be adjourned or postponed in accordance with Parent’s request, (iii) to the extent required by Law or any court of competent jurisdiction or (iv) if the Company has provided a written notice to Parent pursuant to Section 7.03(d) that it intends to make a Change in the Company Recommendation or enter into an Alternative Acquisition Agreement in connection with a Superior Proposal and the notice period contemplated by Section 7.03(d) has not yet expired.

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(c)          Once the Company has established the record date, the Company shall not change such record date or establish a different record date for the Company Stockholders’ Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or the certificate of incorporation and bylaws of the Company, or the Company Board (or the Special Committee) determines that the failure to do so would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law.  In the event that the date of the Company Stockholders’ Meeting as originally called is for any reason adjourned, postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing (which approval shall not be unreasonably withheld, conditioned or delayed), the Company shall use commercially reasonable efforts to implement such adjournment, postponement or other delay in such a way that the Company does not establish a new record date for the Company Stockholders’ Meeting, as so adjourned, postponed or delayed, except as required by applicable Law or the certificate of incorporation and bylaws the Company, or the Company Board (or the Special Committee) determines that the failure to do so would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(d)          Unless there has been a Change in the Company Recommendation pursuant to Section 7.03(d), the Company Board shall (i) make the Company Recommendation and include such Company Recommendation in the Preliminary Proxy Statement and the Proxy Statement and (ii) take all actions reasonably necessary in accordance with applicable Law and the certificate of incorporation and bylaws of the Company to solicit proxies to obtain the Company Stockholder Approval. The Company agrees that (i) its obligations pursuant to this Section 7.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal and (ii) in the event that subsequent to the date hereof (A) the Company Board effects a Change in the Company Recommendation pursuant to Section 7.03(d) and (B) Parent exercises the Stockholder Vote Option pursuant to Section 7.03(g), then the Company shall nevertheless submit this Agreement to its stockholders for adoption at the Company Stockholders’ Meeting in accordance with this Section 7.02 until and unless this Agreement shall have been terminated in accordance with its terms. Upon the reasonable request of Parent, the Company shall advise Parent on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Stockholders’ Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Stockholder Approval.

Section 7.03         No Solicitation of Transactions; Company Board Recommendation; Alternative Acquisition Agreement.

(a)          Until the Effective Time or, if earlier, the termination of this Agreement in accordance with ARTICLE IX,

(i)          the Company and its Subsidiaries shall not, and shall direct any of their respective Representatives not to, directly or indirectly:

(A)         solicit, initiate or take any other action with the intent to facilitate or encourage any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

(B)         engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning, the Company or any of its Subsidiaries to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal;

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(C)         approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) providing for, relating to, or reasonably be expected to result in any Acquisition Proposal; or

(D)         enter into any agreement requiring the Company to abandon, terminate or fail to consummate the Transactions.

(ii)         The Company agrees, and the Company Board shall direct, that the Company and its Subsidiaries and its and their Representatives will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal.

(b)          Notwithstanding anything to the contrary in this Agreement, at any time prior to the receipt of the Company Stockholder Approval, the Company, its Subsidiaries and the Company’s and its Subsidiaries’ Representatives may, following the receipt of an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 7.03:

(i)          contact the Person or group of Persons who has made such Acquisition Proposal to clarify and understand the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal;

(ii)         provide information (including any non-public information or data concerning the Company or any of its Subsidiaries) in response to the request of the Person or group of Persons who has made such Acquisition Proposal, if and only if, prior to providing such information, the Company has received from the Person or group of Persons so requesting such information an executed Acceptable Confidentiality Agreement (a copy of which shall be promptly (in all events within one (1) Business Day) provided to Parent; provided that the Company shall substantially concurrently make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any Person or group of Persons making such Acquisition Proposal that is given such access and that was not previously made available to Parent or its Representatives; and/or

(iii)        engage or participate through the Special Committee in any discussions or negotiations with the Person or group of Persons who has made such Acquisition Proposal;

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provided that, prior to taking any action described in Section 7.03(b)(ii) or Section 7.03(b)(iii) above, the Company Board (or the Special Committee) shall have determined in good faith, based on the information then available and after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal and that in light of such Superior Proposal, failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

(c)          Except as set forth in Section 7.03(d) or Section 7.03(e), neither the Company Board nor any committee thereof shall (i)  (A) withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent, the Company Recommendation, (B) fail to include the Company Recommendation in the Proxy Statement or (C) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal (any of such actions described in foregoing clauses (A), (B) or (C) being referred to as a “Change in the Company Recommendation”); provided, however, that a “stop, look and listen” communication by the Company Board (or the Special Committee) pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication with respect to an Acquisition Proposal, which did not result from any breach of this Section 7.03, shall not be deemed to be a Change in the Company Recommendation or (ii)  cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement.

(d)          Notwithstanding anything to the contrary set forth in this Agreement but subject to compliance by the Company with this Section 7.03, at any time prior to obtaining the Company Stockholder Approval, the Company Board (or the Special Committee) may (i) effect a Change in the Company Recommendation and/or (ii) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement, if and only if:

(i)          (1) with respect to a Change in the Company Recommendation, the Company Board (or the Special Committee) determines in good faith, after consultation with its outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Laws or (2) with respect to a termination of this Agreement to enter into an Alternative Acquisition Agreement with respect to an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 7.03, the Company Board (or the Special Committee) determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and that failure to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal would be inconsistent with the directors’ fiduciary duties under applicable Laws;

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(ii)         prior to effecting a Change in the Company Recommendation or terminating this Agreement to enter into an Alternative Acquisition Agreement in accordance with this Section 7.03(d), (A) the Company shall have provided prior written notice (the “Change or Termination Notice”) to Parent that the Company Board (or the Special Committee) has resolved to effect a Change in the Company Recommendation or to terminate this Agreement pursuant to Section 9.01(d)(ii) or Section 9.01(d)(iii), describing in reasonable detail the reasons for such Change in the Company Recommendation or termination (which notice shall specify, if related to an Acquisition Proposal, the identity of the party making the Acquisition Proposal and the material terms thereof and copies of all relevant documents (other than redacted terms of financing documents) relating to such Acquisition Proposal), and (B) the Company shall cause its financial and legal advisors to, during the period beginning at 5:00 p.m. Hong Kong Time on the day of delivery by the Company to Parent of such Change or Termination Notice (or, if delivered after 5:00 p.m. Hong Kong Time or any day other than a Business Day, beginning at 5:00 p.m. Hong Kong Time on the next Business Day) and ending four (4) Business Days later at 5:00 p.m. Hong Kong Time (the “Notice Period”) negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) any proposed modifications to the terms and conditions of this Agreement and/or the Equity Commitment Letter so that such Superior Proposal ceases to constitute a Superior Proposal or so that the failure to effect a Change in the Company Recommendation would no longer be inconsistent with the directors’ fiduciary duties under applicable Law; provided that, with respect to a Change in the Company Recommendation made in connection with an Acquisition Proposal or a termination of this Agreement to enter into an Alternative Acquisition Agreement, in the event of any material revisions to the Acquisition Proposal, the Company shall deliver a new written notice to Parent and comply again with the requirements of this Section 7.03(d)(ii) with respect to such new written notice; provided, further, that with respect to the new written notice to Parent, the Notice Period shall be deemed to be a two (2) Business-Day period rather than the four (4) Business-Day period first described above;

(iii)        following the end of the Notice Period (and any renewed period thereof), the Company Board (or the Special Committee) shall have determined in good faith (after consultation with its independent financial advisor and outside legal counsel), after considering the terms of any proposed amendment or modification of this Agreement, the Equity Commitment Letter, the Limited Guarantee and/or the Rollover Agreement, that (1) with respect to a Change in the Company Recommendation, failure to effect a Change in the Company Recommendation would still be inconsistent with the directors’ fiduciary duties under applicable Laws or (2) with respect to a termination of this Agreement to enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal, such Acquisition Proposal continues to constitute a Superior Proposal and failure to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal would be inconsistent with the directors’ fiduciary duties under applicable Laws; and

(iv)        in the case of the Company terminating this Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company shall have paid, or caused the payment of, the Company Termination Fee in accordance with Section 9.03(a).

(e)          Nothing contained in this Section 7.03 shall be deemed to prohibit the Company or the Company Board (or the Special Committee), from complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal; provided that if such disclosure includes a Change in the Company Recommendation or has the substantive effect of withdrawing or adversely modifying the Company Recommendation, such disclosure shall be deemed to be a Change in the Company Recommendation (it being understood that a statement that the Company Board or the Special Committee has received and is currently evaluating such Acquisition Proposal and/or describing the operation of this Agreement with respect thereto, or any “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case, which is consistent with this Section 7.03, shall not be deemed to be a Change in the Company Recommendation).

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(f)          The Company agrees that it will promptly (and, in any event, within one (1) Business Day) notify Parent if it or any of its Representatives becomes aware that any Acquisition Proposal (or any inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal) is received by the Company, the Company Board (or any committee thereof) or any Representative of the foregoing, indicating, in connection with such notice, the identity of the Person or group of Persons making such Acquisition Proposal, inquiry offer or proposal and the material terms and conditions of any such Acquisition Proposal, inquiry offer or proposal and thereafter shall keep Parent reasonably informed (including on a reasonably current basis), of the status and terms of any such Acquisition Proposal, inquiry offer or proposal (including providing to Parent copies of all relevant documents relating to such Acquisition Proposal, inquiry offer or proposal and any amendments thereto that are material in any respect). None of the Company, the Company Board or any committee of the Company Board shall enter into any binding agreement or Contract with any Person to limit the Company’s ability to give prior notice to Parent of its intention to effect a Change in the Company Recommendation or to terminate this Agreement in light of a Superior Proposal.

(g)          If, pursuant to Section 7.03(d), a Change in the Company Recommendation is effected, Parent shall have the option (the “Stockholder Vote Option”), exercisable by providing written notice within ten (10) Business Days of such Change in the Company Recommendation to the Company of Parent’s election to exercise such option, to cause the Company to convene the Company Stockholders’ Meeting and submit this Agreement to its stockholders as contemplated by Section 7.02 notwithstanding such Change in the Company Recommendation.

(h)          Prior to the termination of this Agreement pursuant to ARTICLE X, the Company shall not submit to the vote of its stockholders any Acquisition Proposal or enter into any Alternative Acquisition Agreement.

Section 7.04         Access to Information; Confidentiality.

(a)          Except as otherwise prohibited by applicable Law or the terms of any contract or agreement to which the Company or any of its Subsidiaries is subject (provided that the Company shall use its commercially reasonable efforts to promptly obtain any consent required under such contract or agreement in order that it may comply with the terms of this Section 7.04(a)), from the date of this Agreement until the earlier of the date on which this Agreement is terminated in accordance with its terms or the Effective Time, upon reasonable advance notice from Parent, the Company shall, and shall cause its Subsidiaries to, (i) provide to Parent and Parent’s Representatives reasonable access, during normal business hours, to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof (including Tax records and Tax and accounting working papers); and (ii) furnish Parent and its Representatives with such existing business, financial and operating data (including budgets and forecasts) and other information as Parent or its Representatives may reasonably request in writing; provided, however, that the Company shall not be required to provide access to or disclose any information if such access or disclosure would jeopardize any attorney-client privilege, work product doctrine or other applicable privilege of the Company or any of its Subsidiaries, violate any Contract, Law or Order, or give a third party the right to terminate or accelerate the rights under a Contract (provided that the Company shall use its commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or violation).

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(b)          All information obtained by Parent pursuant to this Section 7.04 shall be kept confidential in accordance with the Confidentiality Agreement. Parent shall be responsible for any unauthorized disclosure of any such information provided or made available pursuant to this Section 7.04 by its Representatives, except any such Representative who is not one of Parent’s or its Affiliates’ directors, members, partners, officers, employees and who has agreed to be bound by the confidentiality and use terms of the Confidentiality Agreement (and any other terms which are applicable to such Representative) by executing a joinder thereto.

(c)          No investigation pursuant to this Section 7.04 shall affect any representation, warranty, covenant or agreement in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

Section 7.05         Directors’ and Officers’ Indemnification and Insurance.

(a)          The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under (i) any indemnification, advancement of expenses and exculpation provision set forth in any certificate of incorporation, bylaws or comparable organizational documents of the Company or any of its Subsidiaries as in effect on the date of this Agreement and (ii) all indemnification agreements between the Company or any of its Subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time (the “Indemnified Parties”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to exculpation, advancement of expenses and indemnification that are at least as favorable to the Indemnified Parties as those contained in the certificate of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries as in effect on the date hereof, and during such six year period, such provisions shall not be amended, repealed, or otherwise modified in any manner except as required by applicable Law.

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(b)          Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a six year “tail” prepaid policy on the D&O Insurance. In the event that the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder for so long as such “tail” policy shall be maintained in full force and effect. In the event that the Company does not elect to purchase such a “tail” policy prior to the Effective Time, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance, on terms with respect to the coverage and amounts that are equivalent to those of the D&O Insurance; provided, however, that in satisfying its obligations under this Section 7.05(b), Parent and the Surviving Corporation shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by the Company as set forth in Section 7.05(b) of the Disclosure Schedule (such three hundred percent (300%) amount, the “Maximum Annual Premium”) (which premiums the Company represents and warrants to be as set forth in Section 7.05(b) of the Company Disclosure Schedule); provided that, if the annual premiums of such insurance coverage exceed such amount, Parent and the Surviving Corporation shall be obligated to obtain a substantially similar policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium.

(c)          In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of their respective properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.05.

(d)          The provisions of this Section 7.05 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives, each of which shall be a third-party beneficiary of the provisions of this Section 7.05.

(e)          The agreements and covenants contained in this Section 7.05 shall not be deemed to be exclusive of any other rights to which any such Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees.

Section 7.06         Notification of Certain Matters.

(a)          From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement in accordance with its terms, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the discovery of any fact or circumstance, or the occurrence, or non-occurrence, of any event which would reasonably be expected to cause any condition to the obligation of any party to effect the Transactions not to be satisfied or the satisfaction of those conditions being materially delayed, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement which would reasonably be expected to cause any condition to the obligation of any party to effect the Transactions not to be satisfied or the satisfaction of those conditions being materially delayed; provided, however, that the delivery of any notice pursuant to this Section 7.06 shall not (A) cure any breach of, or non-compliance with, any other provision of this Agreement, (B) be deemed to amend or supplement the Company Disclosure Schedule, or (C) limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided, further, however, that the unintentional failure to give notice upon becoming aware that any representation or warranty has become untrue or inaccurate under this Section 7.06(a) shall not be deemed a covenant breach, but instead shall constitute only a breach of the underlying representation or warranty.

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(b)          From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement in accordance with its terms, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any written notice or other written communication from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions.

Section 7.07         Commercially Reasonable Efforts; Further Action.

(a)          Each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including using its commercially reasonable efforts to obtain, or cause to be obtained, all permits, consents, approvals, authorizations, qualifications and Orders of all Governmental Authorities and officials and parties to Contracts with the Company and its Subsidiaries that may be or become necessary for the performance of the obligations of such party hereto pursuant to this Agreement and the consummation of the Transactions and will cooperate fully with the other parties in promptly seeking to obtain all such permits, consents, approvals, authorizations, qualifications and Orders; provided that, for the avoidance of doubt, no action permitted to be taken pursuant to Section 6.01, Section 7.02 or Section 7.03 hereof shall be prohibited by this sentence.

(b)          Each party hereto may, as each deems advisable and necessary, reasonably designate any competitively sensitive or any confidential business material provided to the other under this Section as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

(c)          Each of the parties hereto agrees to cooperate and use its commercially reasonable efforts to vigorously contest and resist any Action, including any administrative or judicial Action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Transactions, including by vigorously pursuing all available avenues of administrative and judicial appeal; provided, however, that, such commercially reasonable efforts shall not require Parent or Merger Sub to litigate in court any such Action.

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(d)          Immediately after the execution of this Agreement, Parent shall duly approve this Agreement in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub and deliver to the Company evidence of its vote or action by written consent so approving this Agreement.

(e)          Notwithstanding anything in this Agreement to the contrary (including any obligations of either party set forth in this Section 7.07 or Section 7.11), in no event will any party hereto or any of their Affiliates (including, after the Effective Time, the Surviving Corporation) be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, (i) to sell, divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of its businesses, services or assets or (ii) to pay any material amount (other than the payment of filing fees and fees of counsel).

Section 7.08         Obligations of Merger Sub.

(a)          Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

(b)          At the Company Stockholders’ Meeting and any other meeting of the stockholders of the Company called to seek the Company Stockholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to this Agreement, the Merger or any other Transaction contemplated herein is sought, Parent shall, and shall cause its direct or indirect stockholders and their respective Affiliates to, vote their beneficially owned Shares in favor of granting the Company Stockholder Approval.

Section 7.09         Public Announcements. The initial press release relating to this Agreement shall be a press release the text of which shall be agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of NASDAQ, and subject to Section 7.01 which shall govern the Proxy Statement and Schedule 13E-3, each of the Company and Parent shall consult with the other party before issuing any press release or otherwise making any public announcement with respect to this Agreement, the Merger or any of the other Transactions (other than any press release or public statement with respect to a Change in the Company Recommendation, Acquisition Proposal, Superior Proposal or any action taken by the Company, the Company Board or the Special Committee permitted under Section 7.03); provided, however, that this Section 7.09 shall terminate upon a Change in the Company Recommendation.

Section 7.10         Stock Exchange Delisting. The Company shall use commercially reasonable efforts to cause the Shares to be (a) delisted from NASDAQ as promptly as practicable after the Effective Time, and (b) deregistered under the Exchange Act as promptly as practicable after such delisting. Parent shall cooperate with the Company prior to the Effective Time in connection therewith.

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Section 7.11         Takeover Statute. If the restrictions of any Takeover Statute are or may become applicable to the Merger or any of the other Transactions, the parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no such restriction is or becomes applicable to the Merger or any of the other Transactions and (b) if any such restriction is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and Company Board, using all commercially reasonably efforts to grant all necessary approvals) so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or lawfully minimize the effects of such statute on the Merger and the other Transactions.

Section 7.12         Resignations. To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, on the Closing Date, the Company shall use commercially reasonable efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company and the Subsidiaries designated by Parent.

Section 7.13         Participation in Litigation. Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of any Action commenced or, to the Company’s Knowledge, on the one hand, and Parent’s Knowledge on the other hand, threatened against such party which relate to this Agreement and the Transactions; provided, however, that the obligation of the Company to notify Parent of any demands for appraisal pursuant to Section 262 of the DGCL is solely set forth in Section 3.04. The Company shall give Parent reasonable opportunity (subject to a customary joint defense agreement) to participate, at its own expense, in the defense or settlement of any stockholder Action against the Company and/or its directors relating to the Transactions, and no such Action shall be settled or compromised, and the Company shall not take any action to adversely affect or prejudice any such Action, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the right of Parent to participate in the defense or settlement of any demands for appraisal pursuant to Section 262 of the DGCL is solely set forth in Section 3.04.

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Section 7.14         Debt Financing Assistance. Prior to the Closing, the Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause each of its Subsidiaries to, provide such cooperation as may be reasonably requested by Parent in connection with the arrangement of any debt financing (the “Debt Financing”) Parent desires to raise in connection with the Transactions (provided that such requested cooperation does not unreasonably interfere with the operations of the Company and its Subsidiaries or cause any delay in the consummation of the transactions contemplated hereby), including using commercially reasonable efforts to (i) promptly furnish to Parent and Merger Sub and the debt financing sources for such Debt Financing (the “Debt Financing Sources”) all non-publicly available financial information (including historical financial statements and pro forma financial statements and data) regarding the Company and its Subsidiaries reasonably required by the Debt Financing Sources, (ii) participate in a reasonable number of meetings, presentations and due diligence sessions with the Debt Financing Sources and any prospective lenders in the Debt Financing (including direct contact with senior management and Representatives (including accounting) of the Company) and cooperate reasonably with the Debt Financing Sources’ due diligence, to the extent customary and reasonable for the Debt Financing, (iii) cause the taking of corporate actions by the Company and its Subsidiaries (subject to the Closing) reasonably necessary for the consummation of the Debt Financing and the Closing, provided that no such action shall be effective prior to the Effective Time, (iv)  facilitate the providing of guarantees and granting of a security interest (and perfection thereof) in and pledge of collateral and assist in the preparation of, and executing and delivery at the Closing, any definitive documents for the Debt Financing, including any credit agreements, indentures, notes, security documents, guarantees, mortgages, certificates, and other definitive agreements, documents or instruments related to the Debt Financing, if applicable and as may be reasonably requested by Parent, provided that no such definitive documents in this clause (iv) shall be effective until the Effective Time, (v) using commercially reasonable efforts to obtain a certificate of the chief financial officer or person performing similar functions of the Company with respect to solvency matters to the extent reasonably required by the Debt Financing Sources or the Debt Financing, (vi) arranging for customary payoff letters, lien terminations and instruments of discharge to be delivered at or prior to Closing relating to all Indebtedness to be paid off, discharged and terminated on the Closing Date, (vii) furnish all documentation and other information required by Governmental Authorities under applicable “know your customer”, anti-money laundering, anti-terrorism, foreign corrupt practices and similar laws, rules and regulations of all applicable jurisdictions related to the Debt Financing, including the United States and PRC, and (viii) obtain legal opinions, surveys and title insurance, property and liability insurance certificates and endorsements at the expense of and as reasonably requested by Parent on behalf of the Debt Financing Sources. Neither the Company nor any of its Subsidiaries shall be required, under the provisions of this Section 7.15 or otherwise in connection with the Debt Financing, (x) to pay any commitment or other similar fee prior to the Effective Time or (y) to take any action that would subject it to actual or potential liability in connection with the Debt Financing prior to the Effective Time. Nothing contained in this Section 7.14 or otherwise shall require the Company to be an obligor with respect to the Debt Financing prior to the Effective Time. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation contemplated by this Section 7.14. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of any Debt Financing (including any action taken in accordance with this Section 7.14) and any information utilized in connection therewith (other than historical information relating to the Company or any of its Subsidiaries approved by the Company in writing specifically for use in the Debt Financing offering documents). Notwithstanding anything to the contrary, the condition set forth in Section 8.02(b), as it applies to the Company’s obligations under this Section 7.14, shall be deemed satisfied unless the Debt Financing (or any alternative financing) has not been obtained primarily as a result of the Company’s or its Subsidiaries’ willful and material breach of their obligations under this Section 7.14. Parent and Merger Sub acknowledge and agree that (i) pursuant to the Equity Commitment Letter, Parent and Merger Sub will have all funds necessary to consummate the Transactions, (ii) no Debt Financing is required in connection with the consummation of the Transactions and (iii) the Transactions are not conditioned on the receipt of any such Debt Financing.

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Section 7.15         Section 16 Matters. Prior to the Effective Time, the Company shall use reasonable best efforts, including in accordance with the interpretive guidance set forth by the SEC, to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each officer or director who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.01         Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a)          Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)          No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of enjoining, restraining, prohibiting or otherwise making illegal the consummation of the Transactions (collectively, a “Restraint”).

(c)          Governmental Consents. All material consents, approvals and other authorizations of any Governmental Authority required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained.

Section 8.02         Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) at or prior to the Effective Time of the following additional conditions:

(a)          Representations and Warranties.

(i)          Except as set forth in Section 8.02(a)(ii) and Section 8.02(a)(iii), the representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date, except (A) to the extent such representation or warranty is expressly made as of a specific date, in which case such representations and warranties shall be true and correct as of such specific date only and (B) where the failure of such representations and warranties of the Company to be so true and correct does not constitute a Company Material Adverse Effect.

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(ii)         The representations and warranties of the Company set forth in Section 4.01(a) (Organization and Qualification), Section 4.03(d), Section 4.03(e) and Section 4.03(f) (Capitalization), Section 4.04 (Authority Relative to this Agreement; Vote Required), Section 4.05(a)(i) (No Conflict with Organizational Documents) and Section 4.21 (Brokers) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty will be true and correct in all material respects as of such specific date only); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty will be true and correct in all material respects as of such specific date only).

(iii)        The representations and warranties of the Company set forth in Section 4.03(a), the first sentence of Section 4.03(b) and the first sentence of Section 4.03(c) (Capitalization) shall be true and correct in all respects, except for such inaccuracies as are de minimis relative to each such representation and warranty, as of the date of this Agreement and as of the Closing Date as though made on and as of such date (in each case except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty will be true and correct in all material respects as of such specific date only).

(b)          Agreements and Covenants. The Company shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c)          Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect.

(d)          Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by an executive officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(c).

(e)          Dissenting Stockholders. The Shares held by the Public Stockholders that have validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL shall not exceed 10% of the then outstanding Shares.

Section 8.03         Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) at or prior to the Effective Time of the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, in each case, except (i) to the extent such representation or warranty is expressly made as of a specific date, in which case such representations and warranties shall be true and correct as of such specific date only and (ii) where the failure of such representations and warranties of Parent and Merger Sub to be so true and correct has not and would not, individually or in the aggregate, prevent or materially delay or affect the ability of Parent or Merger Sub to consummate any of the Transactions.

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(b)          Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

(c)          Officer’s Share Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

Section 8.04         Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in ARTICLE VIII to be satisfied to excuse such party’s obligation to effect the Merger if such failure was caused directly by such party’s failure to use the standard of efforts required hereunder from such party to consummate the Merger and the other Transactions, including as required by and subject to Section 7.07 and Section 7.14.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01         Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as set forth in Section 9.01(d)(ii)), by action taken or authorized by (a) in the case of the Company, the Company Board (or the Special Committee), and (b) in the case of Parent, the Parent Board, as follows:

(a)          by the mutual written consent of Parent and the Company; or

(b)          by either Parent or the Company (following and based upon the unanimous recommendation of the Special Committee) if:

(i)          the Effective Time shall not have occurred on or before the End Date;

(ii)         any Restraint having the effect set forth in Section 8.01(b) hereof shall have become final and nonappealable; or

(iii)        the Company Stockholder Approval shall not have been obtained upon a vote held at the Company Stockholders’ Meeting or at any adjournment thereof,

provided, however, that in each of clauses (i) through (iii) above, the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement or other intentional breach has been the primary cause of, or resulted in, the failure of the applicable condition(s) being satisfied; or

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(c)          by Parent:

(i)          upon a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied and such breach would not be curable or, if capable of being cured, shall not have been cured within the earlier of (x) thirty (30) days following receipt of written notice by the Company from Parent of such breach and (y) any shorter period of time that remains between the date Parent provides written notice of such breach and the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(c)(i) if either Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements hereunder such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied; or

(ii)         if the Company Board (or the Special Committee) shall have (A) made a Change in the Company Recommendation or publicly announced its intention to do so, (B) breached, in any material respect, any of its obligations under Section 7.03, (C) failed to include the Company Recommendation in the Proxy Statement or (D) a tender or exchange offer for Shares that constitutes an Acquisition Proposal (whether or not a Superior Proposal) is commenced by a Person unaffiliated with Parent and, within ten (10) Business Days after the public announcement of the commencement of such Acquisition Proposal, the Company shall not have filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of Shares reject such Acquisition Proposal and not tender any Shares into such tender or exchange offer; or

(d)          by the Company (following and based upon the unanimous recommendation of the Special Committee):

(i)          upon a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied and such breach would not be curable or, if capable of being cured, shall not have been cured within the earlier of (x) thirty (30) days following receipt of written notice by Parent from the Company of such breach and (y) any shorter period of time that remains between the date the Company provides written notice of such breach and the End Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d)(i) if it is then in material breach of any representations, warranties, covenants or other agreements hereunder such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied;

(ii)         prior to obtaining the Company Stockholder Approval, (x) in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 7.03(d); provided that such Superior Proposal did not result from any breach by the Company of its obligations under Section 7.03 in any material respect or (y) the Company has effected a Change in the Company Recommendation and Parent has not timely exercised the Stockholder Vote Option;

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(iii)        if (A) all the conditions to Closing contained in Section 8.01 and Section 8.02 have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing) or waived by Parent and Merger Sub, (B) Parent fails to fund the Exchange Fund within three (3) Business Days following the date on which the Closing shall have occurred pursuant to Section 2.02, and (C) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 8.03 have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing) or that the Company is willing to waive any unsatisfied conditions in Section 8.03 and (y) the Company stands ready, willing and able to consummate the Transactions during such period; or

(iv)        if (A) any time after the Company Stockholders’ Meeting and prior to the Effective Time, the condition set forth in Section 8.02(e) shall not have been satisfied or irrevocably waived by Parent and (B) within ten (10) Business Days following written notice by the Company to Parent in which the Company requests the waiver of such condition, Parent shall not have irrevocably waived such condition in a written notice delivered to the Company; provided that promptly after the Company Stockholders’ Meeting, the Company shall notify Parent as to the number of Dissenting Shares as of the date of the Company Stockholders’ Meeting.

Section 9.02         Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 9.01, written notice thereof shall be given to the other party or parties, specifying the provision or provisions hereof pursuant to which such termination shall have been made, and this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto or their respective Subsidiaries or Representatives, except (a) with respect to this Section 9.02, Section 7.04(b) (with respect to Parent’s confidentiality obligations), Section 7.09 (Public Announcements), Section 9.03 (Fees and Expenses) and ARTICLE X (General Provisions) which shall remain in full force and effect and (b) subject to Section 9.03(f), nothing in this Section 9.02 shall relieve any party from liability for any knowing and intentional breach of, or fraud in connection with, this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

Section 9.03         Fees and Expenses.

(a)          If this Agreement is validly terminated by

(i)          Parent, pursuant to Section 9.01(c)(i) or Section 9.01(c)(ii); or

(ii)         the Company, pursuant to Section 9.01(d)(ii);

then in any such event, the Company shall pay to Parent or its designee (A) promptly (but in any event no later than two (2) Business Days after Parent validly terminates this Agreement pursuant to Section 9.01(c)(i) or Section 9.01(c)(ii), or (B) on the date the Company terminates this Agreement pursuant to Section 9.01(d)(ii), an amount equal to $2,365,000 (the “Company Termination Fee”), which amount shall be payable in cash in immediately available funds, by wire transfer to an account or accounts designated in writing by Parent.

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(b)          In the event that (i) this Agreement is validly terminated by Parent or the Company pursuant to Section 9.01(b)(i) prior to obtaining Company Stockholder Approval or Section 9.01(b)(iii), (ii) neither Parent nor Merger Sub shall have been in material breach of any of its representations, warranties or covenants under this Agreement that would result in the conditions set forth in Section 8.03(a) or Section 8.03(b) not being satisfied and would not be curable or, if capable of being cured, shall not have been cured within the earlier of (x) thirty (30) Business Days following receipt of written notice by Parent from the Company of such breach and (y) any shorter period of time that remains between the date the Company provides written notice of such breach and the End Date, (iii) after the date hereof, but prior to the time of the termination of this Agreement, a third party shall have publicly disclosed a bona fide Acquisition Proposal (with each reference to “20%” in the definition of “Acquisition Proposal” being replaced with “50%”), and (iv) within nine (9) months following the termination of this Agreement, the Company enters into a definitive agreement with respect to any Acquisition Proposal or any Acquisition Proposal is consummated (provided that for purposes of this clause (iv), each reference to “20%” in the definition of “Acquisition Proposal” shall be replaced with “50%”), then, in any such case, the Company shall pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within two (2) Business Days after such transaction is consummated.

(c)          If this Agreement is terminated by the Company pursuant to Section 9.01(d)(i) or Section 9.01(d)(iii), then in any such event, Parent shall pay or cause to be paid to the Company or its designees promptly (but in any event no later than two (2) Business Days) after the Company validly terminates this Agreement pursuant to Section 9.01(d)(i) or Section 9.01(d)(iii), a termination fee (the “Parent Termination Fee”) of an amount equal to $4,730,000, which amount shall be payable in cash in immediately available funds, by wire transfer to an account or accounts designated in writing by the Company.

(d)          Except as set forth in this Section 9.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, whether or not the Merger or any other Transaction is consummated.

(e)          Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 9.03 are an integral part of the Transactions and without the agreements contained in this Section 9.03, the parties would not have entered into this Agreement. Accordingly, in the event that the Company or Parent shall fail to pay the Company Termination Fee or Parent Termination Fee, as applicable, when due, and, in order to obtain the payment, Parent or the Company, as the case may be, commences an Action which results in a judgment against the other party for such payment, such paying party shall pay the other party its reasonably documented costs and expenses (including reasonable legal fees and expenses) in connection with such Action, together with interest on the amount of (i) the Company Termination Fee or Parent Termination Fee, as applicable, and (ii) such documented costs and expenses at the annual rate of five percent (5%) plus the prime rate as published in the U.S. edition of The Wall Street Journal in effect on the date (New York time) such payment was required to be made through the date such payment is actually received (New York time).

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(f)          In no event shall (i) the Company be required to pay the Company Termination Fee on more than one occasion or (ii) Parent be required to pay the Parent Termination Fee on more than one occasion. Subject to Section 10.06 and Section 9.03(e), (x) if the Company pays the Company Termination Fee pursuant to Section 9.03(a) or Section 9.03(b), then any such payment shall be the sole and exclusive remedy of Parent, Merger Sub, the Guarantor, the Sponsor and their respective Affiliates against (A) the Company and its Subsidiaries and (B) any of their respective former, current or future officers, directors, partners, equity holders, managers, members, Affiliates, employees, representatives, agents or successors (the Persons in clauses (A) and (B) of this clause (x) collectively, the “Company Group”) and none of the Company Group shall have any further liability or obligation relating to or arising out of this Agreement, the Transactions or the failure of the Merger to be consummated, (y) if Parent pays the Parent Termination Fee pursuant to Section 9.03(c), then any such payment shall be the sole and exclusive remedy of the Company and its Affiliates and the Company Group against (A) Parent, Merger Sub, the Guarantor and the Sponsor and (B) any of their respective former, current or future officers, directors, partners, equity holders, the Financing Sources, managers, members, Affiliates, employees, representatives, agents or successors (the Persons in clauses (A) and (B) of this clause (y) collectively, the “Parent Related Parties”) and none of Parent, Merger Sub, the Guarantor, the Sponsor and any of Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Limited Guarantee, the Equity Commitment Letter, the Transactions or the failure of the Merger to be consummated, and (z) (1) if Parent or Merger Sub receives any payments from the Company in respect of any breach of this Agreement, and thereafter Parent is entitled to receive the Company Termination Fee under Section 9.03(a) or Section 9.03(b), the amount of such Company Termination Fee shall be reduced by the aggregate amount of any payments made by the Company to Parent or Merger Sub in respect of any such breaches of this Agreement and (2) if the Company receives any payments from Parent or Merger Sub in respect of any breach of this Agreement, and thereafter the Company is entitled to receive the Parent Termination Fee under Section 9.03(c), the amount of such Parent Termination Fee shall be reduced by the aggregate amount of any payments made by Parent or Merger Sub to the Company in respect of any such breaches of this Agreement. Notwithstanding anything herein to the contrary but subject to Section 10.06, (i) in no event shall the Company be entitled to seek or obtain recovery or judgment in excess of the Parent Termination Fee against the Guarantor or the Financing Sources, including for any type of damage relating to this Agreement or the Transactions, and (ii) in no event shall the Parent or Merger Sub be entitled to seek or obtain recovery or judgment in excess of the Company Termination Fee against the Company, including for any type of damage relating to this Agreement or the Transactions.

Section 9.04         Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors (and, in the case of the Company, the Special Committee), at any time prior to the Effective Time; provided, however, that, after the Company Stockholder Approval has been obtained, no amendment may be made that under applicable Law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

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Section 9.05         Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any breach of or inaccuracy in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant hereto and (c) subject to the proviso in the first sentence of Section 9.04 and to the extent permitted by applicable Law, waive compliance with any agreement of any other party or any condition to its own obligations contained in this Agreement. Notwithstanding the foregoing, no failure or delay by the Company or Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X

GENERAL PROVISIONS

Section 10.01         Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements in this Agreement and in any instrument delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01 (but subject to Section 9.02), as the case may be, except for those covenants and agreements contained in this Agreement (including ARTICLE II, ARTICLE III, Section 7.04(b), Section 7.05, Section 9.03 and this ARTICLE X) that by their terms are to be performed in whole or in part after the Effective Time (or termination of this Agreement, as applicable).

Section 10.02         Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt after transmittal by facsimile (to such number specified below or another number or numbers as such Person may subsequently specify by proper notice under this Agreement) or electronic mail (to such email address specified below or another email address or email addresses as such Person may subsequently specify by proper notice under this Agreement), with a confirmatory copy to be sent by reputable international courier, and (c) on the second Business Day when sent by a reputable international courier, in each case to the respective parties and accompanied by a copy sent by email (which copy shall not constitute notice) at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

if to Parent or Merger Sub:

HPJ Parent Limited

c/o Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002 Cayman Islands

65

Attention: Dang Yu Pan

Email: dang.pan@highpowertech.com

with copies to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP

47/F Park Place

1601 Nanjing Road West

Shanghai, 200040

People’s Republic of China

Attention: Jie (Jeffrey) Sun, Esq.

Facsimile: +86 21 6109 7022

Email: jeffrey.sun@orrick.com

and

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, CA 94105

USA

Attention:  Richard V. Smith, Esq.

Facsimile: +1-415-773-5759

Email: rsmith@orrick.com

if to the Company:

Highpower International, Inc.

Building A1, 68 Xinxia Street, Pinghu, Longgang,

Shenzhen, Guangdong, 518111

People’s Republic of China

Attention: Shengbin (Sunny) Pan

Facsimile: +86 755 8968 6916

Email: sunny.pan@highpowertech.com

with a copy to Katten Muchin Rosenman LLP (which shall not constitute notice):

Katten Muchin Rosenman LLP

Suite 4906 Wheelock Square

1717 Nanjing Road West

Shanghai 200040

People’s Republic of China

Attention: Feng Xue

Lijie Han

Email: feng.xue@kattenlaw.com

lijie.han@kattenlaw.com

66

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661

USA

Attention: Mark D. Wood

Thomas F. Lamprecht

Email: mark.wood@kattenlaw.com

thomas.lamprecht@kattenlaw.com

Section 10.03         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04         Entire Agreement; Assignment.

(a)          This Agreement, the exhibits and schedules hereto (including the Company Disclosure Schedule), the Rollover Agreement, the Limited Guarantee, the Equity Commitment Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; provided, however, for the avoidance of doubt, that the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

(b)          No party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates; provided, that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub. Any purported assignment not permitted under this Section 10.04(b) shall be null and void.

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Section 10.05         Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, only the parties hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than from and after the Closing (a) as set forth in or contemplated by the terms and provisions of Section 7.05 (which is intended to be for the benefit of the Persons covered thereby; it being understood that such rights of third-party beneficiaries under Section 7.05 shall not arise unless and until the Effective Time occurs) and (b) the provisions of Article III providing for the delivery of the Per Share Merger Consideration shall be for the benefit of and enforceable by the holders of Shares at the Effective Time and (c) the provisions of Section 3.03 shall be for the benefit of and enforceable by the holders of Company Options and Company Restricted Shares at the Effective Time.

Section 10.06         Specific Performance; Limitation on Damages. The parties agree that irreparable damage would occur in the event that a party does not perform the provisions of this Agreement or under the Equity Commitment Letter (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and in the Equity Commitment Letter, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to a party on the basis that (i) such party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. In seeking an injunction or injunctions to prevent breaches of this Agreement or the Equity Commitment Letter and to enforce specifically the terms and provisions of this Agreement and the Equity Commitment Letter, no party shall be required to provide any bond or other security in connection with any such order or injunction. Until such time as the Company pays the Company Termination Fee or Parent pays the Parent Termination Fee, as the case may be, the remedies available to each party pursuant to this Section 10.06 shall be in addition to any other remedy to which they are entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit Parent or Merger Sub from, in the alternative, seeking to terminate this Agreement and collect the Company Termination Fee under Section 9.03(a) and Section 9.03(b) or the Company from, in the alternative, seeking to terminate this Agreement and collect the Parent Termination Fee under Section 9.03(c). Notwithstanding anything to the contrary in this Agreement, it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in this Section 10.06, except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by this Section 10.06 and any monetary damages. Notwithstanding anything in this Agreement to the contrary, except for specific performance of the type contemplated by this Section 10.06, under no circumstances will the collective monetary damages payable by Parent, Merger Sub, the Guarantor, the Sponsor, any of their Affiliates or any of the Parent Related Parties for breaches of this Agreement, the Limited Guarantee, the Rollover Agreement or the Equity Commitment Letter exceed an amount in the aggregate equal to the lesser of (A) the Maximum Amount and (B) the sum of the Parent Termination Fee, plus (x) any reimbursement obligation pursuant to Section 7.14 or Section 9.03(e) and (y) the costs of collection and reasonable expenses (including attorneys’ fees) incurred by the Company in connection with the Company’s enforcement of its rights under this Section 10.06 that results in a judgment against Parent or Merger Sub; and under no circumstances will the monetary damages payable by the Company, any of its Subsidiaries, any of its Affiliates or any of the Company Related Parties for breaches under this Agreement exceed an amount equal to the Company Termination Fee, plus any reimbursement obligation pursuant to Section 9.03(e). Notwithstanding anything in this Agreement to the contrary (including the immediately preceding sentence), (i) in no event will any of the Company, its Subsidiaries, its Affiliates or the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award of any kind, including consequential, special, indirect or punitive damages, in the aggregate in excess of the lesser of (A) the Maximum Amount and (B) the sum of the Parent Termination Fee, plus (x) any reimbursement obligation pursuant to Section 7.14 or Section 9.03(e), plus (y) the costs of collection and reasonable expenses (including attorneys’ fees) incurred by the Company in connection with the Company’s enforcement of its rights under this Section 10.06 that results in a judgment against Parent or Merger Sub, against Parent, Merger Sub, the Guarantor, the Sponsor, any of their Affiliates or any of the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Limited Guarantee, the Rollover Agreement or the Transactions, the breach thereof, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any the foregoing for any reason; and (ii) in no event will Parent, Merger Sub, the Guarantor, the Sponsor, any of their Affiliates or any of the Parent Related Parties be entitled to seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary damages or award of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Termination Fee, plus any reimbursement obligation pursuant to Section 9.03(e), against the Company, its Subsidiaries, its Affiliates or the Company Related Parties for, or with respect to, this Agreement or the Transactions, the breach thereof, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any the foregoing for any reason.

68

Section 10.07         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, as to all matters, including matters of validity, construction, effect, performance and remedies. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Action relating to the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 10.02 or in such other manner as may be permitted by applicable law, and nothing in this Section 10.07 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Action to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Equity Commitment Letter, the Limited Guarantee, the Rollover Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Action arising in connection with this Agreement, the Equity Commitment Letter, the Limited Guarantee, the Rollover Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Action in the Chosen Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Action relating to this Agreement, the Equity Commitment Letter, the Limited Guarantee, the Rollover Agreement or the transactions contemplate hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Action in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

Section 10.08         Counterparts. This Agreement may be executed and delivered in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 10.09         Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.09.

[Signature Page Follows]

69

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HPJ PARENT LIMITED

By	/s/ Dangyu Pan
Name: Dangyu Pan
Title: Director

By	/s/ Haoyi Yang
Name: Haoyi Yang
Title: Director

HPJ MERGER SUB CORP.

By	/s/ Dangyu Pan
Name: Dangyu Pan
Title: Director

By	/s/ Haoyi Yang
Name: Haoyi Yang
Title: Director

HIGHPOWER INTERNATIONAL, INC.

By	/s/ Shengbin (Sunny) Pan
Name: Shengbin (Sunny) Pan
Title: Chief Financial Officer

Annex B

June 26, 2019

Special Committee of the Board of Directors

Highpower International, Inc.

Building A1, 68 Xinxia Street, Pinghu, Longgang,

Shenzhen, Guangdong, China, 518111

Members of the Special Committee:

ROTH Capital Partners, LLC (“we” or “ROTH”) understands that HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Highpower International, Inc., a Delaware corporation (the “Company”), will enter into an Agreement and Plan of Merger, substantially in the form of the draft delivered to ROTH on June 26, 2019 (the “Merger Agreement”), which provides, among other things, that Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the Surviving Corporation and a wholly owned subsidiary of Parent as a result of the Merger. Pursuant to the Merger, at the Effective Time, each share of common stock, par value $0.0001 per share, of the Company (a “Share”) issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) shall be cancelled and cease to exist, in exchange for the right of the holder of such Share to receive $4.80 in cash without interest (the “Per Share Merger Consideration”). Additional terms and conditions of the Merger are more fully set forth in the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the Public Stockholders of the Per Share Merger Consideration to be received by such holders pursuant to the terms of the Merger Agreement.

For purposes of the opinion set forth herein, we have, among other things:

•	reviewed certain publicly available financial and other business information of the Company;

•	reviewed certain financial projections prepared, and furnished to us, by the management of the Company (the “Financial Projections”) and conducted discussions with members of senior management concerning the Financial Projections;

•	discussed the past and current operations, financial condition and the prospects of the Company with senior executives of the Company;

•	reviewed the reported prices and trading activity for the Company’s Shares;

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Special Committee of the Board of Directors
Highpower International, Inc.	Page 2

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	compared the financial performance of the Company with that of certain other publicly-traded companies we deemed comparable with the Company;

•	participated in certain discussions with representatives of the Special Committee and its legal advisors;

•	reviewed the Merger Agreement; and

•	performed such other analyses, including detailed financial analyses and modeling, and reviewed such other information and considered such other factors as we have deemed appropriate for purposes of evaluating the proposed Merger and arriving at an opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us. We have further assumed that the forecasted financial information provided, including the Financial Projections, has been prepared on a reasonable basis in accordance with industry practice, and that management of the Company is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company, partnership, venture, or asset is inherently subject to uncertainty.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting issues.

In arriving at our opinion, we have assumed that the executed Merger Agreement will be in all material respects identical to the Merger Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Merger Agreement and all related documents and instruments that are referred to therein are true and correct in all material respects, (ii) each party to the Merger Agreement will fully and timely perform, in all material respects, all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Merger Agreement without amendments thereto, and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger, including the approval of the stockholders of the Company (including the affirmative vote of at least a majority of all outstanding Shares held by the Public Stockholders), will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

B-2

Special Committee of the Board of Directors
Highpower International, Inc.	Page 3

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Special Committee of the Board of Directors of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have been engaged by the Special Committee of the Board of Directors of the Company to act as its financial advisor in connection with this transaction and will receive a fee for our services, part of which is contingent upon the closing of the Merger. Our fee for providing this opinion is not contingent upon the consummation of the Merger. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services, which indemnification and reimbursement obligations are not contingent on consummation of the Merger. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the Merger, and, accordingly, may at any time hold a long or a short position in such securities. We have not otherwise had a material relationship with, nor otherwise received fees from, the Company or any other parties to the Merger during the two years preceding the date hereof. In the future, we may provide financial advisory and investment banking services to the parties to the Merger for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the parties to the Merger that differ from the views of our investment banking personnel.

B-3

Special Committee of the Board of Directors
Highpower International, Inc.	Page 4

This opinion has been prepared for the information of the Special Committee of the Board of Directors of the Company for its use in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on any matter relating to the Merger or any other matter. Except with respect to the inclusion of this opinion in proxy statement relating to the Merger, the Schedule 13E-and any other filing with the U.S. Securities and Exchange Commission in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to or published (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by ROTH’s Fairness Opinion Committee.

This opinion addresses only the fairness, from a financial point of view, to the Public Stockholders of the Per Share Merger Consideration to be received by such holders in the Merger and does not address the relative merits of the Merger or any alternatives to the Merger, the Company’s underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion does not address the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company. This opinion is not a valuation of the Company or its assets or any class of its securities. We are not experts in, nor do we express an opinion on, legal, tax, accounting or regulatory issues. We do not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of the Company, whether or not related to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the Public Stockholders is fair, from a financial point of view, to such holders.

Sincerely,

/s/ ROTH Capital Partners, LLC
ROTH Capital Partners, LLC

B-4

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

C-1

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

C-2

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

C-3

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

C-4

SPECIAL MEETING OF STOCKHOLDERS OF

HIGHPOWER INTERNATIONAL, INC.

[               ], 2019, [               ] [a.m./p.m.], China Standard Time

Please date, sign and mail your proxy card in the envelope provided as soon as possible. To vote by telephone, call toll-free [                      ]. To vote by internet, visit [                           ].

☐ Please detach along perforated line and mail in the envelope provided. ☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

1. To adopt the Agreement and Plan of Merger, dated as of June 28, 2019, as it may be amended from time to time (the “Merger Agreement”), by and among HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Highpower International, Inc. (the “Company”), pursuant to which it is contemplated that Merger Sub will merge with and into the Company, with the Company as the surviving corporation of the Merger; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please indicate if you plan to attend this meeting:				Mark here and indicate any change of address below. ☐

YES	☐	NO	☐

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

The Board (excluding Messrs. Pan and Liang Li) unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) (1) FOR THE ADOPTION OF THE MERGER AGREEMENT, AND (2) FOR THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY. THE APPOINTED PROXIES (or any of them acting singly) are authorized to vote in their discretion upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HIGHPOWER INTERNATIONAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

[                     ], 2019

[               ] [a.m./p.m.] CHINA STANDARD TIME

The undersigned stockholder(s) of HIGHPOWER INTERNATIONAL, INC., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated [               ], 2019, and hereby appoints Dang Yu (George) Pan and Shengbin (Sunny) Pan, or either of them acting singly in the absence of the other, with full power of substitution and revocation, as proxy and attorney-in-fact on behalf and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of capital stock that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Highpower International, Inc. to be held on [               ], [               ], 2019, at [               ] [a.m./p.m.], China Standard Time, at the principal executive offices of Highpower International, Inc. located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People's Republic of China, and at any adjournments or postponements thereof, upon the matters as set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Annex D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM                 TO

COMMISSION FILE NO. 000-52103

HIGHPOWER INTERNATIONAL, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	20-4062622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong People’s Republic of China	518111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-89686292

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Name of each exchange on which registered
Common Stock, $0.0001 par value	Nasdaq Stock Market LLC (Nasdaq Global Market)
Preferred Stock Purchase Rights	Nasdaq Stock Market LLC (Nasdaq Global Market)

SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐

Indicate by checkmark whether the registrant has submitted every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “small reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

Yes ☐ No ☒

The aggregate market value of the registrant's issued and outstanding shares of common stock held by non-affiliates of the registrant as of June 30, 2018 (based on $3.10 per share, the price at which the registrant’s common stock was last sold on June 29, 2018) was approximately $33.8 million.

There were 15,567,953 shares outstanding of the registrant’s common stock, par value $0.0001 per share, as of March 28, 2019. The registrant’s common stock is listed on the Nasdaq Global Market under the stock symbol “HPJ”.

Documents Incorporated by Reference: None.

TABLE OF CONTENTS

HIGHPOWER INTERNATIONAL, INC.

TABLE OF CONTENTS TO ANNUAL REPORT ON FORM 10-K

For the Fiscal Year Ended December 31, 2018

i

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Form 10-K, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our company’s and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 10-K are based on current expectations and beliefs concerning future developments and the potential effects on our company. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	A global economic downturn adversely affecting demand for our products;

•	Our reliance on our major customers for a large portion of our net sales;

•	Our reliance on our major suppliers for our principal raw material;

•	Our ability to develop and market new products;

•	Our ability to establish and maintain a strong brand;

•	Protection of our intellectual property rights;

•	The implementation of new projects;

•	Our ability to successfully manufacture and deliver our products in the time frame and amounts expected;

•	Exposure to product liability, safety, and defect claims;

•	Exposure to currency exchange risks during our product export;

•	Rising labor costs, volatile metal prices, and inflation;

•	Changes in the laws of the PRC that affect our operations;

•	Our ability to obtain and maintain all necessary government certifications and/or licenses to conduct our business;

•	Development of an active trading market for our securities;

•	The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

•	The other factors referenced in this Form 10-K, including, without limitation, under the sections entitled “Risk Factors,” “Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

PART I

ITEM 1.	BUSINESS

With respect to this discussion, the terms, the “Company” “Highpower” “we,” “us,” and “our” refer to Highpower International, Inc., and its 100%-owned subsidiary Hong Kong Highpower Technology Company Limited (“HKHTC”), HKHTC’s wholly-owned subsidiary Shenzhen Highpower Technology Company Limited (“SZ Highpower”) and SZ Highpower’s and HKHTC’s jointly owned subsidiaries, Springpower Technology (Shenzhen) Company Limited (“SZ Springpower”) and Icon Energy System Company Limited (“ICON”) and SZ Highpower’s and SZ Springpower’s jointly owned subsidiary Huizhou Highpower Technology Company Limited (“HZ HTC”). SZ Highpower no longer holds the controlling equity interest over its previously 70%-owned subsidiary Ganzhou Highpower Technology Company Limited (“GZ Highpower”) and deconsolidated GZ Highpower on December 21, 2017. Highpower and its direct and indirect wholly owned subsidiaries are collectively referred to as the “Company”, unless the context indicates otherwise.

Company Overview

Highpower manufactures and sells Lithium-ion and Ni-MH rechargeable batteries. We also design and produce advanced battery packs and systems.

Rapid advancements in electronic technology have expanded the number of battery-powered devices in recent years. As these devices have come to feature more sophisticated functions, more compact sizes and lighter weights, the sources of power that operate these products have been required to deliver increasingly higher levels of energy. This has stimulated consumer demand for higher-energy batteries capable of delivering longer service between recharges or battery replacement. In contrast to non-rechargeable batteries, after a rechargeable battery is discharged, it can be recharged and reused. Rechargeable batteries generally can be used in many non-rechargeable battery applications, as well as high energy drain applications such as electric toys, power tools, portable computers and other electronics, medical devices, and many other consumer products. High energy density and long achievable cycle life are important characteristics of rechargeable battery technologies. Energy density refers to the total electrical energy per unit volume stored in a battery. High energy density batteries generally are longer lasting power sources providing longer operating time and necessitating fewer battery recharges. Greater energy density will permit the use of batteries of a given weight or volume for a longer time period. Long cycle life is a preferred feature of a rechargeable battery because it allows the user to charge and recharge many times before noticing a difference in performance. Long achievable cycle life, particularly in combination with high energy density, is desirable for applications requiring frequent battery recharges.

To adapt to this demand, SZ Highpower was founded to manufacture, market and research Ni-MH batteries. SZ Highpower’s predecessor was founded in Guangzhou in 2001, and moved to Shenzhen in 2002.

Corporate Information

Highpower was incorporated in the state of Delaware on January 3, 2006 and was originally organized as a “blank check” shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. On November 2, 2007, we closed a share exchange transaction, pursuant to which we (i) became the 100% parent of HKHTC and its wholly-owned subsidiary, SZ Highpower, (ii) assumed the operations of HKHTC and its subsidiary and (iii) changed our name to Hong Kong Highpower Technology, Inc. We subsequently changed our name to Highpower International, Inc. in October 2010.

HKHTC was incorporated in Hong Kong in 2003 under the Companies Ordinance of Hong Kong.

HKHTC formed HZ Highpower and SZ Springpower in 2008. HZ Highpower was dissolved in 2015. On October 8, 2013, SZ Springpower further increased its registered capital to $15,000,000. SZ Highpower holds 69.97% of the equity interest of SZ Springpower, and HKHTC holds the remaining 30.03%.

In 2011, HKHTC formed another wholly-owned subsidiary, ICON, a company organized under the laws of the PRC. On July 28, 2017, ICON further increased its registered capital to $15,000,000. SZ Highpower holds 93.33% of the equity interest of ICON, and HKHTC holds the remaining 6.67%.

1

In 2012, SZ Highpower formed a wholly-owned subsidiary HZ HTC. In March 2015, HZ HTC increased its paid-in capital to RMB60,000,000 ($9,496,526). On November 28, 2018, HZ HTC further increased its registered capital to RMB300,000,000 ($44,542,231). SZ Springpower holds 80% of the equity interest of HZ HTC, and SZ Highpower holds the remaining 20%.

In 2010, SZ Highpower formed a subsidiary GZ Highpower. On May 15, 2013, GZ Highpower increased its paid-in capital from RMB15,000,000 ($2,381,293) to RMB30,000,000 ($4,807,847). On November 13, 2014, GZ Highpower increased its paid-in capital from RMB30,000,000 ($4,898,119) to RMB40,000,000 ($6,530,825) and the additional capital of RMB10,000,000 was contributed by SZ Highpower. On December 11, 2017, GZ Highpower signed an agreement on Capital Increase and Share Enlargement (the “Agreement”) with Xiamen Tungsten Co., Ltd. ("Xiamen Tungsten") and Mr. Ou, the General Manager of GZ Highpower. The transaction was completed on December 21, 2017. After the transaction, SZ Highpower holds 31.294% of the equity interest of GZ Highpower. As a result, the Company no longer holds the controlling equity interest of GZ Highpower and deconsolidated GZ Highpower on December 21, 2017.

All other operating subsidiaries are incorporated in the People’s Republic of China (“PRC”) and are listed below:

Subsidiary	Principal Activities
SZ Highpower	Manufacturing, marketing and research of Ni-MH batteries

SZ Springpower	Manufacturing, marketing and research of lithium batteries

ICON	Design and production of advanced battery packs and systems

HZ HTC	Manufacturing, marketing and research of lithium batteries

2

Below is organizational flow chart of the Company:

Our Strategy

Our goal is to become a global leader in the development and manufacture of rechargeable battery products. We believe the following strategies are the critical to achieve this goal:

Continue to pursue cost-effective opportunities

Our operating model, coupled with our modern manufacturing processes, has resulted in a low cost structure, and an ability to respond rapidly to customer demands. We intend to achieve greater cost-effectiveness by expanding production capacity, increasing productivity and efficiency and seeking to lower the unit cost of products through the use of advanced technologies.

Continue to invest in Research and Development (“R&D”)

In order to maintain our difference, we will continue to strengthen the investment in R&D. We have also established a good cooperative relationship with universities, such as Central South University and Tsinghua University.

Continue to focus on brand customers

We are committed to bringing quality products and services to brand customers in the world and the top of segment markets to ensure the customer brand value continuously grows.

Products

Our Ni-MH rechargeable batteries are versatile solutions for many diverse applications due to their long life, environmentally friendly materials, high power and energy, low cost and safe applications. Developed to meet the requirement for increasingly higher levels of energy demanded by today’s electronic products, our Ni-MH rechargeable batteries offer increased capacity and higher energy density to expect a longer running time between charges as well as the performance of cycle life exceeds 2000 cycles for high-end products. We produce AA, AAA, 9V, C, D, SC (Normal & RTU version) sized batteries in blister packing as well as chargers and battery packs.

Similar to Ni-MH batteries, we established lithium-ion batteries production lines to meet market needs. We produce Lithium-ion cylindrical, Lithium-ion polymer rechargeable batteries and power source solutions.

3

Sales and Marketing

We have a broad sales network of approximately 70 sales and marketing staff in China and have one branch office in Hong Kong. Our sales staff in each of our offices targets key customers by arranging in-person sales presentations and providing after-sales services. Our sales staff works closely with our customers so that we can better address their needs and improve the quality and features of our products. We offer different price incentives to encourage large-volume and long-term customers.

Sales from our customers are based primarily on purchase orders we receive from time to time rather than firm, long-term purchase commitments. Uncertain economic conditions and our general lack of long-term purchase commitments with our customers make it difficult for us to predict revenue accurately over the longer term. Even in those cases where customers are contractually obligated to purchase products from us, we may elect not to enforce our contractual rights immediately because of the long-term nature of our customer relationships and for other business reasons, and instead may negotiate accommodations with customers regarding particular situations.

We mainly engage in marketing activities such as attending industry-specific conferences and exhibitions to promote our products and brand name. We believe these activities help in promoting our products and brand name among key industry participants.

During the years ended December 31, 2018 and 2017, approximately 25.9% and 21.2% of our net sales were from our five largest customers, respectively. The percentages of net sales disclosed for each of our major customers includes sales to groups of customers under common control or that could be deemed affiliates of such major customers. During the years ended December 31, 2018 and 2017, no customer accounted for 10% or more of net sales.

Competition

We face competition from many other battery manufacturers, some of which have significantly greater name recognition and financial, technical, manufacturing, personnel and other resources than we have. We compete against other Ni-MH and lithium-ion battery producers, as well as manufacturers of other rechargeable and non-rechargeable batteries. The main types of rechargeable batteries currently on the market include: lead-acid; Ni-Cad; Ni-MH; liquid lithium-ion and lithium-ion polymer. Competition is typically based on design, quality, stability, and performance. The technology behind Ni-MH and lithium rechargeable batteries has consistently improved over time and we continue to enhance our products to meet the competitive threats from its competitors.

Supply of Raw Materials

The cost of the raw materials used in our rechargeable batteries is a key factor in the pricing of our products. We purchase materials in volume, which allows us to negotiate better pricing with our suppliers. Our purchasing department locates eligible suppliers of raw materials, striving to use only those suppliers who have previously demonstrated quality control and reliability.

For Ni-MH, we purchase raw materials, consisted primarily of metal materials including nickel oxide, nickel foam, metal hydride alloy and other battery components, such as membranes, from suppliers located in China and Japan. For lithium batteries, we purchase raw materials consisting primarily of LiCoO2, graphite and electrolyte. We believe that the raw materials and components used in manufacturing rechargeable batteries are available from enough sources to be able to satisfy our manufacturing needs; however, some of our materials relating to nickel and cobalt are available from a limited number of suppliers. One supplier accounted for 10.7% and no supplier accounted for over 10% of our total purchase amount during the years ended December 31, 2018 and 2017, respectively. Presently, our relationships with suppliers are generally good and we expect that our suppliers will be able to meet the anticipated demand for our products in the future.

Manufacturing

The manufacturing of rechargeable batteries requires coordinated use of machinery and raw materials at various stages of production. We have a large-scale active production base in Shenzhen and in Huizhou, a dedicated design, sales and marketing team and company-trained employees. We use automated machinery which enables us to enhance uniformity and precision during the manufacturing process. We intend to further improve our automated production lines and strive to continue investing in manufacturing infrastructures to further increase our manufacturing capacity, which help us control the unit cost of products.

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Research and Development

To enhance our product quality, reduce cost, and keep pace with technological advances and evolving market trends, we have established an advanced research and development center. Our research and development center is not only focused on enhancing our Ni-MH and Lithium-based technologies by developing new products and improving the performance of our current products, but also seeks to develop alternative technologies. Our research institute is currently staffed with over 350 research and development technicians who overlook our basic research center, product development center, process engineering center, material analysis and performance testing labs. These teams work together to research new material and techniques, develop new products and push to mass production.

For the years ended December 31, 2018 and 2017, we expended $13,492,057 and $9,512,074, respectively, in research and development.

Intellectual Property

We rely on a combination of patent and trade secret protection and other unpatented proprietary information to protect our intellectual property rights and to maintain and enhance our competitiveness in the battery industry. We regularly file patent applications to protect our research, development and design, and are currently pursuing numerous patent applications in China. Over time, we have accumulated a lot of patents in China. We also have a U.S. patent for safety technology on rechargeable batteries.

We also rely on unpatented technologies to protect the proprietary nature of our product and manufacturing processes. We require that our management team and key employees enter into confidentiality agreements that require the employees to assign the rights to any inventions developed by them during the course of their employment with us. The confidentiality agreements include noncompetition and non-solicitation provisions that remain effective during the course of employment and for periods following termination of employment, which vary depending on position and location of the employees.

Seasonality

The first quarter of each fiscal year tends to be our slow season due to the Chinese New Year holidays. Our factories and operations are usually shut down for 2 weeks during this time, resulting in lower sales during the first quarter.

Employees

As of December 31, 2018, we had approximately 4,400 employees, all of whom were employed full-time. There are no collective bargaining contracts covering any of our employees. We have not experienced any work stoppages and consider our relations with employees to be good.

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ITEM 1A.	RISK FACTORS

Any investment in our common stock involves a high degree of risk. Potential investors should carefully consider the material risks described below and all of the information contained in this Form 10-K before deciding whether to purchase any of our securities. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of our shares of common stock listed on the NASDAQ Global Market could decline due to any of these risks, and an investor may lose all or part of his investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This report also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced described below and elsewhere in this Form 10-K.

RISKS RELATED TO OUR OPERATIONS

Our business depends in large part on the growth in demand for portable electronic devices.

Many of our battery products are used to power various portable electronic devices. Therefore, the demand for our batteries is substantially tied to the market demand for portable electronic devices. A growth in the demand for portable electronic devices will be essential to the expansion of our business. Our results of operations may be adversely affected by decreases in the general level of economic activity. Decreases in consumer spending that may result from the current global economic downturn may weaken demand for items that use our battery products. A decrease in the demand for portable electronic devices would likely have a material adverse effect on our results of operations. We are unable to predict the duration and severity of the current disruption in financial markets and the global adverse economic conditions and the effect such events might have on our business.

Our success depends on the success of manufacturers of the end applications that use our battery products.

Because our products are designed to be used in other products, our success depends on whether end application manufacturers will incorporate our batteries in their products. Although we strive to produce high quality battery products, there is no guarantee that end application manufacturers will accept our products. Our failure to gain acceptance of our products from these manufacturers could result in a material adverse effect on our results of operations.

Additionally, even if a manufacturer decides to use our batteries, the manufacturer may not be able to market and sell its products successfully. The manufacturer’s inability to market and sell its products successfully could materially and adversely affect our business and prospects because this manufacturer may not order new products from us. Therefore, our business, financial condition, results of operations and future success would be materially and adversely affected.

We are and will continue to be subject to declining average selling prices of consumer electronic devices, which may harm our results of operations.

Portable consumer electronic devices, such as cellular phones, laptop computers and tablets are subject to rapid declines in average selling prices due to rapidly evolving technologies, industry standards and consumer preferences. Therefore, electronic device manufacturers expect suppliers, such as our company, to cut their costs and lower the price of their products to lessen the negative impact on the electronic device manufacturer’s own profit margins. As a result, we have previously reduced the price of some of our battery products and expect to continue to face market-driven downward pricing pressures in the future. Our results of operations will suffer if we are unable to offset any declines in the average selling prices of our products by developing new or enhanced products with higher selling prices or gross profit margins, increasing our sales volumes or reducing our production costs.

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Our success is highly dependent on continually developing new and advanced products, technologies, and processes and failure to do so may cause us to lose our competitiveness in the battery industry and may cause our profits to decline.

To remain competitive in the battery industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that competitors’ new products, technologies, and processes will not render our existing products obsolete or non-competitive. Alternately, changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our products obsolete or less attractive. Our competitiveness in the battery market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. We predominately manufacture and market Ni-MH batteries, Li-ion and Li-polymer batteries. Our ability to adapt to evolving industry standards and anticipate future standards will be a significant factor in maintaining and improving our competitive position and our prospects for growth. To achieve this goal, we have invested and plan to continue investing significant financial resources in research and development. Research and development, however, is inherently uncertain, and we might encounter practical difficulties in commercializing our research results. The research and development of new products and technologies is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within anticipated timeframes, if at all. Accordingly, our significant investment in research and development may not bear fruit. On the other hand, our competitors may improve their technologies or even achieve technological breakthroughs that would render our products obsolete or less marketable. Our failure to technologically evolve and/or develop new or enhanced products may cause us to lose competitiveness in the battery market and may cause our profits to decline.

In addition, in order to compete effectively in the battery industry, we must be able to launch new products to meet our customers’ demands in a timely manner. However, we cannot provide assurance that we will be able to install and certify any equipment needed to produce new products in a timely manner, or that the transitioning of our manufacturing facility and resources to full production under any new product programs will not impact production rates or other operational efficiency measures at our manufacturing facility. In addition, new product introductions and applications are risky, and may suffer from a lack of market acceptance, delay in related product development and failure of new products to operate properly. Any failure by us successfully to launch new products, or a failure by our customers to accept such products, could adversely affect our operating results.

We have historically depended on a limited number of customers for a significant portion of our revenues and this dependence is likely to continue.

We have historically depended on a limited number of customers for a significant portion of our net sales. We anticipate that a limited number of customers will continue to contribute to a significant portion of our net sales in the future. Maintaining the relationships with these significant customers is vital to the expansion and success of our business, as the loss of a major customer could expose us to risk of substantial losses. Our sales and revenue could decline and our results of operations could be materially adversely affected if one or more of these significant customers stops or reduces its purchasing of our products, or if we fail to expand our customer base for our products.

Significant order cancellations, reductions or delays by our customers could materially adversely affect our business.

Our sales are typically made pursuant to individual purchase orders, and we generally do not have long-term supply arrangements with our customers, but instead work with our customers to develop nonbinding forecasts of future requirements. Based on these forecasts, we make commitments regarding the level of business that we will seek and accept, the timing of production schedules and the levels and utilization of personnel and other resources. A variety of conditions, both specific to each customer and generally affecting each customer’s industry, may cause customers to cancel, reduce or delay orders that were either previously made or anticipated. Generally, customers may cancel, reduce or delay purchase orders and commitments without penalty, except for payment for services rendered or products competed and, in certain circumstances, payment for materials purchased and charges associated with such cancellation, reduction or delay. Significant or numerous order cancellations, reductions or delays by our customers could have a material adverse effect on our business, financial condition or results of operations.

Substantial defaults by our customers on accounts receivable or the loss of significant customers could have a material adverse effect on our business.

A substantial portion of our working capital consists of accounts receivable from customers. If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for products and services, or to make payments in a timely manner, our business, results of operations or financial condition could be materially adversely affected. An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations. A significant deterioration in our ability to collect on accounts receivable could also impact the cost or availability of financing available to us.

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A change in our product mix may cause our results of operations to differ substantially from the anticipated results in any particular period.

Our overall profitability may not meet expectations if our products, customers or geographic mix are substantially different than anticipated. Our profit margins vary among our battery and new materials products, our customers and the geographic markets in which we sell our products. Consequently, if our mix of any of these is substantially different from what is anticipated in any particular period, our profitability could be lower than anticipated.

Certain disruptions in supply of and changes in the competitive environment for raw materials integral to our products may adversely affect our profitability.

We use a broad range of materials and supplies, including metals, chemicals and other electronic components in our products. A significant disruption in the supply of these materials could decrease production and shipping levels, materially increase our operating costs and materially adversely affect our profit margins. Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism or other interruptions to or difficulties in the employment of labor or transportation in the markets in which we purchase materials, components and supplies for the production of our products, in each case may adversely affect our ability to maintain production of our products and sustain profitability. If we were to experience a significant or prolonged shortage of critical components from any of our suppliers and could not procure the components from other sources, we would be unable to meet our production schedules for some of our key products and to ship such products to our customers in timely fashion, which would adversely affect our sales, margins and customer relations.

Our industry is subject to supply shortages and any delay or inability to obtain product components may have a material adverse effect on our business.

Our industry is subject to supply shortages, which could limit the amount of supply available of certain required battery components. Any delay or inability to obtain supplies may have a material adverse effect on our business. During prior periods, there have been shortages of components in the battery industry and the availability of raw materials has been limited by some of our suppliers. We cannot assure investors that any future shortages or allocations would not have such an effect on our business. A future shortage can be caused by and result from many situations and circumstances that are out of our control, and such shortage could limit the amount of supply available of certain required materials and increase prices adversely affecting our profitability.

Our future operating results may be affected by fluctuations in costs of raw materials, such as nickel.

Our principal raw material is nickel, which is available from a limited number of suppliers in China. The prices our raw materials used to make our batteries increase and decrease due to factors beyond our control, including general economic conditions, domestic and worldwide demand, labor costs or problems, competition, import duties, tariffs, energy costs, currency exchange rates and those other factors described under “Certain disruptions in supply of and changes in the competitive environment for raw materials integral to our products may adversely affect our profitability.” In an environment of increasing prices for our raw materials, competitive conditions may impact how much of the price increases we can pass on to our customers and to the extent we are unable to pass on future price increases in our raw materials to our customers, our financial results could be adversely affected.

Our operations would be materially adversely affected if third-party carriers were unable to transport our products on a timely basis.

All of our products are shipped through third party carriers. If a strike or other event prevented or disrupted these carriers from transporting our products, other carriers may be unavailable or may not have the capacity to deliver our products to our customers. If adequate third party sources to ship our products are unavailable at any time, our business would be materially adversely affected.

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We may not be able to increase our manufacturing output in order to maintain our competitiveness in the battery industry.

We believe that our ability to provide cost-effective products represents a significant competitive advantage over our competitors. In order to continue providing such cost-effective products, we must maximize the efficiency of our production processes and increase our manufacturing output to a level that will enable us to reduce the unit production cost of our products. Our ability to increase our manufacturing output is subject to certain significant limitations, including:

•	Our ability raise capital to acquire additional raw materials and expand our manufacturing facilities;

•	Delays and cost overruns, due to increases in raw material prices and problems with equipment vendors;

•	Delays or denial of required approvals and certifications by relevant government authorities;

•	Diversion of significant management attention and other resources; and

•	Failure to execute our expansion plan effectively.

If we are not able to increase our manufacturing output and reduce our unit production costs, we may be unable to maintain our competitive position in the battery industry. Moreover, even if expand our manufacturing output, we may not be able to generate sufficient customer demand for our products to support our increased production output.

The market for our products and services is very competitive and, if we cannot effectively compete, our business will be adversely affected.

The market for our products and services is very competitive and subject to rapid technological change. Many of our competitors are larger and have significantly greater assets, name recognition and financial, personnel and other resources than we have. As a result, our competitors may be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. We cannot assure that we will be able to maintain or increase our market share against the emergence of these or other sources of competition. Failure to maintain and enhance our competitive position could materially adversely affect our business and prospects.

Our business may be adversely affected by a global economic downturn, in addition to the continuing uncertainties in the financial markets.

The global economy experienced a pronounced economic downturn in previous years. Global financial markets have and may in the future experience disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. There is no assurance that there will not be deterioration in the global economy in the future, the global financial markets and consumer confidence. If economic conditions deteriorate, our business and results of operations could be materially and adversely affected.

Additionally, sales of consumer items such as portable electronic devices, have slowed in previous years and there have been adverse changes in employment levels, job growth, consumer confidence and interest rates. During 2018, Mainland China, which represented 48.5% of our net sales for the year ended December 31, 2018, experienced a pronounced deceleration in its economic growth. Our future results of operations may experience substantial fluctuations from period to period as a consequence of these factors, and such conditions and other factors affecting consumer spending may affect the timing of orders. Thus, any economic downturns generally would have a material adverse effect on our business, cash flows, financial condition and results of operations.

Moreover, the inability of our customers and suppliers to access capital efficiently, or at all, may have other adverse effects on our financial condition. For example, financial difficulties experienced by our customers or suppliers could result in product delays; increase accounts receivable defaults; and increase our inventory exposure. The inability of our customers to borrow money to fund purchases of our products reduces the demand for our products and services and may adversely affect our results from operations and cash flow. These risks may increase if our customers and suppliers do not adequately manage their business or do not properly disclose their financial condition to us.

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Although we believe we have adequate liquidity and capital resources to fund our operations internally, in light of current market conditions, our inability to access the capital markets on favorable terms, or at all, may adversely affect our financial performance. The inability to obtain adequate financing from debt or capital sources could force us to self-fund strategic initiatives or even forego certain opportunities, which in turn could potentially harm our performance.

Maintaining and expanding our manufacturing operations requires significant capital expenditures, and our inability or failure to maintain and expand our operations would have a material adverse impact on our market share and ability to generate revenue.

We had capital expenditures of approximately $15.6 million and $13.7 million in the years ended December 31, 2018 and 2017, respectively. We may incur significant additional capital expenditures as a result of our expansion of our operations into our new production factory, as well as unanticipated events, regulatory changes and other events that impact our business. If we are unable or fail to adequately maintain our manufacturing capacity or quality control processes or adequately expand our production capabilities, we could lose customers and there could be a material adverse impact on our market share and our ability to generate revenue.

Warranty claims, product liability claims and product recalls could harm our business, results of operations and financial condition.

Our business inherently exposes us to potential warranty and product liability claims, in the event that our products fail to perform as expected or such failure of our products results, or is alleged to result, in bodily injury or property damage (or both). Such claims may arise despite our quality controls, proper testing and instruction for use of our products, either due to a defect during manufacturing or due to the individual’s improper use of the product. In addition, if any of our designed products are or are alleged to be defective, then we may be required to participate in a recall of them.

Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. Although we have obtained products liability insurance, if a warranty or product liability claim is brought against us, regardless of merit or eventual outcome, or a recall of one of our products is required, such claim or recall may result in damage to our reputation, breach of contracts with our customers, decreased demand for our products, costly litigation, additional product recalls, loss of revenue, and the inability to commercialize some products. Additionally, our insurance policy imposes a ceiling for maximum coverage and high deductibles and we may be unable to obtain sufficient amounts from our policy to cover a product liability claim. We may not be able to obtain any insurance coverage for certain types of product liability claims, as our policy excludes coverage of certain types of claims. In such cases, we may still incur substantial costs related to a product liability claim, which could adversely affect our results of operations.

Manufacturing or use of our battery products may cause accidents, which could result in significant production interruption, delay or claims for substantial damages.

Our batteries, especially lithium batteries, can pose certain safety risks, including the risk of fire. While we implement stringent safety procedures at all stages of battery production that minimize such risks, accidents may still occur. Any accident, regardless of where it occurs, may result in significant production interruption, delays or claims for substantial damages caused by personal injuries or property damages.

Our labor costs have increased and are likely to continue to increase as a result of changes in Chinese labor laws.

We expect to experience an increase in our cost of labor due to recent changes in Chinese labor laws which are likely to increase costs further and impose restrictions on our relationship with our employees. In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law and more strictly enforced existing labor laws. The law, which became effective on January 1, 2008, amended and formalized workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions. As a result of the law, we had to increase the salaries of our employees, provide additional benefits to our employees, and revise certain other of our labor practices. The increase in labor costs has increased our operating costs, which we have not always been able to pass on to our customers. In addition, under the law, employees who either have worked for us for 10 years or more or who have had two consecutive fixed-term contracts must be given an “open-ended employment contract” that, in effect, constitutes a lifetime, permanent contract, which is terminable only in the event the employee materially breaches our rules and regulations or is in serious dereliction of his or her duties. Such non-cancelable employment contracts have substantially increased our employment-related risks and limit our ability to downsize our workforce in the event of an economic downturn. No assurance can be given that we will not in the future be subject to labor strikes or that we will not have to make other payments to resolve future labor issues caused by the new laws. Furthermore, there can be no assurance that labor laws in the PRC will not change further or that their interpretation and implementation will vary, which may have a negative effect upon our business and results of operations.

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We cannot guarantee the protection of our intellectual property rights and if infringement of our intellectual property rights occurs, including counterfeiting of our products, our reputation and business may be adversely affected.

To protect the reputation of our products, we have sought to file or register intellectual property, as appropriate, in the PRC where we have our primary business presence. Our products are currently sold under these trademarks in the PRC, and we plan to expand our products to other international markets. There is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future, in China or elsewhere. Should any such infringement and/or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to enforce our trademark rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

We believe that obtaining patents and enforcing other proprietary protections for our technologies and products have been and will continue to be very important in enabling us to compete effectively. However, there can be no assurance that our pending patent applications will issue, or that we will be able to obtain any new patents, in China or elsewhere, or that our or our licensors’ patents and proprietary rights will not be challenged or circumvented, or that these patents will provide us with any meaningful competitive advantages. Furthermore, there can be no assurance that others will not independently develop similar products or will not design around any patents that have been or may be issued to us or our licensors. Failure to obtain patents in certain foreign countries may materially adversely affect our ability to compete effectively in those international markets. If a sufficiently broad patent were to be issued from a competing application in China or elsewhere, it could have a material adverse effect upon our intellectual property position in that particular market.

In addition, our rights to use the licensed proprietary technologies of our licensors depends on the timely and complete payment for such rights pursuant to license agreements between the parties; failure to adhere to the terms of these agreements could result in the loss of such rights and could materially and adversely affect our business.

If our products are alleged to or found to conflict with patents that have been or may be granted to competitors or others, our reputation and business may be adversely affected.

Rapid technological developments in the battery industry and the competitive nature of the battery products market make the patent position of battery manufacturers subject to numerous uncertainties related to complex legal and factual issues. Consequently, although we either own or hold licenses to certain patents in the PRC, and are currently processing several additional patent applications in the PRC, it is possible that no patents will issue from any pending applications or that claims allowed in any existing or future patents issued or licensed to us will be challenged, invalidated, or circumvented, or that any rights granted there under will not provide us adequate protection. As a result, we may be required to participate in interference or infringement proceedings to determine the priority of certain inventions or may be required to commence litigation to protect our rights, which could result in substantial costs. Further, other parties could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of our products for allegedly conflicting with patents held by them. Any such litigation could result in substantial cost to us and diversion of effort by our management and technical personnel. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that we would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. Failure to obtain needed patents, licenses or proprietary information held by others may have a material adverse effect on our business. In addition, if we were to become involved in such litigation, it could consume a substantial portion of our time and resources. Also, with respect to licensed technology, there can be no assurance that the licensor of the technology will have the resources, financial or otherwise, or desire to defend against any challenges to the rights of such licensor to its patents.

We rely on trade secret protections through confidentiality agreements with our employees, customers and other parties; the breach of such agreements could adversely affect our business and results of operations.

We rely on trade secrets, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, customers and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel.

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The failure to manage growth effectively could have an adverse effect on our employee efficiency, product quality, working capital levels, and results of operations.

Any significant growth in the market for our products or our entry into new markets may require expansion of our employee base for managerial, operational, financial, and other purposes. During any growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchase of raw materials and supplies, development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Each of the named executive officers performs key functions in the operation of our business. The loss of a significant number of these employees could have a material adverse effect upon our business, financial condition, and results of operations.

We are dependent on a technically trained workforce and an inability to retain or effectively recruit such employees could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a sizeable workforce of technically competent employees to develop and manufacture our products and provide service support. Our ability to implement effectively our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our operational needs.

We have been relying on bank facilities to finance our expansion of new plants, which increased our debt asset ratio. We may not have sufficient cash to meet our payment obligations.

The Company leverages from various Chinese banks to fund its business operations and our expansion to meet the demand from the fast growing lithium battery market in mobile and portable consumer devices, vehicles of various sizes, and energy storage systems. As of December 31, 2018, the Company’s debt asset ratio was 73.2%. The management of the Company has taken and will take a number of actions and will continue to address our high debt level situation in order to restore the Company to a sound financial position with an appropriate business strategy going forward. These actions can include market more higher-margined lithium battery products and systems; control cost in operating expenses, and improve management efficiency; and introduce strategic investment. If we are not successful in implementing these actions, we may not have sufficient cash to meet our payment obligations.

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Our quarterly results may fluctuate because of many factors and, as a result, investors should not rely on quarterly operating results as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the value of our securities. Quarterly operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in quarterly operating results could cause the value of our securities to decline. Investors should not rely on quarter-to-quarter comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in the future periods results of operations may be below the expectations of public market analysts and investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

•	Vulnerability of our business to a general economic downturn in China;

•	Fluctuation and unpredictability of costs related to the raw materials used to manufacture our products;

•	Seasonality of our business;

•	Changes in the laws of the PRC that affect our operations;

•	Competition from our competitors; and

•	Our ability to obtain necessary government certifications and/or licenses to conduct our business.

We have outstanding warrants and options, and future sales of the shares obtained upon exercise of these options or warrants could adversely affect the market price of our common stock.

As of December 31, 2018, we had outstanding options exercisable for an aggregate of 392,350 shares of common stock at a weighted average exercise price of $3.73 per share. We have registered the issuance of all the shares issuable upon exercise of the options, and they will be freely tradable by the exercising party upon issuance. The holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. As of December 31, 2018, we also had outstanding warrants exercisable for an aggregate of 200,000 shares of common stock at a weighted average exercise price of $3.00 per share. As our stock price rises, the holders may exercise their options and sell a large number of shares. This could cause the market price of our common stock to decline.

RISKS RELATED TO DOING BUSINESS IN CHINA

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Substantially all of our assets are located in the PRC and substantially all of our revenues are derived from our operations in China, and changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Although the current government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways. There is no assurance, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without advance notice.

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Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, governmental approvals required for conducting business and investments, laws and regulations governing the battery industry, national security-related laws and regulations and export/import laws and regulations, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, consumer protection, and financial and business taxation laws and regulations.

The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Our principal operating subsidiaries, SZ Highpower, SZ Springpower and ICON are considered foreign invested enterprises under PRC laws, and as a result are required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	Levying fines;

•	Revoking our business license, other licenses or authorities;

•	Requiring that we restructure our ownership or operations; and

•	Requiring that we discontinue any portion or all of our business.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in China where substantially all of our operations and business are located have conducted any due diligence on our operations or reviewed or cleared any of our disclosures.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in China. Since substantially all of our operations and business take place in China, it may be more difficult for the Staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosures. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosures and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of China Securities Regulatory Commission, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any due diligence on our company and with the understanding that none of our SEC reports, other filings or any of our other public pronouncements has been reviewed or otherwise been scrutinized by any local regulator.

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The scope of our business license in China is limited, and we may not expand or continue our business without government approval and renewal, respectively.

Our principal operating subsidiary, SZ Highpower is a wholly foreign-owned enterprise, commonly known as WFOEs. A WFOE can only conduct business within its approved business scope, which appears on the business license since its inception. Our license permits us to design, manufacture, sell and market battery products throughout the PRC. Any amendment to the scope of our business requires further application and government approval. Prior to expanding our business and engaging in activities that are not covered by our current business licenses, we are required to apply and receive approval from the relevant PRC government authorities. In order for us to expand business beyond the scope of our license, we will be required to enter into a negotiation with the authorities for the approval to expand the scope of our business. PRC authorities, which have discretion over business licenses, may reject our request to expand the scope of our business licenses to include our planned areas of expansion. We will be prohibited from engaging in any activities that the PRC authorities do not approve in our expanded business licenses. Companies that operate outside the scope of their licenses can be subjected to fines, disgorgement of income and ordered to cease operations. Our business and results of operations may be materially and adversely affected if we are unable to obtain the necessary government approval for expanded business licenses that cover any areas in which we wish to expand.

We are subject to a variety of environmental laws and regulations related to our manufacturing operations. Our failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in China that require us to obtain environmental permits for our battery manufacturing operations. Although we do not currently exceed the approved annual output limits under the new permit, we cannot guarantee that this will continue to be the case. Additionally, our current permit does not cover one of our existing premises at our manufacturing facility. If we fail to comply with the provisions of our permit, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our manufacturing operations.

To the extent we ship our products outside of the PRC, or to the extent our products are used in products sold outside of the PRC, they may be affected by the following: The transportation of non-rechargeable and rechargeable lithium batteries is regulated by the International Civil Aviation Organization (ICAO), and corresponding International Air Transport Association (IATA), Pipeline & Hazardous Materials Safety Administration (PHMSA), Dangerous Goods Regulations and the International Maritime Dangerous Goods Code (IMDG), and in the PRC by General Administration of Civil Aviation of China and Maritime Safety Administration of People’s Republic of China. These regulations are based on the United Nations (UN) Recommendations on the Transport of Dangerous Goods Model Regulations and the UN Manual of Tests and Criteria. We currently ship our products pursuant to ICAO, IATA and PHMSA hazardous goods regulations. New regulations that pertain to all lithium battery manufacturers went into effect in 2003 and 2004, and additional regulations went into effect on October 1, 2009. The regulations require companies to meet certain testing, packaging, labeling and shipping specifications for safety reasons. We comply with all current PRC and international regulations for the shipment of our products, and will comply with any new regulations that are imposed. We have established our own testing facilities to ensure that we comply with these regulations. If we were unable to comply with the new regulations, however, or if regulations are introduced that limit our ability to transport products to customers in a cost-effective manner, this could have a material adverse effect on our business, financial condition and results of operations.

We cannot assure that at all times we will be in compliance with environmental laws and regulations or our environmental permits or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits. Additionally, these regulations may change in a manner that could have a material adverse effect on our business, results of operations and financial condition. We have made and will continue to make capital and other expenditures to comply with environmental requirements.

Furthermore, our failure to comply with applicable environmental laws and regulations worldwide could harm our business and results of operations. The manufacturing, assembling and testing of our products require the use of hazardous materials that are subject to a broad array of environmental, health and safety laws and regulations. Our failure to comply with any of these applicable laws or regulations could result in:

•	Regulatory penalties, fines and legal liabilities;

•	Suspension of production;

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•	Alteration of our fabrication, assembly and test processes; and

•	Curtailment of our operations or sales.

In addition, our failure to manage the use, transportation, emission, discharge, storage, recycling or disposal of hazardous materials could subject us to increased costs or future liabilities. Existing and future environmental laws and regulations could also require us to acquire pollution abatement or remediation equipment, modify our product designs or incur other expenses associated with such laws and regulations. Many new materials that we are evaluating for use in our operations may be subject to regulation under existing or future environmental laws and regulations that may restrict our use of one or more of such materials in our manufacturing, assembly and test processes or products. Any of these restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our manufacturing processes.

If our land use right or the land use right of our landlord are revoked or not renewed, we would be forced to relocate operations.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to the land users the land use right certificates. Land use rights can be revoked or not renewed and the land users forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. We acquired approximately 126,605 square meters of land equity in Huizhou from the Huizhou State-Owned Land Resource in 2007 upon which we constructed a manufacturing facility. Besides the land use right in Huizhou, we rely on the land use right of our landlord for other facilities, and the loss of our own land use right or our landlord’s land use right would require us to identify and relocate our operations, which could have a material adverse effect on our financial condition and results of operations. Any loss of this land use right would require us to identify and relocate our manufacturing and other facilities, which could have a material adverse effect on our financial condition and results of operations.

We will not be able to complete an acquisition of prospective acquisition targets in the PRC unless their financial statements can be reconciled to U.S. generally accepted accounting principles in a timely manner.

Companies based in the PRC may not have properly kept financial books and records that may be reconciled with U.S. generally accepted accounting principles (“U.S. GAAP”). If we attempt to acquire a significant PRC target company and/or its assets, we would be required to obtain or prepare financial statements of the target that are prepared in accordance with and reconciled to U.S. GAAP. Federal securities laws require that a business combination meeting certain financial significance tests require the public acquirer to prepare and file historical and/or pro forma financial statement disclosure with the SEC. These financial statements must be prepared in accordance with, or be reconciled to U.S. GAAP and the historical financial statements must be audited in accordance with the standards of the PCAOB. If a proposed acquisition target does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed acquisition target. These financial statement requirements may limit the pool of potential acquisition targets with which we may acquire and hinder our ability to expand our retail operations. Furthermore, if we consummate an acquisition and are unable to timely file audited financial statements and/or pro forma financial information required by the Exchange Act, such as Item 9.01 of Form 8-K, we will be ineligible to use the SEC’s short-form registration statement on Form S-3 to raise capital, if we are otherwise eligible to use a Form S-3. If we are ineligible to use a Form S-3, the process of raising capital may be more expensive and time consuming and the terms of any offering transaction may not be as favorable as they would have been if we were eligible to use Form S-3.

We face risks related to natural disasters, terrorist attacks or other events in China that may affect usage of public transportation, which could have a material adverse effect on our business and results of operations.

Our business could be materially and adversely affected by natural disasters, terrorist attacks or other events in China. For example, in early 2008, parts of China suffered a wave of strong snow storms that severely impacted public transportation systems. In May 2008, Sichuan Province in China suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties.  Any future natural disasters, terrorist attacks or other events in China could cause a reduction in usage of or other severe disruptions to, public transportation systems and could have a material adverse effect on our business and results of operations.

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The foreign currency exchange rate between United States Dollar (“US$”) Dollars and Renminbi (“RMB”) could adversely affect our financial condition.

To the extent that we need to convert US$ into RMB for our operational needs, our financial position and the price of our common stock may be adversely affected should the RMB appreciate against the US$ at that time. Conversely, if we decide to convert RMB into US$ for the operational needs or paying dividends on our common stock, the US$ equivalent of our earnings from our subsidiaries in China would be reduced should the US$ appreciate against the RMB.

Because most of our oversea sales are made in US$ and most of our expenses are paid in RMB, devaluation of the US$ could negatively impact our results of operations.

The value of RMB is subject to changes in China’s governmental policies and to international economic and political developments. In January 1994, the PRC government implemented a unitary managed floating rate system. Under this system, the People’s Bank of China, or PBOC, began publishing a daily Base Exchange Rate with reference primarily to the supply and demand of RMB against the US$ and other foreign currencies in the market during the previous day. Authorized banks and financial institutions are allowed to quote buy and sell rates for RMB within a specified band around the central bank’s daily exchange rate. On July 21, 2005, PBOC announced an adjustment of the exchange rate of the US$ to RMB and modified the system by which the exchange rates are determined, which has resulted in an appreciation of the RMB against the US$. During the year ended December 31, 2018, the exchange rate of the RMB to the US$ increased approximately 5.2% from the level at the end of December 31, 2017. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further fluctuations of the exchange rate of the US$ against the RMB, including future devaluations. Because most of our net sales are made in US$ and most of our expenses are paid in RMB, any future devaluation of the US$ against the RMB could negatively impact our results of operations. Moreover, any affirmative actions by the U.S. Government against the PRC in relation to the exchange rate could negatively impact our results of operations.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. According to the National Bureau of Statistics of China, China’s Average Consumer Price Index increased approximately 2.1% in 2018. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets is in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

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We have received certain preferential tax concessions and the loss of these preferential tax concessions will cause our tax liabilities to increase and our profitability to decline.

In China, the companies granted with National High-tech Enterprise status (“NHTE”) enjoy a 15% income tax rate. This status needs to be renewed every three years. As of December 31, 2018, all of our subsidiaries located in China received NHTE status. The loss of the preferential tax treatment will increase our tax liabilities and reduce our profitability.

Under the EIT Law, Highpower International and HKHTC may be classified as “resident enterprises” of China for tax purpose, which may subject Highpower International and HKHTC to PRC income tax on taxable global income.

Under the EIT law and its implementing rules, both of which became effective on January 1, 2008, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with its “de facto management bodies” located within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese domestic enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Due to the short history of the EIT Law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company such as Highpower International and HKHTC. Both Highpower International and HKHTC’s members of management are located in China. If the PRC tax authorities determine that Highpower International or HKHTC is a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, they may be subject to the enterprise income tax at a rate of 25% on their worldwide taxable income, including interest income on the proceeds from this offering, as well as PRC enterprise income tax reporting obligations. Second, the EIT Law provides that dividend paid between “qualified resident enterprises” is exempted from enterprise income tax. A recent circular issued by the State Administration of Taxation regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC shareholders. It is unclear whether the dividends that Highpower International or HKHTC receive from SZ Highpower and SZ Springpower will constitute dividends between “qualified resident enterprises” and would therefore qualify for tax exemption, because the definition of qualified resident enterprises is unclear and the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible. As a result of the EIT Law, our historical operating results will not be indicative of our operating results for future periods and the value of our common stock may be adversely affected.

Dividends payable by us to our foreign investors and any gain on the sale of our shares may be subject to taxes under PRC tax laws.

If dividends payable to our shareholders are treated as income derived from sources within China, then the dividends that shareholders receive from us, and any gain on the sale or transfer of our shares, may be subject to taxes under PRC tax laws.

Under the EIT Law and its implementing rules, PRC enterprise income tax at the rate of 10% is applicable to dividends payable by us to our investors that are non-resident enterprises so long as such non-resident enterprise investors do not have an establishment or place of business in China or, despite the existence of such establishment of place of business in China, the relevant income is not effectively connected with such establishment or place of business in China, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of our shares by such investors is also subject to a 10% PRC income tax if such gain is regarded as income derived from sources within China and Highpower International is considered as a resident enterprise which is domiciled in China for tax purpose. Additionally, there is a possibility that the relevant PRC tax authorities may take the view that the Highpower International and HKHTC are holding SZ Highpower, SZ Springpower and ICON, and the capital gain derived by our overseas shareholders or investors from the share transfer is deemed China-sourced income, in which case such capital gain may be subject to a PRC withholding tax at the rate of up to 10%. If we are required under the EIT Law to withhold PRC income tax on our dividends payable to our foreign shareholders or investors who are non-resident enterprises, or if investors are required to pay PRC income tax on the transfer or our shares under the circumstances mentioned above, the value of investors’ investment in our shares may be materially and adversely affected.

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A downturn in the economy of the PRC may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business, especially if it results in either a decreased use of our products or in pressure on us to lower our prices.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which are required in order to comply with U.S. securities laws.

PRC companies have historically not adopted a western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty in hiring new employees in the PRC with such training. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations, including the manufacture and distribution of our products, are conducted in China. Moreover, most of our directors and officers are nationals and residents of China Mainland or Hong Kong. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainties exist as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Contract drafting, interpretation and enforcement in China involve significant uncertainties.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure that we will prevail.

We could be liable for damages for defects in our products pursuant to the Tort Liability Law of the PRC

The Tort Liability Law of the People’s Republic of China, which was passed during the 12th Session of the Standing Committee of the 11th National People’s Congress on December 26, 2009, states that manufacturers are liable for damages caused by defects in their products and sellers are liable for damages attributable to their fault. If the defects are caused by the fault of third parties such as the transporter or storekeeper, manufacturers and sellers are entitled to claim for compensation from these third parties after paying the compensation amount.

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RISKS RELATED TO OUR CAPITAL STRUCTURE

The price of our common stock is volatile and investors might not be able to resell their securities at or above the price they have paid.

Since our initial public offering and listing of our common stock in October 2007, the price at which our common stock had traded has been highly volatile, with the lowest and highest sales price of $0.92 and $9.82, respectively. Investors might not be able to resell the shares of our common stock at or above the price they have paid. The stock market has experienced extreme volatility that often has been unrelated to the performance of its listed companies. Moreover, only a limited number of our shares are traded each day, which could increase the volatility of the price of our stock. These market fluctuations might cause our stock price to fall regardless of our performance. The market price of our common stock might fluctuate significantly in response to many factors, some of which are beyond our control, including the following:

•	Actual or anticipated fluctuations in our annual and quarterly results of operations;

•	Changes in securities analysts’ expectations;

•	Variations in our operating results, which could cause us to fail to meet analysts’ or investors’ expectations;

•	Announcements by our competitors or us of significant new products, contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Conditions and trends in our industry;

•	General market, economic, industry and political conditions;

•	Changes in market values of comparable companies;

•	Additions or departures of key personnel;

•	Stock market price and volume fluctuations attributable to inconsistent trading volume levels; and

•	Future sales of equity or debt securities, including sales which dilute existing investors.

A few principal stockholders have significant influence over us.

Three of our stockholders beneficially own or control approximately 32.6% of our outstanding shares. If these stockholders were to act as a group, they would have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Such stockholders may also have the power to prevent or cause a change in control. In addition, without the consent of these three stockholders, we could be prevented from entering into transactions that could be beneficial to us. The interests of these three stockholders may differ from the interests of our other stockholders.

On March 13, 2019, Dang Yu Pan, our CEO, Wen Liang Li, a director, and Wen Wei Ma, a former executive officer entered into a consortium agreement with Essence International Financial Holdings (Hong Kong) Limited pursuant to which the parties agreed to cooperate and vote in favor of proposal acquisition of the Company. For further information, see “Item 13. Certain Relationships and Related Transactions, and Director Independence”.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team has to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Under our 2017 Equity Incentive Plan we may grant securities to compensate employees and other services providers, which could result in increased share-based compensation expenses and, therefore, reduce net income.

Under current accounting rules, we would be required to recognize share-based compensation as compensation expense in our statement of operations, based on the fair value of equity awards on the date of the grant, and recognize the compensation expense over the period in which the recipient is required to provide service in exchange for the equity award. If we grant equity compensation to attract and retain key personnel, the expenses associated with share-based compensation may adversely affect our net income. However, if we do not grant equity compensation, we may not be able to attract and retain key personnel or be forced to expend cash or other compensation instead. Furthermore, the issuance of equity awards would dilute the stockholders’ ownership interests in our company.

Our certificate of incorporation, bylaws, Stockholder Rights Agreement and Delaware law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our certificate of incorporation and bylaws and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are authorized to issue up to 10,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our certificate of incorporation and bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the certificate of incorporation and bylaws and Delaware law, as applicable, among other things:

•	provide the board of directors with the ability to alter the bylaws without stockholder approval;

•	place limitations on the removal of directors; and

•	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

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On September 12, 2017, we entered into a Rights Agreement (the “Rights Agreement”) with Corporate Stock Transfer, Inc., as rights agent, and our Board of Directors declared a dividend distribution of one right for each outstanding share of the common stock to holders of record at the close of business on September 21, 2017. Each right is attached to and trades with the associated share of common stock. The rights will become exercisable only if a person acquires beneficial ownership of 15% or more of our common stock (or, in the case of a person who beneficially owned 15% or more of our common stock on the date the rights plan was adopted, such person acquires beneficial ownership of any additional shares of our common stock) or after the date of the Rights Agreement, commences a tender offer that, if consummated, would result in beneficial ownership by a person of 15% or more of our common stock. The rights will expire on September 12, 2020, unless the rights are earlier redeemed or exchanged.

The intent of the Rights Plan is to protect our stockholders’ interests by encouraging anyone seeking control of our company to negotiate with our Board of Directors. However, our Rights Agreement could make it more difficult for a third party to acquire us without the consent of our Board of Directors, even if doing so may be beneficial to our stockholders. This agreement may discourage, delay or prevent a tender offer or takeover attempt, including offers or attempts that could result in a premium over the market price of our common stock. This agreement could reduce the price that stockholders might be willing to pay for shares of our common stock in the future. Furthermore, the anti-takeover provisions of our Rights Agreement may entrench management and make it more difficult to replace management even if the stockholders consider it beneficial to do so.

We are also subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Any delay or prevention of a change of control transaction or changes in our Board of Directors or management could deter potential acquirers or prevent the completion of a transaction in which our stockholders could receive a substantial premium over the then current market price for their shares.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, Investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares in our company at or above the price they paid for them.

ITEM 1B. UNRESOLVED STAFF COMMENTS

Not applicable to smaller reporting companies.

ITEM 2. PROPERTIES

The Company currently has four active manufacturing operations located in mainland China in the cities of Shenzhen and Huizhou located in the Guangdong province. HKHTC’s registered office is located in Hong Kong. Our active facilities consist of manufacturing plants, dormitories and research and development facilities. We lease manufacturing facilities with varying terms ranging, which are renewed upon expiration. All leases have been fully prepaid until the expiration date, and we will renew all the leases before the expiration date.

In China, only the PRC government and peasant collectives may own land. In February 2007, the Company acquired approximately 126,605 square meters (1,362,765 square feet) of land equity in Huizhou, Guangdong province, China for a total of RMB21.5 million ($3.1 million) under a land use right grant from the Huizhou State-Owned Land Resource Bureau that gave us the right to use the land for 50 years and an agreement with the government of Maan Town. In the event we wish to continue to use the land after the 50-year period, we must apply for an extension at least one year prior to the land grant’s expiration.

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Our rights with respect to the land use right grant permit us to develop the land and construct buildings for industrial applications. We have the right to transfer or rent the land and use it as collateral for our loans.

ITEM 3.  LEGAL PROCEEDINGS

From time to time, we are subject to certain legal proceedings, claims and disputes that arise in the ordinary course of our business. Although we cannot predict the outcomes of these legal proceedings, we do not believe these actions, in the aggregate, will have a material adverse impact on our financial position, results of operations or liquidity. We are currently not a party to any material legal proceedings.

ITEM 4.  MINE SAFETY DISCLOSURES

Not applicable.

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PART II

ITEM 5.  MARKET FOR REGISTRANT’S COMMON STOCK, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock trades on the NASDAQ Global Market under the stock symbol “HPJ”.

The following table summarizes the highest and lowest sales prices of our common stock during the quarters listed below as reported by the NASDAQ:

	Highest	Lowest
Year ended December 31, 2018
First Quarter	$4.35	$3.225
Second Quarter	$3.70	$2.75
Third Quarter	$3.25	$2.55
Fourth Quarter	$2.73	$2.17

Year ended December 31, 2017
First Quarter	$4.90	$2.10
Second Quarter	$5.70	$3.60
Third Quarter	$5.20	$3.25
Fourth Quarter	$5.75	$3.65

The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our financial position and results of operations;

•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Concern as to, or other evidence of, the reliability and efficiency of our proposed products or our competitors’ products;

•	Announcements of innovations or new products by us or our competitors;

•	Federal and state governmental regulatory actions and the impact of such requirements on our business;

•	The development of litigation against us;

•	Period-to-period fluctuations in our operating results;

•	Changes in estimates of our performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates;

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•	Competitive developments, including announcements by competitors of new products or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of our company; and

•	General economic and other national conditions.

Stockholders

As of March 28, 2019, we had 18 stockholders of record. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name.

Dividends

We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future, and we currently intend to retain future earnings, if any, to finance the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors, at its discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

We did not pay cash dividends in the years ended December 31, 2018 or 2017.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Equity Compensation Plan Information

Our equity compensation plan information is provided as set forth in Part III, Item 11 herein.

Additional Information

Copies of our annual reports, quarterly reports, current reports, and any amendments to those reports, are available free of charge on the Internet at www.sec.gov. All statements made in any of our filings, including all forward-looking statements, are made as of the date of the document, in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA

Not applicable for a smaller reporting company.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s historical results of operations and liquidity and capital resources should be read in conjunction with the consolidated financial statements of the Company and notes thereto appearing elsewhere herein. The following discussion and analysis also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. See “Forward Looking Statements” that precedes Item 1 above on page ii.

Overview

In 2018, Highpower’s overall revenue increased by $49.8 million, or 20.4%, compared to 2017. Excluding impact of GZ Highpower deconsolidation, net sales increased 36.1% to $293.9 million from $215.9 million. The main driver was our lithium business, including high-end consumer products, industrial applications and increased demand for artificial intelligence products.

Lithium business net sales increased by $58.3 million, or 36.1%, during 2018 compared to 2017.

Ni-MH batteries and accessories net sales increased by $20.5 million, or 38.3%, during 2018 compared to 2017.

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Gross profit during 2018 was $56.9 million, or 19.3% of net sales, compared to $47.4 million, or 19.4% of net sales in 2017.

For 2019, we will continue to drive business growth and seek to continuously improve our labor efficiency and improve material usage for better gross margin.

Investment in Shenzhen V-power Innovative Technology Co., Ltd (“V-power”)

On February 28, 2018, the Company signed an investment agreement (the “Investment”) with an aggregate amount of RMB4.9 million (approximately $0.7 million) for 49% of the equity interest of V-power. On April 28, 2018, the Company invested RMB2.1 million (approximately $0.3 million) into V-power and on January 14, 2019, the Company invested an additional RMB2.1 million (approximately $0.3 million). V-power now focuses on the development of electronic vehicle battery management systems (“EV BMS”), and in the future V-power intends to gradually extend the business to design and produce EV power modules, energy storage systems (“ESS”) and related products.

Critical Accounting Policies, Estimates and Assumptions

The SEC defines critical accounting policies as those that are, in management's view, most important to the portrayal of our financial condition and results of operations and those that require significant judgments and estimates.

The accounting principles we utilized in preparing our consolidated financial statements conform in all material respects to U.S GAAP.

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include the allowance for doubtful receivables; recoverability of the carrying amount of inventory; fair value of financial instruments; provisional amounts based on reasonable estimates for certain income tax effects of the Tax Cuts and Jobs Act (the “Act”) and the assessment of deferred tax assets or liabilities. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

Accounts Receivable. Accounts receivable are stated at original amount less an allowance for doubtful receivables, if any, based on a review of all outstanding amounts at the period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Revenue Recognition. Revenue is recognized when (or as) the Company satisfies performance obligations by transferring a promised goods to a customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised goods to the customer. Contracts with customers are comprised of customer purchase orders, invoices and written contracts. Given the nature of our business, customer product orders are fulfilled at a point in time and not over a period of time.

The majority of domestic sales contracts transfer control to customers upon receipt of product by customers. The majority of oversea sales contracts transfer control to customers when goods were delivered to the carriers. In most jurisdictions where the Company operates, sales are subject to Value Added Tax (“VAT”). Revenue is presented net of VAT.

The Company does not have any future obligations directly or indirectly related to product resale by customers.

Inventories. Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. Inventories include raw materials, packing materials, consumables, work in progress, and finished goods. The variable production overhead is allocated to each unit of production on the basis of the actual use of the production facilities. The allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the production facilities.

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Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value.

Income Taxes. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Foreign Currency Translation and Transactions. Highpower’s functional currency is the US$. HKHTC's functional currency is the Hong Kong dollar ("HK$"). The functional currency of the Highpower’s other direct and indirect wholly owned subsidiaries in the PRC is the RMB.

Most of the Company’s oversea sales are priced and settled with US$. At the date a foreign currency transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction is measured initially in the functional currency of the recording entity by use of the exchange rate in effect at that date. The increase or decrease in expected functional currency cash flows upon settlement of a transaction resulting from a change in exchange rates between the functional currency and the currency in which the transaction is denominated is recognized as foreign currency transaction gain or loss that is included in earnings for the period in which the exchange rate changes. At each balance sheet date, recorded balances that are denominated in a foreign currency are adjusted to reflect the current exchange rate.

The Company’s reporting currency is US$. Assets and liabilities of HKHTC and the PRC subsidiaries are translated at the current exchange rate at the balance sheet dates, revenues and expenses are translated at the average exchange rates during the reporting periods, and equity accounts are translated at historical rates. Translation adjustments are reported in other comprehensive income.

Recently Issued Accounting Standards

See Note 2 to the Consolidated Financial Statements included herewith.

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Results of Operations

The following table sets forth the consolidated statements of operations of the Company for the years ended December 31, 2018 and 2017, both in US$ and as a percentage of net sales.

Consolidated Statements of Operations

(Dollars in Thousands, Except Diluted Earnings per Common Stock attributable to the Company)	For the years Ended December 31,
	2018		2017		Increased %
Net sales	293,932	100.0%	244,166	100.0%	20.4%
Cost of sales	(237,057)	(80.7)%	(196,792)	(80.6)%	20.5%
Gross profit	56,875	19.3%	47,374	19.4%	20.1%

Research and development expenses	(13,492)	(4.6)%	(9,512)	(3.9)%	41.8%
Selling and distribution expenses	(10,088)	(3.4)%	(7,501)	(3.1)%	34.5%
General and administrative expenses	(19,300)	(6.6)%	(15,394)	(6.3)%	25.4%
Foreign currency transaction gain (loss)	1,860	0.6%	(2,390)	(1.0)%	177.8%
Income from operations	15,855	5.4%	12,577	5.2%	26.1%

Changes in fair value of warrant liability	-	-	-	0.0%	-
Changes in fair value of foreign exchange derivatives	(1,144)	(0.4)%	273	0.1%	(519.4)%
Government grants	2,460	0.8%	1,358	0.6%	81.2%
Other income	268	0.1%	459	0.2%	(41.4)%
Equity in (loss) earnings of investee	(140)	(0.0)%	107	0.0%	(230.7)%
Gain on dilution in equity method investee	-	-	500	0.2%	(100.0)%
Gain on sale of long-term investment	-	-	1,677	0.7%	(100.0)%
Gain on deconsolidation of a subsidiary	-	-	6,004	2.5%	(100.0)%
Interest expenses	(1,762)	(0.6)%	(1,426)	(0.6)%	23.5%
Income before income taxes	15,537	5.3%	21,529	8.8%	(27.8)%

Income taxes expenses	(2,382)	(0.8)%	(4,315)	(1.8)%	(44.8)%
Net income	13,155	4.5%	17,214	7.1%	(23.6)%

Less: net income attributable to non-controlling interest	-	-	441	0.2%	(100.0)%
Net income attributable to the Company	13,155	4.5%	16,773	6.9%	(21.6)%

Diluted earnings per common stock attributable to the Company	0.84		1.09

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Net sales

Net sales for the year ended December 31, 2018 were $293.9 million compared to $244.2 million for the comparable period in 2017, an increase of $49.8 million, or 20.4%. The increase was driven by our lithium business and Ni-MH batteries and accessories, which was partially offset by the impact of the deconsolidation of GZ Highpower. Lithium business net sales increased by $58.3 million, or 36.1%, during the year ended December 31, 2018, compared to 2017. Ni-MH batteries and accessories net sales increased by $20.5 million, or 38.3%, during the year ended December 31, 2018, compared to 2017. The increase in net sales was mainly due to the optimization of our sales structure.

Gross profit

Gross profit for the year ended December 31, 2018 was $56.9 million, or 19.3% of net sales, compared to $47.4 million, or 19.4% of net sales, respectively, for the comparable period in 2017.

Research and development expenses

Research and development expenses were $13.5 million, or 4.6% of net sales, for the year ended December 31, 2018, as compared to $9.5 million, or 3.9% of net sales, for the comparable period in 2017. The Company will continue to invest on R&D activities in the future.

Selling and distribution expenses

Selling and distribution expenses were $10.1 million, or 3.4% of net sales, for the year ended December 31, 2018 compared to $7.5 million, or 3.1% of net sales, for the comparable period in 2017. The increase of expenses was mainly driven by expanded business scale, including marketing expenses for more brand customers.

General and administrative expenses

General and administrative expenses were $19.3 million, or 6.6% of net sales, for the year ended December 31, 2018, compared to $15.4 million, or 6.3% of net sales, for the comparable period in 2017. The increase was mainly due to the increase of payroll expenses and amortization of share-based compensation. The Company expects that general and administrative expenses will continue to reasonably increase in the future due to self-development.

Foreign currency transaction gain (loss)

We experienced a gain of $1.9 million and a loss of $2.4 million on the foreign currency transaction between the US$ and the RMB for the years ended December 31, 2018 and 2017, respectively. The gain (loss) on the foreign currency transaction was due to the influence of the RMB relative to the US$ over the respective periods.

Changes in fair value of foreign exchange derivatives

We experienced a loss of $1.1 million and a gain of $0.3 million on changes in fair value in foreign currency derivatives for the years ended December 31, 2018 and 2017, respectively.

Government grants

Government grants were $2.5 million and $1.4 million for the years ended December 31, 2018 and 2017, respectively.

Other income

Other income, which mainly represented sundry income, was $0.3 million and $0.5 million for the years ended December 31, 2018 and 2017, respectively.

Equity in (loss) earnings of investee

Equity in loss of investee was $0.1 million for the year ended December 31, 2018. Equity in earnings of investee was $0.1 million for the year ended December 31, 2017.

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Gain on dilution in equity method investee

Gain on dilution in equity method investee, which was due to the equity issuance of Huizhou Yipeng Energy Technology Co Ltd. (“Yipeng”) to a third party, was $0.5 million for the year ended December 31, 2017.

Gain on sales of long-term investment

Gain on sales of long-term investment, which was due to the sale of the equity of Yipeng to a third party, was $1.7 million for the year ended December 31, 2017.

Gain on deconsolidation of a subsidiary

Gain on deconsolidation of a subsidiary, GZ Highpower, was $6.0 million for the year ended December 31, 2017.

Interest expenses

Interest expenses were $1.8 million and $1.4 million for the years ended December 31, 2018 and 2017, respectively.

Income tax expenses

During the year ended December 31, 2018, we recorded a provision for income tax expense of $2.4 million as compared to $4.3 million for the comparable period in 2017.

Net income

Net income attributable to the Company for the year ended December 31, 2018 was $13.2 million compared to net income attributable to the Company (excluding net income attributable to non-controlling interest) of $16.8 million for the comparable period in 2017.

Reconciliation of Net Income to EBITDA

A table reconciling earnings before interest, income tax, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, to the appropriate GAAP measure is included with the Company's financial information below. EBITDA was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company believes this non-GAAP measure is useful to investors as it provides a basis for evaluating the Company's operating results in the ordinary course of its operations. This non-GAAP measure is not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures.

	For the years ended December 31,
	2018	2017
	$	$
Net income attributable to the Company	13,154,581	16,772,852

Interest expense	1,761,718	1,426,547
Income taxes expenses	2,381,934	4,315,325
Depreciation and Amortization	5,938,295	5,290,980
EBITDA	23,236,528	27,805,704

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Key financial items excluding GZ Highpower

The Company deconsolidated GZ Highpower on December 21, 2017. Since that the Company no longer presents GZ Highpower’s total assets and liabilities and operations and comprehensive incomes upon deconsolidation, the table below shows the comparative figures of key financial items excluding the effect of GZ Highpower:

	For the years ended December 31,
	2018	2017
	(audited)	(unaudited)
	$	$
Sales:
Lithium Business	219,964,972	161,660,771
Ni-MH Batteries and Accessories	73,966,989	53,492,309
Sales to GZ Highpower	-	746,776
Net sales (excluding GZ Highpwer)	293,931,961	215,899,856
Gross profit (excluding GZ Highpwer)	56,875,236	44,023,549
Gross profit margin (excluding GZ Highpwer)	19.3%	20.4%

Net income:
Net income	13,154,581	17,213,896
Less: Net income of GZ Highpower (including transaction with GZ Highpwer)	-	1,470,145
Net income (excluding GZ Highpwer)	13,154,581	15,743,751

Liquidity and Capital Resources

We had cash of approximately $24.9 million as of December 31, 2018, as compared to $14.5 million as of December 31, 2017.

To provide liquidity and flexibility in funding our operations, we borrow funds under bank facilities and other external sources of financing. As of December 31, 2018, we had lines of credit with seven financial institutions aggregating $102.6 million. The maturities of these facilities vary from January 2019 to October 2021. The facilities are subject to regular review and approval. Certain of these bank facilities are guaranteed by our Chief Executive Officer, Mr. Dang Yu Pan and his wife, pledged by land use right and buildings, and contain customary affirmative and negative covenants for secured credit facilities of this type. Interest rates are generally based on the banks’ reference lending rates. No significant commitment fees are required to be paid for the bank facilities. As of December 31, 2018, we utilized approximately $78.8 million under such general credit facilities and had available unused credit facilities of $23.8 million. The Company’s debt asset ratio increased to 73.2% as of December 31, 2018, which increased by 3.7% as compared to a debt asset ratio of 69.5% as of December 31, 2017.

For the year ended December 31, 2018, net cash provided by operating activities was approximately $7.5 million, as compared to net cash used in operating activities of $4.1 million for the comparable period in 2017. The net cash increase of $11.6 million provided by operating activities is primarily due to an decrease of $10.3 million in cash outflow from inventories, an increase of $9.2 million in cash outflow from accounts receivable, and an increase of $8.6 million in cash inflow from advances to suppliers.

Net cash used in investing activities was $15.9 million for the year ended December 31, 2018 compared to $4.3 million for the comparable period in 2017. The net cash increase of $11.6 million used in investing activities is primarily attributable to a decrease of $10.5 million in cash inflow from proceeds from sale of long-term investment.

Net cash provided by financing activities was $42.3 million for the year ended December 31, 2018 as compared to $25.1 million for the comparable period in 2017. The net increase of $17.2 million cash provided by financing activities was primarily attributable to an increase of $16.1 million in cash inflow from proceeds from short-term bank loans.

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For fiscal year 2018 and 2017, our inventory turnover was 4.9 and 6.0 times, respectively. The average days outstanding of our accounts receivable at December 31, 2018 was 83 days, as compared to 77 days at December 31, 2017. Inventory turnover and average days outstanding of accounts receivables are key operating measures that management relies on to monitor our business.

The accounts receivable and inventory turnover ratios have critical influence on the working capital. We provide our major customers with payment terms ranging from 30 to 90 days. Additionally, our production lead time is approximately 30 to 40 days, from the inspection of incoming materials, to production, testing and packaging. We need to keep a large supply of raw materials, work in process and finished goods inventory on hand to ensure timely delivery of our products to customers. We use two methods to support our working capital needs: (i) paying our suppliers under payment terms ranging from 60 to 120 days; and (ii) using short-term bank loans. Upon receiving payment for our accounts receivable, we pay our short-term loans. Our working capital management practices are designed to ensure that we maintain sufficient working capital.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet debt, nor do we have any transactions, arrangements or relationships with any special purpose entities.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable for a smaller reporting company.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required by this Item 8 is incorporated in this Form 10-K.

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.  CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures

Disclosure controls and procedures are controls and other procedures that are designed and adopted by management to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is properly recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that all necessary information required to be disclosed by the Company in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive and financial officers, as appropriate to allow timely decisions regarding required disclosure.

As of the end of the period covered by this Annual Report, we conducted an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act). Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective.

(b) Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f) and 15d-15(f), is a process designed by, or under the supervision of, our principal executive and principal financial officers and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use of disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2018. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Tread way Commission (COSO) in the 2013 Internal Control-Integrated Framework. Based on this assessment, management believes that as of December 31, 2018, our internal control over financial reporting is effective based on those criteria.

(c) Changes in Internal Control over Financial Reporting

There were no significant changes in our internal controls over financial reporting that occurred during the fourth quarter of 2018, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.  OTHER INFORMATION

Working Capital Loan Contracts between SZ Springpower and Bank of China, Buji Sub-branch

On October 16, 2018, SZ Springpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used by SZ Springpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. SZ Springpower must withdraw the facility within 30 days from October 17, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan. The balance of loan was $1,460,238 as of December 31, 2018.

On November 15, 2018, SZ Springpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB20,000,000 ($2,920,475) to be used by SZ Springpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. SZ Springpower must withdraw the facility within 30 days from November 16, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan. The balance of loan was $2,920,475 as of December 31, 2018.

The following constitute events of default under each loan agreement: failure to comply with repayment obligations under the agreement or any affiliated credit lines contract; failure to use borrowed funds according to the specified purposes; any statement made by SZ Springpower in the agreement is untrue or in violation of any commitments in the loan agreement or affiliated loan contracts; failure to provide an additional guarantor as required by the loan agreement; significant business difficulties or risks, deteriorated financial losses or losses of assets, or other financial crisis; breach of covenants in other credit agreements with the bank or affiliated institutions of the bank; any guarantor breaches a contract or defaults under any agreement with the bank or affiliated institutions of the bank; termination of its business or engagement due to any wind-up, cancellation or bankruptcy issues; involvement or potential involvement in significant economic disputes, litigation, arbitration or assets seizure or confiscation, or its involvement in other judicial proceedings or administrative punishment proceedings that have affected or may affect its capacity to perform its obligations under the affiliated specific credit line contract; an abnormal change in any major individual investor or key management member of SZ Springpower or such a person or entity’s becoming subject to investigation or restriction by the judiciary, which have or may affect SZ Springpower’s performance of obligation under affiliated specific credit line contract; Bank of China’s discovery of any situation that may affect the financial position or performance capacities of SZ Springpower or a guarantor after the bank’s annual review of SZ Springpower’s financial position and performance; failure to provide the relevant documentation acceptable to Bank of China about the inflows and outflows of large-sum and abnormal capital in capital recovery account; or being in violation of other rights and obligations under the affiliated specific credit line contract.

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Upon the occurrence of an event of default, the bank may: request SZ Springpower or any guarantor to rectify the event of default within a specified time period; reduce, temporarily suspend or permanently terminate SZ Springpower’s credit limit in whole or in part; temporarily suspend or permanently terminate in part or in whole SZ Springpower’s application for specific credit line under the agreement; announce the immediate expiration of all the credit lines granted under the affiliated specific credit line contract as well as other contracts; terminate or release the contract, terminate or release in part or in whole any of the affiliated specific credit line contract as well as the other contracts executed between SZ Springpower and the bank; require compensation from SZ Springpower on the losses thereafter caused; hold SZ Springpower’s deposit account at the bank in custody for repayment of amounts due under the contract; exercise the real rights for security; request repayment from a guarantor; or take any other procedures deemed necessary by the bank.

Working Capital Loan Contracts between ICON and Bank of China, Buji Sub-branch

On October 9, 2018, ICON entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used by ICON to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. ICON must withdraw the facility within 30 days from October 10, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Springpower, SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan. The balance of loan was $1,460,238 as of December 31, 2018.

The following constitute events of default under each loan agreement: failure to comply with repayment obligations under the agreement or any affiliated credit lines contract; failure to use borrowed funds according to the specified purposes; any statement made by ICON in the agreement is untrue or in violation of any commitments in the loan agreement or affiliated loan contracts; failure to provide an additional guarantor as required by the loan agreement; significant business difficulties or risks, deteriorated financial losses or losses of assets, or other financial crisis; breach of covenants in other credit agreements with the bank or affiliated institutions of the bank; any guarantor breaches a contract or defaults under any agreement with the bank or affiliated institutions of the bank; termination of its business or engagement due to any wind-up, cancellation or bankruptcy issues; involvement or potential involvement in significant economic disputes, litigation, arbitration or assets seizure or confiscation, or its involvement in other judicial proceedings or administrative punishment proceedings that have affected or may affect its capacity to perform its obligations under the affiliated specific credit line contract; an abnormal change in any major individual investor or key management member of ICON or such a person or entity’s becoming subject to investigation or restriction by the judiciary, which have or may affect ICON’s performance of obligation under affiliated specific credit line contract; Bank of China’s discovery of any situation that may affect the financial position or performance capacities of ICON or a guarantor after the bank’s annual review of ICON’s financial position and performance; failure to provide the relevant documentation acceptable to Bank of China about the inflows and outflows of large-sum and abnormal capital in capital recovery account; or being in violation of other rights and obligations under the affiliated specific credit line contract.

Upon the occurrence of an event of default, the bank may: request ICON or any guarantor to rectify the event of default within a specified time period; reduce, temporarily suspend or permanently terminate ICON’s credit limit in whole or in part; temporarily suspend or permanently terminate in part or in whole ICON’s application for specific credit line under the agreement; announce the immediate expiration of all the credit lines granted under the affiliated specific credit line contract as well as other contracts; terminate or release the contract, terminate or release in part or in whole any of the affiliated specific credit line contract as well as the other contracts executed between ICON and the bank; require compensation from ICON on the losses thereafter caused; hold ICON’s deposit account at the bank in custody for repayment of amounts due under the contract; exercise the real rights for security; request repayment from a guarantor; or take any other procedures deemed necessary by the bank.

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Working Capital Loan Contracts between SZ Highpower and Bank of China, Buji Sub-branch

On October 30, 2018, SZ Highpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used by SZ Highpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. SZ Highpower must withdraw the facility within 30 days from December 6, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Springpower and our Chief Executive Officer, Dang Yu Pan. The Company’s real estate properties and land use rights in Huizhou also serve as collateral for the loan. The balance of loan was $1,460,238 as of December 31, 2018.

The following constitute events of default under each loan agreement: failure to comply with repayment obligations under the agreement or any affiliated credit lines contract; failure to use borrowed funds according to the specified purposes; any statement made by SZ Highpower in the agreement is untrue or in violation of any commitments in the loan agreement or affiliated loan contracts; failure to provide an additional guarantor as required by the loan agreement; significant business difficulties or risks, deteriorated financial losses or losses of assets, or other financial crisis; breach of covenants in other credit agreements with the bank or affiliated institutions of the bank; any guarantor breaches a contract or defaults under any agreement with the bank or affiliated institutions of the bank; termination of its business or engagement due to any wind-up, cancellation or bankruptcy issues; involvement or potential involvement in significant economic disputes, litigation, arbitration or assets seizure or confiscation, or its involvement in other judicial proceedings or administrative punishment proceedings that have affected or may affect its capacity to perform its obligations under the affiliated specific credit line contract; an abnormal change in any major individual investor or key management member of SZ Highpower or such a person or entity’s becoming subject to investigation or restriction by the judiciary, which have or may affect SZ Highpower’s performance of obligation under affiliated specific credit line contract; Bank of China’s discovery of any situation that may affect the financial position or performance capacities of SZ Highpower or a guarantor after the bank’s annual review of SZ Highpower’s financial position and performance; failure to provide the relevant documentation acceptable to Bank of China about the inflows and outflows of large-sum and abnormal capital in capital recovery account; or being in violation of other rights and obligations under the affiliated specific credit line contract.

Upon the occurrence of an event of default, the bank may: request SZ Highpower or any guarantor to rectify the event of default within a specified time period; reduce, temporarily suspend or permanently terminate SZ Highpower’s credit limit in whole or in part; temporarily suspend or permanently terminate in part or in whole SZ Highpower’s application for specific credit line under the agreement; announce the immediate expiration of all the credit lines granted under the affiliated specific credit line contract as well as other contracts; terminate or release the contract, terminate or release in part or in whole any of the affiliated specific credit line contract as well as the other contracts executed between SZ Highpower and the bank; require compensation from SZ Highpower on the losses thereafter caused; hold SZ Highpower’s deposit account at the bank in custody for repayment of amounts due under the contract; exercise the real rights for security; request repayment from a guarantor; or take any other procedures deemed necessary by the bank.

Comprehensive Credit Line Contract between SZ Highpower and Bank of China, Buji Sub-branch

On October 30, 2018, SZ Highpower entered into a comprehensive credit line contract with Bank of China, Buji Sub-branch, which provides for a revolving line of credit of up to RMB80,000,000 ($11,681,902), consisting of up to RMB50,000,000 ($7,301,189) in loans and up to RMB30,000,000 ($4,380,713) in bank acceptance. SZ Highpower may withdraw the loan, from time to time as needed, but must make specific drawdown application on and before October 30, 2021. The loan is guaranteed by SZ Springpower and our Chief Executive Officer, Dang Yu Pan. The Company’s real estate properties and land use rights in Huizhou also serves as collateral for the loan. The balance of used facility was $11,370,345 as of December 31, 2018.

The following constitute events of default under each loan agreement: failure to comply with repayment obligations under the agreement or any affiliated credit line; failure to use borrowed funds according to the specified purposes; any statement made by SZ Highpower in the agreement is untrue or in violation of any commitments in the loan agreement or affiliated loan contracts; failure to provide an additional guarantor as required by the loan agreement; significant business difficulties or risks, deteriorated financial losses or losses of assets, or other financial crisis; violation of other rights and obligations under the agreement; or breach of covenants by SZ Highpower or any guarantor in other credit agreements with the bank or affiliated institutions of the bank.

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Upon the occurrence of an event of default, the bank may: request SZ Highpower or any guarantor to rectify the event of default within a specified time period; reduce, temporarily suspend or permanently terminate SZ Highpower’s credit limit in whole or in part; temporarily suspend or permanently terminate in part or in whole SZ Highpower’s application for specific credit line under the agreement; announce the immediate expiration of all the credit line granted under the agreement and affiliated specific credit line contracts; terminate or release the agreement, terminate or release in part or in whole any of the affiliated specific credit line contracts as well as the other contracts executed between SZ Highpower and the bank; require compensation from SZ Highpower on the losses thereafter caused; hold SZ Highpower’s deposit account at the bank in custody for repayment of amounts due under the agreement; exercise the real rights for security; request repayment from a guarantor; or take any other procedures deemed necessary by the bank.

Comprehensive Credit Line Contract between ICON and Bank of Jiangsu, Shenzhen Sub-branch

On October 16, 2018, ICON entered into a comprehensive credit line contract with the Bank of Jiangsu, Shenzhen Sub-branch, which provides for a revolving line of credit of up to RMB10,000,000 ($1,460,238). ICON may withdraw the loan, from time to time as needed, on or before September 24, 2019. The loan is guaranteed by SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan and SZ Springpower. The used facility was $1,459,654 as of December 31, 2018.

The following constitute events of default under the loan contracts: an adverse change in ICON’s business market or a significant monetary policy change in the PRC; the occurrence of significant business difficulties or adverse changes on the financial conditions of ICON; a termination of business, liquidation, restructuring, dissolution or bankruptcy by or of ICON; ICON’s involvement in significant litigation, arbitration or administrative penalties, or its involvement in any other significant default with other creditors; ICON indicates directly or by its conduct that it will not perform its obligations under the contract or other contracts with the bank; ICON’s providing of false materials or withholding of important financial or operational facts; ICON’s failure to perform its obligations under the contract or the affiliated specific credit line contract executed in connection with specific drawdowns; ICON’s violation of other contracts with the bank; ICON’s transfer of assets, retrieval of capital, denial of indebtedness or other actions that may adversely affect the bank’s rights; ICON’s involvement in illegal operations; ICON’s change in corporate structure, such as a separation, merger, amalgamation, acquisition, reorganization; ICON’s loss of commercial integrity; a change in ICON’s controlling shareholder, or the occurrence of a major event to ICON’s controlling shareholders, actual controllers, legal representative, or senior management staff, including, but not limited to, involvement in or the occurrence of illegal operations, litigation, arbitration, a deteriorated financial situation, bankruptcy or dissolution; the guarantor’s breach of the contract, or guarantee agreement or the occurrence of other situations that may negatively affect the guarantor’s ability to guaranty the loan; or any other circumstance affect or may affect the bank’s ability to collect on the loan.

Upon the occurrence of an event of default, the bank may: adjust the maximum amount of the line of credit and/or cancel the comprehensive contract, terminate the unused portion of the credit line.

Comprehensive Credit Line Contract between SZ Springpower and Bank of Jiangsu, Shenzhen Sub-branch

On October 16, 2018, SZ Springpower entered into a comprehensive credit line contract with the Bank of Jiangsu, Shenzhen Sub-branch, which provides for a revolving line of credit of up to RMB15,000,000 ($2,190,357). SZ Springpower may withdraw the loan, from time to time as needed, on or before September 24, 2019. The loan is guaranteed by SZ Highpower, ICON, HZ HTC and our Chief Executive Officer, Dang Yu Pan. The used facility was $2,188,604 as of December 31, 2018.

The following constitute events of default under the loan contracts: an adverse change in SZ Springpower’s business market or a significant monetary policy change in the PRC; the occurrence of significant business difficulties or adverse changes on the financial conditions of SZ Springpower; a termination of business, liquidation, restructuring, dissolution or bankruptcy by or of SZ Springpower; SZ Springpower’s involvement in significant litigation, arbitration or administrative penalties, or its involvement in any other significant default with other creditors; SZ Springpower indicates directly or by its conduct that it will not perform its obligations under the contract or other contracts with the bank; SZ Springpower’s providing of false materials or withholding of important financial or operational facts; SZ Springpower’s failure to perform its obligations under the contract or the affiliated specific credit line contract executed in connection with specific drawdowns; SZ Springpower’s violation of other contracts with the bank; SZ Springpower’s transfer of assets, retrieval of capital, denial of indebtedness or other actions that may adversely affect the bank’s rights; SZ Springpower’s involvement in illegal operations; SZ Springpower’s change in corporate structure, such as a separation, merger, amalgamation, acquisition, reorganization; SZ Springpower’s loss of commercial integrity; a change in SZ Springpower’s controlling shareholder, or the occurrence of a major event to SZ Springpower’s controlling shareholders, actual controllers, legal representative, or senior management staff, including, but not limited to, involvement in or the occurrence of illegal operations, litigation, arbitration, a deteriorated financial situation, bankruptcy or dissolution; the guarantor’s breach of the contract, or guarantee agreement or the occurrence of other situations that may negatively affect the guarantor’s ability to guaranty the loan; or any other circumstance affect or may affect the bank’s ability to collect on the loan.

Upon the occurrence of an event of default, the bank may: adjust the maximum amount of the line of credit and/or cancel the comprehensive contract, terminate the unused portion of the credit line.

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PART III

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The following individuals constitute our board of directors (our "Board") and executive management:

Name	Age	Position
Dangyu (George) Pan	51	Chief Executive Officer and Chairman of the Board
Shengbin (Sunny) Pan	42	Chief Financial Officer and Corporate Secretary
Xingqun (Leo) Liao	39	Chief Technology Officer
Wen Liang Li	53	Director
T. Joseph Fisher, III	66	Director
Ping Li	53	Director
Jie Wang	55	Director

Dangyu (George) Pan has been the Chairman of the Board and Chief Executive officer of Highpower International and HKHTC since November 2007 and July 2003, respectively. Mr. Pan is the founder of SZ Highpower and has served as the Chairman of the Board and Chief Executive Officer since October 2002. Mr. Pan has served as a director ICON since February 2011; as a director and Chief Executive Officer of SZ Springpower since June 2008; and as a director of HZ HTC since March 2012. From May 2001 to October 2002, Mr. Pan was the General Manager and Chairman of the Board of Guangzhou Haopeng Technology Co., Ltd. From January 1997 to July 2000, Mr. Pan was the Vice General Manager of NanhaiShida Battery Co., Ltd. From January 1995 to December 1996, Mr. Pan served as a director of the Huangpu Aluminum Factory. Additionally, from August 1990 to December 1994, Mr. Pan worked in the sales department of the Guangzhou Aluminum Products Factory. Mr. Pan received a bachelor’s degree in metallurgical engineering from Central South University in China in 1990. We believe Mr. Pan’s qualifications to sit on our Board include his extensive understanding of our business, our products and the battery industry that he has acquired over his 20 years working in the battery industry, including over 15 years as an officer and director of SZ Highpower.

Shengbin (Sunny) Pan has served as the Chief Financial Officer of the Company since February 2017 and was interim CFO prior to that, since August 7, 2016. From January 2016 to September 2017, Mr. Pan has been General Manager of HZ HTC. Mr. Pan joined the Company in January 2015 as its Finance Controller. Mr. Pan has over 20 years' experience in finance and IT management positions with several multi-national companies. Prior to joining the Company, Mr. Pan held positions with subsidiaries of Philips in China. From December 2013 to December 2014, Mr. Pan was Finance Controller and a director at Philips Luminaire Manufacturing (Shenzhen) Co., Ltd. and Finance Controller, managing director and legal representative at Philips Luminaire Manufacturing (Ningbo) Co., Ltd. and, from January 2011 to December 2013 he was Finance Controller at Philips Domestic Appliance & Personal Care Co., Ltd., Zhuhai. He has ACCA (UK) and CICPA (China) qualifications, and has extensive experience in OX IFRS/China GAAP/US GAAP. Mr. Pan received a B.S. in International Accounting from Shanxi Financial & Economical Institute in China in 1996, and an MBA from New York Institution of Technology.

Xingqun (Leo) Liao has served as Chief Technology Officer of the Company since June 2017. From June 2003 to September 2017, Mr. Liao has served as an engineer, R&D Manager, Chief Engineer, Deputy General Manager and General Manager of SZ Highpower. Since October 2017, Mr. Liao has been General Manager of HZ HTC. Mr. Liao received his Master and BA degrees in Central South University.

Wen Liang Li has been a director of Highpower International since November 2007 and a director of HKHTC since July 2003. From January 1996 to December 2002, Mr. Li served as Vice General Manager of Zhuhai Taiyi Battery Co., Ltd., a battery manufacturer. From November 2007 to June 2017, Wen Liang Li was Vice President, Chief Technology Officer of the Company and prior to that he held positions with the Company’s subsidiaries. Wen Liang Li remains as a director of the Company and continues working with the Company as Senior New Energy Scientist. Mr. Li received a master’s degree in Electrochemistry from the Harbin Institute of Technology in China in 1991. We believe that Mr. Li’s over 25 years of work experience in the battery industry, including 15 years as an officer and director of SZ Highpower, well qualify Mr. Li to serve on our Board.

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T. Joseph Fisher III has served as a director of the Company since April 2011. He currently is Vice President - Global Commercial Sales for A123 Systems, LLC since July 2014. He previously served as the CEO and President of Valence Technology, Inc. from November 2012 until June 2014, and since July 2012 has been a director of Valence, which exited a chapter 11 bankruptcy in November 2013, and went private in December 2013. Prior to joining Valence, Mr. Fisher was the CEO and President of Contour Energy Systems, a spin out from Caltech, specializing in the development and commercialization of customizable battery technologies, from February 2008 to January 2012. He also is President and Founder of JCF International, LLC, an advisory and consulting firm for portable power companies. Mr. Fisher was employed for 33 years at the Energizer battery group, where he had held numerous senior management positions including Vice President - Global Rechargeable Battery Business Unit from April 2001 to May 2007, Vice President and General Manager - Energizer Power Systems, Vice President - Business Development, General Manager - Miniature Batteries, as well as holding several international management assignments in Europe, Argentina and South Africa. He also worked for Xerox, General Electric and Union Carbide earlier in his career. Mr. Fisher received a B.S. in Industrial Management from the University of Cincinnati in 1975, and an MBA in 1977 from the West Virginia College of Graduate Studies, now a part of Marshall University. We believe that Mr. Fisher’s qualifications to sit on our Board include his extensive understanding of our business and over 30 years of experience in the battery industry, as well as his knowledge of U.S. GAAP and financial statements.

Ping Li has served as a director of the Company since January 2008. Since November 2008, Mr. Li has served as Director at Intel Capital, focusing on Intel’s investment activities in China. From July 2003 to October 2008, Mr. Li served as the Managing Director of Investment at China Vest, a venture capital firm. From February 2002 to July 2003, Mr. Li served as Chief Financial Officer of Great Wall Technology Co., Ltd., an investment technology company. Mr. Li received a master’s degree in biology from Columbia University in 1989 and an MBA in finance in 1994 from the Wharton School of the University of Pennsylvania. We believe that Mr. Li’s qualifications to sit on our Board include his knowledge of the capital markets and his experience, expertise and background with respect to accounting matters, including his experience as a chief financial officer and familiarity with U.S. GAAP and financial statements.

Jie Wang was appointed to our Board on October 18, 2017. Dr. Wang has been Executive Director of the Stanford Center for Sustainable Development and Global Competitiveness since 2008, and Consulting Professor, Department of Civil and Environmental Engineering, since 2013. In addition, since 2003, Dr. Wang has been Director of the Stanford Sustainable Development and Environmental Informatics Group. Dr. Wang has held numerous positions with Stanford University, including as Consulting Associate Professor and Consulting Assistant Professor, Department of Civil and Environmental Engineering from 2005-2013 and 2003-2005, respectively, Executive Director, Stanford-China Executive Leadership Program from 2005-2010, Senior Architect of E-commerce, ITSS from 1998-2000, and Architect of Distributed Computing Environment, ITSS, from 1995-1998. From 2002 to 2005, Dr. Wang was Senior System Architect at Collation, Inc., an IT management software provider, which is now a subsidiary of IBM [NYSE: IBM], and from 2000 to 2002, he was Senior Architect of Loudcloud Inc. one of the first cloud computing service providers, which is now a subsidiary of Hewlett-Packard Enterprise [NYSE: HPE]. In collaboration with colleagues, Dr. Wang has published extensively on computational reasoning and learning models for smart infrastructures/smart manufacturing and their optimized services, management and engineering informatics and knowledge integration for intelligent social services, social and service computing, sustainable development and environmental informatics, decision making and knowledge management for research and educational collaborations, E-commerce and E-government, IT as a modern tool for business competitive strategy, smart manufacturing, and strategy and implementation of smart city and smart region. Dr. Wang holds Ph.D. and M.S. degrees in Civil and Environmental Engineering from Stanford University, an M.S. in Meteorology and Physical Oceanography from the University of Miami, FL, and a B.S. in Naval Architecture and Ocean Engineering from Shanghai Jiao Tong University, China. We believe that Dr. Wang’s qualifications to sit on our Board include his background and comprehensive research in automation software for IT, smart infrastructure/smart manufacturing, and information and communication technologies and that Dr. Wang will provide the Company with valuable insight as we expand to take advantage of opportunities to apply our niche expertise within the IoT industry.

Family Relationships

There are no family relationships among any of the officers and directors.

Director Independence

Subject to certain exceptions, under the listing standards of the NASDAQ Stock Market, LLC, a listed company’s board of directors must consist of a majority of independent directors. Currently, our board of directors has determined that each of the non-management directors, Jie Wang, T. Joseph Fisher, III and Ping Li, is an “independent” director as defined by the listing standards of the NASDAQ Marketplace Rules currently in effect and approved by the SEC and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the “independence” standards applicable to members of each such committee. The board of directors made this affirmative determination regarding these directors’ independence based on discussion with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The board of directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the board of director’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NASDAQ Marketplace Rules.

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Board Committees

Our Board has three standing committees – an Audit Committee (our "Audit Committee"), a Compensation Committee (our "Compensation Committee"), and a Nominating Committee (our "Nominating Committee").

Audit Committee

We established our Audit Committee in January 2008. The Audit Committee consists of Jie Wang, T. Joseph Fisher, III and Ping Li, each of whom is an independent director. Mr. Ping Li, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our Board in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee’s responsibilities include:

•	The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•	Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our company or that are the subject of discussions between management and the independent auditors.

Our Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is posted on the Company’s website at: www.highpowertech.com.

Compensation Committee

We established our Compensation Committee in January 2008. The Compensation Committee consists of Jie Wang and T. Joseph Fisher, III, each of whom is an independent director. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for the Company’s directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. Our Board has adopted a written charter for the Compensation Committee. A current copy of the Compensation Committee Charter is posted on the Company’s website at: www.highpowertech.com.

Nominating Committee

The Nominating Committee consists of Jie Wang and T. Joseph Fisher, III, each of whom is an independent director. T. Joseph Fisher, III is the Chairman of the Nominating Committee. The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting and fills any vacancies on our Board, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. Our Board has adopted a written charter for the Nominating Committee. A current copy of the Nominating Committee Charter is posted on the Company’s website at: www.highpowertech.com.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s securities are currently registered under Section 12 of the Securities Exchange Act of 1934, as amended. As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of equity securities under Sections 13 or 16 of the Exchange Act. Based on a review of written representations from our executive officers and directors and a review of Forms 3, 4 and 5 furnished to us, we believe that during the fiscal year ended December 31, 2018, all directors, officers and more than 10% owners filed reports required by Section 16(a) of Exchange Act on a timely basis.

Code of Ethics

The Company’s board of directors has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct. The Code is posted on the Company’s website located at: www.highpowertech.com, and is available in print, without charge, upon written request to the Company at Highpower International, Inc., Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China. The Company intends to post promptly any amendments to or waivers of the Code on its website.

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ITEM 11.  EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2018 and 2017 of the principal executive officer (our “named executive officers”).

Name and Position	Year	Salary	Non-equity Incentive Plan Awards	Stock Awards (1)	Option Awards (1)	Total
		$	$	$	$	$
Dangyu (George) Pan	2018	98,587	63,297	-	-	161,884
CEO and Chairman	2017	74,191	124,639	139,500	265,352	603,682
Shengbin (Sunny) Pan	2018	97,845	60,283	-	-	158,128
Chief Financial Officer	2017	75,007	65,935	93,000	226,242	460,184
Xingqun (Leo) Liao	2018	80,979	47,467	-	-	128,446
Chief Technology Officer (2)	2017	59,797	54,095	-	204,117	318,009

(1)	Represents the full grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718. For assumptions used in calculation of awards, see Note 20 (Share Based Payment) to our consolidated financial statements included in this Annual Report on Form 10-K.
(2)	Mr. Liao was appointed Chief Technology Officer in June 2017.

Bonus is based on performance. Key performance indicators, as criteria for determining bonuses include corporate profitability, net sales, net income, gross profit, efficiency and improvement, cost control and corporate milestone achievements.

Shengbin (Sunny) Pan has entered into an Employment Contract with a subsidiary of the Company to serve as Chief Financial Officer. The Contract has a term until December 31, 2022. Mr. Pan does not have a fixed salary under the Contract. The Company may immediately terminate the Contract if, among other items, Mr. Pan does not perform to standards, violates the Company’s rules, conducts an act of serious misconduct significantly damaging the Company’s interest, discloses confidential information, engages in another occupation without the Company’s consent, or is held criminally liable. If the Company terminates the contract in breach of its terms, it will be liable for compensation. The Company may provide 30 days advance notice of termination or pay Mr. Pan one month of salary if he is unable to perform his duties based on illness or injury, he is no longer qualified to perform his duties (after additional training), or significant changes in the Company result in Mr. Pan’s inability to perform under the Contract.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding stock options and unvested shares of restricted stock for each of our named executive officers as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)		Option Exercise Price($)	Option Expiration Date	Number of Shares that have Not Vested (#)(2)	Market Value of Shares that have not vested ($)(3)
Dangyu (George) Pan	31,688	52,812		4.65	09/21/2027	18,750	40,688

Shengbin (Sunny) Pan	24,375	40,625		4.65	09/21/2027	12,500	27,125
	5,000	10,000	(3)	2.20	02/12/2027	-	-

Xingqun (Leo) Liao	24,375	40,625		4.65	09/21/2027	-	-

(1)	On September 22, 2017, Dangyu (George) Pan was granted 84,500 options to purchase common stock, and Shengbin (Sunny) Pan and Xingqun (Leo) Liao were each granted 65,000 options to purchase common stock. The options vest over a three year period on the anniversary date of the grant at 30%, 30% and 40%, respectively. On September 22, 2018, 30% of the options vested, and thereafter on each subsequent anniversary date of the grant, the restricted shares vest in equal installments on a 1/12th basis each month per year for the applicable percentage. On February 12, 2017, Shengbin (Sunny) Pan was granted 15,000 options to purchase common stock. Such options vest one-third on each anniversary date of the grant.

(2)	On September 22, 2017, Dangyu (George) Pan was granted 30,000 shares of restricted common stock, and Shengbin (Sunny) Pan was granted 20,000 shares of restricted common stock. The restricted common stock vests over a three year period on the anniversary date of the grant at 30%, 30% and 40%, respectively. On September 22, 2018, 30% of the restricted shares vested, and thereafter on each subsequent anniversary date of the grant, the restricted shares vest in equal installments on a 1/12th basis each month per year for the applicable percentage.

(3)	Market value is based on the closing price of $2.17 of the Company’s common stock on December 31, 2018.

The Company did not grant any equity awards to the named executive officers during 2018.

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Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2018 by members of our Board. Compensation information for Dang Yu Pan is described in the summary compensation table above.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (2)	Total
	$	$	$	$
T. Joseph Fisher, III	94,000	-	-	94,000
Ping Li	127,000	-	-	127,000
Jie Wang	-	-	-	-
Wen Liang Li	151,761	-	-	151,761

(1)	Includes fees paid as a member of the Special Committee, as further described below.
(2)	Represents the full grant date fair value computed in accordance with FASB ASC Topic 718. For assumptions used in calculation of awards, see Note 20 (Share Based Payment) to our consolidated financial statements included in this Annual Report on Form 10-K.

We do not have a formal policy with respect to the compensation of our non-executive directors. We pay our non-executive directors for their services at the rate of $2,000 to $3,000 per month.

On September 22, 2017, the Company granted to each of T. Joseph Fisher, III, Ping Li and Xin Hai Li awards of 15,000 shares of restricted stock. The awards vest over a three year period on the anniversary date of the grant at 30%, 30% and 40%, respectively, with the entire 30% vesting on the first anniversary of the grant, and thereafter on each subsequent anniversary date of the grant, the awards vest in equal installments on a 1/12th basis each month per year for the applicable percentage.

On September 22, 2017, the Company granted Wen Liang Li awards of 20,000 shares of restricted stock and 32,500 options. The options have an exercise price of $4.65 per share and the awards vest over a three year period on the anniversary date of the grant at 30%, 30% and 40%, respectively, with the entire 30% vesting on the first anniversary of the grant, and thereafter on each subsequent anniversary date of the grant, the awards vest in equal installments on a 1/12th basis each month per year for the applicable percentage.

In June 2018, the Board formed a Special Committee to evaluate a preliminary non-binding proposal. The members of the Special Committee are Ping Li, chairman, and T. Joseph Fisher, III. The members of the Special Committee receive a monthly payment of $10,000 and the chairman receive a monthly payment of $13,000.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2018 regarding compensation plans, including any individual compensation arrangements, under which equity securities of Highpower International, Inc. are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	823,848	$4.01	2,250,000
Equity compensation plans not approved by security holders	-	-	-
Total	823,848	$4.01	2,250,000

As of March 28, 2019, there were 2,250,000 shares available for issuance pursuant to the Plan.

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ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of March 28, 2019, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth as of March 28, 2019 certain information with respect to beneficial ownership of our common stock based on 15,567,953 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;
•	Each named executive officer;
•	Each director; and
•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

5% Stockholders
Renaissance Technologies LLC 800 Third Avenue, NY, NY 10022	1,047,299	(1)	6.7%

Wen Wei Ma	5,115,257	(2)	32.5%

Directors and Executive Officers
Dang Yu Pan	5,115,257	(2)	32.5%

Wen Liang Li	5,115,257	(2)	32.5%

Sunny Pan	62,500	(3)	*

T. Joseph Fisher III	51,000	(3)	*

Ping Li	15,000		*

Jie Wang	-		*

Xing Qun Liao	32,500	(3)	*

Officers and Directors as a Group (total of 7 persons)	5,276,257	(2)(3)	33.6%

* Indicates beneficial ownership of less than 1.0%.

(1)	According to a Schedule 13G filed with the SEC on February 13, 2019, Renaissance Technologies LLC (“RTC”) is majority owned by Renaissance Technology Holdings Corporation (“RTHC”). Each of RTC and RTHC have sole voting and dispositive power over 1,047,299 shares.

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(2)	Consists of (i) an aggregate of 3,135,023 shares beneficially owned by Dang Yu Pan, which includes 269,959 shares held by Advance Pride International Limited, which is 100% owned by Mr. Pan, and options to purchase 42,250 shares, (ii) an aggregate of 1,517,367 beneficially owned by Wen Liang Li, which includes options to purchase 16,250 shares, and (iii) 462,867 shares owned by Wen Wei Mai, which includes options to purchase 6,500 shares. Pursuant to a Schedule 13D/A filed with the SEC on March 15, 2019, on March 13, 2019, Mr. Pan, Mr. Li, and Mr. Ma, a stockholder and former officer of the Company (collectively, the “Founders”), and Essence International Financial Holdings (Hong Kong) Limited (“Essence”, together with the Founders, the “Consortium”) entered into a consortium agreement (the “Consortium Agreement”), pursuant to which the members of the Consortium agreed, among other things, to participate and cooperate with each other in a transaction to acquire the Company (the “Transaction”) and to vote, or cause to be voted, at every stockholder meeting all securities beneficially owned by such party and which have voting rights in favor of the Transaction and against any competing proposal or matter that would facilitate a competing proposal. Pursuant to the Schedule 13D/A, the Founders may be deemed, by reason of the proposal letter and Consortium Agreement as described therein, to beneficially own the shares of Common Stock beneficially owned by all such persons, as a “group.”
(3)	For Sunny Pan, includes 42,500 shares underlying vested options. For T. Joseph Fisher III, includes 15,000 shares underlying options. For Xing Qun Liao, includes 32,500 shares underlying options.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Non-Binding Proposal and Consortium Agreement

On June 2, 2018, the Company received a preliminary non-binding proposal (the “Proposal Letter”) from Mr. Dangyu (George) Pan, Chairman and Chief Executive Officer of the Company, proposing to acquire, through an acquisition vehicle to be formed by Mr. Pan, all of the outstanding shares of the Company’s common stock that are not already directly or indirectly beneficially owned by Mr. Pan for cash consideration equal to US$4.80 per share of common stock to be funded by a combination of debt and equity capital arranged by Mr. Pan. The Proposal Letter stated that Mr. Pan expects commitments for the debt financing, subject to terms and conditions set forth therein, to be in place when the definitive agreements for the acquisition are executed. Mr. Pan also stated in the Proposal Letter that he is only interested in pursuing the acquisition and does not intend to sell his stake in the Company to a third party. Furthermore, the Proposal Letter specifies that it constitutes only a preliminary indication of interest, and is subject to negotiation and execution of definitive agreements relating to the proposed transaction.

On June 25, 2018, the Company announced that its Board of Directors formed a Special Committee comprised solely of independent directors (the "Special Committee") to consider the terms in the Proposal Letter. Ping (David) Li and T. Joseph Fisher, III will serve on the Special Committee and Mr. Li will serve as Chairman.

On March 13, 2019, Mr. Pan, Mr. Wen Liang Li, Mr. Wen Wei Ma (collectively, the “Founders”), and Essence International Financial Holdings (Hong Kong) Limited (“Essence”, together with the Founders, the “Consortium”) entered into a consortium agreement (the “Consortium Agreement”). Under the Consortium Agreement, the members of the Consortium agreed, among other things, to form a consortium to (i) participate in a transaction (the “Transaction”) to acquire the Company, which would result in a delisting of the Company from the Nasdaq Global Market and deregistering the Company under the Securities Act, (ii) work exclusively with each other with respect to the Transaction for six months after the date of the Consortium Agreement, or nine months after the date of the Consortium Agreement if the Consortium is still in bona fide negotiation with the special committee of the board of directors of the Company on the Transaction following six months after the date of the Consortium Agreement (subject to certain exceptions and possible extension as set forth in the Consortium Agreement), (iii) cooperate with each other in connection with the Transaction, (iv) incorporate a holding company (“Holdco”) under the laws of the Cayman Islands and cause Holdco to incorporate a wholly-owned subsidiary of Holdco under the laws of the State of Delaware to be merged with and into the Company upon consummation of the Transaction, unless agreed otherwise, (v) vote, or cause to be voted, at every shareholder or stakeholder meeting all securities beneficially owned by such party and which have voting rights in favor of the Transaction and against any competing proposal or matter that would facilitate a competing proposal, (vi) contribute to Holdco all the Common Stock of the Company held by the Founders as set forth in the Consortium Agreement (subject to mutually agreed roll-over agreement to be entered into by each Founder), (vii) finance the cash needed for payment of the consideration in the Transaction through equity commitment letter to be delivered by Essence or its affiliate(s), subject to certain conditions provided in the Consortium Agreement, and (viii) allocate certain costs and expenses related to the Transaction. In addition, the members of the Consortium have agreed during the exclusivity period, among other things, not to (1) make a competing proposal or join with, or solicit, encourage, facilitate or invite any other person in the making of any competing proposal, or (2) acquire (other than pursuant to equity incentive plans of the Company) or dispose of any Common Stock or other securities of the Company (subject to certain exceptions set forth therein). The Founders also irrevocably appointed Mr. Dangyu (George) Pan as the representative (the “Founder Representative”) to act on behalf of the Founders in respect of all matters arising from or in connection with the Proposal Letter, the Transaction and the Consortium Agreement. Subject to the survival of certain provisions set forth in the Consortium Agreement, if Essence and the Founder Representative are unable to agree (after good faith endeavors to pursue the Transaction) upon the material terms of the Transaction or the shareholders’ agreement among the members of the Consortium, or with the special committee of the board of directors of the Company on the material terms of the Transaction which the special committee agrees to recommend to the public shareholders of the Company, then either Essence or the Founder Representative may cease the participation in the Transaction and the Consortium Agreement will terminate thereafter.

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The Proposal Letter is preliminary and on-binding and no decisions have been made with respect to the Company’s response to the Proposal Letter. There can be no assurance that any definitive offer will be made by Mr. Pan and the Consortium or any other person, that any definitive agreement will be executed relating to the proposed Transaction, or that the proposed Transaction or any other transaction will be approved or consummated. The Company is not obligated to complete the transactions described above, and a binding commitment with respect to the Acquisition will result only from the execution of definitive documents, and then will be on the terms provided in such documentation.

Subsidiaries of Highpower International, Inc.

HKHTC, a wholly-owned subsidiary of Highpower International, Inc., and each of HKHTC’s direct and indirect wholly-owned subsidiaries, SZ Highpower, HZ HTC, SZ Springpower and ICON have interlocking executive and director positions with the Company.

Guarantee Agreements

Mr. Dang Yu Pan, our Chairman and Chief Executive Officer and his wife, Ms. Zhou Tao Yin have provided personal guarantees under certain of our outstanding banking facilities. The following table shows the amount outstanding on each of our bank loans as of December 31, 2018 and the guarantors of each loan:

	December 31, 2018
Lender	Starting date	Maturity date	Maximum Amount Available of Line of Credit	Unused line of credit
			$	$
Bank of China (1)	10/30/2018	10/30/2021	12,777,080	389,445
Bank of China (1)	9/3/2018	9/3/2019	29,691,501	4,643,021
Industrial and Commercial Bank of China (1)	8/28/2018	8/28/2019	7,301,188	744,721
China Everbright Bank (2)	1/24/2018	1/23/2019	7,301,188	-
Industrial Bank CO., LTD. (1)	3/15/2018	3/15/2019	5,840,951	364,446
Guangdong Huaxing Bank (1)	9/13/2018	8/7/2019	23,363,804	10,829,780
Ping An Bank Co., Ltd (1)	5/15/2018	5/14/2019	10,221,664	6,851,536
Jiang Su Bank Co., Ltd. (1)	9/25/2018	9/24/2019	6,084,324	3,894
Total			102,581,700	23,826,843

(1)	The lines of credits are guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu Pan.
(2)	The lines of credit are guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu Pan, and his wife.

As of December 31, 2018, the bank borrowings in the above table were for working capital and capital expenditure purposes. These borrowings were secured by the land use right with a carrying amount of $2,445,751, the buildings with a carrying amount of $8,889,998. The loans as of December 31, 2018 were primarily obtained from three banks with interest rates ranging from 5.2300% to 6.5253% per annum. The interest expenses were $877,961 and $909,878 for the years ended December 31, 2018 and 2017, respectively.

On November 15, 2018, SZ Springpower entered into a working capital loan contracts with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB20,000,000 ($2,920,475) to be used by SZ Springpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. SZ Springpower must withdraw the facility within 30 days from November 16, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Springpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan.

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On October 30, 2018, SZ Highpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used by SZ Highpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. SZ Highpower must withdraw the facility within 30 days from December 6, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Springpower and our Chief Executive Officer, Dang Yu Pan. The Company’s real estate properties and land use rights in Huizhou also serve as collateral for the loan.

On October 16, 2018, SZ Springpower entered into a working capital loan contracts with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used by SZ Springpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. SZ Springpower must withdraw the facility within 30 days from October 17, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan.

On October 9, 2018, ICON entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used by ICON to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. ICON must withdraw the facility within 30 days from October 10, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Springpower, SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan.

On September 19, 2018, ICON entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238)to be used by ICON to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. ICON must withdraw the facility within 30 days from September 21, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Springpower, SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan.

On September 3, 2018, ICON entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used by ICON to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. ICON must withdraw the facility within 30 days from September 11, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 2.215%. The loan is guaranteed by SZ Springpower, SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan.

On August 8, 2018, SZ Springpower entered into a working capital loan contract with Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used as current funds for production and operations. SZ Springpower must withdraw the facility before November 6, 2018, after which time the bank may cancel all or part of the facility. The term of the loan is 12 months from the first withdrawal date. The interest rate is 6.5253%, which equals to the one year benchmarked by interbank rates, float 51.4%. The loan is guaranteed by HKHTC, HZ HTC, SZ Highpower and our Chief Executive Officer, Dang Yu Pan.

On June 28, 2018, SZ Highpower entered into a working capital loan contract with Ping An Bank Co., Ltd. Shenzhen Branch providing for an aggregate loan of $1,500,000 to be used by SZ Highpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. The interest rate will equal to the LIBOR of the withdraw date, plus 2.85%. The loan is guaranteed by SZ Springpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan.

On June 12, 2018, SZ Highpower entered into a working capital loan contract with Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used as current funds for production and operations. SZ Highpower must withdraw the facility before September 11, 2018, after which time the bank may cancel all or part of the facility. The term of the loan is 12 months from the first withdrawal date. The interest rate is 6.5253%, which equals to the one year benchmarked by interbank rates, float 51.4%.The loan is guaranteed by HK HTC, SZ Springpower and our Chief Executive Officer, Dang Yu Pan.

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On March 19, 2018, SZ Highpower entered into a working capital loan contract with Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used as current funds for production and operations. SZ Highpower must withdraw the facility before June 15, 2018, after which time the bank may cancel all or part of the facility. The term of the loan is 12 months from the first withdrawal date. The interest rate is 5.6461%, which equals to the one year benchmarked by interbank rates, float 31%.The loan is guaranteed by HK HTC, SZ Springpower and our Chief Executive Officer, Dang Yu Pan.

On March 15, 2018, SZ Highpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB30,000,000 ($4,380,713) to be used by SZ Highpower to purchase raw materials. The term of the loan is 296 days from the first withdrawal date. SZ Highpower must withdraw the facility in 30 days from March 20, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 1.79%. The loan is guaranteed by SZ Springpower and our Chief Executive Officer, Dang Yu Pan. The Company’s real estate properties and land use rights in Huizhou also serve as collateral for the loan.

On March 7, 2018, SZ Springpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB20,000,000 ($2,920,475) to be used by SZ Springpower to purchase raw materials. The term of the loan is 10 months from the first withdrawal date. SZ Highpower must withdraw the facility in 30 days from March 8, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 1.79%. The loan is guaranteed by SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan.

On January 24, 2018, SZ Highpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used by SZ Highpower to purchase raw materials. The term of the loan is 11 months from the first withdrawal date. SZ Highpower must withdraw the facility in 30 days from February 1, 2018, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 1.79%. The loan is guaranteed by SZ Springpower and our Chief Executive Officer, Dang Yu Pan. The Company’s real estate properties and land use rights in Huizhou also serve as collateral for the loan.

On January 23, 2018, SZ Springpower entered into a working capital loan contract with Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,460,238) to be used as current funds for production and operations. SZ Springpower must withdraw the facility before January 11, 2019, after which time the bank may cancel all or part of the facility. The term of the loan is 12 months from the first withdrawal date. The interest rate is 5.23%, which equals to the one year benchmarked by interbank rates, plus 0.92%.The loan is guaranteed by HK HTC, HZ HTC, and our Chief Executive Officer, Dang Yu Pan. The Company’s building in Shenzhen also serves as collateral for the loan.

Also see Note 17. Short-term loans, Note 18. Non-financial institution borrowings, Note 19. Lines of credit and Note 26. Related party balances and transactions in the Notes to Consolidated Financial Statements.

Policy for Approval of Related Party Transactions

Our Audit Committee Charter to provides that the Audit Committee is responsible for reviewing and approving related party transactions between the Company and any person that is an officer, key employee, director or affiliate of the Company, including any payments made to such persons either directly or indirectly. Other than the forgoing, we do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Director Independence

See Item 10 “Directors, Officers and Corporate Governance” for a discussion of board member independence.

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ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table presents professional audit service fees and all the audit-related expenses rendered by Marcum Bernstein & Pinchuk LLP, who reviewed the Company’s quarterly financial statements and audited the annual financial statements for the years ended December 31, 2018 and 2017.

	For the years ended December 31,
	2018	2017
	$	$
Audit Fees (1)	219,375	192,487
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	219,375	192,487

(1) These were fees for professional services performed by Marcum Bernstein & Pinchuk LLP for the review of quarterly financial reports and audit of annual financial statements in 2018 and 2017.

Pre-Approval Policy

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent registered public accounting firm for such services. The audit committee pre-approves (i) audit services (including those performed for purposes of providing comfort letters and statutory audits) and (ii) non-audit services that exceed a de minimis standard established by the committee, which are rendered to the Company by its outside auditors (including fees).

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1.	Financial Statements: See “Index to Consolidated Financial Statements” in Part II, Item 7 of this annual report on Form 10-K.

2.	Financial Statement Schedule: Not applicable.

3.	Exhibits: The exhibits listed in the accompanying “Index to Exhibits” are filed or incorporated by reference as part of this Form 10-K.

ITEM 16. 10-K SUMMARY

None.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People’s Republic of China, on March 28, 2019.

Highpower International, Inc.
(Registrant)

Dated: March 28, 2019	/s/ Dang Yu Pan
By: Dang Yu Pan
Chief Executive Officer and
Chairman of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Capacity	Date

	Chief Executive Officer and	March 28, 2019
/s/ Dang Yu Pan	Chairman of the Board
By: Dang Yu Pan	(Principal Executive Officer)

/s/ Sunny Pan	Chief Financial Officer	March 28, 2019
By: Sunny Pan	(Principal Financial and Accounting Officer)

/s/ Wen Liang Li	Director	March 28, 2019
By: Wen Liang Li

/s/ Jie Wang	Director	March 28, 2019
By: Jie Wang

/s/ T. Joseph Fisher III	Director	March 28, 2019
By: T. Joseph Fisher III

/s/ Ping Li	Director	March 28, 2019
By: Ping Li

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EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB (File No. 000-52103) filed with the Securities and Exchange Commission on July 5, 2006).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB (File No. 000-52103) filed with the Securities and Exchange Commission on July 5, 2006).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2007).

3.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2010).

3.5	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference from Current Report on Form 8-K filed with the SEC on September 13, 2017).

4.1	Rights Agreement by and between Registrant and Corporate Stock Transfer, dated September 12, 2017 (incorporated by reference from Current Report on Form 8-K filed with the SEC on September 13, 2017).

10.1	State-owned Land Use Rights Grant Contract No. 441302 – B – 112 dated as of May 23, 2007, by and between the Land and Resources Bureau of Huizhou City, Guangdong Province and Shenzhen Highpower Technology Co., Ltd. (translated to English) (incorporated by reference from Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2007).

10.2	Land Use Right Agreement dated January 5, 2012 by and between Ganzhou Land and Resource Bureau and Ganzhou Highpower Technology Company Limited (translated to English) (incorporated by reference from Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2012).

10.3*	2008 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive Proxy Statement on Schedule 14A (file no. 001-34098) filed with the Securities and Exchange Commission on October 31, 2008).

10.4*	2017 Omnibus Incentive Plan (incorporated by reference from Current Report on Form 8-K filed December 7, 2017).

10.4(a)*	Form of Notice of Grant of [Non-Qualified/Incentive] Stock Option Award for 2017 Omnibus Incentive Plan (incorporated by reference from Exhibit 99.2 to Registration Statement on Form S-8 (Registration No. 333-222315) filed with the SEC on December 28, 2017).

10.4(b)*	Form of Notice of Grant of Restricted Stock Award for 2017 Omnibus Incentive Plan (incorporated by reference from Exhibit 99.3 to Registration Statement on Form S-8 (Registration No. 333-222315) filed with the SEC on December 28, 2017).

10.5	Comprehensive Credit Line Contract dated July 25, 2016, between Icon Energy System Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.5(a)	Maximum Guarantee Contract dated July 25, 2016, between Dang Yu Pan and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.3(a) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

49

10.5(b)	Maximum Guarantee Contract dated July 25, 2016, between Shenzhen Highpower Technology Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.3(b) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.5(c)	Maximum Guarantee Contract dated July 25, 2016, between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.3(c) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.5(d)	Maximum Guarantee Contract dated July 25, 2016, between Huizhou Highpower Technology Co., Ltd and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.3(d) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.6	Comprehensive Credit Line Contract dated July 11, 2016, between Shenzhen Highpower Technology Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.6(a)	Personal Maximum Guarantee Contract dated July 11, 2016, between Dang Yu Pan and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5(a) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.6(b)	Maximum Guarantee Contract dated July 11, 2016, between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5(b) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.6(c)	Collateral Contract dated July 11, 2016, between Shenzhen Highpower Technology Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5(c) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.7	Comprehensive Credit Line Contract dated July 12, 2016, between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.10 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.7(a)	Maximum Guarantee Contract dated July 12, 2016, between Dang Yu Pan and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.10(a) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.7(b)	Maximum Guarantee Contract dated July 12, 2016, between Shenzhen Highpower Technology Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.10(b) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.7(c)	Maximum Guarantee Contract dated July 12, 2016, between Huizhou Highpower Technology Co., Ltd and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.10(c) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.7(d)	Collateral Contract dated July 12, 2016, between Ganzhou Highpower Technology Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.10(d) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).

10.8	Comprehensive Credit Line Contract dated March 17, 2017, between Shenzhen Highpower Technology Co., Ltd. and Ping An Bank Co., Ltd. Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on May 10, 2017).

10.8(a)	Maximum Guarantee Contract between Dang Yu Pan and Ping An Bank Co., Ltd., Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.2(a) to the Quarterly Report on Form 10-Q filed with the SEC on May 10, 2017).

50

10.8(b)	Maximum Guarantee Contract between Huizhou Highpower Technology Company, Limited. and Ping An Bank Co., Ltd. Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.2(b) to the Quarterly Report on Form 10-Q filed with the SEC on May 10, 2017).

10.8(c)	Maximum Guarantee Contract between Springpower Technology (Shenzhen) Company, Limited and Ping An Bank Co., Ltd. Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.2(c) to the Quarterly Report on Form 10-Q filed with the SEC on May 10, 2017).

10.9	Maximum Amount Comprehensive Credit Line Contract dated April 20, 2017, between Springpower Technology (Shenzhen) Co., Ltd. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017).

10.9(a)	Maximum Amount Personal Joint Responsibility Guarantee between Dang Yu Pan and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2(a) to the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017).

10.9(b)	Maximum Amount Guarantee Contract between Huizhou Highpower Technology Company, Limited. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2(b) to the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017).

10.9(c)	Maximum Amount Guarantee Contract between Shenzhen Highpower Technology Company, Limited. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2(c) to the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017).

10.9(d)	Maximum Amount Guarantee Contract between Icon Energy System (Shenzhen) Company, Limited. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2(d) to the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017).

10.10	Agreement for Equity Transfer and Capital Increase dated May 5, 2017 between Xiamen Jiupai Yuanjiang New Power Equity Investment Funds Partnership (Limited Partnership) and Huizhou Yipeng Energy Technology Co Ltd. and its shareholders (translated to English) (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017).

10.11	Maximum Amount Comprehensive Credit Line Contract dated July 3, 2017, between Icon Energy System Co., Ltd. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.11(a)	Maximum Amount Personal Joint Responsibility Guarantee between Dang Yu Pan and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2(a) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.11(b)	Maximum Amount Personal Joint Responsibility Guarantee between Zhou Tao Yin and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2(b) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.11(c)	Maximum Amount Guaranty Contract between Huizhou Highpower Technology Company, Limited and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2(c) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.11(d)	Maximum Amount Guaranty Contract between Shenzhen Highpower Technology Company, Limited and Bank of Jiangsu, Shenzhen Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2(d) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.12	Basic Credit Line Contract dated September 20, 2017, between Huizhou Highpower Technology Company, Limited and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English) (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

51

10.12(a)	Maximum Amount Guaranty Contract between Dang Yu Pan and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English) (incorporated by reference from Exhibit 10.3(a) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.12(b)	Maximum Amount Guaranty Contract between Icon Energy System Co., Ltd. and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English) (incorporated by reference from Exhibit 10.3(b) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.12(c)	Maximum Amount Guaranty Contract between Shenzhen Highpower Technology Company, Limited and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English) (incorporated by reference from Exhibit 10.3(c) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.12(d)	Maximum Amount Guaranty Contract between Springpower Technology (Shenzhen) Co., Ltd. and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English) (incorporated by reference from Exhibit 10.3(d) to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.13	Working Capital Loan Contract dated August 3, 2017, between Springpower Technology (Shenzhen) Co., Ltd. and Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Sub-branch (translated to English) (incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.14	Comprehensive Credit Line Supplementary Contract between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated in English) (incorporated by reference from Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017).

10.15	Working Capital Loan Contract dated March 19, 2018, between Shenzhen Highpower Technology Co., Ltd and Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch (translated to English) (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018).

10.16	Working Capital Loan Contract dated January 23, 2018, between Springpower Technology (Shenzhen) Co., Ltd. and Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch (translated to English) (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018).

10.17	Working Capital Loan Contract dated January 24, 2018, between Shenzhen Highpower Technology Co., Ltd and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018).

10.18	Working Capital Loan Contract dated March 15, 2018, between Shenzhen Highpower Technology Co., Ltd and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018).

10.19	Working Capital Loan Contract dated March 7, 2018, between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018).

10.20	Comprehensive Credit Contract dated January 24, 2018, between Shenzhen Highpower Technology Co., Ltd and China Everbright Bank Shenzhen branch (translated to English) (incorporated by reference from Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018).

10.20(a)	Guaranteed Maximum Contract dated January 24, 2018, between Springpower Technology (Shenzhen) Co., Ltd. and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.6(a) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018).

52

10.20(b)	Guaranteed Maximum Contract dated January 24, 2018, between Huizhou Highpower Technology Co., Ltd and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.6(b) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.20(c)	Guaranteed Maximum Contract dated January 24, 2018, between Icon Energy systems (Shenzhen) Co., Ltd. and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.6(c) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018).

10.20(d)	Guaranteed Maximum Contract dated January 24, 2018, between Dang Yu Pan and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.6(d) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.20(e)	Guaranteed Maximum Contract dated January 24, 2018, between Yin Zhoutao and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.6(e) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.21	Comprehensive Credit Contract dated January 24, 2018, between Springpower Technology (Shenzhen) Co., Ltd and China Everbright Bank Shenzhen branch (translated to English) (incorporated by reference from Exhibit 10.7 to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.21(a)	Guaranteed Maximum Contract dated January 24, 2018, between Shenzhen Highpower Technology Co., Ltd. and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.7(a) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.21(b)	Guaranteed Maximum Contract dated January 24, 2018, between Huizhou Highpower Technology Co., Ltd and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.7(b) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.21(c)	Guaranteed Maximum Contract dated January 24, 2018, between Icon Energy systems (Shenzhen) Co., Ltd. and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.7(c) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.21(d)	Guaranteed Maximum Contract dated January 24, 2018, between Dang Yu Pan and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.7(d) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018).

10.21(e)	Guaranteed Maximum Contract dated January 24, 2018, between Yin Zhoutao and China Everbright Bank Co., Ltd, Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.7(e) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.22	Basic Credit Line Contract dated March 15, 2018, between Springpower Technology (Shenzhen) Co., Ltd. and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English) (incorporated by reference from Exhibit 10.8 to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.22(a)	Maximum Amount Guaranty Contract dated March 15, 2018, between Shenzhen Highpower Technology Co., Ltd. and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English) (incorporated by reference from Exhibit 10.8(a) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

10.22(b)	Maximum Amount Guaranty Contract dated March 15, 2018, between Dang Yu Pan and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English) (incorporated by reference from Exhibit 10.8(b) to the Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018)

53

10.23	Working Capital Loan Contract dated June 12, 2018, between Shenzhen Highpower Technology Co., Ltd and Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch (translated to English) (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018).

10.24	Comprehensive Credit Line Contract dated May 15, 2018, between Shenzhen Highpower Technology Co., Ltd and Ping An Bank Co., Ltd. Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018).

10.24(a)	Maximum Guarantee Contract dated May 15, 2018, between Springpower Technology (Shenzhen) Co., Ltd. and Ping An Bank Co., Ltd. Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.2(a) to the Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018).

10.24(b)	Maximum Guarantee Contract dated May 15, 2018, between Huizhou Highpower Technology Co., Ltd and Ping An Bank Co., Ltd. Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.2(b) to the Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018).

10.24(c)	Maximum Guarantee Contract dated May 15, 2018, between Dang Yu Pan and Ping An Bank Co., Ltd. Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.2(c) to the Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018).

10.25	Working Capital Loan Contract dated August 8, 2018, between Springpower Technology Co., Ltd and Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Branch (translated to English) (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.26	Working Capital Loan Contract dated September 3, 2018, between Icon Energy System (Shenzhen) Co., Ltd and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.27	Working Capital Loan Contract dated September 19, 2018, between Icon Energy System (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.28	Loan Contract dated June 28, 2018, between Shenzhen Highpower Technology Co., Ltd and Ping An Bank Co., Ltd., Shenzhen Branch (translated to English) (incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.29	Comprehensive Credit Line Contract dated September 3, 2018, between Icon Energy System (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.29(a)	Maximum Amount Guaranty Contract dated September 3, 2018, between Huizhou Highpower Technology Co., Ltd., and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5(a) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.29(b)	Maximum Amount Guaranty Contract dated September 3, 2018, between Dang Yu Pan and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5(b) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.29(c)	Maximum Amount Guaranty Contract dated September 3, 2018, between Springpower Technology (Shenzhen) Co., Ltd., and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5(c) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.29(d)	Maximum Amount Guaranty Contract dated September 3, 2018, between Shenzhen Highpower Technology Co., Ltd., and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.5(d) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

54

10.30	Comprehensive Credit Line Contract dated September 3, 2018, between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.30(a)	Maximum Amount Guaranty Contract dated September 3, 2018, between Huizhou Highpower Technology Co., Ltd., and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.6(a) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.30(b)	Maximum Amount Guaranty Contract dated September 3, 2018, between Dang Yu Pan and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.6(b) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.30(c)	Maximum Amount Guaranty Contract dated September 3, 2018, between Shenzhen Highpower Technology Co., Ltd., and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.6(c) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.31	Comprehensive Credit Line Contract dated September 13, 2018, between Huizhou Highpower Technology Co., Ltd., and Guangdong Huaxing Bank Co., Ltd., Huizhou Branch (translated to English) (incorporated by reference from Exhibit 10.7 to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.31(a)	Maximum Suretyship Guaranty Contract dated September 13, 2018, between Shenzhen Highpower Technology Co., Ltd., and Guangdong Huaxing Bank Co., Ltd., Huizhou Branch (translated to English) (incorporated by reference from Exhibit 10.7(a) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.31(b)	Maximum Suretyship Guaranty Contract dated September 13, 2018, between Dang Yu Pan and Guangdong Huaxing Bank Co., Ltd., Huizhou Branch (translated to English) (incorporated by reference from Exhibit 10.7(b) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.31(c)	Maximum Pledge Guaranty Contract dated September 13, 2018, between Huizhou Highpower Technology Co., Ltd., and Guangdong Huaxing Bank Co., Ltd., Huizhou Branch (translated to English) (incorporated by reference from Exhibit 10.7(c) to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.32	Loan Agreement dated July 20, 2018, between Shenzhen Highpower Technology Co., Ltd., and Dang Yu Pan (translated to English) (incorporated by reference from Exhibit 10.8 to the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018).

10.33	Working Capital Loan Contract dated October 20, 2017, between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.22 to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.34	Working Capital Loan Contract dated October 20, 2017, between Shenzhen Highpower Technology Co., Ltd and Bank of China, Buji Sub-branch (translated to English) (incorporated by reference from Exhibit 10.23 to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.35	Comprehensive Credit Granting Contract dated November 14, 2017, between Shenzhen Highpower Technology Co., Ltd and China Minsheng Banking Corp., Ltd (translated to English) (incorporated by reference from Exhibit 10.24 to the Annual Report on Form 10-K filed with the SEC on April 4, 2018)..

10.35(a)	Maximum Guarantee Contract between China Minsheng Banking Corp., Ltd and Dang Yu Pan (translated to English) (incorporated by reference from Exhibit 10.24(a) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

55

10.35(b)	Maximum Guarantee Contract between China Minsheng Banking Corp., Ltd and Huizhou Highpower Technology Co., Ltd. (translated to English) (incorporated by reference from Exhibit 10.24(b) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.35(c)	Maximum Guarantee Contract between China Minsheng Banking Corp., Ltd and Springpower Technology (Shenzhen) Co., Ltd. (translated to English) (incorporated by reference from Exhibit 10.24(c) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.36	Maximum Financing Contract dated October 23, 2017, between Springpower Technology (Shenzhen) Co., Ltd. and Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch (translated to English) (incorporated by reference from Exhibit 10.25 to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.36(a)	Personal Maximum Guarantee Contract between Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch and Dang Yu Pan (translated to English) (incorporated by reference from Exhibit 10.25(a) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.36(b)	Personal Maximum Guarantee Contract between Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch and Yin Zhoutao (translated to English) (incorporated by reference from Exhibit 10.25(b) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.36(c)	Maximum Guarantee Contract between Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch and Huizhou Highpower Technology Co., Ltd. (translated to English) (incorporated by reference from Exhibit 10.25(c) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.36(d)	Maximum Guarantee Contract between Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch and Icon Energy System (Shenzhen) Co., Ltd. (translated to English) (incorporated by reference from Exhibit 10.25(d) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.36(e)	Maximum Guarantee Contract between Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch and Shenzhen Highpower Technology Co., Ltd. (translated to English) (incorporated by reference from Exhibit 10.25(e) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.37	Comprehensive Credit Line Contract dated October 26, 2017, between Huizhou Highpower Technology Co. Ltd. and Guangdong Huaxing Bank Co., Ltd. Huizhou Branch (translated to English) (incorporated by reference from Exhibit 10.26 to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.37(a)	Maximum Suretyship Guaranty Contract between Guangdong Huaxing Bank Co., Ltd. Huizhou Branch and Dang Yu Pan (translated to English) (incorporated by reference from Exhibit 10.26(a) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.37(b)	Maximum Suretyship Guaranty Contract between Guangdong Huaxing Bank Co., Ltd. Huizhou Branch and Shenzhen Highpower Technology Co., Ltd. (translated to English) (incorporated by reference from Exhibit 10.26(b) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.37(c)	Maximum Pledge Guaranty Contract between Guangdong Huaxing Bank Co., Ltd. Huizhou Branch and Huizhou Highpower Technology Co. Ltd. (translated to English) (incorporated by reference from Exhibit 10.26(c) to the Annual Report on Form 10-K filed with the SEC on April 4, 2018).

10.38	Working Capital Loan Contract dated October 16, 2018, between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English).

10.39	Working Capital Loan Contract dated November 15, 2018, between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English).

56

10.40	Comprehensive Credit Line Contract dated October 30, 2018, between Shenzhen Highpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English).

10.40(a)	Maximum Amount Guaranty Contract between Dang Yu Pan and Bank of China, Buji Sub-branch (translated to English).

10.40(b)	Maximum Amount Guaranty Contract between Springpower Technology (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English).

10.41	Working Capital Loan Contract dated December 5, 2018, between Shenzhen Highpower Technology Co., Ltd and Bank of China, Buji Sub-branch (translated to English).

10.42	Maximum Amount Comprehensive Credit Line Contract dated October 16, 2018, between Icon Energy System (Shenzhen) Company Limited and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.42(a)	Maximum Amount Guaranty Contract between Shenzhen Highpower Technology Co., Ltd. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.42(b)	Maximum Amount Guaranty Contract between Springpower Technology Co., Ltd. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.42(c)	Maximum Amount Guaranty Contract between Huizhou Highpower Technology (Shenzhen) Co., Ltd. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.42(d)	Maximum Amount Personal Joint Responsibility Contract between Dang Yu Pan and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.43	Maximum Amount Comprehensive Credit Line Contract dated October 16, 2018, between Springpower Technology (Shenzhen) Co. Ltd. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.43(a)	Maximum Amount Guaranty Contract between Shenzhen Highpower Technology Co., Ltd. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.43(b)	Maximum Amount Guaranty Contract between Icon Energy System (Shenzhen) Company, Limited and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.43(c)	Maximum Amount Guaranty Contract between Huizhou Highpower Technology (Shenzhen) Co., Ltd. and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.43(d)	Maximum Amount Personal Joint Responsibility Contract between Dang Yu Pan and Bank of Jiangsu, Shenzhen Sub-branch (translated to English).

10.44	Working Capital Loan Contract dated October 9, 2018, between Icon Energy System (Shenzhen) Co. Ltd. and Bank of China, Buji Sub-branch (translated to English).

10.45	Collateral Contract between Shenzhen Highpower Technology Co., Ltd. and Bank of China, Buji Sub-branch (translated to English).

10.46	Employment Contract dated January 1, 2018 between Shenzhen Highpower Technology Co., Ltd. and Sunny Pan (translated to English).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2012).

57

23.1	Consent of Marcum Bernstein & Pinchuk LLP.

31.1	Certification of Chief Executive Officer pursuant to Item 601(b)(31) of Regulation S-K, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Item 601(b)(31) of Regulation S-K, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certifications of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002.

99.1	Proposal Letter, dated June 2, 2018, to the Board of Directors of the Company (incorporated by reference from Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on June 4, 2018).

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Denotes a management contract or compensatory plan.
**	This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934 as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
+	Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

58

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Highpower International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Highpower International, Inc. and Subsidiaries (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive income, change in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

We have served as the Company’s auditor since 2011.

Beijing, China

March 28, 2019

F-2

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	December 31,	December 31,
	2018	2017
	$	$
ASSETS
Current Assets:
Cash	24,916,484	14,502,171
Restricted cash	44,495,633	25,953,946
Accounts receivable, net	77,279,817	58,252,999
Amount due from a related party	477,663	1,165,838
Notes receivable	256,712	2,606,517
Advances to suppliers	2,292,843	6,050,531
Prepayments and other receivables	10,457,789	4,268,527
Foreign exchange derivative assets	-	236,436
Inventories	54,790,461	42,946,644

Total Current Assets	214,967,402	155,983,609

Long-term prepayments	2,617,419	3,715,445
Property, plant and equipment, net	56,523,177	46,520,776
Land use right, net	2,445,751	2,639,631
Other assets	643,128	748,431
Deferred tax assets, net	865,370	750,267
Long-term investments	9,993,852	9,906,379

TOTAL ASSETS	288,056,099	220,264,538

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities:
Accounts payable	66,486,690	60,368,012
Deferred government grants	464,206	309,638
Short-term loans	24,856,744	10,128,646
Non-financial institution borrowings	8,761,426	10,756,158
Notes payable	73,607,284	54,859,478
Foreign exchange derivative liabilities	521,509	-
Amount due to related parties	6,116,851	-
Other payables and accrued liabilities	25,860,703	12,243,345
Income taxes payable	4,124,719	3,609,391

Total Current Liabilities	210,800,132	152,274,668

Income taxes payable, noncurrent	-	777,685

TOTAL LIABILITIES	210,800,132	153,052,353

COMMITMENTS AND CONTINGENCIES	-	-
F-3

HIGHPOWER INTERNATIONAL, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Stated in US Dollars)

	December 31,	December 31,
	2018	2017
	$	$

EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-
Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,559,658 shares issued and outstanding at December 31, 2018 and 15,509,658 shares issued and outstanding at December 31, 2017, respectively)	1,556	1,551
Additional paid-in capital	13,863,282	12,709,756
Statutory and other reserves	8,012,052	6,549,815
Retained earnings	56,173,912	44,481,568
Accumulated other comprehensive (loss) income	(794,835)	3,469,495

TOTAL EQUITY	77,255,967	67,212,185

TOTAL LIABILITIES AND EQUITY	288,056,099	220,264,538

See notes to consolidated financial statements

F-4

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Stated in US Dollars)

	For the years ended December 31,
	2018	2017
	$	$
Net sales	293,931,961	244,166,312
Cost of sales	(237,056,725)	(196,792,444)
Gross profit	56,875,236	47,373,868

Research and development expenses	(13,492,057)	(9,512,074)
Selling and distribution expenses	(10,087,885)	(7,500,560)
General and administrative expenses	(19,300,316)	(15,393,791)
Foreign currency transaction gain (loss)	1,860,323	(2,390,417)
Total operating expenses	(41,019,935)	(34,796,842)

Income from operations	15,855,301	12,577,026

Changes in fair value of warrant liability	-	259
Changes in fair value of foreign exchange derivatives	(1,145,387)	273,496
Government grants	2,460,013	1,357,852
Other income	268,438	458,247
Equity in (loss) earnings of investee	(140,132)	107,243
Gain on dilution in equity method investee	-	500,270
Gain on sale of long-term investment	-	1,677,367
Gain on deconsolidation of a subsidiary	-	6,004,008
Interest expenses	(1,761,718)	(1,426,547)
Income before income taxes	15,536,515	21,529,221

Income taxes expenses	(2,381,934)	(4,315,325)
Net income	13,154,581	17,213,896

Less: net income attributable to non-controlling interest	-	441,044
Net income attributable to the Company	13,154,581	16,772,852

Comprehensive income
Net income	13,154,581	17,213,896
Foreign currency translation (loss) gain	(4,264,330)	4,234,078
Comprehensive income	8,890,251	21,447,974

Less: comprehensive income attributable to non-controlling interest	-	479,098
Comprehensive income attributable to the Company	8,890,251	20,968,876

Earnings per share of common stock attributable to the Company
- Basic	0.85	1.09
- Diluted	0.84	1.09

Weighted average number of common stock outstanding
- Basic	15,546,644	15,326,797
- Diluted	15,606,177	15,435,371

See notes to consolidated financial statements

F-5

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGE IN EQUITY

(Stated in US Dollars)

	Common stock		Additional paid-in	Statutory and	Retained	Accumulated other comprehensive	Non-controlling
	Shares	Amount	capital	other reserves	earnings	income	interest	Total
		$	$	$	$	$	$	$

Balance, December 31, 2016	15,114,991	1,511	11,580,934	4,992,463	29,266,068	(873,582)	329,343	45,296,737
Proceeds from exercise of stock options	294,667	30	802,661	-	-	-	-	802,691
Foreign currency translation adjustments	-	-	-	-	-	4,196,024	38,054	4,234,078
Share-based compensation expenses	100,000	10	326,161	-	-	-	-	326,171
Transfer to statutory and other reserves	-	-	-	1,705,747	(1,705,747)	-	-	-
Net income	-	-	-	-	16,772,852	-	441,044	17,213,896
Deconsolidation of a subsidiary	-	-	-	(148,395)	148,395	147,053	(808,441)	(661,388)

Balance, December 31, 2017	15,509,658	1,551	12,709,756	6,549,815	44,481,568	3,469,495	-	67,212,185

Shares issued for legal case settlement	50,000	5	212,495	-	-	-	-	212,500
Foreign currency translation adjustments	-	-	-	-	-	(4,264,330)	-	(4,264,330)
Share-based compensation expenses	-	-	941,031	-	-	-	-	941,031
Transfer to statutory and other reserves	-	-	-	1,462,237	(1,462,237)	-	-	-
Net income	-	-	-	-	13,154,581	-	-	13,154,581

Balance, December 31, 2018	15,559,658	1,556	13,863,282	8,012,052	56,173,912	(794,835)	-	77,255,967

See notes to consolidated financial statements

F-6

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	For the years ended December 31,
	2018	2017
	$	$
Cash flows from operating activities
Net income	13,154,581	17,213,896
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,938,295	5,290,980
(Recovery of bad debt) bad debt expense	(784,431)	58,728
Loss on disposal of property, plant and equipment	272,633	48,976
Impairment of property, plant and equipment	569,120	-
Deferred taxes	(156,441)	374,626
Changes in fair value of foreign exchange derivatives	1,145,387	(228,314)
Gain on deconsolidation of a subsidiary	-	(6,004,008)
Equity in loss (earnings) of investee	140,132	(107,243)
Gain on dilution in equity method investee	-	(500,270)
Gain on sale of long-term investment	-	(1,677,367)
Share based compensation	941,031	326,171
Changes in fair value of warrant liability	-	(259)
Changes in operating assets and liabilities:
Accounts receivable	(21,085,450)	(11,926,311)
Other assets	76,027	(288,180)
Notes receivable	2,291,487	(1,389,107)
Advances to suppliers	3,567,895	(5,070,174)
Prepayments and other receivables	(5,039,974)	(673,006)
Amount due from a related party	650,454	7,140,963
Amount due to related parties	141,577	(1,569,839)
Inventories	(14,407,492)	(24,705,574)
Accounts payable	5,509,066	15,183,933
Deferred government grants	250,989	154,151
Other payables and accrued liabilities	14,422,792	2,023,991
Income taxes payable	(86,809)	2,240,550
Net cash flows provided by (used in) operating activities	7,510,869	(4,082,687)

Cash flows from investing activities
Acquisitions of plant and equipment	(15,598,608)	(13,730,328)
Loan to a related party	-	(514,821)
Proceeds from sale of long-term investment	-	10,535,062
Impact to cash resulting from deconsolidation of a subsidiary	-	(632,754)
Payment for long-term investment	(316,484)	-
Net cash flows used in investing activities	(15,915,092)	(4,342,841)

Cash flows from financing activities
Proceeds from short-term bank loans	28,824,056	12,725,676
Repayments of short-term bank loans	(12,983,353)	(22,331,365)
Proceeds from a related party	5,945,384	-
Repayment of loan from a related party	(195,919)	-
Proceeds from non-financial institution borrowings	-	10,386,681
Repayments of non-financial institution borrowings	(1,507,068)	(3,857,910)
Proceeds from notes payable	130,784,037	90,871,294
Repayments of notes payable	(108,233,565)	(69,511,376)
Payment of derivative instruments	(375,260)	-
Proceeds from exercise of employee options	-	802,691
Repayment from GZ Highpower	-	6,035,600
Net cash flows provided by financing activities	42,258,312	25,121,291
Effect of foreign currency translation on cash	(4,898,089)	3,222,321
Net increase in cash and restricted cash	28,956,000	19,918,084
Cash and restricted cash- beginning of year	40,456,117	20,538,033
Cash and restricted cash- end of year	69,412,117	40,456,117

Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	2,625,182	1,700,149
Interest expenses	1,950,076	1,550,878
Non-cash investing and financing activities:
Shares issued for legal case settlement	212,500	-
Offset of deferred income related to government grant and property, plant and equipment	75,584	263,948
Purchase of property and equipment financed by accounts payables	3,895,765	(1,150,460)
Reconciliation of cash and restricted cash
Cash	24,916,484	14,502,171
Restricted cash	44,495,633	25,953,946
Total cash and restricted cash shown in the consolidated statements of cash flows	69,412,117	40,456,117

See notes to consolidated financial statements

F-7

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

1.	Principal activities and organization

The consolidated financial statements include the financial statements of Highpower International, Inc. ("Highpower") and its 100%-owned subsidiary Hong Kong Highpower Technology Company Limited (“HKHTC”), HKHTC’s wholly-owned subsidiary Shenzhen Highpower Technology Company Limited (“SZ Highpower”), SZ Highpower’s and HKHTC’s jointly owned subsidiaries, Springpower Technology (Shenzhen) Company Limited (“SZ Springpower”) and Icon Energy System Company Limited (“ICON”) and SZ Highpower’s and SZ Springpower’s jointly owned subsidiary Huizhou Highpower Technology Company Limited (“HZ HTC”). Highpower and its direct and indirect wholly owned subsidiaries are collectively referred to as the "Company".

Highpower was incorporated in the State of Delaware on January 3, 2006. HKHTC was incorporated in Hong Kong on July 4, 2003. All other subsidiaries are incorporated in the People’s Republic of China ("PRC").

On December 21, 2017, after the completion of the capital increase to Ganzhou Highpower Technology Company Limited (“GZ Highpower”) by other shareholders, the Company lost the controlling power over GZ Highpower and deconsolidated GZ Highpower. SZ Highpower holds 31.294% of the equity interest of GZ Highpower.

The Company’s principal activities are described as follows:

Name of company	Place and date incorporation	Principal activities
HKHTC	Hong Kong July 4, 2003	Investment holding and marketing of batteries

SZ Highpower	PRC October 8, 2002	Manufacturing, marketing and research of Ni-MH batteries

SZ Springpower	PRC June 4, 2008	Manufacturing, marketing and research of lithium batteries

ICON	PRC February 23, 2011	Design and production of advanced battery packs and systems

HZ HTC	PRC March 8, 2012	Manufacturing, marketing and research of lithium batteries

F-8

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

2.	Summary of significant accounting policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with the United States generally accepted accounting principles ("U.S. GAAP").

Consolidation

The consolidated financial statements include the accounts of Highpower and its directly and indirectly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. The Company deconsolidates a subsidiary as of the date the Company ceases to have a controlling financial interest in that subsidiary. In 2017, the Company deconsolidated GZ Highpower (See Note 13).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include the allowance for doubtful receivables; recoverability of the carrying amount of inventory; fair value of financial instruments; provisional amounts based on reasonable estimates for certain income tax effects of the Tax Cuts and Jobs Act (the “Tax Act”) and the assessment of deferred tax assets or liabilities. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral or other security. In order to minimize the credit risk, the management of the Company has delegated a team responsible for determining credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. Further, the Company reviews the recoverable amount of each individual trade debt at each balance sheet date with the consideration of credit insurance to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the management of the Company considers that the Company’s credit risk is significantly reduced.

No customer accounted for 10% or more of net sales during the years ended December 31, 2018 and 2017.

There was one major supplier accounted for 10.7% of our total purchase amount during the year ended December 31, 2018. There was no supplier accounted for or over 10% of our total purchase amount during the year ended December 31, 2017.

There was no customer accounted for 10% of the accounts receivable as of December 31, 2018. There was one customer accounted for 10.1% of the accounts receivable as of December 31, 2017.

F-9

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

2.	Summary of significant accounting policies (continued)

Cash

Cash include all cash on hand and cash in bank with no restrictions.

Restricted cash

Restricted cash include time deposit pledged for bank loan facilities within one-year maturities, cash deposit for bank acceptance bills within six-month maturities, break-even financial products with less than three months remaining maturity pledged for notes payable and special bank accounts required by government grant.

Accounts receivable

Accounts receivable are stated at the original amount less an allowance for doubtful receivables, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Notes receivable

Notes receivable represent banks’ acceptances that have been arranged with third-party financial institutions by certain customers to settle their purchases from us. These banks’ acceptances are non-interest bearing and are collectible within six months.

Inventories

Inventories are stated at lower of cost or net realizable value. Cost is determined using the weighted average method. Inventories include raw materials, packing materials, consumables, work in progress and finished goods. The variable production overhead is allocated to each unit of production on the basis of the actual use of the production facilities. The allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the production facilities.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. The Company wrote down inventories of $1,171,456 and $1,109,702 for the years ended December 31, 2018 and 2017, respectively.

F-10

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

2.	Summary of significant accounting policies (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of property, plant and equipment is provided using the straight-line method over their estimated useful lives:

Buildings	20-40 years
Furniture, fixtures and office equipment	5 years
Leasehold improvement	Shorter of the remaining lease terms or estimated useful lives
Machinery and equipment	10 years
Motor vehicles	5 years

Upon sale or disposal, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Construction in progress represents capital expenditures for direct costs of construction or acquisition and design fees incurred, and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

Long-term investments

For an investee over which the Company holds less than 20% voting interest and has no ability to exercise significant influence, the investments are accounted for under the cost method.

For an investee over which the Company has the ability to exercise significant influence, but does not have a controlling interest, the Company accounted for those using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock of the investee between 20% and 50%. Other factors, such as representation on the investee’s board of directors, voting rights and the impact of commercial arrangements, are also considered in determining whether the equity method of accounting is appropriate.

An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than temporary. As of December 31, 2018 and 2017, management believes no impairment charge is necessary.

Land use right, net

Land use right represents payment for the right to use certain parcel of land for a certain period of time in the PRC. Land use right is carried at cost and charged to expense on a straight-line basis over 50 years the right is granted.

F-11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

2.	Summary of significant accounting policies (continued)

Other assets

Other assets represent the long-term rental deposits and a royalty-bearing, non-exclusive license to use certain patents owned by an unrelated party ("License Provider"), to manufacture rechargeable nickel metal hydride batteries for portable consumer applications (“Consumer Batteries”) in the PRC, and a royalty-bearing, non-exclusive worldwide license to use certain patents owned by License Provider to manufacture, sell and distribute Consumer Batteries.

Government grants

Conditional government grants are recognized as deferred government grants when received. Specifically, government grants whose primary condition is that the Company should purchase, construct or otherwise acquire non-current assets is recognized on the consolidated balance sheet as deferred government grants and deducted in calculating the carrying amount of the related asset. The revenue from such grants is recognized in profit or loss over the life of the related depreciable asset as a reduction of depreciation expense. As of December 31, 2018 and 2017, the Company recorded deferred government grants of $464,206 and $309,638, respectively, for the government grants to purchase non-current assets.

Government grants as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Company with no future related benefit are recognized in the period in which they become receivable. Approximately $2,460,013 and $1,357,852 government grants were recognized for the years ended December 31, 2018 and 2017, respectively.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

Revenue recognition

Revenue is recognized when (or as) the Company satisfies performance obligations by transferring a promised goods to a customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised goods to the customer. Contracts with customers are comprised of customer purchase orders, invoices and written contracts. Given the nature of our business, customer product orders are fulfilled at a point in time and not over a period of time.

The majority of domestic sales contracts transfer control to customers upon receipt of product by customers. The majority of oversea sales contracts transfer control to customers when goods were delivered to the carriers. In most jurisdictions where the Company operates, sales are subject to Value Added Tax (“VAT”). Revenue is presented net of VAT.

The Company does not have any future obligations directly or indirectly related to product resale by customers.

Cost of Sales

Cost of sales consists primarily of material costs, labor costs, depreciation and related expenses, which are directly attributable to the production of products. Write-down of inventories to lower of cost or net realizable value is also recorded in cost of sales.

F-12

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

2.	Summary of significant accounting policies (continued)

Research and development

Research and development expenses include expenses directly attributable to the conduct of research and development programs, including the expenses of salaries, employee benefits, materials, supplies, and maintenance of research equipment. All expenses associated with research and development are expensed as incurred.

Share-based compensation

The Company recognizes compensation expense associated with the issuance of equity instruments to employees for their services. The fair value of the equity instruments is estimated on the date of grant and is expensed in the financial statements over the vesting period. The input assumptions used in determining fair value are the expected life, expected volatility, risk-free rate and the dividend yield.

Share-based compensation associated with the issuance of equity instruments to non-employees is recorded at the fair value on the measurement date. The measurement of stock-based compensation at fair value is subject to periodic adjustment at each reporting period.

Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Uncertain tax positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. There were no uncertain tax positions as of December 31, 2018 and 2017 and the Company does not believe that its unrecognized tax benefits will change over the next twelve months.

Comprehensive income

Comprehensive income is comprised of the Company’s net income and other comprehensive income. The component of other comprehensive income or loss is consisted solely of foreign currency translation adjustments, net of the income tax effect.

F-13

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

2.	Summary of significant accounting policies (continued)

Foreign currency translation and transactions

Highpower’s functional currency is the United States dollar ("US$"). HKHTC's functional currency is the Hong Kong dollar ("HK$"). The functional currency of Highpower's other directly and indirectly wholly owned subsidiaries in the PRC is the Renminbi ("RMB").

Most of the Company’s oversea sales are priced and settled with US$. At the date a foreign currency transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction is measured initially in the functional currency of the recording entity by use of the exchange rate in effect at that date. The increase or decrease in expected functional currency cash flows upon settlement of a transaction resulting from a change in exchange rates between the functional currency and the currency in which the transaction is denominated is recognized as foreign currency transaction gain or loss that is included in earnings for the period in which the exchange rate changes. At each balance sheet date, recorded balances that are denominated in a foreign currency are adjusted to reflect the current exchange rate.

The Company’s reporting currency is US$. Assets and liabilities of HKHTC and the PRC subsidiaries are translated at the current exchange rate at the balance sheet dates, revenues and expenses are translated at the average exchange rates during the reporting periods, and equity accounts are translated at historical rates. Translation adjustments are reported in other comprehensive income.

Segment reporting

The Company uses the “management approach” in determining reportable segments. The management approach considers the internal organization and reporting used by the Company's chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company's reportable segments. The Company’s reportable segments are based on products, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Therefore the Company categorizes its business into three reportable segments, namely (i) Lithium Business; (ii) Ni-MH Batteries and Accessories; and (iii) New Material.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash, restricted cash, accounts receivables, accounts payable and short-term borrowings, approximate their fair value due to the short-term maturity of such instruments.

ASC Topic 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Topic 820 establishes a fair value hierarchy that requires maximizing the use of observable inputs and minimizing the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

F-14

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

2.	Summary of significant accounting policies (continued)

Fair value of financial instruments (continued)

The Company measures fair value using three levels of inputs that may be used to measure fair value:

-Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

-Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

-Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Foreign exchange derivatives

From time to time the Company may utilize foreign currency forward contracts to reduce the impact of foreign currency exchange rate risk. Management considered that the foreign currency forwards did not meet the criteria for designated hedging instruments and hedged transactions to qualify for cash flow hedge or fair value hedge accounting. The currency forwards therefore are accounted for as derivatives, with fair value changes reported as gain (loss) of derivative instruments in the statements of operations. The derivatives asset is recognized in the balance sheets at the fair value (level 2).

Earnings per share

Basic earnings per share (“EPS”) is computed by dividing income attributable to holders of common shares by the weighted average number of common shares outstanding during the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.

F-15

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

2.	Summary of significant accounting policies (continued)

Recently issued accounting standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which was subsequently modified in August 2015 by ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date. This guidance will be effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2017. In 2016, the FASB issued additional ASUs that clarify the implementation guidance on principal versus agent considerations (ASU 2016-08), on identifying performance obligations and licensing (ASU 2016-10), and on narrow-scope improvements and practical expedients (ASU 2016-12) as well as on the revenue recognition criteria and other technical corrections (ASU 2016-20). In 2017, the FASB issued Accounting Standards Update (ASU) 2017-05, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20), which was originally issued in ASU 2014-09.

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. It also impacts certain other areas, such as the accounting for costs to obtain or fulfill a contract. The standard also requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Management has adopted this standard effective January 1, 2018 using the modified-retrospective approach, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. The adoption of ASC 606 did not have a material impact on the Company’s consolidated balance sheet, statement of operations and statement of cash flows as of and for the year ended December 31, 2018. See Note 3 for disclosures required by ASC 606 and the updated accounting policy for revenue recognition.

On February 25, 2017, the FASB issued ASU 2016-02, Leases (Topic 842). It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. As a result of the adoption, all of the leases greater than one year in duration will be recognized in the Consolidated Balance Sheets as both lease liabilities and right-of-use assets upon adoption of the standard. The Company has adopted this standard effective January 1, 2019 using the alternative transition method. Upon adoption, the Company expected to record right-of-use assets and operating lease liabilities of $5.7 million and $5.9 million in the Consolidated Balance Sheets, respectively.

F-16

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

2.	Summary of significant accounting policies (continued)

Recently issued accounting standards (continued)

In February 2018, the FASB issued ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220). The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. Public business entities should apply the amendments in ASU 2018-02 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

In March 2018, the FASB issued ASU No. 2018-05, Income Tax (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This update adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 - the date on which the Tax Act was signed into law. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

F-17

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

3.	Revenue Recognition

The Company adopted ASC 606 using the modified retrospective method as applied to customer contracts that were not completed as of January 1, 2018. As a result, financial information for reporting periods beginning after January 1, 2018 are presented under ASC 606, while comparative financial information has not been adjusted and continues to be reported in accordance with the Company’s historical accounting policy for revenue recognition prior to the adoption of ASC 606.

The following table disaggregates product sales by business segment by geography which provides information as to the major source of revenue. See Note 25 for additional description of our reportable business segments and the products being sold in each segment.

	For the year ended December 31, 2018
	Lithium Business	Ni-MH Batteries and Accessories	Consolidated
Primary Geographic Markets	$	$	$
China Mainland	111,255,771	31,173,443	142,429,214
Asia, others	100,595,601	18,659,965	119,255,566
Europe	5,330,496	19,152,307	24,482,803
North America	2,783,104	4,602,476	7,385,580
Others	-	378,798	378,798
Total sales	219,964,972	73,966,989	293,931,961

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations in (i) contracts that have an original expected length of one year or less; and (ii) contracts where revenue is recognized as invoiced.

The Company does not have amounts of contract assets since revenue is recognized as control of goods is transferred. The contract liabilities consist of advance payments from customers. The contract liabilities are reported in a net position on a customer-by-customer basis at the end of each reporting period. All contract liabilities are expected to be recognized as revenue within one year and are included in other payables and accrued liabilities in the Consolidated Balance Sheet.

Contract liabilities consisted of the following,

	December 31, 2018	December 31, 2017	Change
	$	$	$	%
Contract liabilities	5,639,886	1,759,021	3,880,865	221%

For the year ended December 31, 2018, the Company recognized sales of $1.5 million related to contract liabilities at January 1, 2018.

F-18

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

4.	Restricted cash

	December 31,	December 31,
	2018	2017
	$	$
Financial product	5,594,200	-
Security deposit	36,898,661	21,837,690
Time deposit	1,733,757	3,982,226
Government subsidy deposit	269,015	134,030
	44,495,633	25,953,946

As of December 31, 2018, cash of $5.6 million was purchased financial product, cash of $36.9 million was restricted by eight banks for bank acceptance bill, cash of $1.7 million was restricted for short-term bank loan and cash of $0.3 million was restricted under supervision by the Government due to government subsidy granted.

As of December 31, 2017, cash of $21.8 million was restricted by eight banks for bank acceptance bill, cash of $4.0 million was restricted for short-term bank loan and cash of $0.1 million was restricted under supervision by the Government due to government subsidy granted.

5.	Accounts receivable, net

	December 31,	December 31,
	2018	2017
	$	$
Accounts receivable	77,340,837	61,431,785
Allowance for doubtful accounts	(61,020)	(3,178,786)
	77,279,817	58,252,999

The Company recorded bad debt expense of $30,608 and $58,728 for the years ended December 31, 2018 and 2017, respectively. The Company reversed and wrote off bad debt provision of $338,359 and $2,792,806, respectively, for the year ended December 31, 2018. The Company reversed bad debt provision of $100,213 for the year ended December 31, 2017.

6.	Advances to suppliers

Balances of advances to suppliers were $2,292,843 and $6,050,531 as of December 31, 2018 and 2017, respectively, which represented prepayments to suppliers for raw materials.

7.	Prepayments and other receivables

	December 31,	December 31,
	2018	2017
	$	$
Value-added tax (“VAT”) prepayment	8,227,478	3,132,236
Other receivables from third parties	1,109,527	444,263
Payroll deposit	365,059	-
Compensation receivable for land occupation	-	486,019
Prepaid expense	755,725	692,028
	10,457,789	4,754,546
Less: allowance for doubtful accounts (1)	-	486,019
	10,457,789	4,268,527

(1) The Company collected the receivable and reversed the allowance for doubtful accounts of $476,680 for the year ended December 31, 2018.

F-19

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

8.	Inventories

	December 31,	December 31,
	2018	2017
	$	$
Raw materials	25,952,099	21,428,315
Work in progress	10,192,772	6,931,486
Finished goods	18,348,119	14,284,563
Packing materials	14,394	36,797
Consumables	283,077	265,483
	54,790,461	42,946,644

9.	Long-term prepayments

Balances of long-term prepayments were $2,617,419 and $3,715,445 as of December 31, 2018 and 2017, respectively, which represented prepayments for equipment purchases.

10.	Property, plant and equipment, net

	December 31,	December 31,
	2018	2017
	$	$
Cost
Construction in progress	6,991,889	1,330,643
Furniture, fixtures and office equipment	7,221,527	5,794,983
Leasehold improvement	7,090,162	7,080,409
Machinery and equipment	40,316,428	33,176,416
Motor vehicles	1,508,398	1,498,605
Building	19,166,951	20,169,197
	82,295,355	69,050,253
Less: accumulated depreciation	25,772,178	22,529,477
	56,523,177	46,520,776

The construction in process represented machines under construction or testing as of December 31, 2018 and 2017, respectively.

The Company recorded depreciation expenses of $5,823,572 and $5,152,396 for the years ended December 31, 2018 and 2017, respectively.

During the years ended December 31, 2018 and 2017, deferred government grants of $75,584 and $263,948, respectively, was reduced from the carrying amount of property, plant and equipment.

During the years ended December 31, 2018 and 2017, the Company recorded $569,120 and $nil of impairment loss of machinery and equipment in the general and administrative expenses, respectively, due to the replacement of the outdated machinery and equipment. The impairment was related to the Ni-MH Batteries and Accessories segment based on the residual value.

The buildings comprising the Huizhou facilities were pledged as collateral for bank loans as of December 31, 2018 and 2017. The net carrying amounts of the buildings were $8,536,246 and $9,224,694 as of December 31, 2018 and 2017, respectively.

The buildings located in Longgang, Shenzhen, Guangdong was pledged as collateral for bank loans as of December 31, 2018 and 2017. The net carrying amounts of the buildings were $353,752 and $396,843 as of December 31, 2018 and 2017, respectively.

F-20

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

11.	Land use right, net

	December 31,	December 31,
	2018	2017
	$	$
Cost
Land located in Huizhou	3,135,578	3,299,539
Less: accumulated amortization	689,827	659,908
	2,445,751	2,639,631

As of December 31, 2018, land use right included certain parcel of land located in Huizhou City, Guangdong Province, PRC. Land use rights for land in Huizhou City with an area of approximately 126,605 square meters will expire on May 23, 2057.

Land use right is being amortized annually using the straight-line method over a contract term of 50 years. Estimated amortization for the coming years is as follows:

For the years ending December 31,	$
2019	62,712
2020	62,712
2021	62,712
2022	62,712
2023	62,712
Thereafter	2,132,191
2,445,751

The Company recorded amortization expenses of $64,723 and $88,584 for the years ended December 31, 2018 and 2017, respectively.

The land use right for land located in Huizhou was pledged as collateral for bank loans as of December 31, 2018 and 2017.

F-21

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

12.	Other assets

	December 31,	December 31,
	2018	2017
	$	$
Consumer battery license fee (1)	400,000	450,000
Long-term rental deposit	243,128	298,431
	643,128	748,431

(1) The Company is amortizing the $1,000,000 cost of the Consumer Battery License Agreement with a License Provider over a period of 20 years on the straight line basis in accordance with the terms of license.

Amortization expenses included in research and development expense were $50,000 for both the years ended December 31, 2018 and 2017.

13.	Long-term investments

	December 31,		December 31,
	2018		2017
	$	Interest %	$	Interest %
Equity method investments
-GZ Highpower (1)	7,683,900	31.294%	8,102,520	31.294%
-Shenzhen V-power Innovative Technology Co., Ltd (“V-power”) (2)	595,730	49.000%	-	N/A
Cost method investment
-Huizhou Yipeng Energy Technology Co Ltd. (“Yipeng”) (3)	1,714,222	4.654%	1,803,859	4.654%
	9,993,852		9,906,379

(1) Investment in GZ Highpower

On December 11, 2017, GZ Highpower signed an Agreement with Xiamen Tungsten and Mr. Ou, the General Manager of GZ Highpower. Pursuant to the terms of the Agreement, GZ Highpower received a total of RMB92.8 million (approximately $14.3 million), including RMB78.9 million (approximately $12.1 million) from Xiamen Tungsten in exchange for 55.294% ownership of GZ Highpower (“the Transaction”). The Transaction was completed on December 21, 2017 upon the receipt of the payments by GZ Highpower. After the Transaction, the Company lost the controlling power over GZ Highpower and deconsolidated GZ Highpower. As of December 31, 2017, the Company held 31.294% of the equity interest of GZ Highpower which was recorded under the equity method.

In connection with the Transaction, RMB 40 million (approximately $6.1 million) of the proceeds was received by the Company in the form of repayments of loans and related interests that were previously extended by the Company to GZ Highpower.

During the year ended December 31, 2017, the Company recognized a gain on deconsolidation of a subsidiary of $6,004,008.

The equity in loss of investee was $16,504 for the year ended December 31, 2018.

(2) Investment in V-power

On February 28, 2018, the Company signed an investment agreement with a related company and a group of individuals (the “Founder Team”) with an aggregate amount of RMB4.9 million (approximately $0.7 million) for 49% of the equity interest of V-power, which was recorded under the equity method. In addition, the Company agreed to transfer the 15% of original equity interest of V-power to the Founder Team as compensation under voluntary assignment as any of the following requirements met: 1. annual sales revenue higher or equal to RMB30 million before the first capital increase of V-power; 2. valuation of V-power higher or equal to RMB30 million before equity issuance. As of December 31, 2018, the Company injected RMB2.1 million (approximately $0.3 million) to V-power, and the unpaid amount was recorded as amount due to a related party (See Note 26). In January 2019, the Company injected RMB2.1 million (approximately $0.3 million) to V-power.

The equity in loss of investee was $123,628 for the year ended December 31, 2018.

(3) Investment in Yipeng

On May 5, 2017, the Company entered into an Agreement for Equity Transfer and Capital Increase (the “Equity Transfer Agreement”) with a third party, Xiamen Jiupai Yuanjiang New Power Equity Investment Partnership ("New Power"). New Power invested RMB60.0 million (approximately $9.2 million) for a 20% equity interest in Yipeng, which the business registration was completed on June 8, 2017, and the Company received RMB71.0 million (approximately $10.9 million) in cash from New Power for the sales of 25,145,834 shares in Yipeng on July 27, 2017 (collectively, the “Equity Transfer Transaction”). After the Equity Transfer Transaction, the Company’s equity ownership in Yipeng decreased from 35.4% to 4.654%, and the Company lost the ability to exercise significant influence over Yipeng, discontinued the use of equity method accounting and applied the cost method.

The Company recognized gain on dilution in equity method investee of $500,270 for the year ended December 31, 2017 in connection with the additional equity issuance of Yipeng to New Power. The Company recognized gain on sales for $1,677,367 in connection with the sales of its shares in Yipeng to New Power.

The equity in earnings of investee was $107,243 from January 1, 2017 to July 27, 2017.

F-22

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

14.	Other payables and accrued liabilities

	December 31,	December 31,
	2018	2017
	$	$
Accrued expenses	2,242,301	1,140,443
Accrued payroll	10,506,404	7,442,056
Royalty payable	406,719	427,986
VAT payable	23,655	94,612
Sales deposit received	6,000,000	-
Contract liabilities	5,639,886	1,759,021
Other payables	1,041,738	1,379,227
	25,860,703	12,243,345

Sales deposit received represented deposit which would be returned to a customer in the future under certain conditions.

15.	Taxation

Highpower and its directly and indirectly owned subsidiaries file tax returns separately.

1) VAT

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals ("taxpayers") that are engaged in the sale of products in the PRC are generally required to pay VAT, at a rate of which was changed from 17% to 16% on May 1, 2018 of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. Further, when exporting goods, the exporter is entitled to a portion of or all the refund of VAT that it has already paid or incurred. The Company’s PRC subsidiaries are subject to VAT of their revenues.

2) Income tax

United States

Tax Reform

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into legislation. The 2017 Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 34% to 21%, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax.

On December 22, 2017, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete.

The one-time transition tax is based on the total post-1986 earnings and profits (“E&P”) for which the Company has previously deferred U.S. income taxes.

The Company evaluated the Global Intangible Low Taxed Income ("GILTI") inclusion on current earnings and profits of greater than 10% owned foreign controlled corporations. The Company has evaluated whether it has additional provision amount resulted by the GILTI inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the 21% U.S. corporate tax rate on the foreign income to an effective rate of 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid. In 2018, the Company recorded a GILTI inclusion of $7,222,667. However, the total tax of $1,243,075 is fully offset by the deemed paid foreign tax credit.

The Company completed quantification of the Tax Act impact. The final adjustment is not material.

F-23

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

15.	Taxation (continued)

United States (continued)

The Company measures deferred tax assets and liabilities using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid.

Hong Kong

HKHTC, which was incorporated in Hong Kong, is subject to a corporate income tax rate of 16.5%.

PRC

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income.

In China, the companies granted with National High-tech Enterprise (“NHTE”) status enjoy 15% income tax rate. This status needs to be renewed every three years. If these subsidiaries fail to renew NHTE status, they will be subject to income tax at a rate of 25% after the expiration of NHTE status. All the PRC subsidiaries received NHTE status and enjoy 15% income tax rate for calendar year 2018 and 2017.

The components of the provision (benefit) for income taxes expenses are:

	For the years ended December 31,
	2018	2017
	$	$
Current	2,538,375	3,940,699
Deferred	(156,441)	374,626
Total income taxes expenses	2,381,934	4,315,325

F-24

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

15.	Taxation (continued)

The reconciliation of income taxes expenses computed at the PRC statutory tax rate to income tax expense is as follows:

	For the years ended December 31,
	2018	2017
	$	$
Income before tax	15,536,515	21,529,221

Provision for income taxes at PRC statutory income tax rate (25%)	3,884,129	5,382,305
Impact of different tax rates in other jurisdictions	144,866	(75,504)
Effect of PRC preferential tax rate	(1,587,956)	(2,313,343)
R&D expenses eligible for super deduction	(776,444)	(451,003)
Other non-deductible expenses	139,090	754,820
Toll-charge from the Tax Act	-	5,773,436
Foreign tax credits	-	(2,063,810)
Change in valuation allowance of deferred tax assets	578,249	(2,691,576)
Effective enterprise income tax	2,381,934	4,315,325

3) Deferred tax assets, net

Deferred tax assets and deferred tax liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purpose and the tax bases used for income tax purpose. The following represents the tax effect of each major type of temporary difference.

	December 31,	December 31,
	2018	2017
	$	$
Tax loss carry-forward	1,096,956	991,766
Allowance for doubtful receivables	9,153	136,562
Impairment for inventory	382,375	222,289
Difference for sales cut-off	15,526	17,322
Deferred government grants	69,631	46,446
Property, plant and equipment subsidized by government grant	250,563	269,344
Impairment for property, plant and equipment	138,122	58,304
Total gross deferred tax assets	1,962,326	1,742,033
Valuation allowance	(1,096,956)	(991,766)
Total net deferred tax assets	865,370	750,267

As of December 31, 2018, the Company had net operating loss carry-forwards in Hong Kong of $6,648,217 and all of the losses do not expire.

Valuation allowance was provided against deferred tax assets in entities where it was determined, it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets which consisted of tax loss carry-forwards and others, which can be carried forward to offset future taxable income. The management determines it is more likely than not that part of deferred tax assets could not be utilized, so allowance was provided as of December 31, 2018 and 2017. The net valuation allowance increased by approximately $0.1 million and decreased by approximately $2.7 million during the years ended December 31, 2018 and 2017, respectively.

F-25

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

16.	Notes payable

Notes payable are presented to certain suppliers as a payment against the outstanding trade payables.

Notes payable are mainly bank acceptable bills which are non-interest bearing and generally mature within six months. The outstanding bank acceptance bills are secured by restricted cash deposited in banks. Outstanding bank acceptance bills were $73,607,284 and $54,859,478 as of December 31, 2018 and 2017, respectively.

17.	Short-term loans

As of December 31, 2018, the bank borrowings were for working capital and capital expenditure purposes and were secured by personal guarantees executed by the Company’s Chief Executive Officer of the Company, Mr. Dang Yu Pan, the time deposit with a carrying amount of $1,733,757, the land use right with a net carrying amount of $2,445,751 and the buildings with a net carrying amount of $8,889,998, respectively.

The loans as of December 31, 2018 were primarily obtained from three banks with interest rates ranging from 5.2300% to 6.5253% per annum. The interest expenses were $877,961 and $909,878 for the years ended December 31, 2018 and 2017, respectively.

The weighted average interest rates of short-term loans outstanding were 5.98% and 4.34% per annum as of December 31, 2018 and 2017, respectively.

18.	Non-financial institution borrowings

As of December 31, 2018, the Company had a borrowing from an individual in amount of $8,761,426, which was used for working capital and capital expenditure purposes. The interest rate for the borrowing is 5.66% per annum. The borrowing is personally guaranteed by the Company's Chief Executive Officer, Mr. Dang Yu Pan. For the year ended December 31, 2018, the Company paid back $1,507,068 to the third party non-financial institution.

In 2017, the Company obtained borrowings from a third party non-financial institution in amount of $1,483,812 and an individual in an amount of $8,902,869, which were used for working capital and capital expenditure purposes. The interest rates for the borrowings were 5.655% and 5.66% per annum, respectively. The borrowings are personally guaranteed by the Company's Chief Executive Officer, Mr. Dang Yu Pan. For the year ended December 31, 2017, the Company paid back $2,374,099 to the third party non-financial institution and $1,483,811 to the individual, respectively.

The interest expenses of the above borrowings were $547,317 and $622,694 for the years ended December 31, 2018 and 2017, respectively.

F-26

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

19.	Lines of credit

The Company entered into various credit contracts and revolving lines of credit, which were used for short-term loans and bank acceptance bills. The following tables summarize the unused lines of credit as of December 31, 2018 and 2017:

	December 31, 2018
Lender	Starting date	Maturity date	Maximum Amount Available of Line of Credit	Unused line of credit
			$	$
Bank of China (1)	10/30/2018	10/30/2021	12,777,080	389,445
Bank of China (1)	9/3/2018	9/3/2019	29,691,501	4,643,021
Industrial and Commercial Bank of China (1)	8/28/2018	8/28/2019	7,301,188	744,721
China Everbright Bank (2)	1/24/2018	1/23/2019	7,301,188	-
Industrial Bank CO., LTD. (1)	3/15/2018	3/15/2019	5,840,951	364,446
Guangdong Huaxing Bank (1)	9/13/2018	8/7/2019	23,363,804	10,829,780
Ping An Bank Co., Ltd (1)	5/15/2018	5/14/2019	10,221,664	6,851,536
Jiang Su Bank Co., Ltd. (1)	9/25/2018	9/24/2019	6,084,324	3,894
Total			102,581,700	23,826,843

	December 31, 2017
Lender	Starting date	Maturity date	Maximum Amount Available of Line of Credit	Unused line of credit
			$	$
Ping An Bank Co., Ltd. (1)	3/17/2017	3/16/2018	10,756,158	3,130,042
Industrial and Commercial Bank of China (1)	8/24/2017	8/31/2018	7,682,970	6,146,376
Jiang Su Bank Co., Ltd. (1)	4/20/2017	4/19/2018	3,841,485	113,708
Jiang Su Bank Co., Ltd. (2)	7/3/2017	7/2/2018	2,560,990	7,171
Industrial Bank Co., Ltd. (1)	9/20/2017	9/20/2018	3,073,188	517,832
Guangdong Huaxing Bank (1)	10/26/2017	9/27/2018	9,219,564	3,543,386
Hua Xia Bank Co., Ltd. (2)	10/23/2017	10/23/2018	7,682,970	4,745,002
China Minsheng Banking Corp., Ltd. (1)	11/14/2017	11/14/2018	5,121,980	1,280,495
Bank of China (1)	7/11/2016	7/11/2019	13,445,197	8,279,168
Bank of China (1)	7/12/2016	7/12/2019	12,292,752	3,366,677
Bank of China (1)	7/25/2016	7/25/2019	4,097,584	143,928
Total			79,774,838	31,273,785

(1)	The lines of credits are guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu Pan.
(2)	The lines of credits are guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu Pan, and his wife.

Certain of the agreements governing the Company’s loans include standard affirmative and negative as well as financial covenants, including restrictions on granting additional pledges on the Company’s property and incurring additional debt and obligations to provide advance notice of major corporate actions, and other covenants including: that the borrower may not serve as a guarantor for more than double its net assets; that the borrower is restricted in certain circumstances from using the loans in connection with related party transactions or other transactions with affiliates; that the borrower must provide monthly reports to certain lenders describing the actual use of loans; that the borrower may need to obtain approval to engage in major corporate transactions. The covenants in these loan agreements could prohibit the Company from incurring any additional debt without consent from its lenders. The Company believes it would be able to obtain consents from the lenders in the event it needed to do so. The agreements governing the Company’s loans may also include covenants that, in certain circumstances, may require the Company’s PRC operating subsidiaries to give notice to, or obtain consent from, certain of their lenders prior to making a distribution of net profit, as well as covenants restricting the ability of the Company’s PRC operating subsidiaries from extending loans.

F-27

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

20.	Share-based compensation

Under the Company’s 2008 Omnibus Incentive Plan (the "2008 Plan") a total of two million shares were reserved for issuance. In October 2017, the Company ceased granting awards under the 2008 Plan. No further grants will be made under the 2008 Plan. Under the terms of the 2008 Plan, options were granted with a contractual term of ten years and generally vest over three to five years with an exercise price equal to the fair market value on the date of grant. Incentive stock options (ISOs) granted must have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant. Repricing of stock options and stock appreciation rights (SARs) is permitted without stockholder approval. If a particular award agreement so provides, certain change in control transactions may cause such awards granted under the 2008 Plan to vest at an accelerated rate, unless the awards are continued or substituted for in connection with the transaction.

A total of 2,250,000 shares were reserved for issuance under the 2017 Omnibus Incentive Plan (the “2017 Plan”), which was adopted on October 3, 2017. As of December 31, 2018, 2,250,000 shares were available for future grant under the 2017 Plan. The 2017 Plan authorizes the issuance of awards including stock options, restricted stock units (RSUs), restricted stock, unrestricted stock, SARs and other equity and/or cash performance incentive awards to employees, directors, and consultants of the Company. Subject to certain restrictions, the Compensation Committee of the Board of Directors has broad discretion to establish the terms and conditions for awards under the 2017 Plan, including the number of shares, vesting conditions and the required service or performance criteria. Under the terms of the 2017 Plan, in general, options and SAR’s will vest over a three to five-year period with an exercise price not less than the fair market value on the date of grant. However, options may vest based on time or achievement of performance conditions. Options may contain early exercise provisions, to which the Company will have the right to repurchase any unvested shares in the event that the awardee is terminated. ISOs granted must have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant. The maximum term of options granted under the 2017 Plan is ten years, except that the maximum permitted term of incentive stock options granted to 10% stockholders is five years.

A summary of the option activity as of December 31, 2018 and 2017 and changes during the fiscal years then ended is presented below:

Options Granted to Employees

	Number of Shares	Weighted Average Exercise Price	Remaining Contractual Term in Years
		$
Outstanding, January 1, 2017	555,392	2.70	7.39

Granted	665,000	4.59	-
Exercised	(294,667)	3.26	-
Forfeited	(3,619)	2.63	-
Canceled	(7,064)	2.63	-
Outstanding, December 31, 2017	915,042	4.07	8.34
Exercisable, December 31, 2017	130,042	2.80	5.74

F-28

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

20.	Share-based compensation (continued)

Options Granted to Employees (continued)

	Number of Shares	Weighted Average Exercise Price	Remaining Contractual Term in Years
		$
Outstanding, January 1, 2018	915,042	4.07	8.34

Granted	40,500	4.10	-
Forfeited	(106,312)	4.44	-
Canceled	(25,382)	4.63	-
Outstanding, December 31, 2018	823,848	4.01	7.50
Exercisable, December 31, 2018	392,350	3.73	7.31

Intrinsic value is calculated as the amount by which the current market value of a share of common stock exceeds the exercise price multiplied by the number of option. The aggregate intrinsic value of options exercisable, and vested and expected to vest as of December 31, 2018, was approximately $38,000 and $62,000, respectively. The aggregate intrinsic value of options exercisable, and vested and expected to vest as of December 31, 2017 was approximately $133,000 and $298,000, respectively.

During the year ended December 31, 2018, the Company granted options to purchase 40,500 shares to one employee at a grant date fair value of $4.10 per share. No employee exercised their options. Four employees resigned and their options to purchase an aggregate number of 106,312 shares of the Company’s common stock were forfeited. These employees had resigned with 37,570 options vested, which if not exercised within 90 days after termination, will be cancelled. Of these vested options, none were exercised and 25,382 options were cancelled during the year ended December 31, 2018, and 12,188 options were outstanding and exercisable as of December 31, 2018.

During the years ended December 31, 2017, the Company granted options to purchase 665,000 shares to twenty-three employees at a weighted average grant date fair value of $3.10 per share. Thirty-six employees exercised their options to purchase 294,667 shares of the Company’s common stock. Three employees resigned and their options to purchase a total of 3,619 shares of the Company’s common stock were forfeited. These employees had resigned with 17,100 shares vested. Of these vested shares 10,036 options were exercised and 7,064 options were cancelled during the year ended December 31, 2017, and none were outstanding and exercisable as of December 31, 2017.

F-29

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

20.	Share-based compensation (continued)

Total Share-based Compensation Expense

The estimated fair value of share-based compensation for employees is recognized as a charge against income on a ratable basis over the requisite service period, which is generally the vesting period of the award. The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option pricing model under the following assumptions:

	For the years ended December 31,
	2018	2017
Dividend yield	-	-
Risk-free interest rate	2.49%	2%-2.06%
Expected term (in years)	6.05	6-6.05
Volatility	75.15%	76.16%-76.74%

As of December 31, 2018, total unrecognized compensation cost related to unvested share-based compensation awards was $1,327,199. This amount is expected to be recognized as stock-based compensation expense in the Company’s consolidated statements of operations and comprehensive income over the remaining weighted average vesting period of 1.72 years.

In connection with the grant of stock options and RSAs to employees, the Company recorded stock-based compensation charges of $941,031 and $326,171 for the years ended December 31, 2018 and 2017, respectively. No options were granted to non-employees during the years ended December 31, 2018 and 2017.

F-30

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

21.	Earnings per share

The following table sets forth the computation of basic and diluted earnings per common share for the years ended December 31, 2018 and 2017.

	For the years ended December 31,
	2018	2017
	$	$
Numerator:
Net income attributable to the Company	13,154,581	16,772,852

Denominator:
Weighted-average shares outstanding
- Basic	15,546,644	15,326,797
- Dilutive effects of equity incentive awards	59,533	108,574
- Diluted	15,606,177	15,435,371

Net income per share:
- Basic	0.85	1.09
- Diluted	0.84	1.09

Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

823,848 shares underlying outstanding stock options with a total dilutive effect of 22,144 shares were included in the computation of diluted EPS for the year ended December 31, 2018. There were 200,000 warrants with a total dilutive effect of 25,254 shares included in the computation of diluted EPS for the year ended December 31, 2018. There were 106,312 forfeited options with a total dilutive effect of 12,135 shares included in the computation of diluted EPS for the year ended December 31, 2018.

915,042 shares underlying outstanding stock options with a total dilutive effect of 54,325 shares were included in the computation of diluted EPS for the year ended December 31, 2017. There were 200,000 warrants with a total dilutive effect of 53,846 shares included in the computation of diluted EPS for the year ended December 31, 2017. There were 7,064 forfeited options with a total dilutive effect of 403 shares included in the computation of diluted EPS for the year ended December 31, 2017.

F-31

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

22.	Non-controlling interest

As of December 31, 2018, GZ Highpower was deconsolidated (See Note 13).

For the year ended December 31, 2017, non-controlling interest related to GZ Highpower in the consolidated statements of operations was gain of $441,044.

23.	Defined contribution plan

Full-time employees of the Company in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits (“the Benefits”) are provided to employees. Chinese labor regulations require that the PRC operating subsidiaries of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries. Except for contributions made related to the Benefits, the Company has no legal obligation.

The total contributions made, which were expensed as incurred, were $3,097,926 and $2,752,901 for the years ended December 31, 2018 and 2017, respectively.

24.	Commitments and contingencies

Operating leases commitments

The Company leases factory and office premises under various non-cancelable operating lease agreements that expire at various dates through years 2019 to 2022 with an option to renew the lease. All leases are on a fixed payment basis. None of the leases include contingent rentals. Minimum future commitments under these agreements as of December 31, 2018 are as follows:

For the years ending December 31,	$
2019	2,288,437
2020	1,790,861
2021	1,621,298
2022	668,792
6,369,388

Rent expenses for the years ended December 31, 2018 and 2017 were $2,908,175 and $2,540,031, respectively.

Capital commitment

The Company has entered into agreements with an independent third party for construction of a plant and two dormitories. As of December 31, 2018, the Company had non-cancellable construction commitment of $10,971,456.

F-32

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

25.	Segment information

The reportable segments are components of the Company that offer different products and are separately managed, with separate financial information available that is separately evaluated regularly by the Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, in determining the performance of the business. The Company categorizes its business into three reportable segments, namely (i) Lithium Business; (ii) Ni-MH Batteries and Accessories; and (iii) New Materials.

The CODM evaluates performance based on each reporting segment’s net sales, cost of sales, gross profit and total assets. Net sales, cost of sales, gross profit and total assets by segments is set out as follows:

	For the years ended December 31,
	2018	2017
	$	$
Net sales
Lithium Business	219,964,972	161,660,771
Ni-MH Batteries and Accessories	73,966,989	53,492,309
New Materials	-	29,013,232
Total	293,931,961	244,166,312

Cost of Sales
Lithium Business	176,414,365	129,295,264
Ni-MH Batteries and Accessories	60,642,360	41,834,267
New Materials	-	25,662,913
Total	237,056,725	196,792,444

Gross Profit
Lithium Business	43,550,607	32,365,507
Ni-MH Batteries and Accessories	13,324,629	11,658,042
New Materials	-	3,350,319
Total	56,875,236	47,373,868

	December 31, 2018	December 31, 2017
	$	$
Total Assets
Lithium Business	231,795,621	171,881,450
Ni-MH Batteries and Accessories	56,260,478	48,383,088
Total	288,056,099	220,264,538

F-33

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

25.	Segment information (continued)

All long-lived assets of the Company are located in the PRC. Geographic information about the sales and accounts receivable based on the locations of the Company’s customers is set out as follows:

	For the years ended December 31,
	2018	2017
	$	$
Net sales
China mainland	142,429,214	139,096,630
Asia, others	119,255,566	81,060,414
Europe	24,482,803	18,684,852
North America	7,385,580	4,769,797
Others	378,798	554,619
	293,931,961	244,166,312

	December 31,	December 31,
	2018	2017
	$	$
Accounts receivable
China mainland	38,048,651	37,636,478
Asia, others	33,237,051	15,294,527
Europe	5,413,343	5,189,859
North America	566,769	94,585
Others	14,003	37,550
	77,279,817	58,252,999

F-34

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(Stated in US Dollars)

26.	Related party balances and transactions

Related party balances

	December 31,	December 31,
	2018	2017
	$	$
Accounts receivable	476,093	632,704
Other receivable- GZ Highpower	1,570	533,134
Amount due from a related party- GZ Highpower	477,663	1,165,838

Other payable-investment (1)	408,867	-
Loan from Mr. Dang Yu Pan (2)	5,707,984	-
Amount due to related parties	6,116,851	-

(1) The Company signed an investment agreement with an aggregate amount of RMB4.9 million (approximately $0.7 million) in investing for 49% of the equity interest of V-power which was set up on March 1, 2018. On April 28, 2018, the Company injected RMB2.1 million (approximately $0.3 million) to V-power, and the unpaid amount was recorded as amount due to a related party. (See Note 13)

(2) The Company entered into a loan agreement with a maximum amount of RMB60 million (approximately $8.8 million) with Mr. Dang Yu Pan on July 20, 2018. For the year ended December 31, 2018, the Company withdrew an aggregate amount of RMB39.45 million (approximately $5.9 million) and repaid an aggregate amount of RMB1.3 million (approximately $0.2 million). The interest rate is 5.65% per annum. The Company accrued interest expense $141,577 for the year ended December 31, 2018.

Related party transaction

The details of the transactions with GZ Highpower were as follows:

	For the year ended December 31,
	2018	2017
	$	$
Sales	1,590,329	30,601
Purchase		6,111
Payment on behalf of GZ Highpower	1,621	-
Repayment of other receivable from GZ Highpower	522,890	-
Repayment of the entrusted loan from GZ Highpower	-	6,035,600

The detail of the transactions with V-Power was as follows:

	For the year ended December 31,
	2018	2017
	$	$
Investment:
Payment of investment	316,484	-

The details of the transactions with Yipeng were as follows:

Period from January 1, 2017 to July 27, 2017
$
Income:
Sales	2,188,957
Rental income	26,895

Expenses:
Equipment rental fee	386,341

27.	Subsequent event

The Company has evaluated subsequent events through the issuance of the consolidated financial statements and no subsequent event is identified that would have required adjustment or disclosure in the consolidated financial statements.

F-35

Annex E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For The Quarterly Period Ended March 31, 2019

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For The Transition Period From                   To

COMMISSION FILE NO.001-34098

HIGHPOWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-4062622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building A1, 68 Xinxia Street, Pinghu, Longgang,

Shenzhen, Guangdong, 518111, People’s Republic of China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(86) 755-89686238

(COMPANY’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).  Yes ☒    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” as defined in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule12b-2 of the Exchange Act).  Yes ☐    No ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)
Preferred Stock Purchase Rights	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)

The registrant had 15,567,953 shares of common stock, par value $0.0001 per share, outstanding as of May 13, 2019.

HIGHPOWER INTERNATIONAL, INC.

FORM 10-Q

 FOR THE QUARTERLY PERIOD ENDED March 31, 2019

1

Item 1. Consolidated Financial Statements

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash	24,167,300	24,916,484
Restricted cash	39,562,823	44,495,633
Accounts receivable, net	59,037,769	77,279,817
Amount due from a related party	61,131	477,663
Notes receivable	4,375,399	256,712
Advances to suppliers	926,624	2,292,843
Prepayments and other receivables	8,282,896	10,457,789
Inventories	58,456,282	54,790,461

Total Current Assets	194,870,224	214,967,402

Property, plant and equipment, net	68,148,472	56,523,177
Long-term prepayments	1,949,214	2,617,419
Land use right, net	2,476,691	2,445,751
Other assets	635,015	643,128
Deferred tax assets, net	983,879	865,370
Long-term investments	9,768,087	9,993,852
Right-of-use assets	5,272,558	-

TOTAL ASSETS	284,104,140	288,056,099

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities:
Accounts payable	68,943,619	66,486,690
Deferred government grants	473,111	464,206
Short-term loans	17,749,981	24,856,744
Non-financial institution borrowing	-	8,761,426
Notes payable	75,053,041	73,607,284
Foreign exchange derivative liabilities	2,240	521,509
Amount due to related parties	9,011,760	6,116,851
Other payables and accrued liabilities	23,733,687	25,860,703
Income taxes payable	4,246,421	4,124,719
Lease liabilities, current	1,866,177	-

Total Current Liabilities	201,080,037	210,800,132

Lease liabilities, non current	3,550,051	-

TOTAL LIABILITIES	204,630,088	210,800,132

COMMITMENTS AND CONTINGENCIES	-	-

See notes to condensed consolidated financial statements

2

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-
Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,567,953 shares issued and outstanding at March 31, 2019 and 15,559,658 at December 31, 2018, respectively)	1,557	1,556
Additional paid-in capital	14,067,883	13,863,282
Statutory and other reserves	8,012,052	8,012,052
Retained earnings	56,481,633	56,173,912
Accumulated other comprehensive income (loss)	910,927	(794,835)

TOTAL EQUITY	79,474,052	77,255,967

TOTAL LIABILITIES AND EQUITY	284,104,140	288,056,099

See notes to condensed consolidated financial statements

3

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Stated in US Dollars)

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Net sales	58,113,480	49,783,453
Cost of sales	(45,452,951)	(42,217,126)
Gross profit	12,660,529	7,566,327

Research and development expenses	(2,986,709)	(2,561,837)
Selling and distribution expenses	(2,792,862)	(1,975,096)
General and administrative expenses	(4,823,489)	(4,114,810)
Foreign currency transaction loss	(1,250,895)	(1,014,693)
Total operating expenses	(11,853,955)	(9,666,436)

Income (loss) from operations	806,574	(2,100,109)

Changes in fair value of foreign exchange derivatives	387,100	703,715
Government grants	221,435	329,820
Other income	66,698	23,561
Equity in (loss) earnings of investee	(418,204)	156,250
Interest expenses	(470,423)	(241,852)
Income (loss) before income taxes	593,180	(1,128,615)

Income taxes (expense) benefit	(285,459)	9,679
Net income (loss)	307,721	(1,118,936)

Comprehensive income
Net income (loss)	307,721	(1,118,936)
Foreign currency translation gain	1,705,762	2,836,556
Comprehensive income	2,013,483	1,717,620

Earnings (loss) per share of common stock attributable to the Company
- Basic	0.02	(0.07)
- Diluted	0.02	(0.07)

Weighted average number of common stock outstanding
- Basic	15,566,478	15,509,658
- Diluted	15,604,907	15,509,658

See notes to condensed consolidated financial statements

4

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income (loss)	307,721	(1,118,936)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,729,440	1,475,228
Bad debt expense	89,427	18,524
Loss on disposal of property, plant and equipment	-	21,805
Deferred taxes	(102,366)	(356,616)
Changes in fair value of foreign exchange derivatives	(387,100)	(414,042)
Equity in loss (earnings) of investee	418,204	(156,250)
Share based compensation	204,602	241,421
Changes in operating assets and liabilities:
Accounts receivable	18,954,393	3,713,692
Notes receivable	(4,120,877)	2,622,925
Advances to suppliers	1,412,642	(236,789)
Prepayments and other receivables	2,379,960	(601,315)
Amount due from a related party	426,432	285,657
Amount due to related parties	113,794	-
Inventories	(2,626,489)	(10,779,233)
Accounts payable	(6,016,313)	(1,377,447)
Deferred government grants	-	475,783
Other payables and accrued liabilities	(2,287,547)	665,379
Income taxes payable	57,542	19,371
Net cash flows provided by (used in) operating activities	10,553,465	(5,500,843)

Cash flows from investing activities
Acquisitions of plant and equipment	(4,336,823)	(1,553,979)
Payment for long-term investment	(313,073)	(317,188)
Net cash flows used in investing activities	(4,649,896)	(1,871,167)

Cash flows from financing activities
Proceeds from short-term bank loans	5,963,296	14,427,164
Repayments of short-term bank loans	(13,560,014)	-
Proceeds from a related party	2,981,648	-
Repayments of non-financial institution borrowing	(8,944,944)	-
Proceeds from notes payable	30,205,286	28,429,600
Repayments of notes payable	(30,171,519)	(26,488,407)
Payment of derivative instruments	(143,089)	-
Net cash flows (used in) provided by financing activities	(13,669,336)	16,368,357
Effect of foreign currency translation on cash	2,083,773	2,046,039
Net (decrease) increase in cash and restricted cash	(5,681,994)	11,042,386
Cash and restricted cash- beginning of year	69,412,117	40,456,117
Cash and restricted cash- end of year	63,730,123	51,498,503

Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	330,283	327,565
Interest expenses	863,923	114,588
Non-cash investing and financing activities:
Purchase of plant and equipment financed by accounts payable	7,203,680	-
Reconciliation of cash and restricted cash:
Cash	24,167,300	18,859,355
Restricted cash	39,562,823	32,639,148
Total cash and restricted cash shown in the condensed consolidated statements of cash flows	63,730,123	51,498,503

See notes to condensed consolidated financial statements

5

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN EQUITY

(Stated in US Dollars)

	Common stock		Additional paid-in	Statutory and other	Retained	Accumulated other comprehensive
	Shares	Amount	capital	reserves	earnings	income	Total
		$	$	$	$	$	$
Balance, January 1, 2018	15,509,658	1,551	12,709,756	6,549,815	44,481,568	3,469,495	67,212,185
Foreign currency translation adjustments	-	-	-	-	-	2,836,556	2,836,556
Share-based compensation expenses	-	-	241,421	-	-	-	241,421
Net loss	-	-	-	-	(1,118,936)	-	(1,118,936)
Balance, March 31, 2018	15,509,658	1,551	12,951,177	6,549,815	43,362,632	6,306,051	69,171,226

Balance, January 1, 2019	15,559,658	1,556	13,863,282	8,012,052	56,173,912	(794,835)	77,255,967
Exercise of the warrants	8,295	1	(1)	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	1,705,762	1,705,762
Share-based compensation expenses	-	-	204,602	-	-	-	204,602
Net income	-	-	-	-	307,721	-	307,721
Balance, March 31, 2019	15,567,953	1,557	14,067,883	8,012,052	56,481,633	910,927	79,474,052

See notes to condensed consolidated financial statements

6

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

1.	Organization

The consolidated financial statements include the financial statements of Highpower International, Inc. ("Highpower") and its 100%-owned subsidiary Hong Kong Highpower Technology Company Limited (“HKHTC”), HKHTC’s wholly-owned subsidiary Shenzhen Highpower Technology Company Limited (“SZ Highpower”), SZ Highpower’s and HKHTC’s jointly owned subsidiaries, Springpower Technology (Shenzhen) Company Limited (“SZ Springpower”) and Icon Energy System Company Limited (“ICON”) and SZ Highpower’s and SZ Springpower’s jointly owned subsidiary Huizhou Highpower Technology Company Limited (“HZ HTC”). Highpower and its direct and indirect wholly owned subsidiaries are collectively referred to as the "Company".

2.	Summary of significant accounting policies

Basis of presentation

The condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-Q and Article 8 of Regulation S-X. They do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The interim financial information should be read in conjunction with the Financial Statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 28, 2019.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s consolidated financial position as of March 31, 2019, its consolidated results of operations for the three months ended March 31, 2019, cash flows for the three months ended March 31, 2019 and change in equity for the three months ended March 31, 2019, as applicable, have been made. Operating results for the three months ended March 31, 2019 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2019 or any future periods.

Concentrations of credit risk

One major customer accounted for 10.9% of the total sales for the three months ended March 31, 2019. There was no customer accounted for over 10% or more of the total sales during the three months ended March 31, 2018.

One supplier accounted for 12.2% and 21.2% of the total purchase amount during the three months ended March 31, 2019 and 2018, respectively.

One customer accounted for 12.6% of the accounts receivable as of March 31, 2019. No customer accounted for 10% or more of the accounts receivable as of December 31, 2018.

7

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

2.	Summary of significant accounting policies (continued)

Recently issued accounting standards

On February 25, 2017, the FASB issued ASU 2016-02, Leases (Topic 842). It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset (“ROU asset”) representing its right to use the underlying asset for the lease term. We adopted this guidance in the first quarter of 2019 using the modified retrospective approach, electing the package of practical expedients, and the practical expedient to not separate lease and non-lease components for data center operating leases. We also elected the optional transition method that permits adoption of the new standard prospectively, as of the effective date, without adjusting comparative periods presented. Adoption of the standard resulted in the recognition of $5.3 million of ROU assets and $5.4 million of lease liabilities on the consolidated balance sheet at adoption related to office space, data and fulfillment centers, and other corporate assets.

See Note 7 for disclosure required by ASC 842.

In February 2018, the FASB issued ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220). The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. Public business entities should apply the amendments in ASU 2018-02 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The adoption of this guidance did not have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

In March 2018, the FASB issued ASU No. 2018-05, Income Tax (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This update adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 - the date on which the Tax Act was signed into law. The adoption of this guidance did not have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

8

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

3.	Revenue Recognition

The Company follows the guidance under ASC 606 effective January 1, 2018. The following table disaggregates product sales by business segment and by geography, which provides information as to the major source of revenue. See Note 16 for additional description of the reportable business segments and the products being sold in each segment.

	Three months ended March 31, 2019
	Lithium Business	Ni-MH Batteries and Accessories	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$
Primary Geographic Markets
China Mainland	23,064,520	4,906,515	27,971,035
Asia, others	17,011,230	6,059,484	23,070,714
Europe	1,403,314	3,217,017	4,620,331
North America	1,251,103	1,066,423	2,317,526
Others	-	133,874	133,874
Total sales	42,730,167	15,383,313	58,113,480

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations (i) contracts that have an original expected length of one year or less; and (ii) contracts where revenue is recognized as invoiced.

The Company does not have amounts of contract assets since revenue is recognized as control of goods is transferred. The contract liabilities consist of advance payments from customers. The contract liabilities are reported in a net position on a customer-by-customer basis at the end of each reporting period. All contract liabilities are expected to be recognized as revenue within one year and are included in other payables and accrued liabilities in the condensed consolidated balance sheets.

4.	Accounts receivable, net

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
Accounts receivable	59,189,232	77,340,837
Less: allowance for doubtful accounts	151,463	61,020
	59,037,769	77,279,817

9

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

5.	Inventories

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
Raw materials	28,701,009	25,952,099
Work in progress	9,377,147	10,192,772
Finished goods	20,141,273	18,348,119
Packing materials	31,193	14,394
Consumables	205,660	283,077
	58,456,282	54,790,461

6.	Property, plant and equipment, net

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
Cost
Construction in progress	11,339,810	6,991,889
Furniture, fixtures and office equipment	7,699,164	7,221,527
Leasehold improvement	7,258,819	7,090,162
Machinery and equipment	48,551,295	40,316,428
Motor vehicles	1,609,150	1,508,398
Buildings	19,534,641	19,166,951
	95,992,879	82,295,355
Less: accumulated depreciation	27,844,407	25,772,178
	68,148,472	56,523,177

The construction in process represented buildings and machines under construction or testing as of March 31, 2019 and December 31, 2018.

The Company recorded depreciation expenses of $1,700,934 and $1,445,700 for the three months ended March 31, 2019 and 2018, respectively.

During the three months ended March 31, 2019, the Company deducted deferred government grants of $nil on the carrying amount of property, plant and equipment. During the year ended December 31, 2018, the Company deducted deferred government grants of $75,584 in calculating the carrying amount of property, plant and equipment.

The buildings comprising the Huizhou facilities were pledged as collateral for bank loans. The net carrying amounts of the buildings were $8,641,385 and $8,536,246 as of March 31, 2019 and December 31, 2018, respectively.

The buildings located in Shenzhen, Guangdong was pledged as collateral for bank loans. The net carrying amount of the buildings was $354,583 and $353,752 as of March 31, 2019 and December 31, 2018, respectively.

10

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

7.	Leases

The Company has various non-cancelable lease agreements for certain of the warehouses and accommodations with original lease periods expiring between 2019 and 2022. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. Certain of the arrangements have free rent periods or escalating rent payment provisions. Leases with an initial term of twelve months or less are not recorded on the condensed consolidated balance sheets. The Company recognizes rental expense on a straight-line basis over the lease term.

The following table provides a summary of leases by balance sheet location as of March 31, 2019:

	Balance Sheet Location	March 31, 2019
		(Unaudited)
		$
Assets
Operating	Right-of-use assets	5,272,558
Total leased assets		5,272,558

Liabilities
Operating - current	Lease liabilities, current	1,866,177
Operating - non current	Lease liabilities, non current	3,550,051
Total lease liabilities		5,416,228

The components of lease expense for the three months ended March 31, 2019 were as follows:

	Statement of Income Location	Three months ended March 31, 2019
		(Unaudited)
		$
Lease Costs
Operating lease expense	Cost of sales, Selling and distribution expenses, General and administrative expenses, Research and development expenses	757,707
Total net lease costs		757,707

Maturity of lease liabilities under the non-cancelable operating leases as of March 31, 2019 were as follows:

Operating
(Unaudited)
$
Remaining 2019	1,635,280
2020	1,888,266
2021	1,715,654
2022	745,078
Total lease payments	5,984,278
Less: interest	568,050
Present value of lease liabilities	5,416,228

11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

7.	Leases (continued)

Future minimum rental payments under the non-cancelable operating leases as of December 31, 2018 were as follows:

Leases (1)
$
2019	2,288,437
2020	1,790,861
2021	1,621,298
2022	668,792
6,369,388

(1) Amounts are based on ASC 840, Leases that was superseded upon our adoption of ASC 842, Leases on January 1, 2019.

The following table provides a summary of the lease terms and discount rates for the three months ended March 31, 2019:

Three months ended March 31, 2019
Weighted Average Remaining Lease Term
Operating leases	3.00 years

Weighted Average Discount Rate
Operating leases	6.18%

As most of the leases do not provide an implicit rate, the Company use the incremental borrowing rate based on the information available at the lease commencement date to determine the present value of lease payments.

Supplemental information related to the leases for the three months ended March 31, 2019 is as follows:

Three months ended March 31, 2019
(Unaudited)
$
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	626,145

12

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

8.	Long-term investments

	March 31, 2019		December 31, 2018
	(Unaudited)
	$	Interest %	$	Interest %
Equity method investments
-Ganzhou Highpower Technology Company Limited (“GZ Highpower”) (1)	7,490,318	31.294%	7,683,900	31.294%
-Shenzhen V-power Innovative Technology Co., Ltd (“V-power”) (2)	530,662	49.000%	595,730	49.000%
Cost method investment
-Huizhou Yipeng Energy Technology Co Ltd.	1,747,107	4.654%	1,714,222	4.654%
	9,768,087		9,993,852

(1) Investment in GZ Highpower

On December 21, 2017, after the completion of the capital increase to GZ Highpower by other shareholders, the Company lost the controlling power over GZ Highpower and deconsolidated GZ Highpower. Thereafter, the investment was recorded under the equity method.

The equity in loss of investee was $341,576 for the three months ended March 31, 2019. The equity in earnings of investee was $156,250 for the three months ended March 31, 2018.

(2) Investment in V-power

On February 28, 2018, the Company signed an investment agreement with a related company and a group of individuals (the “Founder Team”) with an aggregate amount of RMB4.9 million (approximately $0.7 million) for 49% of the equity interest of V-power, which was recorded under the equity method. In addition, the Company agreed to transfer the 15% of original equity interest of V-power to the Founder Team as compensation under voluntary assignment as any of the following requirements met: 1. annual sales revenue higher or equal to RMB30 million before the first capital increase of V-power; and 2. valuation of V-power higher or equal to RMB30 million before equity issuance. As of March 31, 2019, the Company injected RMB4.2 million (approximately $0.6 million) to V-power, and the unpaid amount was recorded as amount due to a related party (See Note 17).

The equity in loss of investee was $76,628 and $nil for the three months ended March 31, 2019 and 2018, respectively.

13

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

9.	Taxation

Highpower and its direct and indirect wholly owned subsidiaries file tax returns separately.

1) VAT

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals ("taxpayers") that are engaged in the sale of products in the PRC are generally required to pay VAT, at a rate of which was changed from 17% to 16% on May 1, 2018 of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. Further, when exporting goods, the exporter is entitled to a portion of or all the refund of VAT that it has already paid or incurred. The Company’s PRC subsidiaries are subject to VAT on their revenues.

2) Income tax

United States

Tax Reform

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into legislation. The 2017 Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 34% to 21%, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax.

On December 22, 2017, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete.

The one-time transition tax is based on the total post-1986 earnings and profits (“E&P”) for which the Company has previously deferred U.S. income taxes.

The Company evaluated the Global Intangible Low Taxed Income ("GILTI") inclusion on current earnings and profits of greater than 10% owned foreign controlled corporations. The Company has evaluated whether it has additional provision amount resulted by the GILTI inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the 21% U.S. corporate tax rate on the foreign income to an effective rate of 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid. In 2019, the Company recorded a GILTI inclusion of $7,830,673. However, the total tax of $245,585 is fully offset by the deemed paid foreign tax credit.

The Company completed quantification of the Tax Act impact. The final adjustment is not material.

14

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

9.	Taxation (continued)

Hong Kong

HKHTC, which was incorporated in Hong Kong, is subject to a corporate income tax rate of 16.5%.

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. In March 2018, the Hong Kong Government introduced a two-tiered profit tax rate regime by enacting the Inland Revenue (Amendment) (No.3) Ordinance 2018 (the “Ordinance”). Under the two-tiered profits tax rate regime, the first $2 million of assessable profits of qualifying corporations is taxed at 8.25% and the remaining assessable profits at 16.5%. The Ordinance is effective from the year of assessment 2018-2019. According to the policy, if no election has been made, the whole of the taxpaying entity’s assessable profits will be chargeable to Profits Tax at the rate of 16.5% or 15%, as applicable. Because the preferential tax treatment is not elected by the Company, HKHTC is subject to income tax at a rate of 16.5%.

PRC

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income.

In China, the companies granted with National High-tech Enterprise (“NHTE”) status enjoy 15% income tax rate. This status needs to be renewed every three years. If these subsidiaries fail to renew NHTE status, they will be subject to income tax at a rate of 25% after the expiration of NHTE status. All the PRC subsidiaries received NHTE status and enjoy 15% income tax rate for calendar year 2019 and 2018.

The components of the income taxes expense (benefit) are:

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Current	387,825	346,937
Deferred	(102,366)	(356,616)
Total income taxes expense (benefit)	285,459	(9,679)

The reconciliation of income taxes expenses (benefit) computed at the PRC statutory tax rate to income tax expense is as follows:

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Income (loss) before tax	593,180	(1,128,615)

Provision for income taxes at PRC statutory income tax rate (25%)	148,295	(282,154)
Impact of different tax rates in other jurisdictions	118,621	58,660
Effect of PRC preferential tax rate	(190,307)	6,453
R&D expenses eligible for super deduction	(138,394)	-
Other non-deductible expenses	100,362	16,576
Change in valuation allowance of deferred tax assets	246,882	190,786
Effective enterprise income tax expense (benefit)	285,459	(9,679)

15

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

9.	Taxation (continued)

3) Deferred tax assets, net

Deferred tax assets and deferred tax liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purpose and the tax bases used for income tax purpose. The following represents the tax effect of each major type of temporary difference.

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
Tax loss carry-forward	1,408,109	1,096,956
Allowance for doubtful receivables	22,719	9,153
Impairment for inventory	382,398	382,375
Difference for sales cut-off	25,340	15,526
Deferred government grants	70,967	69,631
Property, plant and equipment subsidized by government grant	246,965	250,563
Impairment for property, plant and equipment	117,384	138,122
Total gross deferred tax assets	2,273,882	1,962,326
Valuation allowance	(1,290,003)	(1,096,956)
Total net deferred tax assets	983,879	865,370

As of March 31, 2019, the Company had net operating loss carry-forwards in Hong Kong of $7,818,199 without expiration and in the PRC of $787,374, which will expire in 2023.

The Company has deferred tax assets which consisted of tax loss carry-forwards and other items that can be carried forward to offset future taxable income. Management determined it is more likely than not that part of the deferred tax assets could not be utilized, so a valuation allowance was provided for as of March 31, 2019 and December 31, 2018. The net valuation allowance increased by $0.2 million and $0.2 million during the three months ended March 31, 2019 and 2018, respectively.

10.	Notes payable

Notes payable presented to certain suppliers as a payment against the outstanding trade payables.

Notes payable are mainly bank acceptance bills which are non-interest bearing and generally mature within one year. The outstanding bank acceptance bills are secured by restricted cash deposited in banks. Outstanding bank acceptance bills were $75,053,041 and $73,607,284 as of March 31, 2019 and December 31, 2018, respectively.

11.	Short-term loans

As of March 31, 2019, the bank borrowings were for working capital and capital expenditure purposes with maturity of one year and were secured by personal guarantees executed by the Company’s Chief Executive Officer, Mr. Dang Yu Pan, the land use right with a net carrying amount of $2,476,691 and the buildings with a net carrying amount of $8,995,968, respectively.

The loans were primarily obtained from three banks with interest rates ranging from 5.6160% to 6.5253% per annum and 5.2300% to 6.5253% per annum as of March 31, 2019 and December 31, 2018, respectively. The interest expenses were $344,983 and $111,713 for the three months ended March 31, 2019 and 2018, respectively.

16

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

12.	Non-financial institution borrowing

For the three months ended March 31, 2019, the Company paid back $8,944,944 to the third party non-financial institution.

The interest expense of the above borrowing was $4,922 and $162,303 for the three months ended March 31, 2019 and 2018, respectively

13.	Lines of credit

The Company entered into various credit contracts and revolving lines of credit, which were used for short-term loans and bank acceptance bills. As of March 31, 2019, the total and unused lines of credit were $109.6 million and $33.6 million, respectively, with maturity dates from May 2019 to October 2021. As of December 31, 2018, the total and unused lines of credit were $102.6 million and $23.8 million, respectively, with maturity dates from March 2019 to October 2021.

These lines of credit were guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu Pan. The Company’s buildings and the land use right were pledged as collateral for these line of credit.

14.	Earnings (loss) per share

The following table sets forth the computation of basic and diluted earnings (loss) per common share for the three months ended March 31, 2019 and 2018.

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Numerator:
Net income (loss) attributable to the Company	307,721	(1,118,936)

Denominator:
Weighted-average shares outstanding
- Basic	15,566,478	15,509,658
- Dilutive effects of equity incentive awards	38,429	-
- Diluted	15,604,907	15,509,658

Net earnings (loss) per share:
- Basic	0.02	(0.07)
- Diluted	0.02	(0.07)

Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Potential dilutive securities are excluded from the calculation of diluted EPS in loss periods as their effect would be anti-dilutive.

17

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

15.	Defined contribution plan

Full-time employees of the Company in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits (“the Benefits”) are provided to employees. Chinese labor regulations require that the PRC operating subsidiaries of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries. Except for contributions made related to the Benefits, the Company has no legal obligation.

The total contributions made, which were expensed as incurred, were $983,374 and $653,957 for the three months ended March 31, 2019 and 2018, respectively.

16.	Segment information

The reportable segments are components of the Company that offer different products and are separately managed, with separate financial information available that is separately evaluated regularly by the Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, in determining the performance of the business. The Company categorizes its business into two reportable segments, namely (i) Lithium Business and (ii) Ni-MH Batteries and Accessories.

The CODM evaluates performance based on each reporting segment’s net sales, cost of sales, gross profit and total assets. Net sales, cost of sales, gross profit and total assets by segments is set out as follows:

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Net sales
Lithium Business	42,730,167	36,596,655
Ni-MH Batteries and Accessories	15,383,313	13,186,798
Total	58,113,480	49,783,453

Cost of Sales
Lithium Business	33,628,468	30,791,339
Ni-MH Batteries and Accessories	11,824,483	11,425,787
Total	45,452,951	42,217,126

Gross Profit
Lithium Business	9,101,699	5,805,316
Ni-MH Batteries and Accessories	3,558,830	1,761,011
Total	12,660,529	7,566,327

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
Total Assets
Lithium Business	221,165,885	231,795,621
Ni-MH Batteries and Accessories	62,938,255	56,260,478
Total	284,104,140	288,056,099

18

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

16.	Segment information (continued)

All long-lived assets of the Company are located in the PRC. Geographic information about the sales and accounts receivable based on the locations of the Company’s customers is set out as follows:

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Net sales
China Mainland	27,971,035	28,305,763
Asia, others	23,070,714	15,754,396
Europe	4,620,331	4,537,903
North America	2,317,526	1,164,831
Others	133,874	20,560
	58,113,480	49,783,453

	March 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
Accounts receivable
China Mainland	37,572,057	38,048,651
Asia, others	17,487,874	33,237,051
Europe	3,244,105	5,413,343
North America	696,234	566,769
Others	37,499	14,003
	59,037,769	77,279,817

17.	Related party balance and transaction

Related party balance

	March 31	December 31,
	2019	2018
	(Unaudited)
	$	$
Accounts receivable	-	476,093
Other receivable	61,131	1,570
Amount due from a related party- GZ Highpower	61,131	477,663

Other payable-investment (1)	104,178	408,867
Loan from Mr. Dang Yu Pan (2)	8,907,582	5,707,984
Amount due to related parties	9,011,760	6,116,851

(1)	The Company signed an investment agreement with an aggregate amount of RMB4.9 million (approximately $0.7 million) in investing for 49% of the equity interest of V-power which was set up on March 1, 2018. On April 28, 2018, the Company injected RMB2.1 million (approximately $0.3 million) to V-power. On January 14, 2019, the Company injected RMB2.1 million (approximately $0.3 million) to V-power and the unpaid amount was recorded as amount due to a related party. (See Note 8)

(2)	The Company entered into a loan agreement with a maximum amount of RMB60 million (approximately $8.9 million) with Mr. Dang Yu Pan on July 20, 2018. As of March 31, 2019, the Company withdrew an aggregate amount of RMB58.2 million (approximately $8.7 million). The interest rate is 5.65% per annum. The Company accrued interest expense $113,795 for the three months ended March 31, 2019.

19

 HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

17.	Related party balance and transaction (continued)

Related party transaction

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
GZ Highpower
Sales	200,733	225,787

V-Power
Payment of investment	313,073	-

Dang Yu Pan
Loan from Dang Yu Pan	2,981,648	-
Interest expense	113,795

18.	Subsequent event

The Company has evaluated subsequent events through the issuance of the unaudited condensed consolidated financial statements and no other subsequent event is identified that would have required adjustment or disclosure in the consolidated financial statements.

20

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

This management’s discussion and analysis of financial condition and results of operations should be read in conjunction with our unaudited consolidated financial statements and the related notes that are included in this Quarterly Report and the audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with SEC on March 28, 2019 (the “Annual Report”).

Special Note Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Form 10-Q including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

Net sales increased by $8.3 million, or 16.7%, during the first quarter of 2019 compared to the same quarter in 2018. The main driver was our lithium business, including high-end consumer products, industrial applications and increased demand for artificial intelligence products.

Lithium business net sales increased by $6.1 million, or 16.8%, during the first quarter of 2019 compared to the same quarter in 2018.

Ni-MH batteries and accessories net sales increased by $2.2 million, or 16.7%, during the first quarter of 2019 compared to the same quarter in 2018.

Gross profit during the first quarter of 2019 was $12.7 million, or 21.8% of net sales, compared to $7.6 million, or 15.2% of net sales, for the comparable period in 2018.

For 2019, we will continue to drive business growth and seek to continuously improve our labor efficiency.

Critical Accounting Policies

See Note 2 to the accompanying unaudited condensed consolidated financial statements for our critical accounting policies.

21

Results of Operations

The following table sets forth the unaudited consolidated statements of operations of the Company for the three months ended March 31, 2019 and 2018, both in US$ and as a percentage of net sales.

Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share
Amounts)	Three months ended March 31,
	2019		2018		Increased (decreased) %
	(Unaudited)		(Unaudited)
Net Sales	58,113	100.0%	49,783	100.0%	16.7%
Cost of Sales	(45,452)	(78.2%)	(42,217)	(84.8%)	7.7%
Gross profit	12,661	21.8%	7,566	15.2%	67.3%

Research and development expenses	(2,987)	(5.1%)	(2,562)	(5.1%)	16.6%
Selling and distribution expenses	(2,793)	(4.8%)	(1,975)	(4.0%)	41.4%
General and administrative expenses	(4,823)	(8.3%)	(4,115)	(8.3%)	17.2%
Foreign currency transaction loss	(1,251)	(2.2%)	(1,015)	(2.0%)	23.3%
Income (loss) from operations	807	1.4%	(2,101)	(4.2%)	138.4%

Changes in fair value of foreign exchange derivatives	386	0.7%	704	1.4%	(45.0%)
Government grants	221	0.4%	330	0.7%	(32.9%)
Other income	67	0.1%	24	0.0%	183.1%
Equity in (loss) earnings of investee	(418)	(0.7%)	156	0.3%	(367.7%)
Interest expenses	(470)	(0.8%)	(242)	(0.5%)	94.5%
Income (loss) before income taxes	593	1.0%	(1,129)	(2.3%)	152.6%

Income taxes (expense) benefit	(285)	(0.5%)	10	0.0%	(3,049.3%)
Net income (loss)	308	0.5%	(1,119)	(2.2%)	127.5%

Diluted earnings (loss) per common stock attributable to the Company	0.02		(0.07)

Net sales

Net sales for the three months ended March 31, 2019 were $58.1 million compared to $49.8 million for the comparable period in 2018, an increase of $8.3 million, or 16.7%. Net sales of Lithium business increased by $6.1 million, or 16.8%, during the three months ended March 31, 2019, compared to the comparable period in 2018. Ni-MH batteries and accessories net sales increased by $2.2 million, or 16.7%, during the three months ended March 31, 2019, compared to the comparable period in 2018. The increase in net sales was mainly due to the optimization of our sales structure.

Gross profit

Gross profit for the three months ended March 31, 2019 was $12.7 million, or 21.8% of net sales, compared to $7.6 million, or 15.2% of net sales, for the comparable period in 2018. This increase was attributed to the product mix and improvement in our labor efficiency.

Research and development expenses

Research and development expenses were $3.0 million, or 5.1% of net sales, for the three months ended March 31, 2019, compared to $2.6 million, or 5.1% of net sales, for the comparable period in 2018. The Company will continue to invest on R&D activities in the future.

22

Selling and distribution expenses

Selling and distribution expenses were $2.8 million, or 4.8% of net sales, for the three months ended March 31, 2019, compared to $2.0 million, or 4.0% of net sales, for the comparable period in 2018. The increase of expenses was mainly driven by expanded business scale, including marketing expenses for more brand customers.

General and administrative expenses

General and administrative expenses were $4.8 million, or 8.3% of net sales, for the three months ended March 31, 2019, compared to $4.1 million, or 8.3% of net sales, for the comparable period in 2018.

Foreign currency transaction loss

We experienced a loss of $1.3 million and $1.0 million for the three months ended March 31, 2019 and 2018, respectively, on the exchange rate difference between the US$ and the RMB. The loss in exchange rate difference was due to the influence of the RMB relative to the US$ over the respective periods.

Changes in fair value of foreign exchange derivatives

We experienced a gain on derivative instruments of $0.4 million and $0.7 million for the three months ended March 31, 2019 and 2018, respectively.

Government grants

Government grants were $0.2 million for the three months ended March 31, 2019, compared to $0.3 million for the comparable period in 2018.

Other income

Other income was $66,698 for the three months ended March 31, 2019, compared to other income was $23,561 for the comparable period in 2018.

Equity in (loss) earnings of investees

Equity in loss of investees were $418,204 for the three months ended March 31, 2019, compared to equity in earnings of investee $156,250 for the comparable period in 2018.

Interest expenses

Interest expenses were $470,423 for the three months ended March 31, 2019, compared to interest expenses of $241,852 for the comparable period in 2018.

Income taxes (expense) benefit

Income taxes expense was $285,459 for the three months ended March 31, 2019, compared to income taxes benefit of $9,679 for comparable period in 2018.

Net income (loss)

Net income attributable to the Company for the three months ended March 31, 2019 was $0.3 million. Net loss attributable to the Company of $1.1 million for the comparable period in 2018, increased by $1.4 million, or 127.5%.

23

Reconciliation of Net Income to EBITDA

A table reconciling earnings before interest, income tax, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, to the appropriate GAAP measure is included with the Company's financial information below. EBITDA was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company believes this non-GAAP measure is useful to investors as it provides a basis for evaluating the Company's operating results in the ordinary course of its operations. This non-GAAP measure is not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures.

	Three months ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Net income (loss) attributable to the Company	307,721	(1,118,936)

Interest expenses	470,423	241,852
Income taxes expenses (benefit)	285,459	(9,679)
Depreciation and Amortization	1,729,440	1,475,228

EBITDA	2,793,043	588,465

Liquidity and Capital Resources

We had cash of approximately $24.2 million as of March 31, 2019, compared to $24.9 million as of December 31, 2018.

To provide liquidity and flexibility in funding our operations, we borrow funds under bank facilities and other external sources of financing. As of March 31, 2019, we had lines of credit with seven financial institutions aggregating $109.6 million. The maturities of these facilities vary from May 2019 to October 2021. The facilities are subject to regular review and approval. Certain of these bank facilities are guaranteed by our Chief Executive Officer, Mr. Dang Yu Pan, pledged by land use right and buildings, and contain customary affirmative and negative covenants for secured credit facilities of this type. Interest rates are generally based on the banks’ reference lending rates. No significant commitment fees are required to be paid for the bank facilities. As of March 31, 2019, we had utilized approximately $76.0 million under such general credit facilities and had available unused credit facilities of $33.6 million.

Net cash provided by operating activities was approximately $10.6 million for the three months ended March 31, 2019, compared to net cash used in operating activities of $5.5 million for the comparable period in 2018. The net cash increase of $16.1 million provided by operating activities is primarily due to an increase of $15.2 million in cash inflow from accounts receivable, a decrease of $8.2 million in cash outflow from inventories and an increase of $6.7 million in cash outflow from notes receivable.

Net cash used in investing activities was $4.6 million for the three months ended March 31, 2019, compared to net cash used in investing activities of $1.9 million for the comparable period in 2018. The net cash increase of $2.7 million used in investing activities is primarily due to an increase of $2.8 million in cash outflow from acquisitions of plant and equipment.

Net cash used in financing activities was $13.7 million for the three months ended March 31, 2019, compared to net cash provided by financing activities of $16.4 million for the comparable period in 2018. The net cash increase of $30.1 million in net cash used in financing activities was primarily attributable to an increase of $13.6 million in cash outflow from repayments of short-term bank loans, a decrease of $8.5 million in cash inflow from proceeds from short-term bank loans and an increase of $8.9 million in cash outflow from repayments of non-financial institution borrowing.

24

Recent Accounting Standards

Please refer to Note 2 (Recently issued accounting standards).

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Not required for a smaller reporting company.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

(a) Evaluation of disclosure controls and procedures

Disclosure controls and procedures are controls and other procedures that are designed and adopted by management to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is properly recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that all necessary information required to be disclosed by the Company in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive and financial officers, as appropriate to allow timely decisions regarding required disclosure.

As of the end of the period covered by this Quarterly Report, we conducted an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act). Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective.

(b) Changes in Internal Control over Financial Reporting

There were no significant changes in our internal controls over financial reporting that occurred during the quarter ended March 31, 2019, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II. Other Information

Item 1. Legal Proceedings

From time to time, we are subject to certain legal proceedings, claims and disputes that arise in the ordinary course of our business. Although we cannot predict the outcomes of these legal proceedings, we do not believe these actions, in the aggregate, will have a material adverse impact on our financial position, results of operations or liquidity. We are currently not a party to any material legal proceedings

Item 1A. Risk Factors

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described herein and in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 28, 2019 and all of the information contained in our public filings before deciding whether to purchase our common stock. Other than as set forth below, there have been no material revisions to the “Risk Factors” as set forth in our Annual Report on Form 10-K.

25

Item 2. Unregistered Sale of Equity Securities and Use of Proceeds

None.

Item 3. Default Upon Senior Securities

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information

Working Capital Loan Contract between SZ Highpower and Bank of China, Buji Sub-branch

On January 9, 2019, SZ Highpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB40,000,000 ($5,953,001) to be used by SZ Highpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. SZ Highpower must withdraw the facility within 30 days from January 10, 2019, after which time the bank may cancel all or part of the facility. The interest rate will equal the one year benchmarked by interbank rates, plus 1.345%. The loan is guaranteed by SZ Springpower and our Chief Executive Officer, Dang Yu Pan. The Company’s real estate properties and land use rights in Huizhou also serve as collateral for the loan. The balance of loan was $4,464,751 as of March 31, 2019.

The following constitute events of default under each loan agreement: failure to comply with repayment obligations under the agreement or any affiliated credit lines contract; failure to use borrowed funds according to the specified purposes; any statement made by SZ Highpower in the agreement is untrue or in violation of any commitments in the loan agreement or affiliated loan contracts; failure to provide an additional guarantor as required by the loan agreement; significant business difficulties or risks, deteriorated financial losses or losses of assets, or other financial crisis; breach of covenants in other credit agreements with the bank or affiliated institutions of the bank; any guarantor breaches a contract or defaults under any agreement with the bank or affiliated institutions of the bank; termination of its business or engagement due to any wind-up, cancellation or bankruptcy issues; involvement or potential involvement in significant economic disputes, litigation, arbitration or assets seizure or confiscation, or its involvement in other judicial proceedings or administrative punishment proceedings that have affected or may affect its capacity to perform its obligations under the affiliated specific credit line contract; an abnormal change in any major individual investor or key management member of SZ Highpower or such a person or entity’s becoming subject to investigation or restriction by the judiciary, which have or may affect SZ Highpower’s performance of obligation under affiliated specific credit line contract; Bank of China’s discovery of any situation that may affect the financial position or performance capacities of SZ Highpower or a guarantor after the bank’s annual review of SZ Highpower’s financial position and performance; failure to provide the relevant documentation acceptable to Bank of China about the inflows and outflows of large-sum and abnormal capital in capital recovery account; or being in violation of other rights and obligations under the affiliated specific credit line contract.

Upon the occurrence of an event of default, the bank may: request SZ Highpower or any guarantor to rectify the event of default within a specified time period; reduce, temporarily suspend or permanently terminate SZ Highpower’s credit limit in whole or in part; temporarily suspend or permanently terminate in part or in whole SZ Highpower’s application for specific credit line under the agreement; announce the immediate expiration of all the credit lines granted under the affiliated specific credit line contract as well as other contracts; terminate or release the contract, terminate or release in part or in whole any of the affiliated specific credit line contract as well as the other contracts executed between SZ Highpower and the bank; require compensation from SZ Highpower on the losses thereafter caused; hold SZ Highpower’s deposit account at the bank in custody for repayment of amounts due under the contract; exercise the real rights for security; request repayment from a guarantor; or take any other procedures deemed necessary by the bank.

26

Comprehensive Credit Line Contract between SZ Springpower and Bank of Beijing Co., Ltd. Shenzhen Branch

On January 22, 2019, SZ Springpower entered into a comprehensive credit line contract with the Bank of Beijing Co., Ltd. Shenzhen Branch, which provides for a revolving line of credit of up to RMB50,000,000 ($7,441,251). SZ Springpower may withdraw the loan, from time to time as needed, on or before January 21, 2020. The loan is guaranteed by SZ Highpower, ICON, HZ HTC and our Chief Executive Officer, Dang Yu Pan. The used facility was $3,159,555 as of March 31, 2019.

The following constitute events of default under the loan contracts: SZ Springpower fails to use the credit limit as per the agreements in this contract or specific business contracts, or fails to pay interest, principal or other funds payable on time in full amount, or fails to timely pay fully on time, causing that Bank of Beijing pays in advance; SZ Springpower fails to (or affirmatively shows or shows that it won’t with behavior) totally and duly perform the commitments, guarantee, obligations or responsibilities under this contract or specific business contracts; the guarantor fails to totally and duly perform the commitments, guarantee, obligations or responsibilities under this contract or specific business contracts, or has other default event under the guarantee document, or the collateral / pledge (if any) is damaged, lost, the ownership is shifted, closed/ frozen / detained or compulsorily executed, or the guarantee document or any guarantee right of Bank of Beijing is regarded as invalid, revoked or dissolved without the written consent of Bank of Beijing; any significant credit finance, guarantee, compensation or other repayment liability of the credit grantee can’t be performed when mature; or the operation license of the main business or significant business is suspended or canceled, or business suspension and rectification / takeover / dissolution / declaration of bankruptcy, etc. are entered; the financial or operational status of the credit grantee has significant and adverse change, or has bad credit record, or involves in the dispute or administrative punishment, etc. that has significant adverse influence on its repayment ability or the performance of this contract and specific business contracts, or has other situation that has serious adverse influence on the creditor’s right or guarantee right of Bank of Beijing.

Upon the occurrence of an event of default, the bank may: adjust the maximum amount of the line of credit and/or cancel the comprehensive contract, terminate the unused portion of the credit line.

Basic Credit Line Contract Between SZ Springpower and Industrial Bank Co., Ltd., Shenzhen Longgang Branch

Basic Credit Line Contract Between HZ HTC and Industrial Bank Co., Ltd., Shenzhen Longgang Branch

On March 19, 2019, each of SZ Springpower and HZ HTC entered into a basic credit line contract with Industrial Bank Co., Ltd., Shenzhen Longgang Branch. SZ Springpower’s loan agreement provides for a revolving line of credit of up to RMB40,000,000 ($5,953,001) and HZ HTC’s loan agreement provides for a revolving line of credit of up to RMB20,000,000 ($2,976,501). Each Company may withdraw the loan from time to time as needed on or before March 19, 2019. SZ Springpower’s loan is guaranteed by SZ Highpower, HZ HTC, ICON and our Chief Executive Officer, Dang Yu Pan. HZ HTC’s loan is guaranteed by SZ Highpower, SZ Springpower, ICON and our Chief Executive Officer, Dang Yu Pan. The used facility of SZ Springpower and HZ HTC was $4,991,324 and $nil as of March 31, 2019.

The following constitute events of default under the loan contract: any information provided by or representation or warranty made by the borrower proves to have been untrue, inaccurate, incomplete or misleading; a deterioration or obvious weakening of the borrower’s credit standing or ability to repay the loan; a cross default under certain agreements involving the borrower or a guarantor, or their affiliated related parties; the borrower’s violation of any obligations in an affiliated specific credit line contract; the borrower’s failure to timely repay the principal, interest and fees under the contract and any specific contract; the borrower’s suspension of payment, or failure or indication that it is unable to repay, the debt due; the borrower’s termination of its business, liquidation, bankruptcy, dissolution, or revocation or cancellation of it business permit; the borrower’s involvement in a major business dispute or deteriorated financial situation; or the emergence of any other situation that endanger, damage, or may endanger, damage the bank’s rights and benefits.

Upon the occurrence of an event of default, the bank may: temporarily suspend or permanently terminate the borrower’s credit limit in whole or in part; announce the immediate expiration of all or part of the debts under the contract; terminate the contract and declare all amounts outstanding under the contract immediately due and payable; request overdue interest from the borrower caused by the default; request penalty interest; or request compensation in full from the borrower for the breach.

Item 6. Exhibits

Exhibit Number	Description of Document

10.1	Working Capital Loan Contract dated January 9, 2019, between Shenzhen Highpower Technology Co., Ltd. and Bank of China, Buji Sub-branch, (translated to English).

10.2	Comprehensive Credit Line Contract dated January 22, 2019, between Springpower Technology (Shenzhen) Company Limited and Bank of Beijing Co., Ltd. Shenzhen Branch (translated to English).

10.2(a)	Maximum Warranty Contract dated January 22, 2019, between Icon Energy System (Shenzhen) Company Limited and Bank of Beijing Co., Ltd. Shenzhen Branch (translated to English).

10.2(b)	Maximum Warranty Contract dated January 22, 2019, between Huizhou Highpower Technology Co., Ltd. and Bank of Beijing Co., Ltd. Shenzhen Branch (translated to English).

10.2(c)	Maximum Warranty Contract dated January 22, 2019, between Shenzhen Highpower Technology Co., Ltd. and Bank of Beijing Co., Ltd. Shenzhen Branch (translated to English).

10.2(d)	Maximum Warranty Contract dated January 22, 2019, between Dang Yu Pan and Bank of Beijing Co., Ltd. Shenzhen Branch (translated to English).

10.3	Basic Credit Line Contract dated March 19, 2019, between Springpower Technology (Shenzhen) Company Limited and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

10.3(a)	Maximum Amount Guaranty Contract dated March 19, 2019, between Icon Energy System (Shenzhen) Company Limited and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

10.3(b)	Maximum Amount Guaranty Contract dated March 19, 2019, between Huizhou Highpower Technology Co., Ltd. and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

10.3(c)	Maximum Amount Guaranty Contract dated March 19, 2019, between Shenzhen Highpower Technology Co., Ltd. and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

10.3(d)	Maximum Amount Guaranty Contract dated March 19, 2019, between Dang Yu Pan and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

10.4	Basic Credit Line Contract dated March 19, 2019, between Huizhou Highpower Technology Co., Ltd. and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

10.4(a)	Maximum Amount Guaranty Contract dated March 19, 2019, between Icon Energy System (Shenzhen) Company Limited and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

10.4(b)	Maximum Amount Guaranty Contract dated March 19, 2019, between Springpower Technology (Shenzhen) Company Limited and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

10.4(c)	Maximum Amount Guaranty Contract dated March 19, 2019, between Shenzhen Highpower Technology Co., Ltd. and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

10.4(d)	Maximum Amount Guaranty Contract dated March 19, 2019, between Dang Yu Pan and Industrial Bank Co., Ltd., Shenzhen Longgang Branch (translated to English).

31.1	Certification of Chief Executive Officer Pursuant to Item 601(b)(31) of Regulation S-K, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer Pursuant to Item 601(b)(31) of Regulation S-K, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	This exhibit shall not be deemed “filed” for purposes of Section18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

27

HIGHPOWER INTERNATIONAL, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Highpower International, Inc.

Dated: May 13, 2019		/s/ Dang Yu Pan
	By:	Dang Yu Pan
	Its:	Chairman of the Board and Chief Executive Officer (principal executive officer and duly authorized officer)

/s/ Sunny Pan
	By:	Sunny Pan
	Its:	Chief Financial Officer (principal financial and accounting officer)

28

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For The Quarterly Period Ended June 30, 2019

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For The Transition Period From             To

COMMISSION FILE NO.001-34098

HIGHPOWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-4062622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building A1, 68 Xinxia Street, Pinghu, Longgang,

Shenzhen, Guangdong, 518111, People’s Republic of China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(86) 755-89686238

(COMPANY’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒     No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” as defined in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule12b-2 of the Exchange Act). Yes ☐     No ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)
Preferred Stock Purchase Rights	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)

The registrant had 15,690,533 shares of common stock, par value $0.0001 per share, outstanding as of August 13, 2019.

HIGHPOWER INTERNATIONAL, INC.

FORM10-Q

 FOR THE QUARTERLY PERIOD ENDED June 30, 2019

1

Item 1. Consolidated Financial Statements

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash	18,092,242	24,916,484
Restricted cash	29,154,304	44,495,633
Accounts receivable, net	68,999,026	77,279,817
Amount due from a related party	146,119	477,663
Notes receivable	3,664,108	256,712
Advances to suppliers	463,891	2,292,843
Prepayments and other receivables	6,419,803	10,457,789
Inventories	51,980,426	54,790,461
Total Current Assets	178,919,919	214,967,402

Property, plant and equipment, net	65,089,990	56,523,177
Long-term prepayments	2,373,543	2,617,419
Land use right, net	2,406,173	2,445,751
Other assets	770,717	643,128
Deferred tax assets, net	935,443	865,370
Long-term investments	8,387,618	9,993,852
Right-of-use assets	10,213,704	-

TOTAL ASSETS	269,097,107	288,056,099

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities:
Accounts payable	64,413,566	66,486,690
Deferred government grants	680,915	464,206
Short-term loans	24,662,933	24,856,744
Non-financial institution borrowing	-	8,761,426
Notes payable	60,168,272	73,607,284
Foreign exchange derivative liabilities	932,378	521,509
Amount due to related parties	101,869	6,116,851
Other payables and accrued liabilities	21,818,077	25,860,703
Income taxes payable	3,394,112	4,124,719
Lease liabilities, current	2,334,110	-
Total Current Liabilities	178,506,232	210,800,132

Long-term payable	359,033	-
Lease liabilities, non current	8,040,487	-

TOTAL LIABILITIES	186,905,752	210,800,132

COMMITMENTS AND CONTINGENCIES	-	-

See notes to condensed consolidated financial statements

2

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-
Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,567,953 shares issued and outstanding at June 30, 2019 and 15,559,658 at December 31, 2018, respectively)	1,557	1,556
Additional paid-in capital	14,257,469	13,863,282
Statutory and other reserves	8,012,052	8,012,052
Retained earnings	61,169,856	56,173,912
Accumulated other comprehensive loss	(1,249,579)	(794,835)

TOTAL EQUITY	82,191,355	77,255,967

TOTAL LIABILITIES AND EQUITY	269,097,107	288,056,099

See notes to condensed consolidated financial statements

3

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Stated in US Dollars)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Net sales	75,807,093	64,923,960	133,920,573	114,707,413
Cost of sales	(57,436,018)	(53,614,034)	(102,888,969)	(95,831,160)
Gross profit	18,371,075	11,309,926	31,031,604	18,876,253

Research and development expenses	(4,380,399)	(3,592,760)	(7,367,108)	(6,154,597)
Selling and distribution expenses	(3,279,570)	(2,121,650)	(6,072,432)	(4,096,746)
General and administrative expenses	(5,027,418)	(3,910,188)	(9,850,907)	(8,024,998)
Foreign currency transaction gain (loss)	1,213,623	1,670,932	(37,272)	656,239
Total operating expenses	(11,473,764)	(7,953,666)	(23,327,719)	(17,620,102)

Income from operations	6,897,311	3,356,260	7,703,885	1,256,151

Changes in fair value of foreign exchange derivatives	(996,012)	(1,125,140)	(608,912)	(421,425)
Government grants	729,204	988,679	950,639	1,318,499
Other income	15,550	56,581	82,248	80,142
Equity in (loss) earnings of investees	(1,177,639)	160,070	(1,595,843)	316,320
Interest expenses, net	(38,675)	(312,814)	(509,098)	(554,666)
Income before taxes	5,429,739	3,123,636	6,022,919	1,995,021

Income taxes expenses	(741,516)	(409,321)	(1,026,975)	(399,642)
Net income	4,688,223	2,714,315	4,995,944	1,595,379

Comprehensive income
Net income	4,688,223	2,714,315	4,995,944	1,595,379
Foreign currency translation loss	(2,160,506)	(4,168,216)	(454,744)	(1,331,660)
Comprehensive income (loss)	2,527,717	(1,453,901)	4,541,200	263,719

Earnings per share of common stock
- Basic	0.30	0.17	0.32	0.10
- Diluted	0.30	0.17	0.32	0.10

Weighted average number of common stock outstanding
- Basic	15,567,953	15,556,361	15,567,220	15,533,139
- Diluted	15,626,265	15,629,413	15,615,590	15,619,771

See notes to condensed consolidated financial statements

4

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Six Months Ended June 30,
	2019	2018
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income	4,995,944	1,595,379
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,616,314	3,003,872
Bad debt expense	93,576	(472,799)
Loss on disposal of property, plant and equipment	94,147	159,458
Impairment of plant and equipment	75,783	-
Deferred taxes	(73,794)	(498,878)
Changes in fair value of foreign exchange derivatives	608,912	955,790
Equity in loss (earnings) of investees	1,595,843	(316,320)
Share based compensation	394,188	488,117
Changes in operating assets and liabilities:
Accounts receivable	8,198,062	(3,877,577)
Notes receivable	(3,459,522)	986,591
Advances to suppliers	1,848,529	(2,154,883)
Prepayments and other receivables	4,064,320	(4,921,059)
Amount due from a related party	334,879	740,408
Amount due to related parties	(138,767)	-
Inventories	2,668,278	(27,915,901)
Accounts payable	(7,588,132)	21,683,401
Deferred government grants	221,572	469,895
Other payables and accrued liabilities	(3,379,969)	3,578,815
Income taxes payable	(727,876)	(1,140,753)
Net cash flows provided by (used in) operating activities	13,442,287	(7,636,444)

Cash flows from investing activities
Acquisitions of plant and equipment	(6,700,225)	(5,681,723)
Payment for long-term investment	(310,201)	(328,927)
Net cash flows used in investing activities	(7,010,426)	(6,010,650)

Cash flows from financing activities
Proceeds from short-term bank loans	14,771,485	15,664,587
Repayments of short-term bank loans	(14,882,292)	-
Proceeds from a related party	2,954,297	-
Repayment of loan from a related party	(8,589,619)	-
Repayments of non-financial institution borrowing	(8,862,891)	(1,566,318)
Proceeds from notes payable	58,314,662	53,584,205
Repayments of notes payable	(71,701,335)	(55,920,682)
Payment of derivative instruments	(190,062)	-
Net cash flows (used in) provided by financing activities	(28,185,755)	11,761,792
Effect of foreign currency translation on cash	(411,677)	(1,130,850)
Net decrease in cash and restricted cash	(22,165,571)	(3,016,152)
Cash and restricted cash- beginning of year	69,412,117	40,456,117
Cash and restricted cash- end of year	47,246,546	37,439,965

Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	1,960,545	2,039,273
Interest expenses	1,394,561	1,002,653
Non-cash investing and financing activities:
Shares issued for legal case settlement	-	212,500
Purchase of plant and equipment financed by accounts payable	5,715,931	-
Reconciliation of cash and restricted cash:
Cash	18,092,242	7,280,576
Restricted cash	29,154,304	30,159,389
Total cash and restricted cash shown in the condensed consolidated statements of cash flows	47,246,546	37,439,965

See notes to condensed consolidated financial statements

5

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN EQUITY

(Stated in US Dollars)

						Accumulated
			Additional	Statutory		other
	Common stock		paid-in	and other	Retained	comprehensive
	Shares	Amount	capital	reserves	earnings	income (loss)	Total
		$	$	$	$	$	$
Balance, January 1, 2018	15,509,658	1,551	12,709,756	6,549,815	44,481,568	3,469,495	67,212,185
Foreign currency translation adjustments	-	-	-	-	-	2,836,556	2,836,556
Share-based compensation expenses	-	-	241,421	-	-	-	241,421
Net loss	-	-	-	-	(1,118,936)	-	(1,118,936)
Balance, March 31, 2018	15,509,658	1,551	12,951,177	6,549,815	43,362,632	6,306,051	69,171,226

Shares issued for legal case settlement	50,000	5	212,495	-	-	-	212,500
Foreign currency translation adjustments	-	-	-	-	-	(4,168,216)	(4,168,216)
Share-based compensation expenses	-	-	246,696	-	-	-	246,696
Net income	-	-	-	-	2,714,315	-	2,714,315
Balance, June 30, 2018	15,559,658	1,556	13,410,368	6,549,815	46,076,947	2,137,835	68,176,521

Balance, January 1, 2019	15,559,658	1,556	13,863,282	8,012,052	56,173,912	(794,835)	77,255,967
Exercise of the warrants	8,295	1	(1)	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	1,705,762	1,705,762
Share-based compensation expenses	-	-	204,602	-	-	-	204,602
Net income	-	-	-	-	307,721	-	307,721
Balance, March 31, 2019	15,567,953	1,557	14,067,883	8,012,052	56,481,633	910,927	79,474,052

Foreign currency translation adjustments	-	-	-	-	-	(2,160,506)	(2,160,506)
Share-based compensation expenses	-	-	189,586	-	-	-	189,586
Net income	-	-	-	-	4,688,223	-	4,688,223
Balance, June 30, 2019	15,567,953	1,557	14,257,469	8,012,052	61,169,856	(1,249,579)	82,191,355

See notes to condensed consolidated financial statements

6

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

1.	Organization

The consolidated financial statements include the financial statements of Highpower International, Inc. ("Highpower") and its 100%-owned subsidiary Hong Kong Highpower Technology Company Limited (“HKHTC”), HKHTC’s wholly-owned subsidiary Shenzhen Highpower Technology Company Limited (“SZ Highpower”), SZ Highpower’s and HKHTC’s jointly owned subsidiaries, Springpower Technology (Shenzhen) Company Limited (“SZ Springpower”) and Icon Energy System Company Limited (“ICON”) and SZ Highpower’s and SZ Springpower’s jointly owned subsidiary Huizhou Highpower Technology Company Limited (“HZ HTC”). Highpower and its direct and indirect wholly owned subsidiaries are collectively referred to as the "Company".

2.	Summary of significant accounting policies

Basis of presentation

The condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-Q and Article 8 of Regulation S-X. They do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The interim financial information should be read in conjunction with the Financial Statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 28, 2019.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s consolidated financial position as of June 30, 2019, its consolidated results of operations for the three and six months ended June 30, 2019, cash flows for the six months ended June 30, 2019 and change in equity for the three and six months ended June 30, 2019, as applicable, have been made. Operating results for the three and six months ended June 30, 2019 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2019 or any future periods.

Concentrations of credit risk

One major customer accounted for 12.7% and 12.2% of the total sales for the three and six months ended June 30, 2019, respectively. No customer accounted for over 10% or more of the total sales during the three and six months ended June 30, 2018.

One supplier accounted for 12.1% and 12.2% of the total purchase amount during the three and six months ended June 30, 2019, respectively. One supplier accounted for 12.0% and 13.3% of the total purchase amount during the three and six months ended June 30, 2018, respectively.

One customer accounted for 16.4% of the accounts receivable as of June 30, 2019. No customer accounted for 10% or more of the accounts receivable as of December 31, 2018.

Recently issued accounting standards

On February 25, 2017, the FASB issued ASU 2016-02, Leases (Topic 842). It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset (“ROU asset”) representing its right to use the underlying asset for the lease term. We adopted this guidance in the first quarter of 2019 using the modified retrospective approach, electing the package of practical expedients, and the practical expedient to not separate lease and non-lease components for data center operating leases. We also elected the optional transition method that permits adoption of the new standard prospectively, as of the effective date, without adjusting comparative periods presented.

See Note 7 for disclosure required by ASC 842.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

7

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

3.	Revenue Recognition

The Company follows the guidance under ASC 606 effective January 1, 2018. The following table disaggregates product sales by business segment and by geography, which provides information as to the major source of revenue. See Note 16 for additional description of the reportable business segments and the products being sold in each segment.

	Three months ended June 30, 2019			Six months ended June 30, 2019
	Lithium Business	Ni-MH Batteries and Accessories	Consolidated	Lithium Business	Ni-MH Batteries and Accessories	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$	$	$
Primary Geographic Markets
China Mainland	26,502,519	3,641,324	30,143,843	49,567,039	8,547,839	58,114,878
Asia, others	33,804,072	1,911,993	35,716,065	50,815,302	7,971,477	58,786,779
Europe	1,501,876	7,487,090	8,988,966	2,905,190	10,704,107	13,609,297
North America	446,867	511,352	958,219	1,697,970	1,577,775	3,275,745
Others	-	-	-	-	133,874	133,874
Total sales	62,255,334	13,551,759	75,807,093	104,985,501	28,935,072	133,920,573

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations (i) contracts that have an original expected length of one year or less; and (ii) contracts where revenue is recognized as invoiced.

The Company does not have amounts of contract assets since revenue is recognized as control of goods is transferred. The contract liabilities consist of advance payments from customers. The contract liabilities are reported in a net position on a customer-by-customer basis at the end of each reporting period. All contract liabilities are expected to be recognized as revenue within one year and are included in other payables and accrued liabilities in the condensed consolidated balance sheets.

4.	Accounts receivable, net

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
Accounts receivable	69,152,027	77,340,837
Less: allowance for doubtful accounts	153,001	61,020
	68,999,026	77,279,817

5.	Inventories

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
Raw materials	20,577,090	25,952,099
Work in progress	10,619,229	10,192,772
Finished goods	20,560,649	18,348,119
Packing materials	33,291	14,394
Consumables	190,167	283,077
	51,980,426	54,790,461

8

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

6.	Property, plant and equipment, net

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
Cost
Construction in progress	8,615,548	6,991,889
Furniture, fixtures and office equipment	8,011,061	7,221,527
Leasehold improvement	7,707,640	7,090,162
Machinery and equipment	49,048,270	40,316,428
Motor vehicles	1,574,860	1,508,398
Buildings	19,101,682	19,166,951
	94,059,061	82,295,355
Less: accumulated depreciation	28,969,071	25,772,178
	65,089,990	56,523,177

The construction in process represented buildings and machines under construction or testing as of June 30, 2019 and December 31, 2018.

The Company recorded depreciation expenses of $1,858,661 and $1,499,538 for the three months ended June 30, 2019 and 2018, respectively, and $3,559,595 and $2,945,238 for the six months ended June 30, 2019 and 2018, respectively.

During the six months ended June 30, 2019, the Company deducted deferred government grants of $nil on the carrying amount of property, plant and equipment. During the year ended December 31, 2018, the Company deducted deferred government grants of $75,584 in calculating the carrying amount of property, plant and equipment.

The buildings comprising the Huizhou facilities were pledged as collateral for bank loan. The net carrying amounts of the buildings were $8,392,542 and $8,536,246 as of June 30, 2019 and December 31, 2018, respectively.

The building located in Shenzhen, Guangdong was pledged as collateral for bank loans. The net carrying amount of the building was $340,901 and $353,752 as of June 30, 2019 and December 31, 2018, respectively.

9

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

7.	Leases

The Company has various non-cancelable lease agreements for certain of the warehouses and accommodations with original lease periods expiring between 2019 and 2024. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. Certain of the arrangements have free rent periods or escalating rent payment provisions. Leases with an initial term of twelve months or less are not recorded on the condensed consolidated balance sheets. The Company recognizes rental expense on a straight-line basis over the lease term.

The following table provides a summary of leases by balance sheet location as of June 30, 2019:

	Balance Sheet Location	June 30, 2019
		(Unaudited)
		$
Assets
Operating	Right-of-use assets	10,213,704
Total leased assets		10,213,704

Liabilities
Operating - current	Lease Liabilities, current	2,334,110
Operating - non current	Lease liabilities, non current	8,040,487
Total lease liabilities		10,374,597

The components of lease expense for the three and six months ended June 30, 2019 were as follows:

	Statement of Income Location	Three months ended June 30, 2019	Six months ended June 30, 2019
		(Unaudited)	(Unaudited)
		$	$
Lease Costs
Operating lease expense	Cost of sales, Selling and distribution expenses, General and administrative expenses, Research and development expenses	764,149	1,521,856
Total net lease costs		764,149	1,521,856

Maturity of lease liabilities under the non-cancelable operating leases as of June 30, 2019 were as follows:

Operating
(Unaudited)
$
Remaining 2019	1,281,201
2020	3,189,784
2021	3,361,853
2022	2,596,847
2023	980,182
2024	167,850
Total lease payments	11,577,717
Less: interest	1,203,120
Present value of lease liabilities	10,374,597

10

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

7.	Leases (continued)

Future minimum rental payments under the non-cancelable operating leases as of December 31, 2018 were as follows:

Leases (1)
$
2019	2,288,437
2020	1,790,861
2021	1,621,298
2022	668,792
6,369,388

(1) Amounts are based on ASC 840, Leases that was superseded upon our adoption of ASC 842, Leases on January 1, 2019.

The following table provides a summary of the lease terms and discount rates as of June 30, 2019:

June 30, 2019
Weighted Average Remaining Lease Term
Operating leases	3.52 years

Weighted Average Discount Rate
Operating leases	6.18%

As most of the leases do not provide an implicit rate, the Company use the incremental borrowing rate based on the information available at the lease commencement date to determine the present value of lease payments.

Supplemental information related to the leases for the three and six months ended June 30, 2019 is as follows:

	Three months ended June 30, 2019	Six months ended June 30, 2019
	(Unaudited)	(Unaudited)
	$	$
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	732,090	1,358,235

11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

8.	Long-term investments

	June 30, 2019		December 31, 2018
	(Unaudited)
	$	Interest %	$	Interest %
Equity method investments
-Ganzhou Highpower Technology Company Limited (“GZ Highpower”) (1)	6,188,223	31.294%	7,683,900	31.294%
-Shenzhen V-power Innovative Technology Co., Ltd (“V-power”) (2)	491,011	49.000%	595,730	49.000%
Cost method investment
-Huizhou Yipeng Energy Technology Co Ltd.	1,708,384	4.654%	1,714,222	4.654%
	8,387,618		9,993,852

(1) Investment in GZ Highpower

On December 21, 2017, after the completion of the capital increase to GZ Highpower by other shareholders, the Company lost the controlling power over GZ Highpower and deconsolidated GZ Highpower. Thereafter, the investment was recorded under the equity method.

The equity in loss of investee was $1,150,032 and $1,491,608 for the three and six months ended June 30, 2019, respectively. The equity in earnings of investee was $179,964 and $336,214 for the three and six months ended June 30, 2018, respectively.

(2) Investment in V-power

On February 28, 2018, the Company signed an investment agreement with a related company and a group of individuals (the “Founder Team”) with an aggregate amount of RMB4.9 million (approximately $0.7 million) for 49% of the equity interest of V-power, which was recorded under the equity method. In addition, the Company agreed to transfer the 15% of original equity interest of V-power to the Founder Team as compensation under voluntary assignment as any of the following requirements met: 1. annual sales revenue higher or equal to RMB30 million before the first capital increase of V-power; and 2. valuation of V-power higher or equal to RMB30 million before equity issuance. As of June 30, 2019, the requirements have not been met and no such transfer was needed. As of June 30, 2019, the Company has injected RMB4.2 million (approximately $0.6 million) to V-power, and the unpaid amount was recorded as amount due to a related party (See Note 17).

The equity in loss of investee was $27,607 and $104,235 for the three and six months ended June 30, 2019, respectively. The equity in loss of investee was $19,894 and $19,894 for the three and six months ended June 30, 2018, respectively.

12

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

9.	Taxation

Highpower and its direct and indirect wholly owned subsidiaries file tax returns separately.

1) VAT

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals ("taxpayers") that are engaged in the sale of products in the PRC are generally required to pay VAT, at a rate of which was changed from 17% to 16% on May 1, 2018, and changed from 16% to 13% on April 1, 2019 of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. Further, when exporting goods, the exporter is entitled to a portion of or all the refund of VAT that it has already paid or incurred. The Company’s PRC subsidiaries are subject to VAT on their revenues.

2) Income tax

United States

Tax Reform

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into legislation. The 2017 Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 34% to 21%, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax.

On December 22, 2017, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete.

The one-time transition tax is based on the total post-1986 earnings and profits (“E&P”) for which the Company has previously deferred U.S. income taxes.

The Company evaluated the Global Intangible Low Taxed Income ("GILTI") inclusion on current earnings and profits of greater than 10% owned foreign controlled corporations. The Company has evaluated whether it has additional provision amount resulted by the GILTI inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the 21% U.S. corporate tax rate on the foreign income to an effective rate of 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid. In 2019, the Company recorded a GILTI inclusion of $8,210,686. However, the total tax of $898,875 is fully offset by the deemed paid foreign tax credit.

The Company completed quantification of the Tax Act impact in 2018. The final adjustment is not material.

13

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

9.	Taxation (continued)

Hong Kong

HKHTC, which was incorporated in Hong Kong, is subject to a corporate income tax rate of 16.5%.

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. In March 2018, the Hong Kong Government introduced a two-tiered profit tax rate regime by enacting the Inland Revenue (Amendment) (No.3) Ordinance 2018 (the “Ordinance”). Under the two-tiered profits tax rate regime, the first $2 million of assessable profits of qualifying corporations is taxed at 8.25% and the remaining assessable profits at 16.5%. The Ordinance is effective from the year of assessment 2018-2019. According to the policy, if no election has been made, the whole of the taxpaying entity’s assessable profits will be chargeable to Profits Tax at the rate of 16.5% or 15%, as applicable. Because the preferential tax treatment is not elected by the Company, HKHTC is subject to income tax at a rate of 16.5%.

PRC

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income.

In China, the companies granted with National High-tech Enterprise (“NHTE”) status enjoy 15% income tax rate. This status needs to be renewed every three years. If these subsidiaries fail to renew NHTE status, they will be subject to income tax at a rate of 25% after the expiration of NHTE status. All the PRC subsidiaries received NHTE status and enjoy 15% income tax rate for calendar year 2019 and 2018.

The components of the income taxes expenses are:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Current	712,944	551,583	1,100,769	898,520
Deferred	28,572	(142,262)	(73,794)	(498,878)
Total income taxes expenses	741,516	409,321	1,026,975	399,642

The reconciliation of income taxes expenses computed at the PRC statutory tax rate to income tax expense is as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Income before tax	5,429,739	3,123,636	6,022,919	1,995,021

Provision for income taxes at PRC statutory income tax rate (25%)	1,357,435	780,909	1,505,730	498,755
Impact of different tax rates in other jurisdictions	88,722	37,886	207,343	96,546
Effect of PRC preferential tax rate	(494,344)	(272,880)	(684,651)	(266,427)
R&D expenses eligible for super deduction	(541,876)	(334,892)	(680,270)	(334,892)
Other non-deductible expenses	87,610	32,175	187,972	48,751
Change in valuation allowance of deferred tax assets	243,969	166,123	490,851	356,909
Effective enterprise income tax expenses	741,516	409,321	1,026,975	399,642

14

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

9.	Taxation (continued)

3) Deferred tax assets, net

Deferred tax assets and deferred tax liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purpose and the tax bases used for income tax purpose. The following represents the tax effect of each major type of temporary difference.

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
Deferred tax assets
Tax loss carry-forward	1,604,854	1,096,956
Allowance for doubtful receivables	22,950	9,153
Impairment for inventory	409,863	382,375
Difference for sales cut-off	33,519	15,526
Deferred government grants	102,137	69,631
Property, plant and equipment subsidized by government grant	233,274	250,563
Impairment for property, plant and equipment	122,431	138,122
Total gross deferred tax assets	2,529,028	1,962,326
Valuation allowance	(1,403,764)	(1,096,956)
Total deferred tax assets, net of valuation allowance	1,125,264	865,370
Deferred tax liability
PPE, due to difference in depreciation	(189,821)	-
Total deferred tax liability	(189,821)	-
Total net deferred tax assets	935,443	865,370

As of June 30, 2019, the Company had net operating loss carry-forwards in Hong Kong of $8,507,665 without expiration and in the PRC of $1,340,597, which will start to expire in 2023.

The Company has deferred tax assets which consisted of tax loss carry-forwards and other items that can be carried forward to offset future taxable income. Management determined it is more likely than not that part of the deferred tax assets could not be utilized, so a valuation allowance was provided for as of June 30, 2019 and December 31, 2018. The net valuation allowance increased by $0.3 million and $0.4 million during the six months ended June 30, 2019 and 2018, respectively.

10.	Notes payable

Notes payable presented to certain suppliers as a payment against the outstanding trade payables.

Notes payable are mainly bank acceptance bills which are non-interest bearing and generally mature within one year. The outstanding bank acceptance bills are secured by restricted cash deposited in banks. Outstanding bank acceptance bills were $60,168,272 and $73,607,284 as of June 30, 2019 and December 31, 2018, respectively.

11.	Short-term loans

As of June 30, 2019, the bank borrowings were for working capital and capital expenditure purposes with maturity of one year and were secured by personal guarantees executed by the Company’s Chief Executive Officer, Mr. Dang Yu Pan, the land use right with a net carrying amount of $2,406,173 and the buildings with a net carrying amount of $8,733,443, respectively.

The loans were primarily obtained from three banks with interest rates ranging from 5.2200% to 6.5253% per annum and 5.2300% to 6.5253% per annum as of June 30, 2019 and December 31, 2018, respectively. The interest expenses were $344,983 and $653,565 for the three and six months ended June 30, 2019, respectively. The interest expenses were $118,886 and $230,599 for the three and six months ended June 30, 2018, respectively.

15

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

12.	Non-financial institution borrowing

For the six months ended June 30, 2019, the Company paid back $8,862,891 to the third party non-financial institution.

The interest expense of the above borrowing was $nil and $4,877 for the three and six months ended June 30, 2019. The interest expense of the above borrowing was $134,660 and $296,963 for the three and six months ended June 30, 2018.

13.	Lines of credit

The Company entered into various credit contracts and revolving lines of credit, which were used for short-term loans and bank acceptance bills. As of June 30, 2019, the total and unused lines of credit were $107.2 million and $27.6 million, respectively, with maturity dates from August 2019 to October 2021. As of December 31, 2018, the total and unused lines of credit were $102.6 million and $23.8 million, respectively, with maturity dates from March 2019 to October 2021.

These lines of credit were guaranteed by the Company’s Chief Executive Officer, Mr. Dang Yu Pan and his wife. The Company’s buildings and the land use right were pledged as collateral for these lines of credit.

14.	Earnings per share

The following table sets forth the computation of basic and diluted earnings per common share for the three and six months ended June 30, 2019 and 2018.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Numerator:
Net income	4,688,223	2,714,315	4,995,944	1,595,379

Denominator:
Weighted-average shares outstanding
- Basic	15,567,953	15,556,361	15,567,220	15,533,139
- Dilutive effects of equity incentive awards	58,312	73,052	48,370	86,632
- Diluted	15,626,265	15,629,413	15,615,590	15,619,771

Net income per share:
- Basic	0.30	0.17	0.32	0.10
- Diluted	0.30	0.17	0.32	0.10

Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

16

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

15.	Defined contribution plan

Full-time employees of the Company in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits (“the Benefits”) are provided to employees. Chinese labor regulations require that the PRC operating subsidiaries of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries. Except for contributions made related to the Benefits, the Company has no legal obligation.

The total contributions made, which were expensed as incurred, were $996,410 and $1,979,784 for the three and six months ended June 30, 2019. The total contributions made, which were expensed as incurred, were $729,595 and $1,383,552 for the three and six months ended June 30, 2018.

16.	Segment information

The reportable segments are components of the Company that offer different products and are separately managed, with separate financial information available that is separately evaluated regularly by the Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, in determining the performance of the business. The Company categorizes its business into two reportable segments, namely (i) Lithium Business and (ii) Ni-MH Batteries and Accessories.

The CODM evaluates performance based on each reporting segment’s net sales, cost of sales, gross profit and total assets. Net sales, cost of sales, gross profit and total assets by segments is set out as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Net sales
Lithium Business	62,255,334	48,503,856	104,985,501	85,100,511
Ni-MH Batteries and Accessories	13,551,759	16,420,104	28,935,072	29,606,902
Total	75,807,093	64,923,960	133,920,573	114,707,413

Cost of Sales
Lithium Business	47,382,082	39,755,643	81,010,550	70,546,982
Ni-MH Batteries and Accessories	10,053,936	13,858,391	21,878,419	25,284,178
Total	57,436,018	53,614,034	102,888,969	95,831,160

Gross Profit
Lithium Business	14,873,252	8,748,213	23,974,951	14,553,529
Ni-MH Batteries and Accessories	3,497,823	2,561,713	7,056,653	4,322,724
Total	18,371,075	11,309,926	31,031,604	18,876,253

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
Total Assets
Lithium Business	215,321,303	231,795,621
Ni-MH Batteries and Accessories	53,775,804	56,260,478
Total	269,097,107	288,056,099

17

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

16.	Segment information (continued)

All long-lived assets of the Company are located in the PRC. Geographic information about the sales and accounts receivable based on the locations of the Company’s customers is set out as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Net sales
China Mainland	30,143,843	32,880,005	58,114,878	61,185,768
Asia, others	35,716,065	25,183,900	58,786,779	40,938,296
Europe	8,988,966	4,849,360	13,609,297	9,387,263
North America	958,219	1,998,243	3,275,745	3,163,074
Others	-	12,452	133,874	33,012
	75,807,093	64,923,960	133,920,573	114,707,413

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
Accounts receivable
China Mainland	33,494,645	38,048,651
Asia, others	28,138,970	33,237,051
Europe	6,596,124	5,413,343
North America	769,287	566,769
Others	-	14,003
	68,999,026	77,279,817

17.	Related party balance and transaction

Related party balance

	June 30,	December 31,
	2019	2018
	(Unaudited)
	$	$
Accounts receivable	86,343	476,093
Other receivable	59,776	1,570
Amount due from a related party- GZ Highpower	146,119	477,663

Other payable-investment (1)	101,869	408,867
Loan from Mr. Dang Yu Pan (2)	-	5,707,984
Amount due to related parties	101,869	6,116,851

(1)	The Company signed an investment agreement with an aggregate amount of RMB4.9 million (approximately $0.7 million) in investing for 49% of the equity interest of V-power which was set up on March 1, 2018. On April 28, 2018, the Company injected RMB2.1 million (approximately $0.3 million) to V-power. On January 14, 2019, the Company injected RMB2.1 million (approximately $0.3 million) to V-power and the unpaid amount was recorded as amount due to a related party. (See Note 8)

(2)	The Company entered into a loan agreement with a maximum amount of RMB60 million (approximately $8.7 million) with Mr. Dang Yu Pan on July 20, 2018. As of June 30, 2019, the Company repaid the loans. The interest rate is 5.65% per annum. The Company accrued interest expense $20,135 and $133,930 for the three and six months ended June 30, 2019, respectively.

18

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Stated in US Dollars)

17.	Related party balance and transaction (continued)

Related party transaction

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
GZ Highpower
Sales	239,573	433,147	440,306	658,934

V-Power
Payment of investment	-	-	310,201	-

Dang Yu Pan
Loan from Dang Yu Pan	-	-	2,954,297	-
Repayment of Loan from Dang Yu Pan	8,589,619	-	8,589,619	-
Interest expense	20,135	-	133,930	-

18.	Subsequent event

The Company has evaluated subsequent events through the issuance of the unaudited condensed consolidated financial statements and no other subsequent event is identified that would have required adjustment or disclosure in the consolidated financial statements.

19

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

This management’s discussion and analysis of financial condition and results of operations should be read in conjunction with our unaudited consolidated financial statements and the related notes that are included in this Quarterly Report and the audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with SEC on March 28, 2019 (the “Annual Report”).

Special Note Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Form 10-Q including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

Net sales increased by $10.9 million, or 16.8%, during the second quarter of 2019 compared to the same quarter in 2018. The main driver was our lithium business, including high-end consumer products, industrial applications and increased demand for artificial intelligence products. Lithium business net sales increased by $13.8 million, or 28.4%, during the second quarter of 2019 compared to the same quarter in 2018.

Gross profit during the second quarter of 2019 was $18.4 million, or 24.2% of net sales, compared to $11.3 million, or 17.4% of net sales, for the comparable period in 2018.

Critical Accounting Policies

See Note 2 to the accompanying unaudited condensed consolidated financial statements for our critical accounting policies.

20

Results of Operations

The following table sets forth the unaudited consolidated statements of operations of the Company for the three and six months ended June 30, 2019 and 2018, both in US$ and as a percentage of net sales.

Consolidated Statements of Operations

(Dollars in Thousands, Except Per	Three months ended June 30,				Six months ended June 30,
Share Amounts)	2019		2018		2019		2018
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
	$	%	$	%	$	%	$	%
Net sales	75,807	100.0%	64,924	100.0%	133,921	100.0%	114,707	100.0%
Cost of sales	(57,436)	(75.8%)	(53,614)	(82.6%)	(102,889)	(76.8%)	(95,831)	(83.5%)
Gross profit	18,371	24.2%	11,310	17.4%	31,032	23.2%	18,876	16.5%

Research and development expenses	(4,380)	(5.8%)	(3,593)	(5.5%)	(7,367)	(5.5%)	(6,155)	(5.4%)
Selling and distribution expenses	(3,280)	(4.3%)	(2,122)	(3.3%)	(6,072)	(4.5%)	(4,097)	(3.6%)
General and administrative expenses	(5,027)	(6.6%)	(3,910)	(6.0%)	(9,851)	(7.4%)	(8,025)	(7.0%)
Foreign currency transaction gain (loss)	1,213	1.6%	1,671	2.6%	(38)	(0.0%)	657	0.6%
Income from operations	6,897	9.1%	3,356	5.2%	7,704	5.8%	1,256	1.1%

Changes in fair value of foreign exchange derivatives	(995)	(1.3%)	(1,125)	(1.7%)	(609)	(0.5%)	(421)	(0.4%)
Government grants	729	1.0%	989	1.5%	951	0.7%	1,318	1.1%
Other income	16	0.0%	57	0.1%	82	0.1%	81	0.1%
Equity in (loss) earnings of investees	(1,178)	(1.6%)	160	0.2%	(1,596)	(1.2%)	316	0.3%
Interest expenses, net	(39)	(0.1%)	(313)	(0.5%)	(509)	(0.4%)	(555)	(0.5%)
Income before taxes	5,430	7.2%	3,124	4.8%	6,023	4.5%	1,995	1.7%

Income taxes expenses	(742)	(1.0%)	(410)	(0.6%)	(1,027)	(0.8%)	(400)	(0.3%)
Net income	4,688	6.2%	2,714	4.2%	4,996	3.7%	1,595	1.4%

Diluted earnings per common stock	0.30		0.17		0.32		0.10

Net sales

Net sales for the three months ended June 30, 2019 were $75.8 million compared to $64.9 million for the comparable period in 2018, an increase of $10.9 million, or 16.8%.

Net sales for the six months ended June 30, 2019 were $133.9 million compared to $114.7 million for the comparable period in 2018, an increase of $19.2 million, or 16.7%. Net sales of Lithium business increased by $19.9 million, or 23.4%, during the six months ended June 30, 2019, compared to the comparable period in 2018. Ni-MH batteries and accessories net sales decreased by $0.7 million, or 2.3%, during the six months ended June 30, 2019, compared to the comparable period in 2018. The increase in net sales was mainly due to the optimization of our sales structure.

Gross profit

Gross profit for the three months ended June 30, 2019 was $18.4 million, or 24.2% of net sales, compared to $11.3 million, or 17.4% of net sales, for the comparable period in 2018. This increase was attributed to the product mix and improvement in our labor efficiency.

21

Gross profit for the six months ended June 30, 2019 was $31.0 million, or 23.2% of net sales, compared to $18.9 million, or 16.5% of net sales, for the comparable period in 2018. This increase was attributed to the product mix and improvement in our labor efficiency.

Research and development expenses

Research and development expenses were $4.4 million, or 5.8% of net sales, for the three months ended June 30, 2019, compared to $3.6 million, or 5.5% of net sales, for the comparable period in 2018.

Research and development expenses were $7.4 million, or 5.5% of net sales, for the six months ended June 30, 2019, compared to $6.2 million, or 5.4% of net sales, for the comparable period in 2018. The Company will continue to invest on R&D activities in the future.

Selling and distribution expenses

Selling and distribution expenses were $3.3 million, or 4.3% of net sales, for the three months ended June 30, 2019, compared to $2.1 million, or 3.3% of net sales, for the comparable period in 2018.

Selling and distribution expenses were $6.1 million, or 4.5% of net sales, for the six months ended June 30, 2019, compared to $4.1 million, or 3.6% of net sales, for the comparable period in 2018. The increase of expenses was mainly driven by marketing expenses for more branded customers.

General and administrative expenses

General and administrative expenses were $5.0 million, or 6.6% of net sales, for the three months ended June 30, 2019, compared to $3.9 million, or 6.0% of net sales, for the comparable period in 2018.

General and administrative expenses were $9.9 million, or 7.4% of net sales, for the six months ended June 30, 2019, compared to $8.0 million, or 7.0% of net sales, for the comparable period in 2018.

Foreign currency transaction gain (loss)

We experienced a gain of $1.2 million and $1.7 million for the three months ended June 30, 2019 and 2018, respectively, on the exchange rate difference between the US$ and the RMB.

We experienced a loss of $37,272 and a gain of $656,239 for the six months ended June 30, 2019 and 2018, respectively, on the exchange rate difference between the US$ and the RMB. The loss or gain in exchange rate difference was due to the influence of the RMB relative to the US$ over the respective periods.

Changes in fair value of foreign exchange derivatives

We experienced a loss on derivative instruments of $1.0 million and $1.1 million for the three months ended June 30, 2019 and 2018, respectively.

We experienced a loss on derivative instruments of $0.6 million and $0.4 million for the six months ended June 30, 2019 and 2018, respectively.

Government grants

Government grants were $0.7 million and $1.0 million for the three months ended June 30, 2019, and 2018, respectively.

Government grants were $1.0 million and $1.3 million for the six months ended June 30, 2019, and 2018, respectively.

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Other income

Other income was $15,550 and $56,581 for the three months ended June 30, 2019 and 2018, respectively.

Other income was $82,248 and $80,142 for the six months ended June 30, 2019 and 2018, respectively.

Equity in (loss) earnings of investees

Equity in loss of investees were $1.2 million for the three months ended June 30, 2019, compared to equity in earnings of investee $160,070 for the comparable period in 2018.

Equity in loss of investees were $1.6 million for the six months ended June 30, 2019, compared to equity in earnings of investee $316,320 for the comparable period in 2018.

Interest expenses, net

Interest expenses, net were $38,675 and $312,814 for the three months ended June 30, 2019 and 2018, respectively.

Interest expenses, net were $509,098 and $554,666 for the six months ended June 30, 2019 and 2018, respectively.

Income taxes expenses

Income taxes expenses were $0.7 million and $0.4 million for the three months ended June 30, 2019 and 2018, respectively.

Income taxes expenses were $1.0 million and $0.4 million for the six months ended June 30, 2019 and 2018, respectively.

Net income

Net income for the three months ended June 30, 2019 was $4.7 million compared to $2.7 million for the comparable period in 2018, increase of $2.0 million, or 72.7%.

Net income for the six months ended June 30, 2019 was $5.0 million compared to $1.6 million for the comparable period in 2018, increase of $3.4 million, or 213.2%.

Reconciliation of Net Income to EBITDA

A table reconciling earnings before interest, income tax, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, to the appropriate GAAP measure is included with the Company's financial information below. EBITDA was derived by taking earnings before interest expense, net, taxes, depreciation and amortization. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company believes this non-GAAP measure is useful to investors as it provides a basis for evaluating the Company's operating results in the ordinary course of its operations. This non-GAAP measure is not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Net income	4,688,223	2,714,315	4,995,944	1,595,379

Interest expenses, net	38,675	312,814	509,098	554,666
Income taxes expenses	741,516	409,321	1,026,975	399,642
Depreciation and Amortization	1,886,874	1,528,644	3,616,314	3,003,872

EBITDA	7,355,288	4,965,094	10,148,331	5,553,559

23

Liquidity and Capital Resources

We had cash of approximately $18.1 million as of June 30, 2019, compared to $24.9 million as of December 31, 2018.

To provide liquidity and flexibility in funding our operations, we borrow funds under bank facilities and other external sources of financing. As of June 30, 2019, we had lines of credit with eight financial institutions aggregating $107.2 million. The maturities of these facilities vary from August 2019 to October 2021. The facilities are subject to regular review and approval. Certain of these bank facilities are guaranteed by our Chief Executive Officer, Mr. Dang Yu Pan and his wife, pledged by land use right and buildings, and contain customary affirmative and negative covenants for secured credit facilities of this type. Interest rates are generally based on the banks’ reference lending rates. No significant commitment fees are required to be paid for the bank facilities. As of June 30, 2019, we had utilized approximately $79.6 million under such general credit facilities and had available unused credit facilities of $27.6 million.

Net cash provided by operating activities was approximately $13.4 million for the six months ended June 30, 2019, compared to net cash used in operating activities of $7.6 million for the comparable period in 2018. The net cash increase of $21.1 million provided by operating activities is primarily due to an increase of $30.6 million in cash inflow from inventories, an increase of $12.1 million in cash inflow from accounts receivable, an increase of $9.0 million in cash inflow from prepayments and other receivables and an increase of $29.3 million in cash outflow from accounts payable.

Net cash used in investing activities was $7.0 million for the six months ended June 30, 2019, compared to net cash used in investing activities of $6.0 million for the comparable period in 2018. The net cash increase of $1.0 million used in investing activities is primarily due to an increase of $1.0 million in cash outflow from acquisitions of plant and equipment.

Net cash used in financing activities was $28.2 million for the six months ended June 30, 2019, compared to net cash provided by financing activities of $11.8 million for the comparable period in 2018. The net cash increase of $40.0 million in net cash used in financing activities was primarily attributable to an increase of $15.8 million in cash outflow from repayments of notes payable, an increase of $14.9 million in cash outflow from repayments of short-term bank loans and an increase of $8.6 million in cash outflow from repayment of loan from a related party.

Recent Accounting Standards

Please refer to Note 2 (Recently issued accounting standards).

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Not required for a smaller reporting company.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

(a) Evaluation of disclosure controls and procedures

Disclosure controls and procedures are controls and other procedures that are designed and adopted by management to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is properly recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that all necessary information required to be disclosed by the Company in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive and financial officers, as appropriate to allow timely decisions regarding required disclosure.

As of the end of the period covered by this Quarterly Report, we conducted an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act). Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective.

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(b) Changes in Internal Control over Financial Reporting

There were no significant changes in our internal controls over financial reporting that occurred during the quarter ended June 30, 2019, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II. Other Information

Item 1. Legal Proceedings

From time to time, we are subject to certain legal proceedings, claims and disputes that arise in the ordinary course of our business. Although we cannot predict the outcomes of these legal proceedings, we do not believe these actions, in the aggregate, will have a material adverse impact on our financial position, results of operations or liquidity. We are currently not a party to any material legal proceedings

Item 1A. Risk Factors

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described herein and in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 28, 2019 and all of the information contained in our public filings before deciding whether to purchase our common stock. Other than as set forth below, there have been no material revisions to the “Risk Factors” as set forth in our Annual Report on Form 10-K.

Item 2. Unregistered Sale of Equity Securities and Use of Proceeds

None.

Item 3. Default Upon Senior Securities

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information

Working Capital Loan Contract between SZ Highpower and Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch

Working Capital Loan Contract between SZ Springpower and Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch

On May 15, 2019, SZ Highpower entered into a working capital loan contract with Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Branch providing for an aggregate loan of RMB10,000,000 ($1,455,265) to be used as current funds for production and operations. SZ Highpower must withdraw the facility before August 30, 2019, after which time the bank may cancel all or part of the facility. The term of the loan is 12 months from the first withdrawal date. The interest rate is 6.5250%, which equals to the one year benchmarked by interbank rates, float 51.4%. The loan is guaranteed by HK HTC, SZ Springpower and our Chief Executive Officer, Dang Yu Pan. The balance of loan was $1,455,265 as of June 30, 2019.

On June 25, 2019, SZ Highpower entered into a working capital loan contract with Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Branch providing for an aggregate loan of RMB10,000,000 ($1,455,265) to be used as current funds for production and operations. SZ Highpower must withdraw the facility before September 24, 2019, after which time the bank may cancel all or part of the facility. The term of the loan is 12 months from the first withdrawal date. The interest rate is 6.5250%, which equals to the one year benchmarked by interbank rates, float 51.4%. The loan is guaranteed by HK HTC, SZ Springpower and our Chief Executive Officer, Dang Yu Pan. The balance of loan was $1,455,265 as of June 30, 2019.

On May 15, 2019, SZ Springpower entered into a working capital loan contract with Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Branch providing for an aggregate loan of RMB10,000,000 ($1,455,265) to be used as current funds for production and operations. SZ Springpower must withdraw the facility before August 30, 2019, after which time the bank may cancel all or part of the facility. The term of the loan is 12 months from the first withdrawal date. The interest rate is 6.5250%, which equals to the one year benchmarked by interbank rates, float 51.4%. The loan is guaranteed by HK HTC, HZ HTC and our Chief Executive Officer, Dang Yu Pan. The Company’s real estate in Shenzhen also served as collateral for the loan. The balance of loan was $1,455,265 as of June 30, 2019.

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The following constitute events of default under each loan agreement: failure to repay principal, interest, and other payables in accordance with the provisions specified in these contracts; or failure to fulfill any other obligations in these contracts, or contrary to the statements, guarantee and commitments in these contracts; the guarantees in these contracts have adversely changed to the lender’s loan, and the borrowers is not available to provide other guarantees approved by the lender failure to pay off any other debts due by the borrowers, or failure to fulfill or breach other obligations in these contracts, or likely to affect the performance of the obligations in these contracts; the financial performance of the profitability, debt payment ability, operating capacity and cash flow of the borrowers exceed the agreed standards, or deterioration has been or may affect the obligations in these contracts; the borrower’s ownership structure, operation, external investment has changed adversely, which have affected or may affect the fulfillment of the obligations in these contracts; the borrowers involves or may involve significant economic disputes, litigation, arbitration, or asset seizure, detention or enforcement, or judicial or administrative authorities for investigation or take disciplinary measures in accordance with the laws, or illegal with relevant state regulations or policies in accordance with the laws, or exposure by media, which have affected or may affect the fulfillment of the obligations in these contracts; the borrower’s principal individual investors, key management officer’s change, disappearances or restriction of personal liberty, likely to affect the performance of the obligations in these contracts; using false contracts with related parties, using no actual transaction to extract the lender’s funds or credit, or evasion of lender’s loan right through related party transactions; having been or may be out of business, dissolution, liquidation, business reorganizations, business license has been revoked or bankruptcy; breaches food safety, production safety, environmental protection and other environmental and social risk management related laws and regulations, regulatory requirements or industry standards, resulting in accidents, major environmental and social risk events, likely to affect the performance of the obligations in these contracts; in these contracts, the borrower's credit rating, level of profitability, asset-liability ratio, net cash flow of operating and other indicators do not meet the credit conditions of the lender; or without the lender’s written contract, pledges guarantee or provides assurance guarantees to other party, likely to affect the performance of the obligations in these contracts; other adverse situations may affect in the realization of loan right in these contracts.

Upon the occurrence of an event of default, the bank may: request the borrowers rectify the event of default within a specified time period; cancel or terminate the borrower’s the unused portion of the credit line and other financing arrangements in whole or in part; declare all amounts outstanding under the contract immediately due and payable; require the borrowers to compensate the bank for losses it incurs as a result of the event of default; or other measures permitted under applicable law or other necessary measures.

Working Capital Loan Contract between SZ Springpower and Bank of China, Buji Sub-branch

Working Capital Loan Contract between ICON and Bank of China, Buji Sub-branch

On April 25, 2019, SZ Springpower entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,455,265) to be used by SZ Springpower to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. SZ Springpower must withdraw the facility within 30 days from April 29, 2019, after which time the bank may cancel all or part of the facility. The interest rate is 6.09%, which equals to the one year benchmarked by interbank rates, plus 112.75%. The loan is guaranteed by SZ Highpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan. The balance of loan was $1,455,265 as of June 30, 2019.

On June 18, 2019, ICON entered into a working capital loan contract with Bank of China, Buji Sub-branch providing for an aggregate loan of RMB10,000,000 ($1,455,265) to be used by ICON to purchase raw materials. The term of the loan is 12 months from the first withdrawal date. ICON must withdraw the facility within 30 days from June 19, 2019, after which time the bank may cancel all or part of the facility. The interest rate is 5.22%, which equals to the one year benchmarked by interbank rates, plus 0.91%. The loan is guaranteed by SZ Highpower, SZ Springpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan. The balance of loan was $1,455,265 as of June 30, 2019.

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The following constitute events of default under each loan agreement: failure to comply with repayment obligations under the agreement or any affiliated credit lines contract; failure to use borrowed funds according to the specified purposes; any statement made by the borrower in the agreement is untrue or in violation of any commitments in the loan agreement or affiliated loan contracts; failure to provide an additional guarantor as required by the loan agreement; significant business difficulties or risks, deteriorated financial losses or losses of assets, or other financial crisis; breach of covenants in other credit agreements with the bank or affiliated institutions of the bank; any guarantor breaches a contract or defaults under any agreement with the bank or affiliated institutions of the bank; termination of its business or engagement due to any wind-up, cancellation or bankruptcy issues; involvement or potential involvement in significant economic disputes, litigation, arbitration or assets seizure or confiscation, or its involvement in other judicial proceedings or administrative punishment proceedings that have affected or may affect its capacity to perform its obligations under the affiliated specific credit line contract; an abnormal change in any major individual investor or key management member of the borrower or such a person or entity’s becoming subject to investigation or restriction by the judiciary, which have or may affect the borrower’s performance of obligation under affiliated specific credit line contract; Bank of China’s discovery of any situation that may affect the financial position or performance capacities of the borrower or a guarantor after the bank’s annual review of the borrower’s financial position and performance; failure to provide the relevant documentation acceptable to Bank of China about the inflows and outflows of large-sum and abnormal capital in capital recovery account; or being in violation of other rights and obligations under the affiliated specific credit line contract.

Upon the occurrence of an event of default, the bank may: request the borrower or any guarantor to rectify the event of default within a specified time period; reduce, temporarily suspend or permanently terminate the borrower’s credit limit in whole or in part; temporarily suspend or permanently terminate in part or in whole the borrower’s application for specific credit line under the agreement; announce the immediate expiration of all the credit lines granted under the affiliated specific credit line contract as well as other contracts; terminate or release the contract, terminate or release in part or in whole any of the affiliated specific credit line contract as well as the other contracts executed between the borrower and the bank; require compensation from the borrower on the losses thereafter caused; hold the borrower’s deposit account at the bank in custody for repayment of amounts due under the contract; exercise the real rights for security; request repayment from a guarantor; or take any other procedures deemed necessary by the bank.

Working Capital Loan Contract between ICON and Bank of Jiangsu, Shenzhen Branch

On April 30, 2019, ICON entered into a working capital loan contract with Bank of Jiangsu, Shenzhen Branch providing for an aggregate loan of RMB10,000,000 ($1,455,265) to be used by ICON to purchase raw materials. The term of the loan from May 24, 2019 to March 23, 2020. The interest rate is 6.09%, which equals to the one year benchmarked by interbank rates, float 40.0%. The loan is guaranteed by SZ Highpower, SZ Springpower, HZ HTC and our Chief Executive Officer, Dang Yu Pan. The balance of loan was $1,455,265 as of June 30, 2019.

The following constitute events of default under the loan agreement: failure to fully and promptly perform its any obligations specified in this Contract and other relevant documents. if the borrower's aforesaid behavior can be corrected but the borrower fails to correct it to the extent satisfied by the lender within 20 days after the lender sends a written notice of correction; the borrower voluntarily or compulsively goes out of business, winds up, reorganizes, dissolves or goes into bankruptcy; the borrower provides false materials or conceals important business financial facts; the borrower breaks through the financial indicators stipulated the contract; the borrower suffers from financial loss or deterioration of financial conditions, which may affect the loan safety, or the borrower intentionally evades or cancels the creditor's rights of the Bank; the borrower's loan project plan is canceled or cannot be implemented; the borrower fraudulently obtains funds or credit from the lender or other bank by use of a false contract with an affiliated party; the borrower engages in or suspected of carrying out illegal business activities; the borrower goes into division, combination, major merger, acquisition or reorganization; the borrower violates any other contract signed with the lender or a third party, or there is any dispute arising from such contract, thereby causing or likely to cause litigation or arbitration; the controlling shareholder of the borrower transfers its shares held in the borrower, or the controlling shareholder, actual controller, legal representative or other senior management person has major events, including but not limited to engaging in or suspected of conducting illegal activities, or subject to litigation, arbitration or administrative punishment, going worse of its financial conditions, declaration of bankruptcy or dissolution, and so on; the guarantor has breach of contract, including but not limited to provision of false materials by the guarantor, the guarantor's violation of other contract signed with the lender or a third party, litigation or arbitration caused due to any dispute arising from such contract, forced or active suspension of business, major business failure, engaging in or suspected of conducting illegal activities, evasion or cancellation of creditor's rights of the Bank, merger and/or acquisition or reorganization, or other situations which may reduce its guarantee capability; An event of default occurs under other loan contract or guarantee contract made and entered into by and between the borrower and the lender; Other circumstances which endanger or may endanger the lender's loan safety.

Upon the occurrence of an event of default, the bank may: change the loan payment mode, stop payment of the loan not withdrawn by the borrower and/or ask the borrower to repay the loan in advance and announce acceleration of maturity of all the loan hereunder according to the stipulations of this contract; ask the borrower to repay the loan principal and interest hereunder in advance and pay all other relevant expenses, or ask the borrower to transfer its all debts hereunder to a transferee accepted by the lender, or ask the borrower to provide other guarantee measures accepted by the lender.

27

Financing Quota Agreement between HZ HTC and Shanghai Pudong Development Bank Co., Ltd., Huizhou Branch

On April 11, 2019, HZ HTC entered into a financing quota agreement with Shanghai Pudong Development Bank Co., Ltd., Huizhou Branch, which provides for a revolving line of credit of up to RMB20,000,000 ($2,190,530). HZ HTC may issue bank acceptance, from time to time as needed, on or before April 1, 2020. The loan is guaranteed by SZ Highpower, ICON, SZ Springpower and our Chief Executive Officer, Dang Yu Pan. The used facility was $nil as of June 30, 2019.

The following constitute events of default under the loan agreement: violates any representation, warranty hereof or such representation; or warranty is certified to be incorrect, untrue, or missed or misleading or have been violated; and/or the borrower violates or does not fulfill any promised matter herein; and/or the borrower violates any regulation of this agreement; or any affiliated financing document hereunder; and or the borrower has any circumstance that may affect the safety of the financing bank’s loan; and/ or the guarantor violates the regulation of any guarantee document, all constitute the borrower’s default events of this agreement and affiliated financing documents.

Upon the occurrence of an event of default, the bank may: adjust or cancel the financing quota hereunder; announce all or a part of the debts under any affiliated financing document hereof to expire in advance; and /or terminate this agreement and all or a part of the affiliated financing documents, and require the customer to immediately return all or a part of the financing principal or interest; require the borrower to add margin amount, or transfer the borrower’s deposit or the deposit in the settlement account to its margin account for external payment or the margin of the advance payment that may occur to the borrower in the future for the bills already accepted or L/C, L/G/ SLC opened by the financing bank within the quota use term; require the borrower to immediately repay the advance payment if the financing bank already had advance payment; interest shall be calculated according to the penalty interest rate agreed herein or the penalty interest rate agreed in the affiliated financing document; and compound interest shall be calculated and collected to the payable and unpaid interest; deduct the borrower’s deposit in any account in the financing bank in accordance with the regulation in the contract.

Comprehensive Credit Contract between SZ Highpower and China Everbright Bank Co., Ltd., Shenzhen Branch

Comprehensive Credit Contract between SZ Springpower and China Everbright Bank Co., Ltd., Shenzhen Branch

On April 4, 2019, each of SZ Highpower and SZ Springpower entered into a comprehensive credit line contract with China Everbright Bank Co., Ltd., Shenzhen Branch. SZ Highpower’s loan agreement provides for a revolving line of credit of up to RMB20,000,000 ($2,190,530) and SZ Springpower’s loan agreement provides for a revolving line of credit of up to RMB30,000,000 ($4,365,795). Each Company may issue bank acceptance, from time to time as needed, but must make a specific drawdown application on or before April 3, 2020, after which time the bank may cancel all or part of the facilities. SZ Highpower’s loan is guaranteed by SZ Springpower, HZ HTC, ICON and our Chief Executive Officer, Dang Yu Pan and his wife. SZ Springpower’s loan is guaranteed by SZ Highpower, HZ HTC and ICON and our Chief Executive Officer, Dang Yu Pan and his wife. The used facility of SZ Highpower and SZ Springpower was $2,190,530 and $4,365,795 as of June 30, 2019 which was used for bank acceptance.

The following constitute events of default under the loan contracts: a significant monetary policy change in the PRC; a severe financial risk occurs or is likely to occur in borrower’s location; a significant change in borrower’s business market; the borrower has experienced or will encounter major operational difficulties or risks; a significant change in borrower’s corporate structure, such as a merger, acquisition, reorganization, separation, amalgamation or termination, which the bank believes might affect its ability to collect on the loan; the borrower’s refusal to accept the bank’s supervision and inspection of the use of loan funds and borrower’s operational and financial activities; borrower’s change in the use of the loan proceeds without the prior consent of the bank, or misappropriation of loan funds, or engagement in illegal or irregular transactions; the borrower’s providing of false materials or withholding of important financial or operational facts; the borrower’s transfer of assets, retrieval of capital, denial of indebtedness; the borrower’s being considered a “group account” according to the “Commercial Bank Group Guidelines for Customer Credit Risk Management Business,” or other relevant laws and regulations through related party transactions; the borrower’s violation of the contractual commitments stipulated in the contract; a guarantor is in critical shortage of working capital or encounters a major operational difficulty, which negatively affects the guarantor’s ability to guaranty the loan; any pledged object is damaged or lost, which jeopardizes the security and rights of the bank; the emergence of any other circumstance that the bank determines may affect the bank’s ability to collect on the loan or harm the bank’s rights and benefits; the borrower’s failure to perform any obligations in a specific business contract.

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Upon the occurrence of an event of default, the bank may: adjust the maximum amount of the line of credit, any specific line of credit and the effective period for credit extension and/or cancel the comprehensive contract, terminate the unused portion of the credit line.

Item 6. Exhibits

Exhibit Number	Description of Document

10.1	Working Capital Loan Contract dated May 15, 2019, between Shenzhen Highpower Technology Co., Ltd. and Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch (translated to English).

10.2	Working Capital Loan Contract dated June 25, 2019, between Shenzhen Highpower Technology Co., Ltd. and Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch (translated to English).

10.3	Comprehensive Credit Contract dated April 4, 2019, between Shenzhen Highpower Technology Co., Ltd. and China Everbright Bank Shenzhen Branch (translated to English).

10.3(a)	Maximum Amount Guaranty Contract dated March 13, 2019, between Icon Energy System (Shenzhen) Co., Ltd. and China Everbright Bank Shenzhen Branch (translated to English).

10.3(b)	Maximum Amount Guaranty Contract dated March 13, 2019, between Dang Yu Pan and China Everbright Bank Shenzhen Branch (translated to English).

10.3(c)	Maximum Amount Guaranty Contract dated March 13, 2019, between Zhou Tao Yin and China Everbright Bank Shenzhen Branch (translated to English).

10.3(d)	Maximum Amount Guaranty Contract dated March 13, 2019, between Huizhou Highpower Technology Co., Ltd. and China Everbright Bank Shenzhen Branch (translated to English).

10.3(e)	Maximum Amount Guaranty Contract dated March 13, 2019, between Springpower Technology (Shenzhen) Co., Ltd. and China Everbright Bank Shenzhen Branch (translated to English).

10.4	Working Capital Loan Contract dated April 25, 2019, between Springpower Technology (Shenzhen) Co., Ltd.. and Bank of China, Buji Sub-branch (translated to English).

10.5	Working Capital Loan Contract dated May 15, 2019, between Springpower Technology (Shenzhen) Co., Ltd.. and Industrial and Commercial Bank of China Ltd. Shenzhen Henggang Branch (translated to English).

10.6	Comprehensive Credit Contract dated April 4, 2019, between Springpower Technology (Shenzhen) Co., Ltd.. and China Everbright Bank Shenzhen Branch (translated to English).

10.6(a)	Maximum Amount Guaranty Contract dated March 13, 2019, between Icon Energy System (Shenzhen) Co., Ltd. and China Everbright Bank Shenzhen Branch (translated to English).

10.6(b)	Maximum Amount Guaranty Contract dated March 13, 2019, between Dang Yu Pan and China Everbright Bank Shenzhen Branch (translated to English).

10.6(c)	Maximum Amount Guaranty Contract dated March 13, 2019, between Zhou Tao Yin and China Everbright Bank Shenzhen Branch (translated to English).

10.6(d)	Maximum Amount Guaranty Contract dated March 13, 2019, between Huizhou Highpower Technology Co., Ltd. and China Everbright Bank Shenzhen Branch (translated to English).

10.6(e)	Maximum Amount Guaranty Contract dated March 13, 2019, between Shenzhen Highpower Technology Co., Ltd. and China Everbright Bank Shenzhen Branch (translated to English).

29

10.7	Working Capital Loan Contract dated June 18, 2019, between Icon Energy System (Shenzhen) Co., Ltd. and Bank of China, Buji Sub-branch (translated to English).

10.8	Working Capital Loan Contract dated April 30, 2019, between Icon Energy System (Shenzhen) Co., Ltd. and Bank of Jiangsu Co., Ltd Shenzhen Branch (translated to English).

10.9	Financing Quota Agreement dated April 11, 2019, between Huizhou Highpower Technology Co., Ltd. and Shanghai Pudong Development Bank Co., Ltd.,, Huizhou Branch (translated to English).

10.9(a)	Maximum Warranty Contract dated May 13, 2019, between Icon Energy System (Shenzhen) Co., Ltd. and Shanghai Pudong Development Bank Co., Ltd., Huizhou Branch, (translated to English).

10.9(b)	Maximum Warranty Contract dated May 13, 2019, between Dang Yu Pan and Shanghai Pudong Development Bank Co., Ltd., Huizhou Branch (translated to English).

10.9(c)	Maximum Warranty Contract dated May 13, 2019, between Shenzhen Highpower Technology Co., Ltd. and Shanghai Pudong Development Bank Co., Ltd., Huizhou Branch (translated to English).

10.9(d)	Maximum Warranty Contract dated May 13, 2019, between Springpower Technology (Shenzhen) Co., Ltd. and Shanghai Pudong Development Bank Co., Ltd., Huizhou Branch (translated to English).

31.1	Certification of Chief Executive Officer Pursuant to Item 601(b)(31) of Regulation S-K, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer Pursuant to Item 601(b)(31) of Regulation S-K, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	This exhibit shall not be deemed “filed” for purposes of Section18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

30

HIGHPOWER INTERNATIONAL, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Highpower International, Inc.

Dated: August 13, 2019		/s/ Dang Yu Pan
	By:	Dang Yu Pan
	Its:	Chairman of the Board and Chief Executive Officer (principal executive officer and duly authorized officer)

/s/ Sunny Pan
	By:	Sunny Pan
	Its:	Chief Financial Officer (principal financial and accounting officer)

31

Annex F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 18, 2019

 HIGHPOWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported, on June 2, 2018, Highpower International, Inc. (the “Company”) announced the receipt of a non-binding proposal (the “Original Proposal”) from Mr. Dang Yu (George) Pan, Chairman of the Board and Chief Executive Officer and stockholder of the Company, to acquire certain outstanding shares of the common stock of the Company, at a cash purchase price of $4.80 per share.. On June 25, 2018, the Board of Directors of the Company formed a Special Committee (the “Special Committee”) to consider the Original Proposal. On March 13, 2019, the Company was notified that Mr. Pan, Wen Liang Li, a director and stockholder of the Company, and Wen Wei Ma, a stockholder of the Company, and Essence International Financial Holdings (Hong Kong) Limited (collectively, the “Consortium”) entered into a Consortium Agreement (the “Consortium Agreement”) to work together on the proposed transaction to acquire the Company pursuant to the terms of the Original Proposal. The Original Proposal and the Consortium Agreement were each previously reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on June 4, 2018, and March 14, 2019, respectively.

On April 18, 2019, the Special Committee received a letter (the “Letter Amendment”) confirming that the Consortium would acquire all of the outstanding shares of common stock of the Company not currently owned, directly or indirectly, by the Consortium in a “going private” transaction and committing that the proposed transaction would be subject to a non-waivable condition requiring the approval by holders of a majority of the outstanding shares of the common stock of the Company not currently owned by the Consortium. The Letter Amendment also provides that Mr. Pan and Mr. Li would recuse themselves from participating in any deliberations or decisions by the Board of Directors of the Company in respect of the proposed transaction. The other terms of the Original Proposal remain except as amended by the Letter Amendment).

The Company cautions stockholders and others considering trading in its securities that the Special Committee has made no decisions with respect to the proposed transaction. There can be no assurance that any definitive offer will be made by the Consortium or any other person, that any definitive agreement will be executed relating to the proposed transaction, or that the proposed transaction or any other transaction will be approved or consummated.

A copy of the Letter Amendment and the Company’s press release are attached to this report as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Letter Amendment, dated April 18, 2019, to the Special Committee of the Board of Directors of the Company
99.2	Press Release dated April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2019	Highpower International, Inc.

	/s/	Shengbin (Sunny) Pan
	By:	Shengbin (Sunny) Pan
	Its:	Chief Financial Officer

INDEX

Exhibit No.	Description
99.1	Letter Amendment, dated April 18, 2019
99.2	Press Release, dated April 26, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 27, 2019

HIGHPOWER INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)
Preferred Stock Purchase Rights	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 28, 2019, Highpower International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is owned by Mr. Dang Yu Pan, Chairman of the Board of Directors (the “Board”) and Chief Executive Officer and stockholder of the Company, Mr. Wen Liang Li, a director and stockholder of the Company, Mr. Wen Wei Ma, a stockholder of the Company, and Essence International Capital Limited, a company incorporated in Hong Kong (“Essence”).

A special committee consisting solely of independent and disinterested members of the Board (the “Special Committee”) unanimously determined that the terms and conditions of the Merger and the transactions contemplated by the Merger Agreement (the “Transactions”) are fair to, and in the best interests of, the Company’s stockholders. Based on the Special Committee’s unanimous recommendation, the Board unanimously (other than Messrs. Pan and Li, who recused themselves from the vote) (1) determined that the terms and conditions of the Merger and the other Transactions are fair to, and in the best interests of, the stockholders of the Corporation, (2) approved the Merger Agreement and the consummation of the transactions contemplated thereby and by the other documents contemplated therein and (3) resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement. The Special Committee received a fairness opinion from the Special Committee’s financial advisor, ROTH Capital Partners.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (“Effective Time”), each share of the Company’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time, other than shares of the Company’s common stock held by (a) Messrs. Pan, Li or Ma or their respective affiliates (collectively, the “Rollover Stockholders”) or Parent or, the Company or any of their respective subsidiaries or (b) stockholders who have validly exercised their appraisal rights under the General Corporation Law of the State of Delaware, will be converted into the right to receive $4.80 in cash without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, each stock option to purchase shares of the Company’s common stock (each, an “Option”) that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) will canceled and converted into the right to receive, on the next regularly scheduled employee payroll date in the jurisdiction of the holder of such Option, an amount in cash equal to the product of the excess, if any, of the Merger Consideration over the exercise price per share of the Option. Each outstanding Option that has an exercise price equal to or greater than the Merger Consideration will be cancelled without the right to receive any consideration. At the Effective Time and following the contribution of the Rollover Shares (as hereinafter defined) to Parent, each unvested restricted share of Company common stock granted pursuant to an incentive award that is outstanding immediately prior to the Effective Time will be treated in the same manner as outstanding shares of Company common stock at the Effective Time, as previously described herein.

1

Consummation of the Merger is subject to various closing conditions, including (1) the adoption of the Merger Agreement by the affirmative vote of the holders of (a) at least a majority of all outstanding shares of Company common stock and (b) at least a majority of all outstanding shares of Company common stock held by stockholders (the “Public Stockholders”) other than Essence, the Rollover Stockholders, or any of their respective affiliates, officers and directors, and in each case, other than Parent and Merger Sub (together, the “Company Stockholder Approval”), (2) the absence of any law or order that enjoins, restrains, prohibits or otherwise makes illegal the consummation of the Transactions, including the Merger, and (3) obtaining any material consents, approvals or other authorizations of any governmental authority required to consummate the Transactions (the “Governmental Approvals”). Each party’s obligation to consummate the Merger also is subject to certain additional conditions that include the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects.

The Company, Parent and Merger Sub have made customary representations and warranties in the Merger Agreement. Many of the representations made by the Company are subject to, and qualified by, a “Company Material Adverse Effect” standard. The Company has agreed to various customary covenants and agreements, including, among others, (1) agreements to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (2) not to engage in certain kinds of transactions during this period, (3) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and (4) subject to certain exceptions, not to withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent the recommendation of the Board that the Company’s stockholders approve the Merger Agreement.

Essence has committed to, and/or to cause one or more of its affiliates to, capitalize Parent, at or immediately prior to the Effective Time, with an aggregate equity contribution in an amount up to $51,136,733 subject to the terms and conditions set forth in an equity financing commitment letter, dated as of June 28, 2019, the proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. In addition, Essence has provided to the Company a limited guarantee of certain payment obligations of Parent and Merger Sub pursuant to the Merger Agreement, including the payment of any reverse termination fee that may become payable by Parent.

Concurrently with the execution and delivery of the Merger Agreement, the Rollover Stockholders entered into an Equity Contribution and Voting Agreement with Parent (the “Rollover Agreement”). As of June 28, 2019, the Rollover Stockholders hold shares of the Company’s common stock representing approximately 32% of the Company’s total issued and outstanding shares of the Company’s common stock (the “Rollover Shares”). Pursuant to the Rollover Agreement, the Rollover Stockholders have agreed, until the Effective Time or the termination of the Merger Agreement, to vote all shares of the Company’s common stock owned by them (1) in favor of the adoption of the Merger Agreement and any related action reasonably required in furtherance thereof, (2) against any other Acquisition Proposal (as defined in the Merger Agreement), (3) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions or the performance by such Rollover Stockholder of its obligations under the Rollover Agreement and (4) against any action proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, or of such Rollover Stockholder contained in the Rollover Agreement.

Pursuant to the Merger Agreement, until the Effective Time or, if earlier, the termination of the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit and engage in discussions and negotiations with respect to alternative Acquisition Proposals. Notwithstanding this limitation, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative Acquisition Proposal, subject to the limitations and requirements set forth in the Merger Agreement, including that, the Board has determined that (1) the Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement), and (2) in light of such Superior Proposal, the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

2

The Merger Agreement contains certain termination rights for the Company and Parent, including to enter into an agreement with respect to a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including in connection with entry into an agreement with respect to a Superior Proposal, the Company will be required to pay Parent (or its designee) a termination fee of $2,365,000. The Merger Agreement also provides that Parent will be required to pay the Company (or its designee) a termination fee of $4,730,000 in certain other circumstances, including in connection with a termination by the Company as a result of a breach by Parent or Merger Sub of its representations, warranties, covenants and agreements set forth in the Merger Agreement or the failure of Parent to fund the Exchange Fund (as defined in the Merger Agreement) when all other conditions to closing the Transactions have been satisfied.

Subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 31, 2019, as may be extended automatically for three months in order to obtain the Governmental Approvals.

The Merger Agreement has been included with this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were negotiated and made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. In many cases, the representations, warranties and covenants contained in the Merger Agreement are subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Accordingly, investors should read the Merger Agreement in conjunction with the other information about the Company that it includes in reports, statements and other filings it makes with U.S. Securities and Exchange Commission (the “SEC”). Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the Transactions, including the Merger, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Indemnification Agreements

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2019, Highpower International, Inc. (the “Company”) entered into separate indemnification agreements (the “Indemnification Agreement”), in the form attached hereto as Exhibit 10.1, with each of its current directors and certain officers, including the named executive officers, namely Dangyu (George) Pan, Shengbin (Sunny) Pan, Xingqun (Leo) Liao, Wen Liang Li, T. Joseph Fisher, III, Ping Li and Jie Wang. The Company’s Board of Directors (the “Board”) previously approved the form of Indemnification Agreement that was entered into with each of these individuals.

The Indemnification Agreement generally provides that the Company will, to the fullest extent permitted by applicable law, indemnify each indemnitee in accordance with and subject to the terms of the Indemnification Agreement. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the Company’s certificate of incorporation or bylaws, or otherwise.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2019, the Board approved an amendment to the Company’s bylaws (the “Amendment”) to provide that the exclusive forum for certain actions against the Company will be the courts in the State of Delaware. The Amendment became effective immediately upon its adoption by the Board.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this current report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

On June 28, 2019, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the inability to consummate the Merger due to the failure to obtain stockholder approval for the adoption of the Merger Agreement (including the affirmative vote of at least a majority of all outstanding Shares unaffiliated with the consortium) or the failure to satisfy other conditions to completion of the proposed transaction, (3) risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction and (5) the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, suppliers and business generally. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed transaction.

4

The forward-looking statements included herein speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2018, and in other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Additional Information about the Proposed Transaction

This Current Report and the information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. In connection with the proposed transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. These documents will be filed with or furnished to the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS. The Company’s stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, stockholders will also be able to obtain these documents, without charge, by contacting the Company at the following address and/or telephone number:

Floor 17, Tower A, China International Center

No. 33 Zhongshan 3rd Road

Yuexiu District, Guangzhou 510055

People’s Republic of China

Telephone: (+86 20) 6681-5066

Participants in the Proposed Transaction

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and other relevant documents when they are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 28, 2019, by and among Highpower International, Inc., HPJ Parent Limited and HPJ Merger Sub Corp
3.1	Certificate of Amendment to Bylaws, dated June 27, 2019
10.1	Form of Indemnification Agreement
99.1	Press Release dated June 28, 2019

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Highpower hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2019	Highpower International, Inc.

	By:	/s/ Sunny Pan
Name: Sunny Pan
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 28, 2019, by and among Highpower International, Inc., HPJ Parent Limited and HPJ Merger Sub Corp

3.1	Certificate of Amendment to Bylaws, dated June 27, 2019

10.1	Form of Indemnification Agreement.

99.1	Press Release dated June 28, 2019

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Highpower hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.